As filed with the Securities and Exchange Commission on February 17, 2006

                           Registration No. 333-130408

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
             (Exact name of registrant as specified in its charter)
         on behalf of itself and trusts with respect to which it is the settlor or depositor

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   13-3416059
                     (I.R.S. employer identification number)

                      4 World Financial Center, 10th Floor
                                250 Vesey Street
                            New York, New York 10080
                                 (212) 449-1000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Michael M. McGovern
                     Merrill Lynch Mortgage Investors, Inc.
                      4 World Financial Center, 12th Floor
                                250 Vesey Street
                            New York, New York 10080
                                 (212) 449-0336
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

William J. Cullen, Esq.    Kevin Blauch, Esq.          Michael M. McGovern, Esq.
Sidley Austin LLP          Latham & Watkins LLP        Merrill Lynch Mortgage
787 Seventh Avenue         885 Third Avenue            Investors, Inc.
New York, New York 10019   New York, New York  10022   4 World Financial Center,
(212) 839-7376             (212) 906-1241              12th Floor
                                                       250 Vesey Street
                                                       New York, New York  10080
                                                       (212) 449-0336
                           Michael S. Gambro, Esq.
                           Cadwalader, Wickersham &
                           Taft LLP
                           One World Financial Center
                           New York, New York 10281
                           (212) 504-6825

            From time to time on or after the effective date of this Registration Statement (Approximate Date of Commencement of Proposed Sale to the Public).

            If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

            If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest plans, check the following box. [x]

            If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

            If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

            If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

            If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

                                                            Proposed
                                Offering      Proposed      Maximum
                                 Amount       Maximum      Amount of
Title of Securities Being        to be         Price        Offering     Registration
Registered                     Registered   Per Unit(1)    Price (1)        Fee(2)
----------------------------   ----------   -----------    ----------    ------------
Commercial Mortgage-Backed     $1,000,000       100%       $1,000,000        $107
Securities

_______________________
(1)  Estimated solely for the purpose of calculating the registration fee.

(2) This amount was previously paid in connection with the initial filing of this Registration Statement, which was filed on December 16, 2005.


            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

            Pursuant to Rule 429 under the Securities Act of 1933, when this Registration Statement is declared effective, each Prospectus which is part of this Registration Statement shall relate to any securities which remain unsold under, and this Registration Statement shall act as a post-effective amendment to, the Registration Statement on Form S-3 (333-126218) of the Registrant.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

--------------------------------------
PROSPECTUS SUPPLEMENT
(to Prospectus dated __________, 200_)
--------------------------------------


             SUBJECT TO COMPLETION, DATED ________________, 200___
                               $_______________
                                 (Approximate)
                    [Merrill Lynch Mortgage Trust 200_-C__]
                               as Issuing Entity
        Commercial Mortgage Pass-Through Certificates, Series 200_-C__
                    Merrill Lynch Mortgage Investors, Inc.
                                 as Depositor
                    [Merrill Lynch Mortgage Lending, Inc.]
                    ______________________________________
                    ______________________________________
                    ______________________________________
                           as Mortgage Loan Sellers
                                _______________


         We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to the securitization transaction that is the subject of this prospectus supplement. The subject securitization transaction, as to which [Merrill Lynch Mortgage Lending, Inc.] and __________ are the sponsors, involves the issuance of multiple classes of commercial mortgage pass-through certificates by a New York common law trust that we have designated Merrill Lynch Mortgage Trust 200-C_. Only the classes of commercial mortgage pass-through certificates listed in the table below are being offered by this prospectus supplement and the accompanying prospectus. The offered certificates represent interests in the issuing entity only and will not represent obligations of or interests in the depositor, any sponsor or any of their respective affiliates. The assets of the issuing entity, which assets collectively constitute the trust fund, will primarily consist of a pool of _____ commercial, multifamily and manufactured housing community mortgage loans with an initial mortgage pool balance of approximately $____________ and the other characteristics described in this prospectus supplement. [The trust fund will also include an interest rate swap agreement between the issuing entity and ____________, relating to the class [A-MFL] certificates.]


         The following table identifies the respective classes of the offered certificates. The holders of each class of offered certificates will be entitled to receive monthly distributions of interest, principal or both, commencing on _____________ 200_. Credit enhancement for any particular class of the offered certificates is being provided through the subordination of various other classes, including multiple non-offered classes, of the series 200_-C_ certificates. No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

    Class      Approximate Initial    Approximate     Expected       Class      Approximate Initial  Approximate Initial  Expected
    -----        Total Principal        Initial      Ratings(1)      -----       Total Principal      Pass-Through Rate   Ratings(1)
               Balance or Notional   Pass-Through    ----------                 Balance or Notional  ------------------   ----------
                      Amount             Rate                                         Amount
                      ------             ----                                         ------
[Class A-1     $                           %                       [Class XP    $                (3)                %(2)
Class A-2      $                           %                      Class A-MFL   $                    LIBOR(4) plus__%(2)
Class A-3      $                           %                       Class AM     $                                   %(2)
Class A-4      $                          %(2)                     Class AJ     $                                   %(2)
Class A-SB     $                          %(2)                      Class B     $                                   %(2)
Class A-5      $                          %(2)                      Class C     $                                   %(2)
Class A-1A]    $                          %(2)                     Class D]     $                                   %(2)

--------------------
(1)  Indicated ratings are those of __________ and __________, respectively.
(2) [Variable. See "Summary of Prospectus Supplement--Description of the Offered Certificates--Pass-Through Rate" herein.]
(3)  Notional amount.
(4)  As calculated on ________________.
                                _______________

         Investing in the offered certificates involves risks. You should carefully review the factors described under "Risk Factors" beginning on page S-___ of this prospectus supplement and on page ___ of the accompanying prospectus.

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is adequate or accurate. Any representation to the contrary is a criminal offense.
                                _______________

         [Merrill Lynch, Pierce, Fenner & Smith Incorporated], _______________________, _______________________, and __________________ are
the underwriters of this offering. _______________________ is acting as sole bookrunning manager with respect to___% of the class ___ certificates, and [Merrill Lynch, Pierce, Fenner & Smith Incorporated] is acting as sole bookrunning manager with respect to the remainder of the class ___ certificates and all other classes of offered certificates. _______________________, _______________________, ____________________ and
__________________ will act as co-managers. We will sell the offered certificates to the underwriters, who will sell their respective allotments of those certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about _________, 200_. We expect to receive from this offering approximately $_________ in sale proceeds, plus accrued interest on the offered certificates [(other than the Class [A-MFL] certificates)] from and including _________, 200_, before deducting expenses payable by us. Not every underwriter will have an obligation to buy offered certificates from us. See "Method of Distribution" in this prospectus supplement.

[Merrill Lynch & Co.]                                       [UNDERWRITER NO. 2]
[UNDERWRITER NO. 3]                                         [UNDERWRITER NO. 4]

      The date of this prospectus supplement is _______________, 200___.



                                    [MAP]



                                         TABLE OF CONTENTS FOR PROSPECTUS SUPPLEMENT
                                         -------------------------------------------

                                                                                                                        Page
                                                                                                                        ----

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS
   SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE RELATED
   REGISTRATION STATEMENT................................................................................................S-8

SUMMARY OF PROSPECTUS SUPPLEMENT.........................................................................................S-9
   Overview of the Series 200_-C__ Certificates..........................................................................S-9
   Transaction Participants and Other Relevant Parties..................................................................S-13
   Relevant Dates and Periods...........................................................................................S-18
   Description of the Offered Certificates..............................................................................S-20
   The Mortgage Loans and the Mortgaged Real Properties.................................................................S-45
   Legal and Investment Considerations..................................................................................S-55

RISK FACTORS............................................................................................................S-60
   Risks Related to the Offered Certificates............................................................................S-60
   The Class [A-MFL, AM, AJ, B, C and D] Certificates Are Subordinate to, and Are Therefore Riskier
       Than, the Class [A-1, A-2, A-3, A-4, A-SB, A-5 and A-1A] Certificates............................................S-60
   Changes in Mortgage Pool Composition Can Change the Nature of Your Investment........................................S-61
   The Offered Certificates Will Have Limited Liquidity and May Experience Fluctuations in Market Value
       Unrelated to the Performance of the Mortgage Loans...............................................................S-61
   The Offered Certificates Have Uncertain Yields to Maturity...........................................................S-61
   The Investment Performance of Your Offered Certificates May Vary Materially and Adversely From Your
       Expectations Becausethe Rate of Prepayments and Other Unscheduled Collections of Principal on the
       You Anticipated..................................................................................................S-63
   A High Rate and Early Occurrence of Borrower Delinquencies and Defaults May
        Adversely Affect Your Investment................................................................................S-65
        The Right of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent to Receive
        Interest on Advances, Special Servicing Fees, Principal Recovery Fees and Workout Fees Will Affect Your Right
       to Receive Distributions.........................................................................................S-65
   Your Lack of Control Over the Trust Fund Can Create Risks............................................................S-65
   Potential Conflicts of Interest with Respect to the Master Servicer and the Special Servicer.........................S-66
   Risks Related to the Swap Agreement..................................................................................S-67
   Distributions on the Class [A-MFL] Certificates will Depend, in Part, on Payments Received from the
       Swap Counterparty................................................................................................S-67
   A Decline in the Ratings of the Swap Counterparty, Among Other Things, May Result in the Termination
       of the Swap Agreement and as a Result, the Pass-Through Rate on the Class [A-MFL] Certificates May
       Convert to the Pass-Through Rate on the Class [A-MFL] REMIC II Regular Interest..................................S-67
   If the Pass-Through Rate of the Class [A-MFL] REMIC II Regular Interest is Limited by a Weighted
       Average of the Adjusted Net Interest Rates on the Mortgage Loans, or if Interest Distributions
       with Respect to the Class [A-MFL] REMIC II Regular Interest are Insufficient to Make the Required
       Payment to the Swap Counterparty, Interest Distributions on the Class [A-MFL] Certificates Will Be Reduced.......S-68
   The Swap Agreement May Be Assigned...................................................................................S-68
   Risks Related to the Mortgage Loans..................................................................................S-68
   Repayment of the Mortgage Loans Depends on the Operation of the Mortgaged Real Properties............................S-68
   The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under a
       Mortgage Loan in the Event of Default............................................................................S-69
   [Concentration of Mortgaged Real Property Types Subject the Trust to Increased Risk of Decline in a
       Particular Industry..............................................................................................S-69
   [Risks Associated with Condominium Ownership.........................................................................S-69


   [Reserves to Fund Capital Expenditures May Be Insufficient and This May Adversely Affect
       Payments on Your Certificates....................................................................................S-70
   [Options and Other Purchase Rights May Affect Value or Hinder Recovery With Respect to the
       Mortgaged Real Properties........................................................................................S-70
   [Increases in Real Estate Taxes Due to Termination of Payment-In-Lieu-of-Taxes or Other
       Tax Abatement Arrangements May Reduce Payments to Certificateholders.............................................S-70
   [In Some Cases, a Mortgaged Real Property is Dependent on a Single Tenant or on One or a Few Major Tenants...........S-70
   The Bankruptcy or Insolvency of a Significant Tenant Will Have a Negative Impact on the Related
       Mortgaged Real Property..........................................................................................S-71
   Geographic Concentration Exposes Investors to Greater Risks Associated with the Relevant Geographic Areas............S-71
   [The Mortgage Pool Will Include Material Concentrations of Balloon Loans and Loans With
       Anticipated Repayment Dates......................................................................................S-71
   [The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans and Groups of
       Cross-Collateralized Mortgage Loans..............................................................................S-72
   [The Exercise of Certain Rights and Powers by the Holders of the Non-Trust Loans May Conflict
       With Your Interests..............................................................................................S-73
   [The Mortgage Pool Will Include Leasehold Mortgage Loans And Lending on a Leasehold Interest
       In Real Property is Riskier Than Lending on the Fee Interest In That Property....................................S-74
   [Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures................S-74
   [A Borrower's Other Loans May Reduce the Cash Flow Available to the Mortgaged Real Property
       Which May Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a
       Principal's Equity in, and Therefore Its Incentive to Support, a Mortgaged Real Property.........................S-74
   [Multiple Mortgaged Real Properties Are Owned by the Same Borrower or Affiliated Borrowers
       or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants...................................S-76
   [The Mortgage Loans Have Not Been Reunderwritten by Us...............................................................S-77
   [Lending on Income-Producing Real Properties Entails Environmental Risks.............................................S-77
   [Lending on Income-Producing Properties Entails Risks Related to Property Condition..................................S-78
   [Inspections and Appraisals Performed on Mortgaged Real Properties May Not Accurately
       Reflect Value or Condition of Mortgaged Real Properties..........................................................S-79
   [Limitations on Enforceability of Cross-Collateralization; Multi-Property Mortgage Loans.............................S-79
   [The Borrower's Form of Entity May Cause Special Risks and/or Hinder Recovery........................................S-80
   [Risks Related to Redevelopment and Renovation at the Mortgaged Properties...........................................S-81
   [Bankruptcy Proceedings Entail Certain Risks.........................................................................S-81
   [Litigation or Other Legal Proceedings May Have Adverse Effects on Borrowers.........................................S-81
   [Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a
       Defective Mortgage Loan..........................................................................................S-81
   [Limited Information Causes Uncertainty..............................................................................S-81
   [Potential Conflicts of Interest With Respect to Property Managers, the Borrowers and the Mortgage Loan Sellers......S-81
   [The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect
       Payments on Your Certificates....................................................................................S-82

CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT....................................................................S-84

FORWARD-LOOKING STATEMENTS..............................................................................................S-84

DESCRIPTION OF THE MORTGAGE POOL........................................................................................S-84
   General..............................................................................................................S-84
   [Prefunding Account].................................................................................................S-86
   Cross-Collateralized and Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and
       Mortgage Loans with Affiliated Borrowers.........................................................................S-87
   Terms And Conditions of the Mortgage Loans...........................................................................S-88


   Mortgage Pool Characteristics........................................................................................S-95
   Significant Mortgage Loans...........................................................................................S-95
   The Loan Combinations................................................................................................S-95
   Additional Loan and Property Information.............................................................................S-99
   Assessments of Property Condition...................................................................................S-106
   Assignment of the Mortgage Loans....................................................................................S-109
   Representations and Warranties......................................................................................S-111
   Repurchases and Substitutions.......................................................................................S-111
   Changes in Mortgage Pool Characteristics............................................................................S-113

TRANSACTION PARTICIPANTS...............................................................................................S-113
   The Issuing Entity..................................................................................................S-113
   The Depositor.......................................................................................................S-114
   [The Sponsors]......................................................................................................S-115
   Other Mortgage Loan Sellers.........................................................................................S-115
   Originators.........................................................................................................S-115
   The Master Servicer.................................................................................................S-115
   The Special Servicer................................................................................................S-115
   Sub-Servicers.......................................................................................................S-115
   The Trustee [and the Fiscal Agent]..................................................................................S-115
   [Significant Obligors]..............................................................................................S-116

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS........................................................S-116

THE POOLING AND SERVICING AGREEMENT....................................................................................S-116
   General Servicing Matters...........................................................................................S-116
   Servicing and Other Compensation and Payment of Expenses............................................................S-117
   Trustee Compensation................................................................................................S-123
   Sub-Servicers.......................................................................................................S-124
   The Controlling Class Representative and the _____________________ Controlling Party................................S-125
   Replacement of the Special Servicer.................................................................................S-130
   Beneficial Owners of the Controlling Class..........................................................................S-130
   Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions........................................................S-131
   Modifications, Waivers, Amendments and Consents.....................................................................S-131
   Required Appraisals.................................................................................................S-134
   Collection Account..................................................................................................S-135
   Realization Upon Defaulted Mortgage Loans...........................................................................S-139
   REO Properties......................................................................................................S-141
   Inspections; Collection of Operating Information....................................................................S-143
   Evidence as to Compliance...........................................................................................S-144
   Events of Default...................................................................................................S-145
   Rights Upon Event of Default........................................................................................S-146
   Additional Matters Relating to the Trustee [and the Fiscal Agent]...................................................S-147

DESCRIPTION OF THE OFFERED CERTIFICATES................................................................................S-148
   General.............................................................................................................S-148
   Registration and Denominations......................................................................................S-153
   Distribution Account................................................................................................S-154
   Floating Rate Account...............................................................................................S-156
   Interest Reserve Account............................................................................................S-157
   Fees and Expenses...................................................................................................S-157
   Calculation of Pass-Through Rates...................................................................................S-158
   Payments............................................................................................................S-161
   Reductions to Certificate Principal Balances in Connection with Realized Losses and
       Additional Trust Fund Expenses..................................................................................S-173


   Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances..................................S-176
   Reports to Certificateholders; Available Information................................................................S-179
   Voting Rights.......................................................................................................S-185
   Termination.........................................................................................................S-185

YIELD AND MATURITY CONSIDERATIONS......................................................................................S-186
   Yield Considerations................................................................................................S-186
   CPR Model...........................................................................................................S-191
   Yield Sensitivity of the Class [XP] Certificates....................................................................S-191
   Weighted Average Lives..............................................................................................S-192

DESCRIPTION OF THE SWAP AGREEMENT......................................................................................S-197
   General.............................................................................................................S-197
   The Swap Agreement..................................................................................................S-197
   Termination Fees....................................................................................................S-200
   The Swap Counterparty...............................................................................................S-200

[DESCRIPTION OF THE [SPECIFY APPLICABLE DERIVATIVE INSTRUMENT]]........................................................S-201

[DESCRIPTION OF THE [SPECIFY APPLICABLE INSTRUMENT OF CREDIT ENHANCEMENT OR OTHER SUPPORT]]............................S-201

USE OF PROCEEDS........................................................................................................S-201

FEDERAL INCOME TAX CONSEQUENCES........................................................................................S-201
   General.............................................................................................................S-201
   Discount and Premium; Prepayment Consideration......................................................................S-202
   Constructive Sales of Class [XP] Certificates.......................................................................S-204
   Characterization of Investments in Offered Certificates.............................................................S-204
   The Class [A-MFL] Certificates......................................................................................S-205

ERISA CONSIDERATIONS...................................................................................................S-207

LEGAL INVESTMENT.......................................................................................................S-210

METHOD OF DISTRIBUTION.................................................................................................S-211

LEGAL MATTERS..........................................................................................................S-212

RATINGS................................................................................................................S-213

GLOSSARY...............................................................................................................S-215

Annex [A-1] --  [Certain Characteristics of the Mortgage Loans]

Annex [A-2] --  [Certain Statistical Information Regarding the Mortgage Loans]

Annex [B]   --  [Additional Structural and Collateral Information]

Annex [C]   --  [Class XP Reference Rate Schedule]

Annex [D]   --  [Form of Trustee Report]

Annex [E]   --  [Class A-SB Planned Principal Balance Schedule]

Annex [F]   --  [Global Clearance, Settlement And Tax Documentation Procedures]

      IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS
            SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE RELATED
                            REGISTRATION STATEMENT

         Information about the offered certificates is contained in two separate documents--

         o this prospectus supplement, which describes the specific terms of the offered certificates; and

         o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

         You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

         Merrill Lynch Mortgage Investors, Inc., which is the depositor for the subject securitization transaction, has prepared this prospectus supplement and the accompanying prospectus. Accordingly references to "we", "us", "our" and "depositor" in either this prospectus supplement or the accompanying prospectus refer or relate to Merrill Lynch Mortgage Investors, Inc.

         Annexes [A-1, A-2, B, C, D, E and F] attached to this prospectus supplement are part of and incorporated into this prospectus supplement.

         This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

                       SUMMARY OF PROSPECTUS SUPPLEMENT


         This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand more fully the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

                 Overview of the Series 200_-C__ Certificates
                 --------------------------------------------

         The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as Commercial Mortgage Pass-Through Certificates, Series 200_-C__, and issued in multiple classes. The immediately following table identifies and specifies various characteristics for those classes of certificates, both offered and non-offered, that bear interest.

        Commercial Mortgage Pass-Through Certificates, Series 200_-C__


                                                    Approx.
                                                 Initial Total                                     Approx.
                                     Approx.       Principal     Approx. % of                      Initial    Weighted
                                     % Total       Balance or       Initial      Pass- Through      Pass-      Average
                  Expected Ratings   Credit         Notional       Mortgage          Rate          Through      Life      Principal
      Class      [RATING AGENCIES]   Support         Amount      Pool Balance     Description       Rate       (Years)      Window
      -----      -----------------   -------      -----------    -------------   ------------      --------   ----------   --------

   Offered Certificates
   [A-1                                  %       $                     %                              %
   A-2                                   %       $                     %                              %
   A-3                                   %       $                     %                              %
   A-4                                   %       $                     %                              %
   A-SB                                  %       $                     %                              %
   A-5                                   %       $                     %                              %
   A-1A                                  %       $                     %                              %
   A-MFL                                 %       $                     %           Floating       LIBOR+  %
   AM                                    %       $                     %                              %
   AJ                                    %       $                     %                              %
   B                                     %       $                     %                              %
   C                                     %       $                     %                              %
   D                                     %       $                     %                              %
   XP]                                  N/A      $                    N/A                             %          N/A           N/A
   Non-Offered Certificates
   [E                    --              %       $                     %                              %           --            --
   F                     --              %       $                     %                              %           --            --
   G                     --              %       $                     %                              %           --            --
   H                     --              %       $                     %                              %           --            --
   J                     --              %       $                     %                              %           --            --
   K                     --              %       $                     %                              %           --            --
   L                     --              %       $                     %                              %           --            --
   M                     --              %       $                     %                              %           --            --
   N                     --              %       $                     %                              %           --            --
   P                     --              %       $                     %                              %           --            --
   Q                     --              %       $                     %                              %           --            --
   XC]                   --             N/A      $                    N/A                             %          N/A           N/A


         In reviewing the foregoing table, prospective investors should note that--

         o The class [A-1, A-2, A-3, A-4, A-SB, A-5, A-1A, A-MFL, AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q] certificates are the only certificates identified in the table that have principal balances. The principal balance of any of those certificates at any time represents the maximum

          o amount that the holder may receive as principal out of cash flow received on or with respect to the mortgage loans.
                  The class [XC and XP] certificates do not have principal balances. They are interest-only certificates and each of those classes will accrue interest on a notional amount.

         o For purposes of calculating the amount of accrued interest on the class [XC] certificates, that class of certificates will have a total notional amount equal to the total principal balance of the class [A1, A-2, A-3, A-4, A-SB, A-5, A-1A, A-MFL, AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q] certificates outstanding from time to time.

         o For purposes of calculating the amount of accrued interest on the class [XP] certificates, that class of certificates will have a total notional amount that initially equals the sum of (a) the lesser of $_________ and the total principal balance of the class ___ certificates outstanding from time to time, (b) the lesser of $_________ and the total principal balance of the class ___ certificates outstanding from time to time, and (c) the total principal balance of the class ___, ___, ___, ___, ___, ___, ___ and ___
                  certificates outstanding from time to time. The total notional amount of the class [XP] certificates will decline from time to time, in the manner described under "Description of the Offered Certificates--General" in this prospectus supplement. In any event, the total notional amount of the class [XP] certificates will be zero following the distribution date in ______________.

         o The actual total principal balance or notional amount, as applicable, of any class of certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

         o It is a condition to their issuance that the respective classes of offered certificates receive the various ratings shown in the table from [RATING AGENCY NO. 1] and/or [RATING AGENCY NO. 2]. The rated final distribution date for the offered certificates is the distribution date in ______________. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the likelihood or frequency of voluntary or involuntary prepayments, the possibility that you might suffer a lower than expected yield, the likelihood of receipt of prepayment premiums or yield maintenance charges, any allocation of prepayment interest shortfalls, the likelihood of collection of default interest, or the tax treatment of the certificates or the trust fund.

         o The percentages indicated under the column "Approx. % Total Credit Support" with respect to the class [A-1, A-2, A-3, A-4, A-SB, A-5 and A-1A] certificates represent the approximate credit support for the class [A-1, A-2, A-3, A-4, A-SB, A-5 and A-1A] certificates, collectively.

         o Each class of certificates identified in the table as having a "Fixed" pass-through rate will have a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in the table.

         o Each class of certificates identified in the table as having a "WAC Cap" pass-through rate will have a variable pass-through rate equal to the lesser of--

                  (a) the initial pass-through rate identified in the table with respect to that class, and

                  (b) a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time.

         o Each class of certificates identified in the table as having a "WAC" pass-through rate will have a variable pass-through rate equal to a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time minus, in the case of the class ___ and ___ certificates, a specified percentage that varies on a class-by-class basis.

         o [The assets of the trust fund will include a swap agreement that relates to the class [A-MFL] certificates. The class [A-MFL] certificates will represent undivided interests in a grantor trust, the assets of which will consist of, among other things, a regular interest in a real estate mortgage investment conduit, which regular interest will be designated as the class [A-MFL] REMIC II regular interest, and the rights and obligations under that swap agreement. For so long as it is in effect, that swap agreement will provide, among other things, that fixed amounts payable by the trust as interest with respect to the class [A-MFL] REMIC II regular interest will be exchanged for floating amounts payable as interest by the swap provider under the swap agreement. The swap agreement will provide for the calculation of interest accruing at a LIBOR-based rate on a notional amount equal to the total principal balance of the class [A-MFL] certificates outstanding from time to time. The total principal balance of the class [A-MFL] certificates will at all times equal the total principal balance of the class [A-MFL] REMIC II regular interest.]

         o [The class [A-MFL] REMIC II regular interest will accrue interest on its outstanding principal balance from time to time at the pass-through rate described under "Description of the Offered Certificates--Calculation of Pass-Through Rates" in this prospectus supplement. If interest distributions with respect to the class [A-MFL] REMIC II regular interest are less than the applicable fixed amount payable to the swap counterparty for any distribution date, then there will be a dollar-for-dollar reduction in the amount payable by the swap counterparty under the swap agreement and, accordingly, in the amount of interest payable on the class [A-MFL] certificates, thereby resulting in an effective pass-through rate for the class [A-MFL] certificate below the applicable LIBOR-based rate. See "Description of the Swap Agreement" in this prospectus supplement.]


         o [The initial value of LIBOR will be calculated on _________, 200_.]


         o [The ratings on the class [A-MFL] certificates will address the payment of interest on that class only up to the pass-through rate for the class [A-MFL] REMIC II regular interest.]

         o The pass-through rates for the class [XC and XP] certificates will be variable and, as to each such class, will equal the weighted average of the respective strip rates at which interest accrues from time to time on the respective components of the total notional amount of the subject class of certificates; provided that the class [XP] certificates will in no event accrue interest following the end of the _____________ interest accrual period. Each of those strip rates will be calculated by reference to: (a) a weighted average of the adjusted net mortgage interest rates on the mortgage loans; (b) the pass-through rate from time to time on a particular class of certificates identified in the table as having a principal balance (or, in the case of the class [A-MFL] certificates, on the class [A-MFL] REMIC II regular interest); and/or (c) a reference rate.

         o The initial pass-through rates listed for the class [XC and XP] certificates and each class of certificates identified in the table as having a WAC pass-through rate are approximate.

         o As to any given class of offered certificates with a principal balance, the weighted average life is the average amount of time in years between the assumed settlement date for that class of certificates and the payment of each dollar of principal of that class of certificates.

         o As to any given class of offered certificates with a principal balance, the principal window is the period during which holders of those certificates would receive distributions of principal.

         o The weighted average lives and principal windows for the respective classes of offered certificates with principal balances have been calculated based on the assumptions, among others, that--

                  1. each mortgage loan with an anticipated repayment date is paid in full on that date,

                  2. no mortgage loan is otherwise prepaid prior to maturity,

                  3. no defaults or losses occur with respect to the mortgage loans, and

                  4. no extensions of maturity dates of mortgage loans occur.

                  See "Yield and Maturity Considerations--Weighted Average Lives" in this prospectus supplement.

         o The certificates will also include the class R-I, R-II and Z certificates, which are not presented in the table. The class R-I, R-II and Z certificates do not have principal balances or notional amounts and do not accrue interest. The class R-I, R-II and Z certificates are not offered by this prospectus supplement.

         o [When we refer to the "adjusted net mortgage interest rate" of a mortgage loan in the bullets above, we mean the mortgage interest rate for that mortgage loan in effect as of the date of initial issuance of the certificates, net of the sum of the per annum rates at which the related master servicing fee, which is inclusive of any related primary servicing fees with respect to the subject mortgage loan, and the trustee fee accrue--

                  1. without regard to any increase in the mortgage interest rate that may occur in connection with a default,

                  2. without regard to any modification of the mortgage interest rate that may occur after the date of initial issuance of the certificates,

                  3. without regard to any increase in the mortgage interest rate that may occur if that mortgage loan, if it has an anticipated repayment date, is not repaid in full on or before that anticipated repayment date, and

                  4. as that net mortgage interest rate for that mortgage loan, if it accrues interest on the basis of the actual number of days during each one-month accrual period in a year assumed to consist of 360 days, may be adjusted in the manner described in this prospectus supplement for purposes of calculating the pass-through rates of the various classes of interest-bearing certificates.]

         The offered certificates will evidence beneficial ownership interests in the trust fund. The primary assets of the trust fund will consist of a segregated pool of mortgage loans. When we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to transfer to the trust, unless the context clearly indicates otherwise. We identify the mortgage loans that we intend to transfer to the trust on Annex A-1 to this prospectus supplement.

         The governing document for purposes of issuing the offered certificates, as well as the other certificates, and forming the trust will be a pooling and servicing agreement to be dated as of ___________, 200_. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and the other assets that back the certificates. The parties to the pooling and servicing agreement will include us, a trustee, a fiscal agent, a master servicer and a special servicer. [IDENTIFY ANY OTHER PARTIES TO THE POOLING AND SERVICING AGREEMENT.] A copy of the pooling and servicing agreement will be filed with the Securities and Exchange Commission as an exhibit to a current report on Form 8-K, within 15 days of the initial issuance of the certificates. The Securities and Exchange Commission will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Available Information; Incorporation by Reference" in the accompanying prospectus.

         [For purposes of making distributions to the class [A-1, A-2, A-3, A-4, A-SB, A-5 and A-1A] certificates, the mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of [_____] mortgage loans, with an initial loan group 1 balance of $[__________] and representing approximately [___]% of the initial mortgage pool balance, that are secured by the various property types that constitute collateral for those mortgage loans. Loan group 2 will consist of [_____] mortgage loans, with an initial loan group 2 balance of $[__________] and representing approximately [___]% of the initial mortgage pool balance, that are secured by multifamily and manufactured housing community properties. Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan.]

                                         Transaction Participants and Other Relevant Parties
                                         ---------------------------------------------------

Issuing Entity............................  [Merrill Lynch Mortgage Trust 200_-C_, a New York common law trust,] is the entity that will hold and own the mortgage loans and in whose name the certificates will be issued.
                                            See "Transaction Participants--The Issuing Entity" in this prospectus supplement and
                                            "The Trust Fund--Issuing Entities" in the accompanying prospectus.

Depositor.................................  We are Merrill Lynch Mortgage Investors Inc., the depositor of the series 200_-C_
                                            transaction. We are a special purpose Delaware corporation. Our address is 4 World
                                            Financial Center, 16th Floor, 250 Vesey Street, New York, New York 10080 and our
                                            telephone number is (212) 449-1000. We will acquire the mortgage loans and transfer them to the trust. See "Transaction Participants--The Depositor" in this prospectus supplement and "The Depositor" in the accompanying prospectus.


Sponsors..................................  [Merrill Lynch Mortgage Lending Inc.], which is our affiliate, and _________ will be the sponsors with respect to the series 200_-C_ securitization transaction. We expect that
                                            [Merrill Lynch Mortgage Lending, Inc.] will transfer to us ___ mortgage loans, representing ___% of the initial mortgage pool balance, for inclusion in the series
                                            200_-C_ securitization transaction, and that ___________________ will transfer to us ___
                                            mortgage loans, representing __% of the initial mortgage pool balance, for inclusion in the series 200_-C_ securitization transaction. The sponsors are also considered mortgage loan sellers for purposes of this prospectus supplement. See "Transaction
                                            Participants--



                                                                S-13

                                            [The Sponsors]" in this prospectus supplement and "The Sponsor" in the accompanying prospectus.

Other Mortgage Loan Sellers...............  We expect that ___________________ will transfer to us ___ mortgage loans, representing
                                            __% of the initial mortgage pool balance, for inclusion in the series 200_-C_
                                            securitization transaction, and that ___________________ will transfer to us ___
                                            mortgage loans, representing __% of the initial mortgage pool balance, for inclusion in the series 200_-C_ securitization transaction. See "Transaction Participants--Other
                                            Mortgage Loan Sellers" in this prospectus supplement.

Originators...............................  Set forth below is each originator or group of affiliated originators, apart from the sponsors and their respective affiliates, that has originated or is expected to originate mortgage loans representing 10% or more of the initial mortgage pool balance.

                                                                                                            % of Initial
                                                                               Number of                      Mortgage
                                                 Originator                 Mortgage Loans                  Pool Balance
                                            --------------------     ---------------------------       -----------------------
                                            1.
                                            2.
                                            3.
                                            4.
                                                                     ---------------------------       -----------------------
                                            Totals

                                            See "Transaction Participants--Originators" in this prospectus supplement.

Trustee...................................  Upon initial issuance of the certificates, ________________ will act as trustee of the related trust assets on behalf of all the certificateholders. The trustee will be responsible for: (a) maintaining, directly or through one or more custodians appointed by it, possession of the promissory notes for the mortgage loans and various other key loan documents; (b) distributing payments to certificateholders; and (c) delivering certain reports to certificateholders that provide various details regarding the certificates and the mortgage loans. In addition, the trustee will be primarily responsible for back-up advancing. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration.
                                            See "Transaction Participants--The Trustee [and the Fiscal Agent]" in this prospectus supplement".



[Fiscal Agent]............................  [Upon initial issuance of the certificates, _________________ will act as fiscal agent.
                                            The fiscal agent will be responsible for back-up advancing if the trustee fails to perform its back-up advancing obligations. See "Transaction Participants--The Trustee and the Fiscal Agent" in this prospectus supplement.]

Master Servicer...........................  Upon initial issuance of the certificates, _________________ will act as the master servicer with respect to the mortgage loans.


                                                                S-14

                                            The master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers: (a) mortgage loans as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and (b) mortgage loans as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out. In addition, the master servicer will be the primary party responsible for making delinquency advances and servicing advances under the pooling and servicing agreement. See
                                            "Transaction Participants--The Master Servicer" in this prospectus supplement. [DISCUSS
                                            ANY AFFILIATION BETWEEN THE MASTER SERVICER, ON THE ONE HAND, AND ANY OF THE DEPOSITOR,
                                            A SPONSOR, A MORTGAGE LOAN SELLER OR AN UNDERWRITER, ON THE OTHER HAND.]



Special Servicer..........................  Upon initial issuance of the certificates, ___________________ will act as special servicer with respect to the mortgage loans and any related foreclosure properties. The special servicer will be primarily responsible for making decisions and performing certain servicing functions, including work-outs and foreclosures, with respect to the mortgage loans that, in general, are in default or as to which default is reasonably foreseeable and for liquidating foreclosure properties that are acquired on behalf of, among others, the certificateholders. See "Transaction Participants--The Special
                                            Servicer" in this prospectus supplement.



[Sub-Servicers]...........................  [Each of the following entities will be or is expected to be a sub-servicer of mortgage loans and is affiliated with us, one of the sponsors, one of the [other] mortgage loan sellers or one of the underwriters]:


                                                                     Number of      % of Initial
                                                                      Mortgage        Mortgage
                                                 Sub-Servicer          Loans        Pool Balance         Affiliate
                                            --------------------  ---------------  ---------------  --------------------
                                            1.
                                            2.
                                            3.
                                            4.

                                                                S-15

                                            [Each of the following entities will be or is expected to be a sub-servicer of mortgage loans representing 10% or more of the initial mortgage pool balance]:


                                                                                                             % of Initial
                                                                                    Number of                  Mortgage
                                                   Sub-Servicer                  Mortgage Loans              Pool Balance
                                            --------------------------   -----------------------------  ------------------------
                                            1.
                                            2.
                                            3.
                                            4.

                                            See "Transaction Participants--Sub-Servicers" in this prospectus supplement.]


                                            [IDENTIFY OTHER KEY TRANSACTION PARTICIPANTS THAT WOULD CONSTITUTE SERVICERS, SUCH AS A
                                            PAYING AGENT OR A CERTIFICATE ADMINISTRATOR.]


Swap Counterparty.........................  _________ will provide an interest rate swap agreement relating to the class [A-MFL]
                                            certificates. See "Description of the Swap Agreement--The Swap Counterparty" in this prospectus supplement.


Controlling Class of Certificateholders...  The holders--or, if applicable, beneficial owners--of certificates representing a majority interest in a designated controlling class of the certificates will have the right, subject to the conditions described under "The Pooling and Servicing
                                            Agreement--The Controlling Class Representative and the ___________ Controlling Party"
                                            and "--Replacement of the Special Servicer" in this prospectus supplement, to--

                                            o     replace the special servicer; and

                                            o     select a representative that may direct and advise the special servicer on various servicing matters with respect to the mortgage loans, except to the extent that the holder of a subordinate non-trust loan, as described under "Transaction
                                                  Participants and Other Relevant Parties--The ___________ Subordinate Noteholder"
                                                  below, may exercise those, or similar, rights with respect to the mortgage loan secured by the mortgaged real property that we identify on Annex A-1 to this prospectus supplement as _____________________.

                                            Unless there are significant losses on the mortgage loans, the controlling class of certificateholders will be the holders of a non-offered class of certificates. The initial controlling class of certificateholders will be the class [Q]
                                            certificateholders. [We anticipate that an affiliate of the initial special servicer will purchase certain non-offered classes of certificates, including the class [Q]
                                            certificates, and will be the initial controlling class representative.]


                                                                S-16

[_____________ Subordinate Noteholder]....  [As indicated under "--The Mortgage Loans and the Mortgaged Real Properties--Loan
                                            Combinations" below, the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as ________________, which we refer to as the
                                            ________________ trust mortgage loan, is part of a loan combination that includes
                                            [multiple] other loans that will not be included in the trust fund, one (1) of which is
                                            [pari passu in right of payment and in other respects to the _____________ trust mortgage loan, and the others of which are subordinate in right of payment and in other respects to the __________________ trust mortgage loan.]

                                            Until _______________, the holder of one of the _____________________ subordinate non-trust loans will have the right, in lieu of the controlling class representative, to direct and advise the master servicer and special servicer on various servicing matters with respect to the _____________________ loan combination and the related mortgaged real property. See "Description of the Mortgage Pool--Loan
                                            Combinations--_____________________ Loan Combination" in this prospectus supplement.]

Significant Obligors......................  [IDENTIFY: EACH OBLIGOR OR GROUP OF AFFILIATED OBLIGORS ON ANY MORTGAGE LOAN OR GROUP OF
                                            MORTGAGE LOANS THAT REPRESENTS 10% OR MORE OF THE MORTGAGE POOL; AND EACH LESSEE OR
                                            GROUP OF AFFILIATED LESSEES IF THE RELATED LEASE OR GROUP OF LEASES REPRESENTS 10% OR
                                            MORE OF THE MORTGAGE POOL.]

                                            See ["Transaction Participants--Significant Obligors"] in this prospectus supplement.

Underwriters..............................  The underwriters for this offering are:

                                            o     Merrill Lynch, Pierce, Fenner & Smith Incorporated;

                                            o     ______________________________________;

                                            o     ______________________________________; and

                                            o     ______________________________________.

                                            [SPECIFY AFFILIATIONS BETWEEN UNDERWRITERS, ON THE ONE HAND, AND THE DEPOSITOR, A
                                            SPONSOR, A MORTGAGE LOAN SELLER OR A SERVICER, ON THE OTHER HAND.]

                                            [Merrill Lynch, Pierce, Fenner & Smith Incorporated] and _______________________ are
                                            acting as co-lead managers for this offering. ____________________ and
                                            __________________ are acting as co-managers for this offering. [Merrill Lynch, Pierce,
                                            Fenner & Smith Incorporated] and _______________________ are acting as bookrunning managers in the following manner: _______________________ is acting as sole bookrunning manager with respect to __% of the


                                                                S-17

                                            class __ certificates, and [Merrill Lynch, Pierce, Fenner & Smith Incorporated] is
                                            acting as sole bookrunning manager with respect with respect to the remainder of the class __ certificates and all other classes of offered certificates.

                                                     Relevant Dates and Periods
                                                     --------------------------

Cut-off Date..............................  References in this prospectus supplement to the "cut-off date" mean, individually and collectively, as the context may require, with respect to each mortgage loan, the related due date of that mortgage loan in _______________ 200_ or, with respect to those mortgage loans, if any, that have their first due date subsequent to ______________,
                                            200_ [SPECIFY ALTERNATIVES]. All payments and collections received on each mortgage loan after the cut-off date, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust.

Closing Date..............................  The date of initial issuance for the offered certificates will be on or about
                                            ___________, 200_.

Determination Date........................  For any distribution date, the fourth business day prior to the distribution date.

                                            [IDENTIFY IF ANY PARTICULAR MORTGAGE LOAN HAS AN ALTERNATIVE DETERMINATION DATE.]

                                            [With respect to any distribution date, references in this prospectus supplement to
                                            "determination date" mean, as to each mortgage loan, the applicable determination date occurring in the same month as that distribution date.]

Distribution Date.........................  Payments on the offered certificates are scheduled to occur monthly, commencing in
                                            ____________ 200_. During any given calendar month, the distribution date will be the
                                            ___ day of that month or, if the ___ day of that month is not a business day, then the next succeeding business day.

Record Date...............................  [The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month. The registered holders of the offered certificates at the close of business on each record date will be entitled to receive any payments on those certificates on the following distribution date, except that the last payment on any offered certificate will be made only upon presentation and surrender of that certificate.]

Rated Final Distribution Date.............  The rated final distribution date for each class of the offered certificates with principal balances is the distribution date in ___________.

Assumed Final Distribution Dates..........  Set forth opposite each class of offered certificates in the table below is the distribution date on which that class of offered certificates is expected to be paid in full or, in the case of the class [XP] certificates, the distribution date on which its notional amount is expected to be reduced to zero, assuming, among other things, no delinquencies, losses, modifications, extensions of

                                                                S-18

                                            maturity dates, repurchases or, except as contemplated by the next sentence, prepayments of the mortgage loans after the initial issuance of the certificates. For purposes of the table, each mortgage loan with an anticipated repayment date is assumed to repay in full on its anticipated repayment date.


                                                                                                  Month and Year of
                                                                   Class                   Assumed Final Distribution Date
                                                  ---------------------------------------  --------------------------------
                                                                   [A-1
                                                                    A-2
                                                                    A-3
                                                                    A-4
                                                                   A-SB
                                                                    A-5
                                                                   A-1A
                                                                   A-MFL
                                                                    AM
                                                                    AJ
                                                                     B
                                                                     C
                                                                     D
                                                                    XP]

                                            See the maturity assumptions described under "Yield and Maturity Considerations" in this prospectus supplement for further assumptions that were taken into account in determining the assumed final distribution dates.

Collection Period.........................  [On any distribution date, amounts available for payment on the offered certificates will depend on the payments and other collections received, and any advances of payments due, on the mortgage loans during the related collection period. [In general,] each collection period--

                                            o     will relate to a particular distribution date;

                                            o     will be approximately one month long;

                                            o     will begin on the day after the determination date in the immediately preceding month or, in the case of the first collection period, will begin immediately following the cut-off date; and

                                            o     will end on the determination date in the month of the related distribution date.]

                                            [However, the collection period for any distribution date for certain mortgage loans may differ from the collection period with respect to the rest of the mortgage pool for that distribution date because the determination dates for those mortgage loans may not be the same as the determination date for the rest of the mortgage pool. Accordingly, there may be more than one collection period with respect to some distribution dates.]

                                                                S-19

                                            [With respect to any distribution date, references in this prospectus supplement to
                                            "collection period" mean, as to each mortgage loan, the applicable collection period ending in the month in which that distribution date occurs.]

Interest Accrual Period...................  [The amount of interest payable with respect to the offered certificates and the class
                                            [A-MFL] REMIC II regular interest on any distribution date will be a function of the interest accrued during the related interest accrual period. Except as otherwise discussed in the next sentence with respect to the class [A-MFL] certificates, the interest accrual period with respect to the class [A-MFL] interest-bearing certificates and the class [A-MFL] REMIC II regular interest for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.
                                            The interest accrual period for the class [A-MFL] certificates for any distribution date will be the period from and including the distribution date in the month preceding the month in which the related distribution date occurs--or, in the case of the first distribution date, from and including the date of initial issuance of the class [A-MFL]
                                            certificates--to, but excluding, the related distribution date; except that, if there is a continuing payment default on the part of the swap counterparty under the related swap agreement, or if the related swap agreement is terminated and not replaced, then the interest accrual period with respect to the class [A-MFL] certificates for any distribution date will also be the calendar month preceding the month in which that distribution date occurs. Except as otherwise discussed in the next sentence with respect to the class [A-MFL] certificates, interest will accrue with respect to the interest-bearing certificates and the class [A-MFL] REMIC II regular interest assuming that each interest accrual period consists of 30 days and each year consists of 360 days. Interest will accrue with respect to the class [A-MFL] certificates based upon the actual number of days in the related interest accrual period and a year consisting of
                                            360 days; except that, if there is a continuing payment default on the part of the swap counterparty under the related swap agreement, or if the related swap agreement is terminated and not replaced, then the class [A-MFL] certificates will also accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

LIBOR Determination Date..................  The applicable value of LIBOR, for purposes of calculating the pass-through rate for the class [A-MFL] certificates as well as the payment obligations under the related swap agreement, will initially be determined on __________, 200_ and will thereafter be determined monthly on the second LIBOR business day preceding the applicable interest accrual period.

                                               Description of the Offered Certificates
                                               ---------------------------------------

General...................................  The trust will issue ___ classes of the certificates with an approximate total principal balance at initial issuance equal to $____________. ___________ of those classes of certificates


                                                                S-20
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                                            are being offered by this prospectus supplement. The remaining classes of the certificates will be offered separately in a private offering.

                                            The classes offered by this prospectus supplement are:

                                            o     [class A-1, A-2, A-3, A-4, A-SB, A-5 and A-1A,

                                            o     class A-MFL and AM,

                                            o     class AJ,

                                            o     class B,

                                            o     class C,

                                            o     class D, and

                                            o     class XP].

Registration and Denominations............  [We intend to deliver the offered certificates in book-entry form in original denominations of--

                                            o     in the case of the class [XP] certificates, $________ initial notional amount and in any whole dollar denominations in excess of $________; and

                                            o     in the case of the other classes of offered certificates, $________ initial principal balance and in any whole dollar denomination in excess of $________.

                                            You will initially hold your offered certificates, directly or indirectly, through The
                                            Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered
                                            Certificates--Registration and Denominations" in this prospectus supplement and under
                                            "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus.]

Total Principal Balance or
Notional Amount at Initial ssuance.......   The table appearing under the caption "--Overview of the Series 200_-C_ Certificates"
                                            above identifies for each class of the certificates, excluding the class Z, R-I and R-II certificates, the approximate total initial principal balance or notional amount, as applicable, of that class.

                                            The actual total initial principal balance or notional amount of any class of certificates may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

                                            The class [A-1, A-2, A-3, A-4, A-SB, A-5, A-1A, A-MFL, AM, AJ, B, C, D, E, F, G, H, J,
                                            K, L, M, N, P and Q] certificates are the only certificates with principal balances and are sometimes

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                                            referred to as the principal balance certificates. The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cash flow received on or with respect to the mortgage loans.

                                            The total principal balance of the class [A-MFL] certificates will at all times equal the total principal balance of the class [A-MFL] REMIC II regular interest.

                                            The class [XC and XP] certificates do not have principal balances. They are interest-only certificates. However, for purposes of accruing interest the class [XC and
                                            XP] certificates will have notional amounts. The total notional amount of the class [XC]
                                            certificates will equal the total principal balance of the class [A-1, A-2, A-3, A-4,
                                            A-SB, A-5, A-1A, A-MFL, AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q]
                                            certificates outstanding from time to time. The total notional amount of the class [XP]
                                            certificates will initially equal the sum of (a) the lesser of $__________ and the total principal balance of the class ___ certificates outstanding from time to time, (b) the lesser of $__________ and the total principal balance of the class ___ certificates outstanding from time to time, and (c) the total principal balance of the class ___,
                                            ___, ___, ___, ___, ___, ___ and ___ certificates outstanding from time to time. The total notional amount of the class [XP] certificates will decline from time to time and will be zero following the distribution date in __________. For a more detailed description of the total notional amount of the class [XP] certificates, see
                                            "Description of the Offered Certificates--General" in this prospectus supplement.

                                            The class R-I, R-II and Z certificates do not have principal balances or notional amounts. The class R-I and R-II certificates are residual interest certificates, and the holders of the class R-I and R-II certificates are not expected to receive any material payments. The class Z certificates represent the right to receive additional interest, if any, accrued and received in respect of mortgage loans with anticipated repayment dates that remain outstanding past those dates.

Pass-Through Rate.........................  The table appearing under the caption "--Overview of the Series 200_-C_ Certificates"
                                            above provides the indicated information regarding the pass-through rate at which each interest-bearing class of the certificates will accrue interest.

                                            The pass-through rates for the class ___ and ___ certificates will, in the case of each of these classes, be fixed at the rate per annum identified in the table appearing under the caption "--Overview of the Series 200_-C_ Certificates" above as the initial pass-through rate for the subject class.

                                            The pass-through rates for the class ___, ___, ___, ___, ___, ___, ___, ___, ___, and
                                            ___ certificates will, in the case of each of these classes, be a variable rate that, with respect to any applicable interest accrual period, is equal to the lesser of:


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                                            (a)   the rate per annum identified in the table appearing under the caption "--Overview of the Series 200_-C_ Certificates" above as the initial pass-through rate for the subject class, and

                                            (b)   a weighted average of the adjusted net mortgage interest rates on the mortgage loans for the related distribution date.

                                            The pass-through rate for the class ____, ____, ____, ____, and ____ certificates will, in the case of each of these classes, be a variable rate that, with respect to any applicable interest accrual period, is equal to: a weighted average of the adjusted net mortgage interest rates on the mortgage loans for the related distribution date; minus, in the case of the class ____, ____, and ____ certificates, a class margin. That margin will be ____% in the case of the class ____ certificates, ____% in the case of the class
                                            ____ certificates and ____% in the case of the class ____, certificates.

                                            The pass-through rate for the class [XP] certificates, for each applicable interest accrual period from and including the initial such interest accrual period through and including the ___________, 200_ interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class [XP] strip rates, at which interest accrues during the subject interest accrual period on the respective components of the total notional amount of the class [XP] certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of principal balance certificates. If all or a designated portion of the total principal balance of any class of principal balance certificates is identified under "Description of the Offered Certificates--General" in this prospectus supplement as being part of the total notional amount of the class [XP] certificates outstanding immediately prior to any distribution date, then that total principal balance, or designated portion thereof, will represent a separate component of the total notional amount of the class [XP]
                                            certificates for purposes of calculating the accrual of interest during the related interest accrual period.

                                            For purposes of accruing interest during any applicable interest accrual period from and including the initial such interest accrual period through and including the
                                            ____________ 200_ interest accrual period, on any particular component of the total notional amount of the class [XP] certificates outstanding immediately prior to the related distribution date, the applicable class [XP] strip rate will equal the excess, if any, of:




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                                            (1)   the lesser of--


                                                  (a)   the reference rate specified on Annex [C] to this prospectus supplement for that interest accrual period, and


                                                  (b)   the weighted average of the adjusted net interest rates on the mortgage loans for the related distribution date, over

                                            (2)   the pass-through rate in effect during that interest accrual period for the class of principal balance certificates whose total principal balance, or a designated portion thereof, comprises the subject component (or, in the case of the class
                                                  [A-MFL] certificates, the pass-through rate in effect during that interest accrual period for the class [A-MFL] REMIC II regular interest).

                                            Following the ____________ 200_ interest accrual period, the class [XP] certificates will cease to accrue interest. In connection therewith, the class [XP] certificates will have a 0% per annum pass-through rate, and every class [XP] strip rate will equal 0% per annum, for the ____________ 200_ interest accrual period and for each applicable interest accrual period thereafter.

                                            The pass-through rate for the class [XC] certificates will, with respect to any interest accrual period, equal a weighted average of the respective strip rates, which we refer to as class [XC] strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class [XC]
                                            certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of principal balance certificates. In general, the total principal balance of each class of principal balance certificates will constitute a separate component of the total notional amount of the class [XC] certificates. However, if a portion, but not all, of the total principal balance of any particular class of principal balance certificates is identified under "Description of the Offered
                                            Certificates--General" in this prospectus supplement as being part of the total notional amount of the class [XP] certificates outstanding immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class [XC] certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class [XC] certificates for purposes of calculating the accrual of interest during the related interest accrual period.




                                                                S-24
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                                            For purposes of accruing interest during any applicable interest accrual period from and including the initial such interest accrual period through and including the
                                            ____________ 2000_ interest accrual period, on any particular component of the total notional amount of the class [XC] certificates outstanding immediately prior to the related distribution date, the applicable class [XC] strip rate will be calculated as follows:


                                            (1)   if the subject component consists of either the total principal balance, or a designated portion of the total principal balance, of any particular class of principal balance certificates, and if such total principal balance or such designated portion of such total principal balance, as applicable, also constitutes a component of the total notional amount of the class [XC]
                                                  certificates outstanding immediately prior to the related distribution date, then the applicable class [XC] strip rate will equal the excess, if any, of (a) the weighted average of the adjusted net interest rates on the mortgage loans for the related distribution date, over (b) the greater of (i) the reference rate specified on Annex [C] to this prospectus supplement for that interest accrual period and (ii) the pass-through rate in effect during that interest accrual period for that class of principal balance certificates (or, in the case of the class [A-MFL] certificates, the pass-through rate in effect during that interest accrual period for the class [A-MFL] REMIC II regular interest); and


                                            (2)   if the subject component consists of either the total principal balance, or a designated portion of the total principal balance, of any particular class of principal balance certificates, and if such total principal balance or such designated portion of such total principal balance, as applicable, does not also constitute a component of the total notional amount of the class [XC] certificates outstanding immediately prior to the related distribution date, then the applicable class [XC] strip rate will equal the excess, if any, of (a) the weighted average of the adjusted net interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate in effect during that interest accrual period for that class of principal balance certificates (or, in the case of the class [A-MFL] certificates, the pass-through rate in effect during that interest accrual period for the class [A-MFL] REMIC II regular interest).

                                            Notwithstanding the foregoing, for purposes of accruing interest on the class [XC]
                                            certificates during each applicable interest accrual period subsequent to the
                                            ________________200_ interest accrual period that ends in ______________, the total principal balance of each class of principal balance certificates will constitute a single separate component of the total notional amount of the class [XC] certificates, and the applicable



                                                                S-25
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                                            class [XC] strip rate with respect to each of those components for each of those interest accrual periods will equal the excess, if any, of (a) the weighted average of the adjusted net interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate in effect during the subject interest accrual period for the class of principal balance certificates whose principal balance makes up that component.

                                            For so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate applicable to payments of interest to holders of the class [A-MFL] certificates for any interest accrual period will equal the value of LIBOR from time to time, which will be determined as described under "Description of the Offered Certificates--Calculation of
                                            Pass-Through Rates" in this prospectus supplement, plus ___%; except that, if and to the extent that the amount of interest payable with respect to the class [A-MFL] REMIC II regular interest out of collections and advances on the mortgage loans -- and, accordingly, the amount of interest payable to the swap counterparty -- for any distribution date is less than 1/12 of the product of (a) ___%, multiplied by (b) the total principal balance of the class [A-MFL] certificates immediately prior to that distribution date, then there will be a dollar-for-dollar reduction in the amounts payable under the related swap agreement for -- and, accordingly, in the actual payments of interest to the holders of the class [A-MFL] certificates on -- that distribution date. The pass-through rate for the class [A-MFL] REMIC II regular interest will be variable and, from time to time, will equal the lesser of (x) ___% per annum and (y) a weighted average coupon derived from the adjusted net interest rates on the mortgage loans. However, if there is a continuing payment default on the part of the swap counterparty under the related swap agreement, or if the related swap agreement is terminated and not replaced, then the pass-through rate applicable to the class [A-MFL]
                                            certificates will convert to the pass-through rate applicable to the class [A-MFL] REMIC
                                            II regular interest. See "Description of the Swap Agreement--The Swap Agreement" and
                                            "Description of the Offered Certificates--Payments" in this prospectus supplement.

                                            When we refer to the adjusted net mortgage interest rate of a mortgage loan in this
                                            "--Pass-Through Rate" subsection, we mean the net mortgage interest rate for that mortgage loan as calculated and adjusted in the manner described in the final bullet under "--Overview of the Series 200_-C_ Certificates" above.

                                            For additional information regarding the pass-through rates for the interest-bearing classes of the certificates, see "Description of the Offered Certificates--Calculation
                                            of Pass-Through Rates" in this prospectus supplement.


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Payments

A.  General...............................  [For purposes of making distributions to the class [A-1, A-2, A-3, A-4, A-SB, A-5 and
                                            A-1A] certificates, the mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of [_____] mortgage loans, with an initial loan group 1 balance of $[__________] and representing approximately [___]%
                                            of the initial mortgage pool balance, that are secured by the various property types that constitute collateral for those mortgage loans. Loan group 2 will consist of [___]
                                            mortgage loans, with an initial loan group 2 balance of $[__________] and representing approximately [___]% of the initial mortgage pool balance, that are secured by multifamily and manufactured housing community properties. Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan.]

                                            On each distribution date, to the extent of available funds attributable to the mortgage loans as described below, which available funds will be net of specified trust expenses, including all servicing fees, trustee fees and other compensation, the trustee will make payments of interest and, except in the case of the class [XC and XP] certificates, principal to the holders of the following classes of certificates (or, in the case of the reference to "[A-MFL]" below, with respect to the class [A-MFL] REMIC II regular interest), in the following order:


                                                               Payment Order                            Class
                                                         --------------------------       --------------------------------
                                                                     1                       [A-1, A-2, A-3, A-4, A-SB,
                                                                                                A-5, A-1A, XC and XP
                                                                     2                              A-MFL and AM
                                                                     3                                   AJ
                                                                     4                                    B
                                                                     5                                    C
                                                                     6                                    D
                                                                     7                                    E
                                                                     8                                    F
                                                                     9                                    G
                                                                    10                                    H
                                                                    11                                    J
                                                                    12                                    K
                                                                    13                                    L
                                                                    14                                    M
                                                                    15                                    N
                                                                    16                                    P
                                                                    17                                   Q]

                                            Payments of interest in respect of the class [A-1, A-2, A-3, A-4, A-SB and A-5]
                                            certificates will be made pro rata, based on entitlement, to the extent of available funds attributable to the


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                                            mortgage loans in loan group 1. Payments of interest in respect of the class [A-1A]
                                            certificates will be made to the extent of available funds attributable to the mortgage loans in loan group 2. Payments of interest on the class [XC and XP] certificates will be made pro rata, based on entitlement, and without regard to loan groups. If, on any distribution date, the funds available for distribution are insufficient to pay in full the total amount of interest to be paid to any of the [A-1, A-2, A-3, A-4, A-SB, A-5,
                                            A-1A, XC and/or XP] classes, then the funds available for distribution will be allocated among all these classes pro rata in accordance with their interest entitlements, without regard to loan groups.

                                            Allocation of principal payments among the class [A-1, A-2, A-3, A-4, A-SB, A-5 and
                                            A-1A] certificates is described under "--Payments--Payments of Principal" below. The class [XC and XP] certificates do not have principal balances and do not entitle their holders to payments of principal. See "Description of the Offered
                                            Certificates--Payments--Priority of Payments" in this prospectus supplement.

                                            The relative priority of the class [A-MFL] certificates is based solely on the priority of payments of interest and principal with respect to the class [A-MFL] REMIC II regular interest, out of collections and advances on the mortgage loans. No class of certificates provides any credit support to the class [A-MFL] certificates for a failure by the swap counterparty.

                                            The allocation of principal distributions between the class [A-MFL] REMIC II regular interest and the class [AM] certificates are to be made concurrently, on a pro rata basis in accordance with the relative sizes of the respective then outstanding total principal balances thereof.

                                            Payments of interest made on or with respect to the class [A-MFL] REMIC II regular interest will be applied to make payments of interest to the swap counterparty and/or the holders of the class [A-MFL] certificates, as applicable. Payments of principal made on or with respect to the class [A-MFL] REMIC II regular interest will be applied to make payments of principal to the holders of the class [A-MFL] certificates.

                                            No payments or other collections on the non-trust loans described under "--The Mortgage
                                            Loans and the Mortgaged Real Properties--Loan Combinations" below, which are not part of the trust fund, will be available for distributions on the certificates. See
                                            "Description of the Mortgage Pool--Loan Combinations" in this prospectus supplement.

B.  Payments of Interest..................  The class [A-MFL] REMIC II regular interest and each class of certificates, other than the class Z, R-I and R-II certificates, will bear interest. With respect to the class
                                            [A-MFL] REMIC II regular interest and each interest-bearing class of certificates, that interest will accrue during each interest accrual period based upon--



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                                            o     the pass-through rate applicable for the class [A-MFL] REMIC II regular interest or the particular class of certificates, as the case may be, for that interest accrual period;

                                            o     the total principal balance or notional amount, as the case may be, of the class
                                                  [A-MFL] REMIC II regular interest or the particular class of certificates, as the case may be, outstanding immediately prior to the related distribution date; and

                                            o     either (a) the assumption that each year consists of twelve 30-day months, or (b)
                                                  solely in the case of the class [A-MFL] certificates, for so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, based on the actual number of days in the applicable interest accrual period and the assumption that each year consists of
                                                  360 days.

                                            In addition, if the pass-through rate of the class [A-MFL] REMIC II regular interest for any interest accrual period is limited by the weighted average of the adjusted net interest rates of the mortgage loans, then the amount by which the interest distributable with respect to the class [A-MFL] REMIC II regular interest is reduced as a result of that limitation will result in the amount of interest payable by the trust to the swap counterparty being reduced by that amount. As a result, there will be a dollar-for-dollar reduction in the amount payable by the swap counterparty to the trust, and a corresponding dollar-for-dollar reduction in the amount of interest payable with respect to the class [A-MFL] certificates on that distribution date.

                                            A whole or partial prepayment on a mortgage loan may not be accompanied by the amount of one full month's interest on the prepayment. As and to the extent described under
                                            "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement, these shortfalls may be allocated--in the case of the class
                                            [A-MFL] certificates, through the class [A-MFL] REMIC II regular interest--to reduce the amount of accrued interest otherwise payable to the holders of the respective interest-bearing classes of the certificates, other than the class [XC and XP]
                                            certificates.

                                            On each distribution date, subject to available funds and the payment priorities described under "--Payments--General" above, you will be entitled to receive your proportionate share of: (a) all interest accrued with respect to your class of offered certificates during the related interest accrual period; plus (b) any interest that was payable with respect to your class of offered certificates--or, in the case of the class
                                            [A-MFL] certificates, to the extent not otherwise payable to the swap counterparty to make up prior shortfalls, that was payable with respect to the class [A-MFL] REMIC II regular interest--on all prior



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                                            distribution dates, to the extent not previously received; less (other than in the case of the class [XP] certificates your class's share--or, in the case of the class [A-MFL]
                                            certificates, the class [A-MFL] REMIC II regular interest's share--of any shortfalls in interest collections due to prepayments on mortgage loans that are not offset by payments made by the master servicer as described under "The Pooling and Servicing
                                            Agreement--Servicing and Other Compensation and Payment of Expenses--Prepayment Interest
                                            Shortfalls" in this prospectus supplement.

                                            See "Description of the Offered Certificates--Payments--Payments of Interest",
                                            "--Payments--Priority of Payments" and "--Calculation of Pass-Through Rates" in this prospectus supplement.

C.  Swap Agreement........................  The assets of the trust will include an interest rate swap relating to the class [A-MFL]
                                            certificates. The notional amount of the swap agreement for any distribution date will equal the total principal balance of the class [A-MFL] certificates--and, correspondingly, of the class [A-MFL] REMIC II regular interest-- immediately prior to that distribution date. The maturity date of the swap agreement will be the earlier of the rated final distribution date for the class [A-MFL] certificates and the date on which the notional amount of the swap agreement is zero, including as a result of the termination of the trust fund. Under the swap agreement, the trust will generally be obligated to pay to the swap counterparty with respect to each distribution date, out of interest amounts paid or payable, as the case may be, with respect to the class [A-MFL]
                                            REMIC II regular interest, an amount equal to the sum of (i) any prepayment premiums or yield maintenance charges allocable to the class [A-MFL] REMIC II regular interest and
                                            (ii) 1/12th of the product of (A) the notional amount of the swap agreement for that distribution date and (B) _____% per annum. The swap counterparty will generally be obligated to pay to the trust with respect to each distribution date an amount equal to the product of (i) the notional amount of the swap agreement for that distribution date,
                                            (ii) LIBOR plus _____% per annum and (iii) a fraction, the numerator of which is the actual number of days elapsed during the interest accrual period with respect to the class [A-MFL] certificates for that distribution date, and the denominator of which is
                                            360.

                                            If the pass-through rate on the class [A-MFL] REMIC II regular interest is reduced below
                                            ____% per annum or if there is an interest shortfall with respect to the class [A-MFL]
                                            REMIC II regular interest, then the amount payable by the trust to the swap counterparty with respect to any distribution date will be reduced by an amount equal to the excess, if any, of (1) 1/12th of the product of (a) _____%, multiplied by (b) the notional amount of the swap agreement for that distribution date over (2) the lesser of (x)
                                            1/12th of the product of (i) a weighted average coupon derived from the adjusted net interest rates of the mortgage


                                                                S-30
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                                            loans, multiplied by (ii) the notional amount of the swap agreement for that distribution date and (y) the amount of interest distributions with respect to the class
                                            [A-MFL] REMIC II regular interest pursuant to the priority of distributions on that distribution date. As a result, the amount payable by the swap counterparty to the trust with respect to the subject distribution date will be reduced, to not less than zero, by the exact same amount as the reduction determined as described in the immediately preceding sentence.

                                            If the reduction in the amount payable by the trust to the swap counterparty with respect to any distribution date, which reduction is determined as described in the second to last sentence of the prior paragraph, exceeds the total amount payable by the swap counterparty to the trust without regard to that reduction, then the swap counterparty will in the future be entitled to be reimbursed by the trust to the extent that such reduction more than offset the payment from the swap counterparty; provided that any such reimbursement payment from the trust will, with respect to any future distribution date, generally be limited to the excess, if any, of (a) the amount of interest distributions with respect to the class [A-MFL] REMIC II regular interest with respect to that future distribution date, over (b) 1/12th of the product of (i) ___% per annum and (ii) the notional amount of the swap agreement for that distribution date.

                                            Payments by the trust to the swap counterparty, and by the swap counterparty to the trust, as described above in this "--Swap Agreement" section will, in general, be made on a net basis, and any such amounts paid to or retained by the trust will be available to make payments to the class [A-MFL] certificateholders.

                                            See "Risk Factors--Risks Relating to the Swap Agreement" and "Description of the Swap
                                            Agreement" in this prospectus supplement.

D.  Payments of Principal.................  The [class XC, XP, R-I, R-II and Z] certificates do not have principal balances and do not entitle their holders to payments of principal. Subject to available funds and the payment priorities described under "--Payments--General" above, however, the holders of each class of certificates with principal balances will be entitled to receive a total amount of principal over time equal to the initial principal balance of their particular class. [The trustee will be required to make payments of principal in a specified sequential order--in the case of the class [A-MFL] certificates, through the class
                                            [A-MFL] REMIC II regular interest--to ensure that:

                                            o     no payments of principal will be made to the holders of the class [E, F, G, H, J,
                                                  K, L, M, N, P or Q] certificates until the total principal balance of the offered certificates, exclusive of the class [XP] certificates, is reduced to zero;



                                                                S-31
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                                            o     no payments of principal will be made to the holders of the class [A-MFL, AM, AJ,
                                                  B, C or D] certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates, exclusive of the class [XP] certificates, is reduced to zero; and


                                            o     except as described under "--Description of the Offered
                                                  Certificates--Payments--Amortization, Liquidation and Payment Triggers" below, payments of principal will be made--

                                                  (i)   to the holders of the class [A-1, A-2, A-3, A-4, A-SB and A-5] certificates, in sequential order, in an amount equal to the funds allocated to principal with respect to mortgage loans in loan group 1 and, after the total principal balance of the class [A-1A] certificates has been reduced to zero, the funds allocated to principal with respect to mortgage loans in loan group 2, until the respective total principal balances of the class [A-1,
                                                        A-2, A-3, A-4, A-SB and A-5] certificates, in that order, are reduced to zero, [provided that, on each distribution date occurring in and after
                                                        ________ 200_, the total principal balance of the class [A-SB] certificates must, subject to available funds, be paid down to the scheduled principal balance for that class for that distribution date that is set forth on Annex
                                                        [E] to this prospectus supplement, before any payments of principal are made with respect to the class [A-1, A-2, A-3 and/or A-4] certificates,] and

                                                  (ii)  to the holders of the class [A-1A] certificates, in an amount equal to the funds allocated to principal with respect to mortgage loans in loan group 2 and, after the total principal balance of the class [A-1, A-2, A-3, A-4,
                                                        A-SB and A-5] certificates has been reduced to zero, the funds allocated to principal with respect to mortgage loans in loan group 1, until the total principal balance of the class [A-1A] certificates is reduced to zero.]


                                            In the case of the class [A-MFL] certificates, any payments of principal will first be made with respect to the class [A-MFL] REMIC II regular interest, after which corresponding payments will be made to the class [A-MFL] certificateholders. All distributions of principal with respect to the class [A-MFL] REMIC II regular interest will be made to a segregated account or sub-account maintained by the trustee from which they will, in turn, be distributed to the holders of the class [A-MFL] certificates.


                                                                S-32
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                                            The total payments of principal to be made on the certificates on any distribution date will generally be a function of--

                                            o     the amount of scheduled payments of principal due or, in some cases, deemed due on the mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer, the trustee or the fiscal agent; and

                                            o     the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the mortgage loans that are received during the related collection period.

                                            [However, if the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance, together with any interest accrued on that advance, that it has determined is not recoverable out of collections on the related mortgage loan, then that advance, together with interest accrued on that advance, will be reimbursed first out of payments and other collections of principal on all the mortgage loans, thereby reducing the amount of principal otherwise distributable on the principal balance certificates on the related distribution date, prior to being reimbursed out of payments and other collections of interest on all the mortgage loans.]

                                            [Additionally, if any advance, together with interest accrued on that advance, with respect to a defaulted mortgage loan remains unreimbursed following the time that the mortgage loan is modified and returned to performing status, then--even though that advance has not been deemed nonrecoverable from collections on the related mortgage loan--the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, will be entitled to reimbursement for that advance, with interest, on a monthly basis, out of payments and other collections of principal on all the mortgage loans after the application of those principal payments and collections to reimburse any party for advances that are nonrecoverable on a loan-specific basis as described in the prior paragraph, thereby reducing the amount of principal otherwise distributable in respect of the principal balance certificates on the related distribution date.]

                                            [Reimbursements of the advances described in the prior two paragraphs will generally be made first from principal collections on the mortgage loans included in the loan group which includes the mortgage loan in respect of which the advance was made, and if those collections are insufficient to make a full reimbursement, then from principal collections on the mortgage loans in the other loan group. As a result, distributions of principal of the class [A-1, A-2, A-3, A-4, A-SB, A-5 or A-1A] certificates may be reduced even if the advances being reimbursed were made in respect of mortgage loans


                                                                S-33
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                                            included in the loan group that does not primarily relate to that class of certificates.]

                                            [If any advance described above is not reimbursed in whole on any distribution date due to insufficient principal collections and, solely in the case of an advance that is nonrecoverable on a loan-specific basis, interest collections on the mortgage pool during the related collection period, then the portion of that advance which remains unreimbursed will be carried over, and continue to accrue interest, for reimbursement on the following distribution date.]

                                            The payment of certain default-related or otherwise unanticipated expenses with respect to any mortgage loan may reduce the amounts allocable as principal of that mortgage loan and, accordingly, the principal distributions on the principal balance certificates.

                                            See "Description of the Offered Certificates--Payments--Payments of Principal",
                                            "--Payments--Priority of Payments" and "--Payments on the Class [A-MFL] Certificates" in
                                            this prospectus supplement.


E.  Amortization, Liquidation and
    Payment Triggers.....................   [Because of losses on the mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the class [A-MFL, AM, AJ, B, C, D,
                                            E, F, G, H, J, K, L, M, N, P and Q] certificates could be reduced to zero at a time when the class [A-1, A-2, A-3, A-4, A-SB, A-5 and A-1A] certificates remain outstanding. If the total principal balance of the class [A-MFL, AM, AJ, B, C, D, E, F, G, H, J, K, L,
                                            M, N, P and Q] certificates is reduced to zero at a time when the class [A-1, A-2, A-3,
                                            A-4, A-SB, A-5 and A-1A] certificates, or any two or more of those classes, remain outstanding, any payments of principal will be distributed to the holders of the outstanding class [A-1, A-2, A-3, A-4, A-SB, A-5 and A-1A] certificates, pro rata, rather than sequentially, in accordance with their respective principal balances.]


F.  Payments of Prepayment Premiums
    and Yield Maintenance Charges........   You may, in certain circumstances, also receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans. Any distributions of those amounts would be in addition to the distributions of principal and interest described above.

                                            If any prepayment premium or yield maintenance charge is collected on any of the mortgage loans, then the trustee will pay that amount in the proportions described under
                                            "Description of the Offered Certificates--Payments--Payments of Prepayment Premiums and
                                            Yield Maintenance Charges" in this prospectus supplement, to--

                                                                S-34
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                                            o     [the holders of any of the class [A-1, A-2, A-3, A-4, A-SB, A-5, A-1A, A-MFL, AM,
                                                  AJ, B, C, D, E, F, G and/or H] certificates that are then entitled to receive--in the case of the holders of the class [A-MFL] certificates, through the class
                                                  [A-MFL] REMIC II regular interest--payments of principal with respect to the loan group that includes the prepaid mortgage loan;]

                                            o     [the swap counterparty;]

                                            o     [the holders of the class [XC] certificates]; and/or

                                            o     [the holders of the class [XP] certificates];

                                            [provided that payments of prepayment premiums and yield maintenance charges holders of the class [A-MFL] certificates will be based on the portion of those items allocable to the class [A-MFL] REMIC II regular interest; and provided, further, that, for so long as the swap agreement is in effect and there is no continuing payment default thereunder, all prepayment premiums and yield maintenance charges allocable to the class [A-MFL]
                                            REMIC II regular interest will be payable to the swap counterparty.]

                                            All prepayment premiums and yield maintenance charges payable as described above will be reduced, with respect to specially serviced mortgage loans, by an amount equal to certain expenses of the trust fund and losses realized in respect of the mortgage loans previously allocated to any class of certificates.

                                            See "Description of the Offered Certificates--Payments--Payments of Prepayment Premiums
                                            and Yield Maintenance Charges" in this prospectus supplement.



                                                                S-35
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
G.  Fees and Expenses.....................  The amounts available for distribution on the series 200_-C_ certificates on any distribution date will generally be net of the following amounts:

                                              Type / Recipient          Amount/Source                             Frequency
                                           -----------------------   ------------------                         --------------
                                      Fees

                                      Master Servicing Fee / Master     The master servicer will earn a            Monthly
                                      Servicer                          master  servicing fee with respect
                                                                        to each and every mortgage loan in
                                                                        the trust, including each specially
                                                                        serviced mortgage loan, if any, and
                                                                        each mortgage loan, if any, as to
                                                                        which the corresponding mortgaged
                                                                        real property has been acquired as
                                                                        foreclosure property on behalf of,
                                                                        among others, the
                                                                        certificateholders. In the case of
                                                                        each mortgage loan, the master
                                                                        servicing fee will: (1) generally be
                                                                        calculated for the same number of
                                                                        days and on the same principal
                                                                        amount as interest accrues or is
                                                                        deemed to accrue on that mortgage
                                                                        loan; (2) accrue at an annual rate
                                                                        that ranges, on a loan-by-loan
                                                                        basis, from ___% per annum to ___%
                                                                        per annum; and (3) be payable (a)
                                                                        monthly from amounts allocable as
                                                                        interest with respect to that
                                                                        mortgage loan and/or (b) if the
                                                                        subject mortgage loan and any
                                                                        related foreclosure property has
                                                                        been liquidated on behalf of, among
                                                                        others, the certificateholders, out
                                                                        of general collections on the
                                                                        mortgage pool. Master servicing fees
                                                                        with respect to any mortgage loan
                                                                        will include the primary servicing
                                                                        fees payable by the master servicer
                                                                        to any sub-servicer with respect to
                                                                        that mortgage loan.


                                      Additional Master Servicing       o     Prepayment interest excesses      Time to time
                                      Compensation / Master Servicer          collected on mortgage loans
                                                                              that are the subject of a
                                                                              principal prepayment in full
                                                                              or in part after its due date
                                                                              in any collection period;

                                                                        o     All interest and investment         Monthly
                                                                              income earned on amounts on
                                                                              deposit in accounts maintained
                                                                              by the master servicer, to the
                                                                              extent not otherwise payable
                                                                              to the borrowers;

                                                                        o     On performing mortgage loans,     Time to time
                                                                              late payment charges and
                                                                              default interest actually
                                                                              collected with




                                                    S-36
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                                              Type / Recipient          Amount/Source                             Frequency
                                           -----------------------   ------------------                         --------------

                                                                              respect to the subject mortgage loan during any
                                                                              collection period, but only to
                                                                              the extent not otherwise
                                                                              allocable to pay the following
                                                                              items with respect to the
                                                                              subject mortgage loan: (i)
                                                                              interest on advances; or (ii)
                                                                              additional trust fund expenses
                                                                              currently payable or
                                                                              previously paid with respect
                                                                              to the subject mortgage loan
                                                                              or mortgaged real property
                                                                              from collections on the
                                                                              mortgage pool and not
                                                                              previously reimbursed; and

                                                                        o     100%--or, if the consent of       Time to Time
                                                                              the special servicer is
                                                                              required with respect to the
                                                                              subject action, 50%-- of each
                                                                              modification fee, extension
                                                                              fee or other similar fee
                                                                              actually paid by a mortgagor
                                                                              in connection with such
                                                                              action, and 100% of any fee
                                                                              actually paid by a mortgagor
                                                                              in connection with a
                                                                              defeasance of a serviced
                                                                              mortgage loan.


                                      Special Servicing Fee / Special   The special servicer will earn a           Monthly
                                      Servicer                          special servicing fee with respect
                                                                        to each mortgage loan that is being
                                                                        specially serviced or as to which
                                                                        the corresponding mortgaged real
                                                                        property has been acquired as
                                                                        foreclosure property on behalf of,
                                                                        among others, the
                                                                        certificateholders. With respect to
                                                                        each such mortgage loan described in
                                                                        the preceding sentence, the special
                                                                        servicing fee will: (a) accrue for
                                                                        the same number of days and on the
                                                                        same principal amount as interest
                                                                        accrues or is deemed to accrue from
                                                                        time to time on that mortgage loan;
                                                                        (b) accrue at a special servicing
                                                                        fee rate of __% per annum; and (c)
                                                                        be payable monthly from general
                                                                        collections on the mortgage pool.

                                      Workout Fee / Special Servicer    The special servicer will, in              Time to time
                                                                        general, be entitled to receive a
                                                                        workout fee with respect to each
                                                                        specially serviced mortgage loan
                                                                        that it successfully works out. The
                                                                        workout fee will be payable out of,
                                                                        and will be calculated by
                                                                        application of a workout fee rate of
                                                                        __% to, each collection of


                                                    S-37
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                                              Type / Recipient          Amount/Source                             Frequency
                                           -----------------------   ------------------                         --------------

                                                                        interest and principal received on
                                                                        the subject mortgage loan for so
                                                                        long as it is not returned to
                                                                        special servicing by reason of an
                                                                        actual or reasonably foreseeable
                                                                        default.

                                      Principal Recovery Fee /          Subject to the exceptions described        Time to time
                                      Special Servicer                  under "The Pooling and Servicing
                                                                        Agreement--Servicing and Other
                                                                        Compensation and Payment of
                                                                        Expenses--Principal Special
                                                                        Servicing Compensation--The
                                                                        Principal Recovery Fee" in this
                                                                        prospectus supplement, the special
                                                                        servicer will, in general, be
                                                                        entitled to receive a principal
                                                                        recovery fee with respect to: (a)
                                                                        each specially serviced mortgage
                                                                        loan--or any replacement mortgage
                                                                        loan substituted for it--as to which
                                                                        the special servicer obtains a full
                                                                        or discounted payoff from the
                                                                        related borrower; and (b) any
                                                                        specially serviced mortgage loan or
                                                                        foreclosure property as to which the
                                                                        special servicer receives any
                                                                        liquidation proceeds, sale proceeds,
                                                                        insurance proceeds or condemnation
                                                                        proceeds. As to each such specially
                                                                        serviced mortgage loan or
                                                                        foreclosure property, the principal
                                                                        recovery fee will be payable from,
                                                                        and will be calculated by
                                                                        application of a principal recovery
                                                                        fee rate of __% to, the related
                                                                        payment or proceeds.


                                      Additional Special Servicing      o     All interest and  investment         Time to time
                                      Compensation / Special                  income earned on amounts
                                      Servicer                                on deposit in accounts
                                                                              maintained by the special
                                                                              servicer;


                                                    S-38
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

                                              Type / Recipient          Amount/Source                             Frequency
                                           -----------------------   ------------------                         --------------

                                                                        o     On specially serviced mortgage        Time to time
                                                                              loans, late payment charges
                                                                              and default interest actually
                                                                              collected with respect to the
                                                                              subject mortgage loan during
                                                                              any collection period, but
                                                                              only to the extent not
                                                                              otherwise allocable to pay the
                                                                              following items with respect
                                                                              to the subject mortgage loan:
                                                                              (i) interest on advances; or
                                                                              (ii) additional trust fund
                                                                              expenses currently payable or
                                                                              previously paid with respect
                                                                              to the subject mortgage loan
                                                                              or mortgaged real property
                                                                              from collections on the
                                                                              mortgage pool and not
                                                                              previously reimbursed;

                                                                        o     With respect to any specially          Time to time
                                                                              serviced mortgage loan, 100%
                                                                              of assumption fees, assumption
                                                                              application fees and other
                                                                              applicable fees actually paid
                                                                              by a mortgagor with respect to
                                                                              any assumption or substitution
                                                                              agreement entered into by the
                                                                              special servicer or paid by a
                                                                              mortgagor with respect to any
                                                                              transfer of an interest in a
                                                                              mortgagor; and

                                                                        o     With respect to any Time to          Time to time
                                                                              time performing serviced
                                                                              mortgage loan (i) 50% of
                                                                              assumption fees actually paid
                                                                              by a mortgagor with respect to
                                                                              any assumption or substitution
                                                                              agreement entered into by the
                                                                              master servicer or paid by a
                                                                              mortgagor with respect to any
                                                                              transfer of an interest in a
                                                                              mortgagor; (ii) to the extent
                                                                              not payable to the master
                                                                              servicer, 50% of assumption
                                                                              application fees; (iii) if the
                                                                              consent of the special
                                                                              servicer is required with
                                                                              respect to the subject action,
                                                                              50% of each modification fee,
                                                                              extension fee or other similar
                                                                              fee actually paid by a
                                                                              mortgagor with respect to the
                                                                              subject action and all other
                                                                              modification fees, consent
                                                                              fees, extension fees and
                                                                              similar fees actually
                                                                              collected on the mortgage
                                                                              loans that are not otherwise
                                                                              payable to the master



                                                    S-39
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

                                              Type / Recipient          Amount/Source                             Frequency
                                           -----------------------   ------------------                         --------------

                                                                              servicer.


                                      Trustee Fee / Trustee             The trustee fee will be payable out           Monthly
                                                                        of general collections on the
                                                                        mortgage pool and, for any
                                                                        distribution date, will equal [one
                                                                        month's interest at ___% per annum
                                                                        with respect to each and every
                                                                        mortgage loan in the trust,
                                                                        including each specially serviced
                                                                        mortgage loan, if any, and each
                                                                        mortgage loan, if any, as to which
                                                                        the corresponding mortgaged real
                                                                        property has been acquired as
                                                                        foreclosure property on behalf of,
                                                                        among others, the
                                                                        certificateholders.].


                                      Additional Trustee                All interest and investment                   Monthly
                                      Compensation/Trustee              income earned on amounts on
                                                                        deposit in accounts
                                                                        maintained by the trustee.


                                      Expenses

                                      Servicing Advances /              To the extent of funds                     Time to time
                                      Fiscal Agent, Trustee,            available, the amount of any
                                      Master Servicer or Special        servicing advances.(1)
                                      Servicer

                                      Interest on Servicing             At a rate per annum equal to               Time to time
                                      Advances / Master                 a published prime rate,
                                      Servicer, Special                 accrued on the amount of each
                                      Servicer, Trustee or              outstanding servicing
                                      Fiscal Agent                      advance.(2)

                                      P&I Advances / Master             To the extent of funds                     Time to Time
                                      Servicer, Trustee and             available, the amount of any
                                      Fiscal Agent                      P&I advances.(1)

                                      Interest on P&I Advances /        At a rate per annum  equal to              Time to Time
                                      Master Servicer, Special          a published  prime rate,
                                      Servicer, Trustee and             accrued on the amount of each
                                      Fiscal Agent                      outstanding P&I advance.(2)

                                      Indemnification Expenses /        Amount to which such party is              Time to time
                                      Trustee and any director,         entitled to indemnification
                                      officer, employee or agent        under the series 200_-C_
                                      of the Trustee/ Depositor,        pooling and servicing
                                      Master Servicer or Special        agreement.(3)
                                      Servicer and any director,
                                      officer, employee or agent
                                      of Depositor, the Master
                                      Servicer or Special
                                      Servicer
                                                                        [OTHER MATERIAL EXPENSES TO
                                                                        BE INCLUDED.]

                                      --------------------------------
                                      (1)  Reimbursable out of collections on the related mortgage loan, except that: (a) advances that are determined not to be recoverable out of related collections will be reimbursable first out of general collections of principal


                                                                S-40
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
                                           on the mortgage pool and then out of other general collections on the mortgage pool; and
                                           (b) advances that remain outstanding after a specially serviced mortgage loan has been worked out and the servicing of that mortgage loan has been returned to the master servicer may be reimbursable out of general collections of principal on the mortgage pool.

                                      (2)  Payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool, although in some cases interest on advances may be payable first or solely out of general collections of principal on the mortgage pool.

                                      (3)  Payable out of general collections on the mortgage pool. In general, none of the above specified persons are entitled to indemnification for (1) any liability specifically required to be borne thereby pursuant to the terms of the pooling and servicing agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the pooling and servicing agreement.



                                            The foregoing fees and expenses will generally be payable prior to distribution on the series 200_-C_ certificates. If any of the foregoing fees and expenses are identified as being payable out of a particular source of funds, then the subject fee or expense, as the case may be, will be payable out of that particular source of funds prior to any application of those funds to make payments with respect to the offered certificates. In addition, if any of the foregoing fees and expenses are identified as being payable out of general collections with respect to the mortgage pool, then the subject fee or expense, as the case may be, will be payable out of those general collections prior to any application of those general collections to make payments with respect to the offered certificates. Further information with respect to the foregoing fees and expenses, including information regarding the general purpose of and the source of payment for these fees and expenses, is set forth under "Description of the Offered
                                            Certificates--Fees and Expenses" in this prospectus supplement.


G.  Payments of Additional Interest.......  On each distribution date, any additional interest collected during the related collection period on a mortgage loan with an anticipated repayment date will be distributed to the holders of the class [Z] certificates. See "Description of the
                                            Offered Certificates--Payments--Payments of Additional Interest" in this prospectus supplement.

Allocation of Losses on the
Mortgage Loans and Other
Unanticipated Expenses....................  Because of losses on the mortgage loans, reimbursements of advances determined to be nonrecoverable on a loan-specific basis and interest on such advances and/or default-related and other unanticipated expenses of the trust, the total principal balance of the mortgage pool, less any related outstanding advances of principal, may fall below the total principal balance of the principal balance certificates. For purposes of this


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                                            determination only, effect will not be given to any reductions of the principal balance of any mortgage loan for payments of principal collected on the mortgage loans that were used to reimburse any advances outstanding after a workout of another mortgage loan to the extent those advances are not otherwise determined to be nonrecoverable on a loan-specific basis. If and to the extent that those losses, reimbursements and expenses cause the total principal balance of the mortgage pool, less any related outstanding advances of principal, to be less than the total principal balance of the principal balance certificates following the payments made on the certificates on any distribution date, the total principal balances of the following classes of principal balance certificates--or, in the case of the reference to "[A-MFL] below, the class [A-MFL]
                                            REMIC II regular interest--will be successively reduced in the following order, until the deficit is eliminated:


                                                                  Reduction Order                          Class
                                                         ---------------------------------  ----------------------------------
                                                                         1                                   [Q
                                                                         2                                   P
                                                                         3                                   N
                                                                         4                                   M
                                                                         5                                   L
                                                                         6                                   K
                                                                         7                                   J
                                                                         8                                   H
                                                                         9                                   G
                                                                        10                                   F
                                                                        11                                   E
                                                                        12                                   D
                                                                        13                                   C
                                                                        14                                   B
                                                                        15                                   AJ
                                                                        16                              A-MFL and AM
                                                                        17                     A-1, A-2, A-3, A-4, A-SB, A-5
                                                                                                         and A-1A]

                                            Any reduction to the total principal balances of the class [A-1, A-2, A-3, A-4, A-SB,
                                            A-5 and A-1A] certificates will be made on a pari passu and pro rata basis in accordance with the relative sizes of those principal balances, without regard to loan groups. Any reduction to the total principal balances of the class [A-MFL] REMIC II regular interest and the class [AM] certificates will be made on a pari passu and pro rata basis in accordance with the relative sizes of those principal balances.

                                            Although losses on the mortgage loans, extraordinary expenses and available funds shortfalls will not be directly allocated to the class [A-MFL] certificates, such losses and shortfalls may be allocated to the class [A-MFL] REMIC II regular interest in reduction of the total principal balance of the class [A-MFL]



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                                            REMIC II regular interest and the amount of its interest entitlement, respectively.
                                            Any decrease in the total principal balance of the class [A-MFL] REMIC II regular interest will result in a corresponding decrease in the total principal balance of the class [A-MFL] certificates, and any interest shortfalls suffered by the class
                                            [A-MFL] REMIC II regular interest (for whatever reason) will reduce the amount of interest distributed on the class [A-MFL] certificates to the extent described in this prospectus supplement.

                                            See "Description of the Offered Certificates--Reductions to Certificate Principal
                                            Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

Advances of Delinquent Monthly
Debt Service Payments.....................  Except as described below, the master servicer will be required to make advances of principal and/or interest due on the mortgage loans with respect to any delinquent monthly payments, other than balloon payments. In addition, the trustee or the fiscal agent must make any of those advances that the master servicer is required to but fails to make. As described under "Description of the Offered Certificates--Advances of
                                            Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate, as described in that section of this prospectus supplement.

                                            Notwithstanding the foregoing, none of the master servicer, the trustee or the fiscal agent will be required to make any advance that it determines, in its reasonable judgment, will not be recoverable, together with interest accrued on that advance, from proceeds of the related mortgage loan. The trustee and the fiscal agent will be entitled to rely on any determination of non-recoverability made by the master servicer. The special servicer may also determine that any interest and/or principal advance made or proposed to be made by the master servicer, the trustee or the fiscal agent is not or will not be, as applicable, recoverable, together with interest accrued on that advance, from proceeds of the mortgage loan to which that advance relates, and the master servicer, the trustee and the fiscal agent will be entitled to rely on any determination of nonrecoverability made by the special servicer and will be required to act in accordance with that determination.

                                            In addition, if any of the adverse events or circumstances that we refer to under "The
                                            Pooling and Servicing Agreement--Required Appraisals" in, and describe in the glossary to, this prospectus supplement occur or exist with respect to any mortgage loan or the mortgaged real property for that mortgage loan, the special servicer will be obligated to obtain a new appraisal or, at the special servicer's option in cases involving


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                                            mortgage loans with relatively small principal balances, conduct a valuation of that property. If, based on that appraisal or other valuation, subject to the discussion below regarding the ____________ loan combination, it is determined that:

                                            o     the sum of the principal balance of the subject mortgage loan plus other delinquent amounts due under the subject mortgage loan exceeds

                                            o     an amount generally equal to:

                                                  1.    90% of the new estimated value of the related mortgaged real property, which value may be reduced by the special servicer based on its review of the related appraisal and other relevant information; plus

                                                  2.    certain other amounts,

                                            then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced in the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, which will be deemed to be reduced by any outstanding advances of principal in respect of that mortgage loan. In the event advances of interest are so reduced, funds available to make payments on the certificates then outstanding will be reduced.

                                            The calculation of any appraisal reduction amount in respect of the
                                            _____________________ trust mortgage loan will take into account the related non-trust mortgage loans. The special servicer will determine whether an appraisal reduction amount exists with respect to the entire loan combination based on a calculation that generally treats that loan combination as if it were a single mortgage loan. Any resulting appraisal reduction amount with respect to the _____________________ loan combination will be allocated, first to the _____________________ subordinate non-trust loans, up to the amount of the outstanding principal balance of those subordinate non-trust loans, and then to the _____________________ trust mortgage loan and the
                                            _____________________ pari passu non-trust mortgage loan, on a pro rata basis by balance. The amount of advances of interest on the _____________________ trust mortgage loan will reflect any appraisal reduction amount allocable to that mortgage loan.

                                            See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt
                                            Service Payments and Reimbursement of Advances" and "The Pooling and Servicing
                                            Agreement--Required Appraisals" in this prospectus supplement. See also "Description of the Governing Documents--Advances" in the accompanying prospectus.


Reports to Certificateholders.............  On each distribution date, the trustee will make available on its internet website, initially located at _____________, or provide



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                                            on request, to the registered holders of the offered certificates, a monthly report substantially in the form of Annex [D] to this prospectus supplement. The trustee's report will detail, among other things, the distributions made to the certificateholders on that distribution date and the performance of the mortgage loans and the mortgaged real properties.


                                            You may also review on the trustee's website or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the mortgage loans and the mortgaged real properties for those loans.

                                            See "Description of the Offered Certificates--Reports to Certificateholders; Available
                                            Information" in this prospectus supplement.

Optional and Other Termination............  The master servicer, the special servicer and the holder or, if applicable, the beneficial owner of certificates evidencing the largest percentage of voting rights allocated to the controlling class will each be entitled to purchase all of the mortgage loans and any foreclosure properties remaining in the trust fund, and thereby terminate the trust, when the aggregate principal balance of the mortgage loans, less any outstanding advances of principal, is less than approximately 1.0% of the initial mortgage pool balance.

                                            In addition, if, following the date on which the total principal balances of the class
                                            [A-1, A-2, A-3, A-4, A-SB, A-5, A-1A, A-MFL, AM, AJ, B, C and D] certificates are reduced to zero, all of the remaining certificates, including the class [XP]
                                            certificates, but excluding the class Z, R-I and R-II certificates, are held by the same certificateholder, the trust may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates, other than the class Z, R-I and R-II certificates, for all the mortgage loans and any foreclosure properties remaining in the trust fund at the time of exchange.

                                            See "Description of the Offered Certificates--Termination" in this prospectus supplement.

                                        The Mortgage Loans and the Mortgaged Real Properties
                                        ----------------------------------------------------

General...................................  In this section, we provide summary information with respect to the mortgage loans that we intend to include in the trust fund. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                            o     "Description of the Mortgage Pool";

                                            o     "Risk Factors--Risks Related to the Mortgage Loans";



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                                            o     Annex A-1--[Certain Characteristics of the Mortgage Loans];


                                            o     Annex A-2--[Certain Statistical Information Regarding the Mortgage Loans]; and

                                            o     Annex B--[Additional Structural and Collateral Information] (which contains a description of the ten largest mortgage loans or groups of cross-collateralized mortgage loans).


                                            When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to be included in the trust fund, please note that--

                                            o     all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

                                            o     all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and that no prepayments occur prior to the cut-off date;

                                            o     all weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances; the initial mortgage pool balance will equal the total cut-off date principal balance of the entire mortgage pool, and the initial loan group 1 balance and the initial loan group 2 balance will each equal the total cut-off date principal balance of the mortgage loans in the subject loan group; we show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this prospectus supplement;

                                            o     when information with respect to the mortgage loans is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the subject mortgage loans;

                                            o     when information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans;

                                            o     if any mortgage loan is secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among the individual properties based on any of [(a) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan, (b) an individual property's underwritten net operating income as a percentage of the total underwritten net operating


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                                                  income of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan and (c) an allocated loan balance specified in the related loan documents];

                                            o     unless specifically indicated otherwise (for example, with respect to loan-to-value and debt service coverage ratios and cut-off date balances per unit of mortgaged real property, in which cases, the _____________ pari passu non-trust loan is taken into account), statistical information presented in this prospectus supplement with respect to the ____________ trust mortgage loan excludes the related non-trust loans that are part of the _____________ loan combination;

                                            o     unless specifically indicated otherwise, statistical information presented in this prospectus supplement with respect to any mortgage loan in the trust that is part of an A/B loan combination does not take into account the related subordinate non-trust loan(s) that is/are part of that loan combination;

                                            o     statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, which may result in the initial mortgage pool balance being as much as 5% larger or smaller than indicated;

                                            o     [_______ mortgage loans that we intend to include in the trust, representing approximately _____% of the initial mortgage pool balance, have not closed as of the date of the preparation of this prospectus supplement and therefore certain mortgage loan characteristics included in this prospectus supplement for those mortgage loans, including the interest rates thereof, have been estimated. As a result, certain statistical information in this prospectus supplement may change if those mortgage loans bear a different interest rate than anticipated;]

                                            o     the sum of numbers presented in any column within a table may not equal the indicated total due to rounding; and

                                            o     when a mortgage loan is identified by loan number, we are referring to the loan number indicated for that mortgage loan on Annex A-1 to this prospectus supplement.

Substitutions, Acquisitions and
Removals of Mortgage Loans................  On or prior to the date of initial issuance of the offered certificates, we will acquire the mortgage loans from the [sponsors and the other mortgage loan sellers] and will transfer the mortgage loans to the trust. Except as contemplated in the



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                                            following paragraphs regarding the replacement of a defective mortgage loan, no mortgage loan may otherwise be added to the trust.


                                            [IF IT IS CONTEMPLATED THAT A PREFUNDING FEATURE WILL BE INCLUDED IN THE SUBJECT
                                            SECURITIZATION TRANSACTION AND MORTGAGE ASSETS MAY BE ACQUIRED BY THE ISSUING ENTITY
                                            SUBSEQUENT TO THE DATE OF INITIAL ISSUANCE OF THE RELATED OFFERED CERTIFICATES, THEN THE
                                            RELATED PROSPECTUS SUPPLEMENT WILL INDICATE: (1) THE TERM OR DURATION OF THE PREFUNDING
                                            PERIOD; (2) THE AMOUNT OF PROCEEDS TO BE DEPOSITED IN THE PREFUNDING ACCOUNT; (3) THE
                                            PERCENTAGE OF THE ASSET POOL AND ANY CLASS OR SERIES OF THE CERTIFICATES REPRESENTED BY
                                            THE PREFUNDING ACCOUNT, IF APPLICABLE; (4) ANY LIMITATIONS ON THE ABILITY TO ADD POOL
                                            ASSETS; AND (5) THE REQUIREMENTS FOR ASSETS THAT MAY BE ADDED TO THE POOL. ANY SUCH
                                            PREFUNDING FEATURE WILL NOT CAUSE THE RELATED ISSUING ENTITY TO DO MORE THAN PASSIVELY
                                            OWN OR HOLD THE POOL OF ASSETS, ISSUE THE ASSET-BACKED SECURITIES SUPPORTED OR SERVICED
                                            BY THOSE ASSETS AND ENGAGE IN ACTIVITIES REASONABLY INCIDENTAL THERETO. FURTHERMORE,
                                            FUNDS IN A PREFUNDING ACCOUNT WILL NOT BE USED TO ACQUIRE NON-PERFORMING ASSETS.]


                                            [Each sponsor and each other mortgage loan seller], with respect to each mortgage loan transferred by it to us for inclusion in the series 200_-C_ securitization transaction, will:

                                            o     make, as of the date of initial issuance of the offered certificates, and subject to any applicable exceptions, the representations and warranties generally described under "Description of the Mortgage Pool--Representations and Warranties"
                                                  in this prospectus supplement; and

                                            o     agree to deliver the loan documents described under "Description of the Mortgage
                                                  Pool--Assignment of the Mortgage Loans" in this prospectus supplement.

                                            If there exists a breach of any of those representations and warranties, or if there exists a document defect with respect to any mortgage loan, which breach or document defect materially and adversely affects [the value of the subject mortgage loan or the interests of the certificateholders], and if that breach or document defect is not cured within the period contemplated under "Description of the Mortgage Pool--Repurchases and
                                            Substitutions" in this prospectus supplement, then the affected mortgage loan will be subject to repurchase or substitution as described under "Description of the Mortgage
                                            Pool--Repurchases and Substitutions" in this prospectus supplement.


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                                            [If any mortgage loan is [SPECIFY APPLICABLE DEFAULT CRITERIA], then it will be subject to a fair value purchase option on the part of the special servicer, the holder--or, if applicable, the beneficial owner--of certificates representing the largest percentage interest of voting rights allocated to the controlling class or an assignee of the foregoing, as described under "The Pooling and Servicing Agreement--Realization Upon
                                            Defaulted Mortgage Loans--Fair Value Call" in this prospectus supplement.]

                                            [If, in the case of any mortgage loan included in the trust, there exists additional debt that is secured by the related mortgaged real property or by an interest in the related borrower, which additional debt is not held by the trust, then the lender on that additional debt may be entitled to acquire that mortgage loan--generally at a price no less than the unpaid principal balance of the subject mortgage loan, plus interest, exclusive of default interest, accrued thereon--upon the occurrence of a default or, in some cases, a reasonably foreseeable default. We are aware that this type of purchase option exists with respect to the following mortgage loans and may exist with others:
                                            [TO BE INCLUDED.]]

                                            The trust will be subject to optional termination as discussed under "Description of the
                                            Offered Certificates--Termination" in this prospectus supplement.

Payment and Other Terms...................  Each of the mortgage loans is the obligation of a borrower to repay a specified sum with interest. Each of the mortgage loans is secured by a first mortgage lien on the [fee or leasehold interest] of the related borrower or another party in one or more commercial, multifamily or manufactured housing community real properties. Each mortgage lien will be subject to the limited permitted encumbrances that we describe in the glossary to this prospectus supplement.

                                            [All of the mortgage loans are or should be considered nonrecourse. None of the mortgage loans is insured or guaranteed by any governmental agency or instrumentality, by any private mortgage insurer, by any mortgage loan seller or by any of the parties to the pooling and servicing agreement.]

                                            [Each of the mortgage loans currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this prospectus supplement. Except as otherwise described below with respect to mortgage loans that have anticipated repayment dates, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the mortgage loan.]

A.  Partial Interest-Only Balloon Loans...  [________ (___) of the mortgage loans, representing approximately ___% of the initial mortgage pool balance (____ mortgage loans in loan group 1, representing approximately
                                            ___% of the initial loan group 1 balance, and ____ mortgage


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                                            loans in loan group 2, representing approximately ___% of the initial loan group 2 balance), require:

                                            o     the payment of interest only on each due date until the expiration of a designated period that ends prior to maturity;

                                            o     the amortization of principal following the expiration of that interest-only period based on an amortization schedule that is significantly longer than its remaining term to stated maturity; and

                                            o     a substantial payment of principal on its maturity date.]

B.  Interest-Only Balloon Loans...........  [________ (___) of the mortgage loans, representing approximately ___% of the initial mortgage pool balance (____ mortgage loans in loan group 1, representing approximately
                                            ___% of the initial loan group 1 balance, and ____ mortgage loans in loan group 2, representing approximately ___% of the initial loan group 2 balance), require the payment of interest only for the entire term of the mortgage loan and the payment of all principal on the maturity date.]

C.  Amortizing Balloon Loans..............  [________ (___) of the mortgage loans, representing approximately ___% of the initial mortgage pool balance (____ mortgage loans in loan group 1, representing approximately
                                            ___% of the initial loan group 1 balance, and ____ mortgage loans in loan group 2, representing approximately ___% of the initial loan group 2 balance), provide for:

                                            o     an amortization schedule that is significantly longer than its remaining term to stated maturity; and

                                            o     a substantial payment of principal on its maturity date.

                                            These ___ balloon loans do not include any of the mortgage loans described under
                                            "--Partial Interest-Only Balloon Loans" or "--Interest-Only Balloon Loans" above.]

D.  ARD Loans.............................  [________ (___) of the mortgage loans, representing approximately ___% of the initial mortgage pool balance (____ mortgage loans in loan group 1, representing approximately
                                            ___% of the initial loan group 1 balance, and ____ mortgage loans in loan group 2, representing approximately ___% of the initial loan group 2 balance), which are commonly referred to as hyper-amortization loans or ARD loans, each provide for material changes to their terms to encourage the borrower to pay the mortgage loan in full by a specified date. We consider that date to be the anticipated repayment date for each of those ARD loans. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The changes to the loan terms, which, in each case, will become effective as of the related anticipated repayment date, include:



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                                            o     accrual of interest at a rate in excess of the initial mortgage interest rate with the additional interest to be deferred and payable only after the outstanding principal balance of the subject mortgage loan is paid in full; and

                                            o     applying excess cash flow from the mortgaged real property to pay down the principal amount of the subject mortgage loan, which payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

                                            ________ (___) of the above-identified _____ ARD loans, representing approximately __%
                                            of the initial mortgage pool balance (____ mortgage loans in loan group 1, representing approximately ___% of the initial loan group 1 balance, and ____ mortgage loans in loan group 2, representing approximately ___% of the initial loan group 2 balance), require, in each case:

                                            o     the payment of interest only until the expiration of a designated period that ends prior to the related anticipated repayment date; and

                                            o     the amortization of principal following the expiration of that interest-only period.

                                            _________ (___) of the above-identified ARD loans, representing approximately __% of the initial mortgage pool balance (____ mortgage loans in loan group 1, representing approximately ___% of the initial loan group 1 balance, and ____ mortgage loans in loan group 2, representing approximately ___% of the initial loan group 2 balance), require, in each case, the payment of interest only until the related anticipated repayment date.]

Loan Combinations.........................  [______ (___) mortgage loans are, in each case, part of a loan combination comprised of two (2) or more mortgage loans that are obligations of the same borrower, only one of which will be included in the trust fund. The remaining mortgage loan(s) in a loan combination will not be included in the trust fund, provided that all of the mortgage loans in the subject loan combination are together secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. A non-trust mortgage loan may be senior, subordinate or pari passu in right of payment with the trust mortgage loan in the same loan combination. All of the mortgage loans comprising a given loan combination are cross-defaulted, but none of the loan combinations is cross-collateralized or cross-defaulted with any other loan combination.

                                            The following mortgage loans that will be included in the trust fund are each part of a loan combination:

                                            [IDENTIFY LOAN COMBINATIONS.]


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                                            See "Description of the Mortgage Pool--The Loan Combinations" in this prospectus supplement for a more detailed description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans comprising such loan combination. Also see "Description of the Mortgage Pool--Additional
                                            Loan and Property Information--Additional and Other Financing" in this prospectus supplement.]

Delinquency Status........................  [[None] of the mortgage loans was 30 days or more delinquent with respect to any monthly debt service payment as of its cut-off date or at any time during the 12-month period preceding that date.]

Prepayment Lock-Out Periods...............  [Except as described under "Description of the Mortgage Pool--Terms And Conditions of
                                            the Mortgage Loans--Prepayment Lock-out Periods" in this prospectus supplement with respect to ______ mortgage loans (loan numbers ___, ___ and ___), all of the mortgage loans restrict prepayment for a particular period commonly referred to as a lock-out period and, in most cases (see "--Defeasance" below), a period during which the subject mortgage loan may be defeased but not prepaid. The weighted average remaining lock-out period and defeasance period of the mortgage loans is approximately ___ payment periods.]

Defeasance................................  [__________ (___) of the mortgage loans, representing approximately ___% of the initial mortgage pool balance (____ mortgage loans in loan group 1, representing approximately
                                            ___% of the initial loan group 1 balance, and ____ mortgage loans in loan group 2, representing approximately ___% of the initial loan group 2 balance), permit the related borrower, under the required conditions, to obtain a full or partial release of the mortgaged real property from the mortgage lien by delivering U.S. Treasury obligations or other non-callable government securities as substitute collateral. [None] of these mortgage loans permits defeasance prior to the second anniversary of the date of initial issuance of the certificates. The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all debt service payments on the defeased mortgage loan or allocated to the released mortgaged real property, including any balloon payment or, in the case of an ARD loan, the payment thereof in full on the related anticipated repayment date.]

Prepayment Consideration..................  [__________ (___) of the mortgage loans, representing approximately ___% of the initial mortgage pool balance (____ mortgage loans in loan group 1, representing approximately
                                            ___% of the initial loan group 1 balance, and ____ mortgage loans in loan group 2, representing approximately ___% of the initial loan group 2 balance), provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term and, in all but ______ cases (loan numbers ___, ___ and ___), following an initial


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
                                            prepayment lock-out period. [In the case of _________ of the _____ mortgage loans, representing approximately ___% of the initial mortgage pool balance (____ mortgage loans in loan group 1, representing approximately ___% of the initial loan group 1 balance, and ____ mortgage loans in loan group 2, representing approximately ___% of the initial loan group 2 balance), provide the borrower with the option of defeasing the related mortgage loan instead of voluntarily prepaying the related mortgage loan if ____
                                            would be less expensive for the borrower than prepaying the related mortgage loan and paying the related prepayment consideration. See "Description of the Mortgage
                                            Pool--Terms and Conditions of the Mortgage Loans--Prepayment Consideration" in this prospectus supplement.]

Additional Statistical Information........  The mortgage pool will have the following general characteristics as of the cut-off date:


                                                                     Mortgage Pool        Loan Group 1         Loan Group 2
                                                                  ------------------   ------------------  -------------------
Total cut-off date principal balance                              $                    $                   $
Number of mortgage loans
Number of mortgaged real properties
Percentage of investment-grade, shadow rated loans (mortgage                        %                   %                      %
  loan nos. __, ___ and __)(1)

Average cut-off date principal balance                                       $                    $                   $
Largest cut-off date principal balance                                       $                    $                   $
Smallest cut-off date principal balance                                      $                    $                   $

Weighted average mortgage interest rate                                             %                   %                      %
Highest mortgage interest rate                                                      %                   %                      %
Lowest mortgage interest rate                                                       %                   %                      %
Number of cross-collateralized loan groups
Cross-collateralized loan groups as a percentage of initial                         %                   %                      %
  mortgage pool
Number of multi-property mortgage loans
Multi-property mortgage loans as a percentage of initial                            %                   %                      %
  mortgage pool balance

Weighted average underwritten debt service coverage ratio                           x                   x                      x
Highest underwritten debt service coverage ratio                                    x                   x                      x
Lowest underwritten debt service coverage ratio                                     x                   x                      x

Weighted average cut-off date loan-to-value ratio                                   %                   %                      %
Highest cut-off date loan-to-value ratio                                            %                   %                      %
Lowest cut-off date loan-to-value ratio                                             %                   %                      %

Weighted average original term to maturity or anticipated
  repayment date (months)
Longest original term to maturity or anticipated repayment date
  (months)
Shortest original term to maturity or anticipated repayment date (months)



                                                                S-53

Weighted average remaining term to maturity or anticipated
  repayment date (months)
Longest remaining term to maturity or anticipated repayment
  date (months)
Shortest remaining term to maturity or anticipated repayment date (months)

--------------------

(1)      [It has been confirmed to us by [RATING AGENCY NO. 1] and/or [RATING AGENCY NO. 2], in accordance with their respective methodologies, that loan numbers ___, ____ and ___ have credit characteristics consistent with investment-grade rated obligations.]

         [FURTHER FOOTNOTES EXPLAINING THE ABOVE TABLE MAY BE ADDED BASED ON CHARACTERISTICS OF ACTUAL MORTGAGE LOANS.]


Property Type.............................  The table below shows the number of and the total cut-off date principal balance and percentages of the initial mortgage pool balance, the loan group 1 balance and the loan group 2 balance, secured by mortgaged real properties operated primarily for each indicated purpose:

                                               Number of        Total       % of Initial
                                               Mortgaged     Cut-off Date      Mortgage       % of Initial     % of Initial
                                                 Real         Principal          Pool         Loan Group 1     Loan Group 2
              Property Types                  Properties      Balance(1)      Balance(1)       Balance(1)       Balance(1)
-------------------------------------------  ------------  ---------------  --------------   --------------  -----------------
                                                                         $         %               %                 %












                                            -------------  ---------------  --------------   --------------  -----------------
Total                                                                    $       100.0%          100.0%            100.0%

--------------------

(1)      For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on [any of (a) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing the same mortgage loan, (b) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (c) an allocated loan balance specified in the related loan documents].

         [ADD FOOTNOTES AS APPROPRIATE.]

Property Location.........................  The mortgaged real properties are located in ___ states. The following table sets forth the indicated information regarding those states where 5% or more of mortgaged real properties, based on allocated loan balance, are located.

                                                                S-54

                                 Number of                             % of Initial      % of Initial     % of Initial
                              Mortgaged Real    Total Cut-off Date    Mortgage Pool      Loan Group 1     Loan Group 2
           State                Properties     Principal Balance(1)     Balance(1)        Balance(1)       Balance(1)
---------------------------  ----------------  --------------------   -------------     --------------  -----------------
                                                                  $         %                 %                 %






                             ----------------  --------------------   -------------     --------------  -----------------
                                               $                            %                 %                 %

--------------------
(1)      For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of [(a) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (b) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (c) an allocated loan balance specified in the related loan documents].

         [ADD FOOTNOTES AS APPROPRIATE.]

Encumbered Interests......................  The table below shows the number of, as well as the total cut-off date principal balance and percentage of the initial mortgage pool balance, the initial loan group 1 balance and the initial loan group 2 balance, secured by, mortgaged real properties for which the significant encumbered interest is as indicated:


Encumbered Interest in                                                 % of Initial
  the Mortgaged Real     Number of Mortgaged    Total Cut-off Date     Mortgage Pool    % of Initial Loan   % of Initial Loan
       Property            Real Properties     Principal Balance(1)      Balance(1)     Group 1 Balance(1)  Group 2 Balance(1)
-----------------------  -------------------   --------------------   ---------------   ------------------  ------------------
Fee (2)                                                        $             %                  %                   %
Fee/Leasehold
Leasehold
                         -------------------   --------------------   ---------------   ------------------  ------------------
                                                               $           100.0%             100.0%              100.0%

--------------------
(1)      For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of [(a) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (b) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (c) an allocated loan balance specified in the related loan documents].

(2)      In circumstances where both the fee interest and the overlapping leasehold interest in a mortgaged real property are encumbered, a mortgage loan is considered to be secured by the fee interest in the subject mortgaged real property.

                                                 Legal and Investment Considerations
                                                 -----------------------------------
Federal Income Tax Consequences...........  [The trustee or its agent will make elections to treat designated portions of the assets of the trust as [two] separate real estate mortgage investment conduits or REMICs under sections 860A



                                                                S-55

                                            through 860G of the Internal Revenue Code of 1986, as amended. The designations for each of those [two] REMICs are as follows:

                                            o     [REMIC I, the lower tier REMIC, which will consist of, among other things--

                                                  1.    the mortgage loans, and

                                                  2.    various other related assets]; and

                                            o     [REMIC II, which will hold the non-certificated regular interests in REMIC I].]

                                            The class [R-I and R-II] certificates will represent the respective residual interests in those REMICs.

                                            Any trust assets not included in a REMIC will constitute one or more grantor trusts for
                                            U.S. federal income tax purposes.]

                                            [The class Z certificates will entitle the holders of those certificates to receive any additional interest accrued and deferred as to payment with respect to each mortgage loan with an anticipated repayment date that remains outstanding past that date, and any such additional interest will constitute a grantor trust for federal income tax purposes. That additional interest will be excluded from the REMICs referred to above.]

                                            [The class [A-MFL] REMIC II regular interest, the swap agreement and the trustee's floating rate account, will constitute a grantor trust for federal income tax purposes.]

                                            The [class [A-MFL] REMIC II regular interest and offered certificates, exclusive of the class [A-MFL] certificates, will be treated as regular interests in REMIC II. This means that they will be treated as newly issued debt instruments for federal income tax purposes. [The class [A-MFL] certificates will represent undivided beneficial ownership interests in the class [A-MFL] REMIC II regular interest, the swap agreement and the trustee's floating rate account.] You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates, exclusive of the class
                                            [A-MFL] certificates, will not represent any interest in the grantor trust referred to above.

                                            One or more classes of offered certificates, excluding the class [A-MFL] certificates, and/or the class [A-MFL] REMIC II regular interest may be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

                                            Some of the offered certificates, excluding the class [A-MFL] certificates, and the class [A-MFL] REMIC II regular interest



                                                                S-56

                                            may, if not offered with original issue discount, be treated as being issued at a premium.

                                            [The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for U.S. federal income tax purposes, will be that, subsequent to any date of determination--

                                            o     each mortgage loan with an anticipated repayment date will be paid in full on that date,

                                            o     no mortgage loan will otherwise be prepaid prior to maturity, and

                                            o     there will be no extension of maturity for any mortgage loan.]

                                            However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all.

                                            For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

ERISA Considerations......................  [We anticipate that, subject to satisfaction of the conditions referred to under "ERISA
                                            Considerations" in this prospectus supplement, employee benefit plans and other retirement plans or arrangements subject to--

                                            o     Title I of the Employee Retirement Income Security Act of 1974, as amended, or

                                            o     section 4975 of the Internal Revenue Code of 1986, as amended,

                                            will be able to invest in the [offered] [class __, __, __, __, __ and __] certificates without giving rise to a prohibited transaction. This is based upon individual prohibited transaction exemptions granted to Merrill Lynch, Pierce, Fenner & Smith
                                            Incorporated and _______________________ by the U.S. Department of Labor.]

                                            If you are a fiduciary of any employee benefit plan or other retirement plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue Code of
                                            1986, as amended, you are encouraged to review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code of 1986, as amended. [In addition, if you are a fiduciary of any such employee benefit plan or other retirement plan or arrangement and are considering an investment in the class [A-MFL] certificates, you should review the specific requirements for purchases of class [A-MFL] certificates by plans.] See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.



                                                                S-57

Legal Investment..........................  [The offered certificates will not be mortgage related securities for purposes of the
                                            Secondary Mortgage Market Enhancement Act of 1984.]

                                            All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates will be legal investments for them. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

Investment Considerations.................  The rate and timing of payments and other collections of principal on or with respect to the mortgage loans -- and, in particular, in the case of the class [A-1, A-2, A-3, A-4,
                                            A-SB and A-5] certificates, on or with respect to the mortgage loans in loan group 1, and in the case of the class [A-1A] certificates, on or with respect to the mortgage loans in loan group 2 -- may affect the yield to maturity on each offered certificate.
                                            In the case of offered certificates with principal balances purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the mortgage loans -- and, in particular, in the case of the class [A-1, A-2, A-3, A-4, A-SB and A-5] certificates, on or with respect to the mortgage loans in loan group 1, and in the case of the class [A-1A] certificates, on or with respect to the mortgage loans in loan group 2 -- could result in a lower than anticipated yield. In the case of the class
                                            [XP] certificates and the offered certificates with principal balances purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the mortgage loans -- and, in particular, in the case of the class [A-1, A-2, A-3,
                                            A-4, A-SB and A-5] certificates, on or with respect to the mortgage loans in loan group
                                            1, and in the case of the class [A-1A] certificates, on or with respect to the mortgage loans in loan group 2 -- could result in a lower than anticipated yield.

                                            If you are contemplating the purchase of class [XP] certificates, you should be aware that--

                                            o     the yield to maturity on those certificates will be highly sensitive to the rate and timing of principal prepayments and other liquidations on or with respect to the mortgage loans,

                                            o     a faster than anticipated rate of payments and other collections of principal on the mortgage loans could result in a lower than anticipated yield with respect to those certificates, and

                                            o     an extremely rapid rate of prepayments and/or other liquidation on or with respect to the mortgage loans could result in a substantial loss of your initial investment with respect to those certificates.


                                                                S-58


                                            The yield on the class [A-MFL] certificates will be highly sensitive to changes in the level of LIBOR.

                                            The yield on the class [A-MFL] certificates, as well as any offered certificate with a variable or capped pass-through rate, could also be adversely affected if the mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

                                            In addition, depending on timing and other circumstances, the pass-through rate for the class [XP] certificates may vary with changes in the relative sizes of the respective components of the total notional amount of the class [XP] certificates. When trying to determine the extent to which payments and other collections of principal on the mortgage loans will adversely affect the yields to maturity of the class [XP]
                                            certificates, you should consider what the respective components of the total notional amount of that class of certificates are and how payments and other collections of principal on the mortgage loans are to be applied to the respective total principal balances--or portions of total principal balances--of the principal balance certificates that make up those components.

                                            See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.



                                                                S-59

                                 RISK FACTORS


         The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

         The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

         You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

         The risks and uncertainties described below are not the only ones relating to your offered certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

         This prospectus supplement contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described below and elsewhere in this prospectus supplement.

         If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

Risks Related to the Offered Certificates
-----------------------------------------

The Class [A-MFL, AM, AJ, B, C and D] Certificates Are Subordinate to, and Are Therefore Riskier Than, the Class [A-1, A-2, A-3, A-4, A-SB, A-5 and A-1A] Certificates

         If you purchase class [A-MFL, AM, AJ, B, C or D] certificates, then your offered certificates--in the case of the class [A-MFL] certificates, by virtue of the interest evidenced thereby in the class [A-MFL] REMIC II regular interest--will provide credit support to other classes of offered certificates and to the class [XC] certificates. As a result, you will receive payments after, and must bear the effects of losses on the mortgage loans before, the holders of those other classes of certificates.

         When making an investment decision, you should consider, among other things--

         o the payment priorities of the respective classes of the certificates;

         o the order in which the principal balances of the respective classes of the offered certificates with principal balances will be reduced in connection with losses and default-related shortfalls; and

         o        the characteristics and quality of the mortgage loans.

         See "Description of the Mortgage Pool" and "Description of the Offered Certificates--Payments" and "--Reductions to Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable", "--Any Credit Support for Your Offered

Certificates May Be Insufficient to Protect You Against All Potential Losses" and "--Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates" in the accompanying prospectus.

Changes in Mortgage Pool Composition Can Change the Nature of Your Investment

         If you purchase any of the offered certificates with principal balances that are expected to have relatively longer weighted average lives, or if you purchase any of the class [XP] certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own offered certificates with principal balances that are expected to have relatively shorter weighted average lives. See "Risk Factors--Changes in Pool Composition Will Change the Nature of Your Investment" in the accompanying prospectus.

The Offered Certificates Will Have Limited Liquidity and May Experience Fluctuations in Market Value Unrelated to the Performance of the Mortgage Loans

         Your offered certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your offered certificates. While one or more of the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of your offered certificates. Accordingly, you may not have an active or liquid secondary market for your offered certificates. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. The market value of your offered certificates also may be affected by many other factors, including the then prevailing interest rates and market perceptions of risks associated with commercial mortgage lending, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates" and "--The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rate and the Supply and Demand of CMBS Generally" in the accompanying prospectus.

The Offered Certificates Have Uncertain Yields to Maturity

         The yield on your offered certificates will depend on--

         o        the price you paid for your offered certificates; and

         o the rate, timing and amount of payments on your offered certificates.

         The frequency, timing and amount of payments on your offered certificates will depend on:

         o the pass-through rate for, and other payment terms of, your offered certificates;

         o the frequency and timing of payments and other collections of principal on the mortgage loans or, in some cases, a particular group of mortgage loans;

         o the frequency and timing of defaults, and the severity of losses, if any, on the mortgage loans or, in some cases, a particular group of mortgage loans;

         o the frequency, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

         o repurchases of mortgage loans--or, in some cases, mortgage loans of a particular group--for material breaches of representations or warranties and/or material document defects;

         o the collection and payment of prepayment premiums and yield maintenance charges with respect to the mortgage loans or, in some cases, a particular group of mortgage loans; and

         o servicing decisions with respect to the mortgage loans or, in some cases, a particular group of mortgage loans.

         These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates. In general, the factors described in the preceding paragraph cannot be predicted with any certainty. Further, in the absence of significant losses on the mortgage pool, holders of the class [A-1, A-2, A-3, A-4, A-SB and A-5] certificates should be concerned with the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group 1. Until the class [A-1, A-2, A-3, A-4, A-SB and A-5] certificates are retired, holders of the class [A-1A] certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group 2.

         The yield to investors in the class [A-MFL] certificates will be highly sensitive to changes in the level of LIBOR. Investors in the class [A-MFL] certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on the class [A-MFL] certificates.

         In addition, because interest payments on the class [A-MFL] certificates may be reduced or the pass-through rate on the class [A-MFL] certificates may convert to the pass-through rate on the class [A-MFL] REMIC II regular interest following the occurrence of certain events discussed in this prospectus supplement, the yield to investors in the class [A-MFL] certificates under such circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

         In general, the earlier a change in the level of LIBOR, the greater the effect on the yield to maturity to an investor in the class [A-MFL] certificates. As a result, the effect on such investor's yield to maturity of a level of LIBOR that is lower than the rate anticipated by such investor during the period immediately following the issuance of the class [A-MFL] certificates is not likely to be offset by a subsequent like increase in the level of LIBOR. The failure by the swap counterparty to perform its obligation to make payments under the swap agreement, the conversion to a pass-through rate that is below the rate that would otherwise be payable under the swap agreement at the applicable floating rate and/or the reduction of interest payments resulting from payment of interest to the class [A-MFL] REMIC II regular interest based on a pass-through rate below ___% per annum would have such a negative impact. There can be no assurance that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to the pass-through rate on the class [A-MFL] REMIC II regular interest would not adversely affect the amount and timing of distributions to the holders of the class [A-MFL] certificates. See "Yield and Maturity Considerations" in this prospectus supplement.

         See "Description of the Mortgage Pool", "The Pooling and Servicing Agreement", "Description of the Offered Certificates--Payments" and "--Reductions to Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity Considerations" in the accompanying prospectus.

The Investment Performance of Your Offered Certificates May Vary Materially and Adversely From Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Mortgage Loans is Faster or Slower Than You Anticipated

         If you purchase class [XP] certificates, or if you purchase any offered certificates at a premium relative to their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class [A-1, A-2, A-3, A-4, A-SB and A-5] certificates, on the mortgage loans in loan group 1, and in the case of the class [A-1A] certificates, on the mortgage loans in loan group 2--occur with a greater frequency than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificates at a discount from their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class [A-1, A-2, A-3, A-4, A-SB and A-5] certificates, on the mortgage loans in loan group 1, and in the case of the class [A-1A] certificates, on the mortgage loans in loan group 2--occur with less frequency than you anticipated, then your actual yield to maturity may be lower than you had assumed. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances and no prepayment premium or yield maintenance charge will be paid in connection with a purchase or repurchase of a mortgage loan. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

         The yield to maturity of the class [XP] certificates will be particularly sensitive to the rate and timing of principal payments on the mortgage loans, including principal prepayments and principal payments occasioned by any default, liquidation or repurchase of a mortgage loan by the applicable [sponsor or other applicable mortgage loan seller] in connection with a material breach of representation and warranty or a material document deficiency, all as described in this prospectus supplement under "Description of the Mortgage Pool--Repurchases and Substitutions". Depending on the timing thereof, a payment of principal in reduction of the principal balance of any of the class [__, __, __, __, __, __, __, __, __, __, __, __, __, __, and __]
certificates may result in a corresponding reduction in the total notional amount of the class [XP] certificates. Accordingly, if principal payments on the mortgage loans, including principal prepayments and principal payments occasioned by any default, liquidation or repurchase of a mortgage loan, occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class [XP] certificates may be lower than that assumed at the time of purchase. Prior to investing in the class [XP] certificates, you should carefully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in your failure to fully recover your initial investment. The ratings on the class [XP] certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them. In addition, depending on timing and other circumstances, the pass-through rate for the class [XP] certificates may vary with changes in the relative sizes of the total principal balances of the [__, __, __, __, __, __, __, __, __, __, __, __, __, __, and __] certificates.

         Some of the mortgage loans may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if specified conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

         The yield on the [class [A-MFL] certificates and the other] offered certificates with variable or capped pass-through rates could also be adversely affected if the mortgage loans with higher net mortgage interest rates pay principal faster than the mortgage loans with lower net mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of the adjusted net mortgage interest rates derived from the mortgage loans.

         Prepayments resulting in a shortening of weighted average lives of the offered certificates with principal balances may be made at a time of low interest rates when investors may be unable to reinvest the resulting payment of principal on their certificates at a rate comparable to the yield anticipated by them in making their initial investment in those certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when investors may have been able to reinvest principal payments that would otherwise have been received by them at higher rates.

         The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

         o        the terms of the mortgage loans;

         o        the length of any prepayment lockout period;

         o        the level of prevailing interest rates;

         o        the availability of mortgage credit;

         o the applicable yield maintenance charges or prepayment premiums;

         o the master servicer's or special servicer's ability to enforce yield maintenance charges and prepayment premiums;

         o the failure to meet certain requirements for the release of escrows;

         o        the occurrence of casualties or natural disasters; and

         o        economic, demographic, tax, legal or other factors.

         A borrower is generally less likely to prepay its mortgage loan if prevailing interest rates are at or above the mortgage interest rate borne by that mortgage loan. On the other hand, a borrower is generally more likely to prepay its mortgage loan if prevailing rates fall significantly below the mortgage interest rate borne by that mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges. None of the master servicer, the special servicer, the trustee or the fiscal agent will be required to advance any yield maintenance charges.

         Provisions requiring yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

         See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage Loans--Voluntary Prepayment Provisions" in this prospectus supplement for a discussion of prepayment restrictions with respect to the mortgage loans. No assurance can be given to you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

         In addition, if a mortgage loan seller repurchases any mortgage loan from the trust fund due to material breaches of representations or warranties or material document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

A High Rate and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

         The actual yield to maturity of your offered certificates will be lower than expected and could be negative under certain extreme scenarios if
(a) you calculate the anticipated yield of your offered certificates based on a default rate or amount of losses lower than that actually experienced by the mortgage loans and (b) the additional losses are allocable to or otherwise required to be borne by your class of offered certificates. The actual yield to maturity of your offered certificates will also be affected by the timing of any loss on a liquidated mortgage loan if a portion of the loss is allocable to or otherwise required to be borne by your class of offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. Delinquencies on the mortgage loans may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month if the delinquent amounts are not advanced. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Losses on the mortgage loans may affect the weighted average life and/or yield to maturity of a particular class of offered certificates even if those losses are not allocated to, or required to be borne by the holders of, that class of offered certificates. The special servicer may accelerate the maturity of the related mortgage loan in the case of any monetary or material non-monetary default, which could result in an acceleration of payments to the certificateholders. In addition, losses on the mortgage loans may result in a higher percentage ownership interest evidenced by a class of offered certificates in the remaining mortgage loans than would otherwise have been the case absent the loss, even if those losses are not allocated to that class of offered certificates. The consequent effect on the weighted average life and/or yield to maturity of a class of offered certificates will depend upon the characteristics of the remaining mortgage loans.

         Depending on the timing thereof, any reduction in the total principal balance of the class [__, __, __, __, __, __, __, __, __, __, __, __, __, __,
and __] certificates as a result of losses on the mortgage loans and/or default-related or other unanticipated expenses may result in a reduction in the total notional amount of the class [XP] certificates.

The Right of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent to Receive Interest on Advances, Special Servicing Fees, Principal Recovery Fees and Workout Fees Will Affect Your Right to Receive Distributions

         To the extent described in this prospectus supplement and provided in the pooling and servicing agreement, each of the master servicer, the special servicer, the trustee and the fiscal agent will be entitled to receive interest--which will generally accrue from the date on which the related advance is made through the date of reimbursement--on unreimbursed advances made by it. In addition, the special servicer will be entitled to receive, in connection with its servicing, liquidation and/or workout of defaulted mortgage loans, compensation consisting of special servicing fees, principal recovery fees and workout fees, respectively. The right to receive these amounts is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in shortfalls and losses being allocated to the offered certificates that would not have otherwise resulted.

Your Lack of Control Over the Trust Fund Can Create Risks

         You and other holders of the offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Description of the Offered

Certificates--Voting Rights" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust fund, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of the offered certificates would have made and may negatively affect your interests.

Potential Conflicts of Interest with Respect to the Master Servicer and the Special Servicer

         [________________, the initial master servicer, is an affiliate of ____________________________. This affiliation could cause a conflict with the master servicer's duties to the trust under the pooling and servicing agreement notwithstanding the fact that the pooling and servicing agreement provides that the mortgage loans serviced pursuant to that agreement must be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with any other party involved in the transaction. See "The Pooling and Servicing Agreement--General Servicing Matters" in this prospectus supplement.]

         [The special servicer will be involved in determining whether to modify or foreclose upon a defaulted mortgage loan serviced by it. The initial special servicer is an affiliate of the entity which is expected to purchase certain of the non-offered certificates, including the controlling class of certificates. This could cause a conflict between the special servicer's duties to the trust under the pooling and servicing agreement and its affiliate's interest as a holder of certificates issued under that agreement. In addition, the master servicer, the special servicer and each of their affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, the assets of those parties and their affiliates may, depending upon the particular circumstances including the nature and location of those assets, compete with the mortgaged real properties for tenants, purchasers, financing and in other matters related to the management and ownership of real estate. See "The Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.]

         [The special servicer will have the right to determine that any P&I advance made or to be made by the master servicer, the trustee or the fiscal agent is not recoverable from proceeds of the mortgage loan to which that advance relates. The master servicer, the trustee or the fiscal agent will then be required to not make a proposed advance or may obtain reimbursement for a previously made advance from collections of principal and, in some cases, interest, which may reduce the amount of principal and, in some cases, interest that will be paid on your offered certificates.]

         [In addition, in connection with the servicing of the specially serviced mortgage loans, other than the _____________________ trust mortgage loan prior to the occurrence of certain "change of control" events with respect to the _____________________ subordinate non-trust loans, the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. Similarly, the special servicer may, at the direction of the holder of the applicable _____________________ subordinate non-trust loan or its designee, prior to the occurrence of certain "change of control" events with respect to the ____________ subordinate non-trust loan, take [generally similar but not identical] actions with respect to the ____________ trust mortgage loan that could adversely affect the holders of some or all of the classes of offered certificates. Furthermore, the holders of the _____________________ subordinate non-trust loans have a par purchase option and cure rights with respect to the ____________ trust mortgage loan under various adverse circumstances. See "Description of the Mortgage Pool--Loan Combinations--_____________________ Loan Combination" and "The Pooling and Servicing Agreement--The Controlling Class Representative and the ___________ Controlling Party" in this prospectus supplement.]


         The controlling class representative will be selected by the holders of certificates representing a majority interest in the controlling class. The controlling class of certificateholders and the holder of a __________________ subordinate non-trust loan may have interests that conflict with those of the holders of the offered certificates. As a result, it is possible that the controlling class representative or the holder of the ____________ subordinate non-trust loan may direct the special servicer to take actions which conflict with the interests of the holders of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the loan documents.

Risks Related to the Swap Agreement
-----------------------------------

Distributions on the Class [A-MFL] Certificates will Depend, in Part, on Payments Received from the Swap Counterparty

         [The trust will have the benefit of a swap agreement relating to the class [A-MFL] certificates with ____________. Because the class [A-MFL] REMIC II regular interest accrues interest at a fixed rate of interest subject to a maximum pass-through rate equal to a weighted average coupon derived from the adjusted net interest rates on the mortgage loans, the ability of the holders of the class [A-MFL] certificates to obtain the payment of interest at the designated LIBOR-based pass-through rate, which payment of interest may be reduced in certain circumstances as described in this prospectus supplement, will from time to time depend on payment by the swap counterparty pursuant to the swap agreement. See "Description of the Swap Agreement" in this prospectus supplement.]

A Decline in the Ratings of the Swap Counterparty, Among Other Things, May Result in the Termination of the Swap Agreement and as a Result, the Pass-Through Rate on the Class [A-MFL] Certificates May Convert to the Pass-Through Rate on the Class [A-MFL] REMIC II Regular Interest

         [If the swap counterparty's long-term or short-term ratings fall below the ratings specified under "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement, then: (a) in the case of the collateralization event, the swap counterparty will be required to post collateral to the extent necessary to fund any termination fee payable by the swap counterparty in the event of a termination of the swap agreement, to find a suitable replacement swap counterparty or to find a suitable guarantor of its obligations under the swap agreement; and (b) in the case of a rating agency trigger event, the swap counterparty will be required to find a suitable replacement swap counterparty or find a suitable guarantor of its obligations under the swap agreement.]

         [If the swap counterparty fails to post acceptable collateral, find a suitable replacement swap counterparty or find a suitable guarantor of its obligations under the swap agreement after a collateralization event, or if the swap counterparty fails to find a suitable replacement swap counterparty or find a suitable guarantor of its obligations under the swap agreement after a rating agency trigger event, or if another event of default or a termination event occurs under the swap agreement, then following the expiration of any applicable grace period, unless otherwise directed in writing by the holders of 25%--by balance--of the class [A-MFL] certificates, the trustee will be required to take such actions to enforce the rights of the trustee under the swap agreement as may be permitted by the terms of the swap agreement, including the termination of the swap agreement, and use any termination fees received from the swap counterparty to enter into a replacement swap agreement on substantially similar terms. Other events of default under the swap agreement will include the failure of either party to make any payment required thereunder, which failure is not remedied within one (1) business day following notice thereof. The swap agreement will provide for other customary events of default and termination events.]

         [If a guarantor of the swap counterparty's obligations under the swap agreement is in place, then the ratings requirements of the swap agreement with respect to the swap counterparty will be satisfied provided that the ratings of that guarantor satisfy those rating requirements.]

         [If the costs attributable to entering into a replacement swap agreement would exceed the net proceeds of the liquidation of the swap agreement, then a replacement swap agreement will not be entered into and any such proceeds will instead be distributed to the holders of the class [A-MFL] certificates. There can be no assurance that the swap counterparty will maintain the required ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap agreement, and there can be no assurance that any termination fee payable by the swap counterparty under the swap agreement will be sufficient for the trustee to engage a replacement swap counterparty. Furthermore, a termination fee may not be payable by the swap counterparty in connection with certain termination events.]

         [In addition, and notwithstanding the foregoing, the trustee will not be obligated to take any enforcement action with respect to the swap agreement unless it has received from the class [A-MFL] certificateholders an indemnity satisfactory to it with respect to the costs, expenses and liabilities associated with enforcing the rights of the trust under the swap agreement. No such costs, expenses and/or liabilities will be payable out of the trust fund.]

         [During the occurrence of a continuing payment default on the part of the swap counterparty, or if the swap agreement is terminated and no replacement swap counterparty is found, the class [A-MFL] certificate pass-through rate will convert to the pass-through rate on the class [A-MFL] REMIC II regular interest, which is a fixed interest rate of ___% per annum subject to a maximum pass-through rate equal to a weighted average coupon derived from the adjusted net interest rates on the mortgage loans. Any such conversion to the pass-through rate on the class [A-MFL] REMIC II regular interest might result in a temporary delay of payment of the distributions to the holders of the class [A-MFL] certificates if notice of the resulting change in payment terms of the class [A-MFL] is not given to DTC within the time frame in advance of the distribution date that DTC requires to modify the payment.]

If the Pass-Through Rate of the Class [A-MFL] REMIC II Regular Interest is Limited by a Weighted Average of the Adjusted Net Interest Rates on the Mortgage Loans, or if Interest Distributions with Respect to the Class [A-MFL] REMIC II Regular Interest are Insufficient to Make the Required Payment to the Swap Counterparty, Interest Distributions on the Class [A-MFL] Certificates Will Be Reduced

         [Interest distributions with respect to the class [A-MFL] REMIC II regular interest will be subject to a maximum pass-through rate equal to a weighted average coupon derived from the adjusted net interest rates on the mortgage loans. If this weighted average coupon drops below ___% per annum, then interest distributions on the class [A-MFL] certificates will be reduced dollar-for-dollar with the reduction in the amount of interest allocated to the class [A-MFL] REMIC II regular interest as a result of that weighted average coupon dropping below ___% per annum. In addition, if for any other reason the funds allocated to payment of interest distributions on the class [A-MFL] REMIC II regular interest are insufficient to make all required interest payments on the class [A-MFL] REMIC II regular interest, interest distributions on the class [A-MFL] certificates will also be reduced dollar-for-dollar. See "Description of the Swap Agreement" in this prospectus supplement.]

The Swap Agreement May Be Assigned

         [The swap counterparty may assign its rights and obligations under the swap agreement provided that, among other conditions, the ratings of the replacement swap counterparty would not cause a collateralization event under the swap agreement.]

Risks Related to the Mortgage Loans
-----------------------------------

Repayment of the Mortgage Loans Depends on the Operation of the Mortgaged Real Properties

         The mortgage loans are secured by mortgage liens on [fee and/or leasehold, which may include sub-leasehold], interests in commercial, multifamily and manufactured housing community real property. The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, such mortgage loans are often larger and repayment of each of the mortgage loans is dependent on--

         o the successful operation and value of the mortgaged real property; and

         o the related borrower's ability to sell or refinance the mortgaged real property.

         See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is No Assurance" and "Description of The Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties That May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under a Mortgage Loan in the Event of Default

         [The mortgage loans will not be an obligation of, or be insured or guaranteed by, us, any sponsor, any mortgage loan seller, any governmental entity, any private mortgage insurer, any underwriter, the master servicer, the special servicer, the trustee, the fiscal agent or any of their respective affiliates.]

         All of the mortgage loans are or should be considered nonrecourse loans. In general, if the related borrower defaults on any of the mortgage loans, only the related mortgaged real property and any other pledged collateral, and none of the other assets of the borrower, is available to satisfy the debt. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged real property. Payment at maturity is primarily dependent upon the market value of the mortgaged real property or the borrower's ability to refinance the mortgaged real property. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan. In any event, we have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is No Assurance" in the accompanying prospectus.

[Concentration of Mortgaged Real Property Types Subject the Trust to Increased Risk of Decline in a Particular Industry

         The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. Each of the following property types secure mortgage loans that will represent 10% or more of the initial mortgage pool balance:

                           [IDENTIFY PROPERTY TYPES]


See "Risk Factors--Various Types of Income-Producing Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates and Each Type of Income-Producing Property May Present Special Risks as Collateral for a Loan--________________________" in the accompanying prospectus.

[Risks Associated with Condominium Ownership

         __________ (___) mortgage loans (loan numbers ___ and ___), representing in the aggregate approximately ___% of the initial mortgage pool balance (comprised of ___ mortgage loans in loan group 1, representing approximately ___% of the initial loan group 1 balance, and ___ mortgage loans in loan group 2, representing approximately ____% of the initial loan group 2 balance), are secured by the related borrower's interest in residential and/or commercial condominium units. See "Risk Factors--Lending on Condominium

Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums " in the accompanying prospectus.]

[Reserves to Fund Capital Expenditures May Be Insufficient and This May Adversely Affect Payments on Your Certificates

         Although many of the mortgage loans require that funds be put aside for specific reserves, certain of the mortgage loans do not require any reserves. We cannot assure you that, even if they are maintained, any such reserve amounts will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged real properties will be sufficient to fully fund any ongoing monthly reserve requirements.]

[Options and Other Purchase Rights May Affect Value or Hinder Recovery With Respect to the Mortgaged Real Properties

         The borrower under certain of the mortgage loans has given to one or more tenants or another person a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. These rights, which may not be subordinated to the related mortgage, may impede the lender's ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged real property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.]

[Increases in Real Estate Taxes Due to Termination of Payment-In-Lieu-of-Taxes or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders

         In the case of some of the mortgage loans, the related mortgaged real properties are the subject of municipal payment-in-lieu-of-taxes programs or other tax abatement arrangements, whereby the related borrower pays payments in lieu of taxes that are less than what its tax payment obligations would be absent the program or pays reduced real estate taxes. These programs or arrangements may be scheduled to terminate or provide for significant tax increases prior to the maturity of the related mortgage loans or may require increased payments in the future, in each case resulting in increased payment obligations, which could be substantial, in the form of real estate taxes or increased payments in lieu of taxes, which could adversely impact the ability of the related borrowers to pay debt service on their mortgage loans.]

[In Some Cases, a Mortgaged Real Property is Dependent on a Single Tenant or on One or a Few Major Tenants

         In the case of _____ mortgaged real properties, securing approximately ___% of the initial mortgage pool balance (and representing security for approximately ___% of the initial loan group 1 balance and approximately ____% of the initial loan group 2 balance, respectively), the related borrower has leased the property to one tenant that occupies 25% or more of the particular property. In the case of _____ of those properties, securing approximately ___% of the initial mortgage pool balance (and representing security for approximately __% of the initial loan group 1 balance and __% of the initial loan group 2 balance), the related borrower has leased the particular property to a single tenant that occupies 50% or more of the particular property. In the case of _____ mortgaged real properties, securing approximately ___% of the initial mortgage pool balance (representing security for approximately ___% of the initial loan group 1 balance, and representing security for approximately ____% of the initial loan group 2 balance), the related borrower has leased the particular property to a single tenant that occupies 100% of the particular property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the mortgaged real property. In addition, the leases of some of these tenants may terminate on or prior to the term of the related mortgage loan. For information regarding the lease expiration dates of significant tenants at the mortgaged real properties, see Annex A-1 to this prospectus supplement. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There is No Assurance" in the accompanying prospectus.]

The Bankruptcy or Insolvency of a Significant Tenant Will Have a Negative Impact on the Related Mortgaged Real Property

         One or more tenants at a particular mortgaged real property may have been the subject of bankruptcy or insolvency proceedings. [DISCUSS SIGNIFICANT TENANT BANKRUPTCIES.] See "Risk Factors--Bankruptcy Proceedings Entail Certain Risks" in this prospectus supplement and "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable--Tenant Bankruptcy Adversely Affects Property Performance" in the accompanying prospectus.

Geographic Concentration Exposes Investors to Greater Risks Associated with the Relevant Geographic Areas

         Mortgage loans representing 10% or more of the initial mortgage pool balance are secured by mortgaged real properties located in each of the following states.

                               [IDENTIFY STATES]

The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "Risk Factors--Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

[The Mortgage Pool Will Include Material Concentrations of Balloon Loans and Loans With Anticipated Repayment Dates

         __________ (___) mortgage loans, representing approximately ___% of the initial mortgage pool balance (___ mortgage loans in loan group 1, representing approximately ___% of the initial loan group 1 balance and ___ mortgage loans in loan group 2, representing approximately ____% of the initial loan group 2 balance), are balloon loans. In addition, _____ mortgage loans, representing approximately ___% of the initial mortgage pool balance, provide material incentives for the related borrower to repay the mortgage loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the mortgage loan or to sell the mortgaged real property. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including--

         o        the value of the related mortgaged real property;

         o the level of available mortgage interest rates at the time of sale or refinancing;

         o        the borrower's equity in the mortgaged real property;

         o the financial condition and operating history of the borrower and the mortgaged real property, tax laws;

         o        prevailing general and regional economic conditions;

         o the fair market value of the related mortgaged real property;

         o reductions in applicable government assistance/rent subsidy programs; and

         o the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

         Although a mortgage loan may provide the related borrower with incentives to repay the mortgage loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that mortgage loan. See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" in the accompanying prospectus.]

[The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans and Groups of Cross-Collateralized Mortgage Loans

         The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. In this regard:

         o The largest mortgage loan to be included in the trust, [which is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as ____________,] represents approximately ___% of the initial mortgage pool balance. The largest mortgage loan in loan group 1 represents approximately ____% of the initial loan group 1 balance and the largest mortgage loan in loan group 2 represents approximately ___% of the initial loan group 2 balance.

         o The five (5) largest mortgage loans and groups of cross-collateralized mortgage loans to be included in the trust represent approximately ___% of the initial mortgage pool balance. The five (5) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately ___% of the initial loan group 1 balance and the five (5) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 2 represent approximately ___% of the initial loan group 2 balance.

         o The 10 largest mortgage loans and groups of cross-collateralized mortgage loans to be included in the trust represent approximately ___% of the initial mortgage pool balance. The 10 largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately ___% of the initial loan group 1 balance and the 10 largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 2 represent approximately ___% of the initial loan group 2 balance.

         See "Description of the Mortgage Pool--General",
"--Cross-Collateralized and Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" and
"--Significant Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.]

[The Exercise of Certain Rights and Powers by the Holders of the Non-Trust Loans May Conflict With Your Interests

         The mortgage loan (loan number ___) secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the [_____________________], which mortgage loan we refer to in this prospectus supplement as the _____________________ trust mortgage loan, has a cut-off date principal balance of $__________, representing approximately ___% of the initial mortgage pool balance and approximately ___% of the initial loan group 1 balance. The _____________________ trust mortgage loan is one of a group of loans, that we refer to as the _____________________ loan combination, made to the same borrower that are secured by a single mortgage instrument on the ______________________ mortgaged real property. The other loans in the
_____________________ loan combination will not be included in the trust. The payment priorities between these loans are such that--

         o the _____________________ trust mortgage loan will be pari passu in right of payment with one of the _____________________ non-trust loans, which we refer to in the prospectus supplement as the _____________________ pari passu non-trust loan, which has an unpaid principal balance of $__________ as of the cut-off date, and

         o the _____________________ trust mortgage loan and the _____________________ pari passu non-trust loan will generally be senior in right of payment to the remaining _____________________ non-trust loans, which we refer to in this prospectus supplement as the _____________________ subordinate non-trust loans, having an aggregate unpaid principal balance of $_________ as of the cut-off date.

         The _____________________ non-trust loans will generally be serviced under the pooling and servicing agreement by the master servicer and the special servicer as if they were mortgage loans in the trust. As described under "Description of the Mortgage Pool--Loan Combinations--_____________________ Loan Combination" in this prospectus supplement, the holders of the loans making up the _____________________ loan combination have entered into an intercreditor agreement, which includes provisions to the following effect--

         o for so long as [SPECIFY CONDITIONS], the holder of the applicable _____________________ subordinate non-trust loan will have the ability, directly or through a designee, to advise and direct the special servicer with respect to various servicing matters affecting the _____________________ loan combination;

         o if and for so long as certain specified uncured events of default have occurred and are continuing with respect to the _____________________ trust mortgage loan, the holder of one or more of the _____________________ subordinate non-trust loans will have the right to purchase the _____________________ trust mortgage loan from the trust at the purchase price set forth in the related intercreditor agreement; and

         o the holders of the _____________________ subordinate non-trusts loan will have cure rights with respect to the _____________________ trust mortgage loans.

         In connection with exercising any of the foregoing rights, the holders of the _____________________ subordinate non-trust loans--or, if applicable, any designee or assignee thereof with respect to the particular right--may have interests that conflict with your interests.


         See "Description of the Mortgage Pool--Loan
Combinations--_____________________ Loan Combination" and "The Pooling and Servicing Agreement--The Controlling Class Representative and the ____________ Controlling Party" in this prospectus supplement.]

[The Mortgage Pool Will Include Leasehold Mortgage Loans And Lending on a Leasehold Interest In Real Property is Riskier Than Lending on the Fee Interest In That Property

         In the case of _____ mortgaged real properties, representing security for approximately ___% of the initial mortgage pool balance (representing security for approximately ___% of the initial loan group 1 balance, and representing security for approximately ____% of the initial loan group 2 balance), the related mortgage constitutes a lien on the related borrower's leasehold interest, but not on the corresponding fee interest, in all or a material portion of the related mortgaged real property, which leasehold interest is subject to a ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual fee interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the ground leases securing a mortgage loan contain all of the provisions, including a lender's right to obtain a new lease if the current ground lease is rejected in bankruptcy, that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See "Description of the Mortgage Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement. See also "Risk Factors--Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property" and "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.]

[Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures

         Some of the mortgaged real properties are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty.

         In addition, certain of the mortgaged real properties that do not conform to current zoning laws may not be legal non-conforming uses or legal non-conforming structures. The failure of a mortgaged real property to comply with zoning laws or to be a legal non-conforming use or legal non-conforming structure may adversely affect market value of the mortgaged real property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

         In addition, certain of the mortgaged real properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements or historical landmark designations. Use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' rights to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged real property on favorable terms, thereby adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan. See "Description of the Mortgage Pool--Additional Loan and Property Information--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning May Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.]

[A Borrower's Other Loans May Reduce the Cash Flow Available to the Mortgaged Real Property Which May Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a Principal's Equity in, and Therefore Its Incentive to Support, a Mortgaged Real Property

         _______ mortgage loans (loan numbers ___, ___ and ___), which represent approximately ___% of the initial mortgage pool balance (___ mortgage loans in loan group 1, representing approximately ___% of the initial loan group 1 balance and ___ mortgage loans in loan group 2, representing approximately ____% of the initial loan group 2 balance), are each, together with one or more other loans that will not be included in the trust, part of multiple loan structures that we refer to as loan combinations. The other loans will not be included in the trust but are secured in each case by the same mortgage instrument on the same mortgaged real property that secures the related trust mortgage loan. See "Description of the Mortgage Pool--Loan Combinations" and "Description of the Mortgage Pool--Additional Loan and Property Information--Additional and Other Financing" in this prospectus supplement.

         In the case of _____ other mortgage loans (loan numbers ___ and ___), representing ___% of the initial mortgage pool balance (___ mortgage loans in loan group 1, representing approximately ___% of the initial loan group 1 balance and ___ mortgage loans in loan group 2, representing approximately ____% of the initial loan group 2 balance), the related borrower has incurred additional debt that is secured by the related mortgaged real property as described under "Description of the Mortgage Pool--Additional Loan and Property Information--Additional and Other Financing" in this prospectus supplement.

         [Except as indicated above,] the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by their mortgaged real properties without the lender's consent.

         In the case of _____ of the mortgage loans (loan numbers ___, ___, ___, ___ and ___), representing approximately ___% of the initial mortgage pool balance, as described under "Description of the Mortgage Pool--Additional Loan and Property Information--Additional and Other Financing" in this prospectus supplement, direct and indirect equity owners of the related borrower have pledged, or are permitted in the future to pledge, their respective equity interests to secure financing generally referred to as mezzanine debt. Holders of mezzanine debt may have the right to purchase the related borrower's mortgage loan from the trust if certain defaults on the mortgage loan occur and, in some cases, may have the right to cure certain defaults occurring on the related mortgage loan.

         Under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not generally prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Also, certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

         The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including but not limited to trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the operation of the mortgaged real property.

         We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in a related borrower.

         Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged real property. While the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged real property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged real property to suffer by not making capital infusions to support the mortgaged real property.

         When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged real property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged real property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged real property. If the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be wiped out, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan.

         Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders or the borrower could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the mortgaged real property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

         In addition, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

         See "Description of the Mortgage Pool--Additional Loan and Property Information--Additional and Other Financing" in this prospectus supplement for a discussion of additional debt with respect to the mortgaged real properties and the borrowers. See also "Risk Factors--Additional Secured Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.]

[Multiple Mortgaged Real Properties Are Owned by the Same Borrower or Affiliated Borrowers or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants

         __________ (___) separate groups of mortgage loans, representing approximately ___% of the initial mortgage pool balance, are loans made to borrowers that, in the case of each of those groups, are the same or under common control. Mortgaged real properties owned by affiliated borrowers are likely to:

         o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

         o have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

         See "Description of the Mortgage Pool--Cross-Collateralized and Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

         In addition, there may be tenants which lease space at more than one mortgaged real property securing mortgage loans. There may also be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and industrial purposes.

         The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There is No Assurance", "--Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

[The Mortgage Loans Have Not Been Reunderwritten by Us

         We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the [sponsors and other mortgage loan sellers], and the [sponsors' and other mortgage loan sellers'] respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by representations or warranties given by the mortgage loan sellers. In addition, we cannot assure you that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties" and "--Repurchases and Substitutions" in this prospectus supplement.]

[Lending on Income-Producing Real Properties Entails Environmental Risks

         The trust could become liable for a material adverse environmental condition at one of the mortgaged real properties securing the mortgage loans. Any potential environmental liability could reduce or delay payments on the offered certificates.

         If an adverse environmental condition exists with respect to a mortgaged real property securing a mortgage loan, the trust will be subject to certain risks including the following:

         o a reduction in the value of such mortgaged real property which may make it impractical or imprudent to foreclose against such mortgaged real property;

         o the potential that the related borrower may default on the related mortgage loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

         o liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged real property or the unpaid balance of the related mortgage loan; and

         o the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged real property to potential tenants.

         A third-party consultant conducted an environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all of the mortgaged real properties for the mortgage loans, during the [__-month] period ending on the cut-off date. Each of those environmental site assessments or updates, as the case may be, complied with industry-wide standards. [In the case of _____ mortgaged real properties, securing _____ separate mortgage loans (loan numbers ___, ___ and

___) and representing security for approximately ___% of the initial mortgage pool balance (representing security for approximately ___% of the initial loan group 1 balance, and representing security for approximately ____% of the initial loan group 2 balance), a third-party consultant also conducted a Phase II environmental site assessment of each such mortgaged real property.] If any assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged real property and the consultant recommended action, then, depending on the nature of the condition or circumstance, then one of the actions identified under "Description of the Mortgage Pool--Assessments of Property Condition--Environmental Assessments" in this prospectus supplement, was taken.

         In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, an abatement or removal program.

         We cannot assure you that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental issues. In addition, the environmental condition of the mortgaged real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

         We are aware that with respect to _____ mortgaged real properties securing _____ mortgage loans (loan numbers ___, ___ and ___), representing approximately ___% of the initial mortgage pool balance (_____ mortgage loans in loan group 1, representing approximately ___% of the initial loan group 1 balance, and ___ mortgage loans in loan group 2, representing approximately ___% of the initial loan group 2 balance), the related borrower obtained an environmental insurance policy for the benefit of the lender.

         We cannot assure you, however, that should environmental insurance be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

         See "Description of the Mortgage Pool--Assessments of Property Condition--Environmental Assessments" in this prospectus supplement. Also see "Risk Factors--Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage Loans--Environmental
Considerations" in the accompanying prospectus.]

[Lending on Income-Producing Properties Entails Risks Related to Property Condition

         Licensed engineers inspected all the mortgaged real properties that secure the mortgage loans, in connection with the originating of such mortgage loans to assess--

         o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems; and

         o the general condition of the site, buildings and other improvements located at each property.

         The resulting reports may have indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. We, however, cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates. Generally, with respect to many of the mortgaged real properties for which recommended repairs, corrections or replacements were deemed material, the related borrowers were required to deposit with the lender an amount ranging from [100% to 125%] of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion. See "--Risks Related to the

Mortgage Loans--Reserves to Fund Capital Expenditures May Be Insufficient and This May Adversely Affect Payments on Your Certificates" above.]

[Inspections and Appraisals Performed on Mortgaged Real Properties May Not Accurately Reflect Value or Condition of Mortgaged Real Properties

         Any appraisal performed with respect to a mortgaged real property represents only the analysis and opinion of a qualified expert and is not a guarantee of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged real properties. See "Description of the Mortgage Pool--Assessments of Property Condition--Appraisals" in this prospectus supplement for a description of the appraisals that were performed with respect to the mortgaged real properties. Any engineering reports or site inspections obtained with respect to a mortgaged real property represents only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items. See "Description of the Mortgage Pool--Assessments of Property Condition--Property Inspections" and "--Engineering Assessments" in this prospectus supplement for a description of the engineering assessments and site inspections that were performed with respect to the mortgaged real properties.]

[Limitations on Enforceability of Cross-Collateralization; Multi-Property Mortgage Loans

         The mortgage pool will include _____ mortgage loans, representing approximately ___% of the initial mortgage pool balance (____ mortgage loans in loan group 1, representing approximately ___% of the initial loan group 1 balance, and ____ mortgage loans in loan group 2, representing approximately ___% of the initial loan group 2 balance), that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are cross-collateralized. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans. These mortgage loans are identified in the tables contained in Annex A-1. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, certain of these mortgage loans, as described under "Description of the Mortgage Pool--Cross-Collateralized and Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliate Borrowers" in this prospectus supplement, entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more specified conditions.

         __________ (___) of the _____ mortgage loans referred to in the preceding paragraph, representing approximately ___% of the initial mortgage pool balance (____ mortgage loans in loan group 1, representing approximately ___% of the initial loan group 1 balance, and ____ mortgage loans in loan group 2, representing approximately ___% of the initial loan group 2 balance), are secured by deeds of trust or mortgages, as applicable, on multiple properties that, through cross-collateralization arrangements, secure the obligations of multiple borrowers. Such multi-borrower arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

         o such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured; and

         o the borrower did not, when it allowed its mortgaged real property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive "fair consideration" or "reasonably equivalent value" for pledging such mortgaged real property for the equal benefit of the other related borrowers.

         We cannot assure you that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See "Description of the Mortgage Pool--Cross-Collateralized and Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" and Annex A-1 to this prospectus supplement for more information regarding the cross-collateralized mortgage loans. No mortgage loan is cross-collateralized with a mortgage loan not included in the trust.

         __________ (___) mortgage loans, representing approximately ___% of the initial mortgage pool balance (____ mortgage loans in loan group 1, representing approximately ___% of the initial loan group 1 balance, and ____ mortgage loans in loan group 2, representing approximately ___% of the initial loan group 2 balance), are, in each case, secured by real properties located in two or more states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.]

[The Borrower's Form of Entity May Cause Special Risks and/or Hinder Recovery

         The borrowers under _____ of the mortgage loans (loan numbers ___ and ___) secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as __________ and __________, respectively, representing approximately ___% and ___, respectively, of the initial mortgage pool balance, are either individuals or are not structured to diminish the likelihood of their becoming bankrupt and some of the other borrowers so structured may not satisfy all the characteristics of special purpose entities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related mortgage loan, may own other property that is not part of the collateral for the mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of such borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all of its assets, or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

         In addition, __________ (___) of the mortgage loans (loan numbers ___, ___, ___, ___ and ___), representing approximately ___% of the initial mortgage pool balance (____ mortgage loans in loan group 1, representing approximately ___% of the initial loan group 1 balance, and ____ mortgage loans in loan group 2, representing approximately ___% of the initial loan group 2 balance), have borrowers that own the related mortgaged real properties as tenants-in-common. Also, some of the mortgage loans may permit the related borrower to convert into a tenant-in-common structure in the future.

         See "Risk Factors--The Borrower's Form of Entity May Cause Special Risks and/or Hinder Recovery" in the accompanying prospectus.

[Risks Related to Redevelopment and Renovation at the Mortgaged Properties

         Some of the mortgaged real properties are properties which are currently undergoing or are expected to undergo redevelopment or renovation in the future. See "Risk Factors--Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results" in the accompanying prospectus.]

[Bankruptcy Proceedings Entail Certain Risks

         [Certain of the mortgage loans, for example loan numbers ___, ___and ___, have a borrower that has, or has a principal that has, filed for bankruptcy protection in the last ____ years. [In each case, the related entity or person has emerged from bankruptcy.] However, we cannot assure you that those sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related loan documents.]

[Litigation or Other Legal Proceedings May Have Adverse Effects on Borrowers

         [DISCLOSE SPECIFIC MATERIAL LITIGATION MATTERS.]

[Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan

         Each [mortgage loan seller] is the sole warranting party in respect of the mortgage loans sold by it to us. Neither we nor any of our affiliates--except, in certain circumstances, for Merrill Lynch Mortgage Lending, Inc. in its capacity as a mortgage loan seller--are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller's representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot assure you that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--Assignment of the Mortgage Loans", "--Representations and Warranties" and "--Repurchases and Substitutions" in this prospectus supplement and "Description of the Governing Documents--Representations and Warranties with Respect to Mortgage Assets" in the accompanying prospectus.]

[Limited Information Causes Uncertainty

         Some of the mortgage loans are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.]

[Potential Conflicts of Interest With Respect to Property Managers, the Borrowers and the Mortgage Loan Sellers

         Property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged real properties securing the mortgage loans because:

         o a substantial number of the mortgaged real properties are managed by property managers affiliated with the respective borrowers;

         o the property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged real properties; and

         o affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including competing properties.

         Further, certain mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of one of the mortgage loan sellers and/or the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged real properties under certain of the mortgage loans. Each of the mortgage loan sellers and its affiliates have made and/or may make loans to, or equity investments in, or otherwise have business relationships with, affiliates of borrowers under the mortgage loans.]

[The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Payments on Your Certificates

         All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance, which, in some cases, is provided by allowing a tenant to self-insure. However, the mortgaged real properties that secure the mortgage loans may suffer casualty losses due to risks that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of those mortgaged real properties are located in [California, Florida, Texas and Louisiana] and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

         Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.


         After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk Insurance Act of 2002, which was amended and extended by the Terrorism Risk Insurance Extension Act of 2005, signed into law by President Bush on December 22, 2005. The Terrorism Risk Insurance Extension Act of 2005 requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 90% (85% for acts of terrorism occurring in 2007) of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group's prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 17.5% of such premiums for losses occurring in 2006, and 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the Terrorism Risk Insurance Extension Act of 2005, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $5 million prior to April 2006, $50 million from April 2006 through December 2006, and $100 million for acts of terrorism occurring in 2007. The Terrorism Risk Insurance Extension Act of 2005 now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners' multiperil. The Terrorism Risk Insurance Extension Act of 2005 will expire on December 31, 2007.

         The Terrorism Risk Insurance Extension Act of 2005 applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the Terrorism Risk Insurance Extension Act of 2005. Moreover, the Terrorism Risk Insurance Extension Act of 2005's deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.


         We cannot assure you that all of the mortgaged real properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

         The master servicer, with respect to each of the mortgage loans, including specially serviced mortgage loans, and the special servicer, with respect to mortgaged real properties acquired through foreclosure, which we refer to in this prospectus supplement as REO property, will be required to use reasonable efforts, consistent with the servicing standard under the pooling and servicing agreement, to cause each borrower to maintain for the related mortgaged real property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein which are to be obtained from an insurer meeting the requirements of the applicable loan documents. Notwithstanding the foregoing, the master servicer and the special servicer will not be required to maintain, and will not be required to cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance that does not contain any carve-out for terrorist or similar acts, if and only if the special servicer has determined in accordance with the servicing standard under the pooling and servicing agreement (and other consultation with the controlling class representative) that either--

         o such insurance is not available at commercially reasonable rates, and such hazards are not commonly insured against by prudent owners of properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

         o        such insurance is not available at any rate.

         If the related loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

         If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

         [Most] of the mortgage loans specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

         Additionally, there can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate. See "Description of the Mortgage Pool--Additional Loan and Property Information--Hazard, Liability and Other Insurance" in this prospectus supplement.

         With respect to _____ of the mortgage loans (loan numbers ___, ___ and ___), representing approximately ___% of the initial mortgage pool balance (___ mortgage loans in loan group 1, representing approximately ___% of the initial loan group 1 balance and ___ mortgage loans in loan group 2, representing approximately ____% of the initial loan group 2 balance), the requirement that the borrower maintain insurance against terrorist acts has been waived.

         Any losses incurred with respect to the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

         If such casualty losses are not covered by standard casualty insurance policies and the loan documents do not specifically require the borrowers to obtain this form of coverage, then in the event of a casualty, the amount available to make distributions on your offered certificates could be reduced.]


             CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

         From time to time we use capitalized terms in this prospectus supplement. Frequently used capitalized terms will have the respective meanings assigned to them in the glossary to this prospectus supplement.

                          FORWARD-LOOKING STATEMENTS


         This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.


                       DESCRIPTION OF THE MORTGAGE POOL


General

         We intend to include the ___ mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $____________. However, the actual initial mortgage pool balance may be as much as ___% smaller or larger than such amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See ["--Changes in Mortgage Pool Characteristics"] below.

         [For purposes of making distributions with respect to the class [A-1, A-2, A-3, A-4, A-SB, A-5 and A-1A] certificates, as described under "Description of the Offered Certificates", the pool of mortgage loans will be deemed to consist of [two] loan groups, loan group 1 and loan group 2. Loan group 1 will consist of ______ mortgage loans, representing approximately ___% of the initial mortgage pool balance, that are secured by the various property types that constitute collateral for those mortgage loans. Loan group 2 will consist of ___ mortgage loans, representing approximately ___% of the initial mortgage pool balance, that are secured by multifamily properties. Annex A-1 to this prospectus supplement indicates the loan group designation for each mortgage loan.]

         The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The initial loan group 1 balance and the initial loan group 2 balance will equal the cut-off date principal balance of the mortgage loans in loan group 1 and loan group 2, respectively. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan is shown on Annex A-1 to this prospectus supplement. The cut-off date principal balances of all the mortgage loans in the trust range from $_________ to $____________, and the average of those cut-off date principal balances is

$___________; the cut-off date principal balances of the mortgage loans in loan group 1 range from $_________ to $____________, and the average of those cut-off date principal balances is $_____________; and the cut-off date principal balances of the mortgage loans in loan group 2 range from $____________ to $____________, and the average of those cut-off date principal balances is $_____________.

         When we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust and do not, unless the context otherwise indicates, include the Non-Trust Loans, which will not be included in the trust.

         Each of the mortgage loans is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily and manufactured housing community mortgaged real properties. That mortgage lien will be a first priority lien, subject only to Permitted Encumbrances.

         You should consider each of the mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

         We provide in this prospectus supplement a variety of information regarding the mortgage loans. When reviewing this information, please note that--

         o all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

         o all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and that no prepayments occur prior to the cut-off date;

         o all weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances; the initial mortgage pool balance will equal the total cut-off date principal balance of the entire mortgage pool, and the initial loan group 1 balance and the initial loan group 2 balance will each equal the total cut-off date principal balance of the mortgage loans in the subject loan group; we show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this prospectus supplement;

         o when information with respect to the mortgage loans is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the subject mortgage loans;

         o when information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans;

         o if any mortgage loan is secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among the individual properties based on any of [(a) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan,

                  (b) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan and (c) an allocated loan balance specified in the related loan documents];

         o unless specifically indicated otherwise (for example, with respect to loan-to-value and debt service coverage ratios and cut-off date balances per unit of mortgaged real property, in which cases, the ________________ Pari Passu Non-Trust Loan is taken into account), statistical information presented in this prospectus supplement with respect to the ________________ Trust Mortgage Loan does not take into account the __________________ Subordinate Non-Trust Loans;

         o unless specifically indicated otherwise, statistical information presented in this prospectus supplement with respect to any mortgage loan that is part of an A/B Loan Combination does not take into account the related junior Non-Trust Loans;

         o statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, which may result in the initial mortgage pool balance being as much as ___% larger or smaller than indicated;

         o the sum of numbers presented in any column within a table may not equal the indicated total due to rounding; and

         o when a mortgage loan is identified by loan number, we are referring to the loan number indicated for that mortgage loan on Annex A-1 to this prospectus supplement.


[Prefunding Account]

         [IF IT IS CONTEMPLATED THAT A PREFUNDING FEATURE WILL BE INCLUDED IN THE SUBJECT SECURITIZATION TRANSACTION AND MORTGAGE ASSETS MAY BE ACQUIRED BY THE ISSUING ENTITY SUBSEQUENT TO THE DATE OF INITIAL ISSUANCE OF THE RELATED OFFERED CERTIFICATES, THEN THE RELATED PROSPECTUS SUPPLEMENT WILL INDICATE:
(1) THE TERM OR DURATION OF THE PREFUNDING PERIOD; (2) THE AMOUNT OF PROCEEDS TO BE DEPOSITED IN THE PREFUNDING ACCOUNT; (3) THE PERCENTAGE OF THE ASSET POOL AND ANY CLASS OR SERIES OF THE CERTIFICATES REPRESENTED BY THE PREFUNDING ACCOUNT, IF APPLICABLE; (4) TRIGGERS OR EVENTS THAT WOULD TRIGGER LIMITS ON OR TERMINATE THE PREFUNDING PERIOD AND THE EFFECTS OF SUCH TRIGGERS; (5) WHEN AND HOW NEW POOL ASSETS MAY BE ACQUIRED DURING THE PREFUNDING PERIOD; (6) THE ACQUISITION OR UNDERWRITING CRITERIA FOR ADDITIONAL POOL ASSETS TO BE ACQUIRED DURING THE PREFUNDING PERIOD, INCLUDING A DESCRIPTION OF ANY DIFFERENCES FROM THE CRITERIA USED TO SELECT THE CURRENT ASSET POOL; (7) WHICH PARTY HAS THE AUTHORITY TO ADD ASSETS TO THE ASSET POOL OR DETERMINE IF SUCH POOL ASSETS MEET THE ACQUISITION OR UNDERWRITING CRITERIA FOR ADDITIONAL POOL ASSETS (AND WHETHER OR NOT THERE WILL BE ANY INDEPENDENT VERIFICATION OF SUCH PERSON'S EXERCISE OF AUTHORITY OR DETERMINATIONS); (8) ANY REQUIREMENTS TO ADD MINIMUM AMOUNTS OF POOL ASSETS AND ANY EFFECTS OF NOT MEETING THOSE REQUIREMENTS; (9) IF APPLICABLE, THE PROCEDURES AND STANDARDS FOR THE TEMPORARY INVESTMENT OF FUNDS IN A PREFUNDING ACCOUNT PENDING USE (INCLUDING THE DISPOSITION OF GAINS AND LOSSES ON PENDING FUNDS) AND A DESCRIPTION OF THE FINANCIAL PRODUCTS OR INSTRUMENTS ELIGIBLE FOR SUCH ACCOUNTS; (10) THE CIRCUMSTANCES UNDER WHICH FUNDS IN A

PREFUNDING ACCOUNT WILL BE RETURNED TO INVESTORS OR OTHERWISE DISPOSED OF; AND
(11) WHETHER, AND IF SO HOW, INVESTORS WILL BE NOTIFIED OF CHANGES TO THE ASSET POOL.]


Cross-Collateralized and Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers

         [The mortgage pool will include ______ mortgage loans, representing approximately ___% of the initial mortgage pool balance and approximately ___% of the initial loan group 1 balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are cross-collateralized. These mortgage loans are identified in the tables contained in Annex A-1. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.]

         [_________ (___) of the mortgage loans referred to in the prior paragraph entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization and cross-default provisions, subject, in each case, to the fulfillment of one or more of the following conditions--

         o the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which is usually [110% to 125%] (but could be as low as [100%] in certain cases), of the portion of the total loan amount allocated to the property or properties to be released;

         o the satisfaction of certain criteria set forth in the related loan documents;

         o the satisfaction of certain leasing goals or other performance tests;

         o the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral; and/or

         o receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.]

         For additional information relating to mortgaged real properties that secure an individual multi-property mortgage loan or a group of cross-collateralized mortgage loans, see Annex A-1 to this prospectus supplement.

         The table below shows each group of mortgaged real properties that:

         o        are owned by the same or affiliated borrowers; and

         o secure in total two or more mortgage loans that are not cross-collateralized and that represent in the aggregate at least 1% of the initial mortgage pool balance.

                                                              Number of States            Aggregate           % of Initial
                                                            Where the Properties         Cut-off Date           Mortgage
   Group                    Property Names                     are Located(1)         Principal Balance       Pool Balance
-----------  --------------------------------------------  ---------------------   ----------------------  -------------------
     1         (2)                                                 14
                                                                    9
                                                                                   ----------------------  -------------------
              Total                                                23                $                         ___%
                                                                                   ======================  ===================
     2                                                              1
                                                                    1
                                                                                   ----------------------  -------------------
              Total                                                 2                $                         ___%
                                                                                   ======================  ===================
     3                                                              1
                                                                    1
                                                                                   ----------------------  -------------------
              Total                                                 2                $                         ___%
                                                                                   ======================  ===================
     4                                                              1
                                                                    1
                                                                    1
                                                                    1
                                                                                   ----------------------  -------------------
              Total                                                 4                $                         ___%
                                                                                   ======================  ===================
     5                                                              1
                                                                    1
                                                                                   ----------------------  -------------------
              Total                                                 2                $                         ___%
                                                                                   ======================  ===================
     6                                                              1                                           ___
                                                                    1
                                                                                   ----------------------  -------------------
              Total                                                 2                $                         ___%
                                                                                   ======================  ===================
-----------------
(1)      Total represents number of states where properties within the subject group are located.
(2)      The mortgage loan secured by the _________________ is cross-collateralized with the mortgage loan secured by the
         _____________________.

Terms And Conditions of the Mortgage Loans


         Due Dates. _________________ (___) of the mortgage loans, representing ___% of the initial mortgage pool balance, provide for monthly debt service payments to be due on the _____ day of each month.
_________________ (___) of the mortgage loans, representing ___% of the initial mortgage pool balance, provide for monthly debt-service payments to be due on the ___ day of each month.


         Mortgage Rates; Calculations of Interest. [ In general, each of the mortgage loans bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans", each of those mortgage loans that has an anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the subject mortgage loan has been paid in full.]

         The mortgage interest rate for each of the mortgage loans is shown on Annex A-1 to this prospectus supplement. The mortgage interest rates of the mortgage loans range from ______% per annum to ______% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was ______% per annum. The mortgage interest rates of the mortgage loans in loan group 1 range from ______% to ______% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was ______% per annum. The mortgage interest rates of the mortgage loans in loan group 2 range from ______% to ______% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was ______% per annum.

         Except in the case of mortgage loans with anticipated repayment dates, none of the mortgage loans provides for negative amortization or for the deferral of interest.

         _______________ (___) of the mortgage loans, representing approximately ___% of the initial mortgage pool balance (___ mortgage loans in loan group 1, representing approximately ___% of the initial loan group 1 balance, and ___ mortgage loans in loan group 2, representing approximately ___% of the initial loan group 2 balance), will accrue interest on the basis of the actual number of days elapsed during each one-month accrual period in a year of 360 days, and ___ (___) of the mortgage loans, representing approximately ___% of the initial mortgage pool balance and approximately ___% of the initial loan group 1 balance, will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

         Partial Interest-Only Balloon Loans. [_________________ (___) of the mortgage loans, representing approximately ___% of the initial mortgage pool balance (___ mortgage loans in loan group 1, representing approximately ___% of the initial loan group 1 balance and ___ (___) mortgage loans in loan group 2, representing approximately ___% of the initial loan group 2 balance), provide for the payment of interest only to be due on each due date until the expiration of a designated interest-only period, and the amortization of principal commencing on the due date following the expiration of such interest-only period on the basis of an amortization schedule that is significantly longer than the remaining term to stated maturity, with a substantial payment of principal to be due on the maturity date.]

         Interest-Only Balloon Loans. [_________ (___) of the mortgage loans, representing approximately ___% of the initial mortgage pool balance (______ (___) mortgage loans in loan group 1, representing approximately ___% of the initial loan group 1 balance and ______ (___) mortgage loans in loan group 2, representing approximately ___% of the initial loan group 2 balance), require the payment of interest only for the entire term of the subject mortgage loan and the payment of all principal on the maturity date.]

         Amortizing Balloon Loans. [______ (___) of the mortgage loans, representing approximately ___% of the initial mortgage pool balance (___ mortgage loans in loan group 1, representing approximately ___% of the initial loan group 1 balance and ______ (___) mortgage loans in loan group 2, representing approximately ___% of the initial loan group 2 balance), are characterized by--

         o an amortization schedule that is significantly longer than the actual term of the subject mortgage loan; and

         o a substantial payment being due with respect to the subject mortgage loan on its stated maturity date.

         These ___ mortgage loans do not include any of the subject mortgage loans described under "--Partial Interest-Only Balloon Loans" and "--Interest-Only Balloon Loans" above.]


         ARD Loans. [______ (___) of the mortgage loans, representing approximately ___% of the initial mortgage pool balance and approximately ___% of the initial loan group _____ balance, are characterized by the following features:


         o a maturity date that is more than ___ years following origination;

         o the designation of an anticipated repayment date that is generally ___ to ___ years following origination; the anticipated repayment date for each such mortgage loan is listed on Annex A-1 to this prospectus supplement;

         o the ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally one to six months prior to the related anticipated repayment date;

         o until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate;

         o from and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be in excess of its initial mortgage interest rate;

         o the deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This post-anticipated repayment date additional interest may, in some cases, compound at the new revised mortgage interest rate. Any post-anticipated repayment date additional interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full; and

         o from and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments, permitted operating expenses, capital expenditures and/or funding of any required reserves. These accelerated amortization payments and the post-anticipated repayment date additional interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.]


         [______ (___) of the above-identified ___ ARD loans, representing approximately ___% of the initial mortgage pool balance and approximately ___% of the initial loan group _____ balance, require the payment of interest only until the expiration of a designated period ending prior to the related anticipated repayment date and the payment of principal following the interest only period. ______________ (_____) of the above-identified _____ ARD Loans, representing approximately _____% of the initial mortgage pool balance and approximately _____ % of the initial loan group_____ balance, require the payment of interest only until the related anticipated repayment date.]


         [As discussed under "Ratings" in this prospectus supplement, the ratings on the respective classes of offered certificates do not represent any assessment of whether any mortgage loan having an anticipated repayment date will be paid in full by its anticipated repayment date or whether and to what extent post-anticipated repayment date additional interest will be received.]

         [In the case of each ARD loan, the related borrower has agreed to enter into a cash management agreement prior to the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under such mortgage loan.]

         [Any amount received in respect of additional interest payable on the ARD Loans will be distributed to the holders of the class [Z] certificates. Generally, additional interest will not be included in the calculation of the mortgage interest rate for a mortgage loan, and will only be paid after the outstanding principal balance of the mortgage loan together with all interest thereon at the mortgage interest rate has been paid. With respect to such mortgage loans, no prepayment premiums or yield maintenance charges will be due in connection with any principal prepayment after the anticipated repayment date.]

         Fully Amortizing Loans. [______ (___) of the mortgage loans, representing approximately ___% of the initial mortgage pool balance and approximately ___% of the initial loan group 1 balance, is characterized by--

         o constant monthly debt service payments throughout the substantial term of the mortgage loans; and

         o amortization schedules that are approximately equal to the actual terms of the mortgage loans.

         This fully amortizing loan has neither--

         o        an anticipated repayment date; nor

         o        the associated repayment incentives.]

         Recasting of Amortization Schedules. [Some of the mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.]

         Voluntary Prepayment Provisions. [In general (except as described below), at origination, the mortgage loans provided for a prepayment lock-out period, during which voluntary principal prepayments were prohibited, followed by:

         o a prepayment consideration period during which voluntary prepayments must be accompanied by prepayment consideration, followed by an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration; or

         o an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration.]


         [All of the mortgage loans permit voluntary prepayment without payment of a yield maintenance charge or prepayment premium at any time during the final one to _______ payment periods prior to the stated maturity date or anticipated repayment date. Additionally, none of the mortgage loans with anticipated repayment dates requires a yield maintenance charge after the anticipated repayment date.]


         [The prepayment terms of each of the mortgage loans are more particularly described in Annex A-1 to this prospectus supplement.]

         [As described below under "--Defeasance Loans", most of the mortgage loans (___ mortgage loans in loan group 1, representing approximately ___% of the initial loan group 1 balance, and ___ mortgage loans in loan group 2, representing approximately ___% of the initial loan group 2 balance) will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property from the related mortgage lien by delivering U.S. government securities as substitute collateral. [None] of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.]

         Prepayment Lock-out Periods. [Except as described below in the second following sentence, ___ of the mortgage loans, representing approximately ___% of the initial mortgage pool balance, the related loan documents provide for prepayment lock-out periods as of the cut-off date and, in most cases (see "--Defeasance Loans" below), a period during which they may be defeased but not prepaid. The weighted average remaining prepayment lock-out period and defeasance period of the mortgage loans as of the cut-off date is approximately ___ months (approximately ___ months for the mortgage loans in loan group 1 and approximately ___ months for the mortgage loans in loan group
2).]

         [Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the mortgage loans will be required under the circumstances described under "Risk Factors--Risks Related to the Mortgage Loans--Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Real Properties", in this prospectus supplement and "--Terms and Conditions of the Mortgage Loans--Other Prepayment Provisions" and "--Mortgage Loans Which May Require Principal Paydowns" below.]


         Prepayment Consideration. [______ (___) of the mortgage loans, representing approximately ___% of the initial mortgage pool balance and approximately ___% of the initial loan group ____ balance, provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term, in some cases, following an initial prepayment lock-out period. [DISCUSS FORM OF PREPAYMENT CONSIDERATION.]]


         Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the certificateholders--or, if allocable to the class [A-MFL] REMIC II regular interest while the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, to the swap counterparty--in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the mortgage loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted mortgage loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make, and none of the mortgage loan sellers has made, any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans or with respect to the enforceability of any provision in a mortgage loan that requires the payment of a prepayment premium or yield maintenance charge. See "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

         Other Prepayment Provisions. Generally, the mortgage loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration.

         Investors should not expect any prepayment consideration to be paid in connection with any mandatory partial prepayment described in the prior paragraph.

         Due-on-Sale and Due-on-Encumbrance Provisions. [All] of the mortgage loans contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph, these clauses either--

         o permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage; or

         o prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, are Highly Unpredictable" and "--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of Mortgage Loans--Due on Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

         [Many of the mortgage loans permit one or more of the following types of transfers:

         o transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

                  1. confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then-current ratings of the certificates; or

                  2. the reasonable acceptability of the transferee to the lender;

         o a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or the sponsor;

         o transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related loan documents;

         o transfers of ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related loan documents;

         o a transfer of non-controlling ownership interests in the related borrower;

         o involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

         o issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

         o a transfer of ownership interests for estate planning purposes;

         o changes in ownership between existing partners and members of the related borrower;

         o a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower;

         o transfers of shares in a publicly held corporation or in connection with the initial public offering of a private company; or

         o        other transfers similar in nature to the foregoing.]

         Mortgage Loans Which May Require Principal Paydowns. [______ (___) mortgage loans (loan numbers ___, ___, ___ and ___), representing approximately ___% of the initial mortgage pool balance and approximately ___% of the initial loan group _____ balance, are secured by letters of credit or cash reserves that in each such case:


         o will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

         o if not so released, will (or, in some cases, at the discretion of the lender, may) prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.]

         See also "--Other Prepayment Provisions" above.

         Defeasance Loans. [______ (___) mortgage loans, representing approximately ___% of the initial mortgage pool balance (___ mortgage loans in loan group 1, representing approximately ___% of the initial loan group 1 balance and ___ mortgage loans in loan group 2, representing approximately ___% of the initial loan group 2 balance), permit the borrower to defease the related mortgage loan, in whole or in part, by delivering U.S. government securities or other non-callable government securities within the meaning of
Section 2(a)(16) of the Investment Company Act of 1940 and that satisfy applicable U.S. Treasury regulations regarding defeasance, as substitute collateral during a period in which voluntary prepayments are prohibited.]

         [Each of these mortgage loans permits the related borrower, during the applicable specified periods and subject to the applicable specified conditions, to pledge to the holder of the mortgage loan the requisite amount of government securities and obtain a full or partial release of the mortgaged real property. In general, the government securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that--

         o will be made prior, but as closely as possible, to all successive due dates through and including the first date that prepayment is permitted without the payment of any prepayment premium or yield maintenance charge, the maturity date or, if applicable, the related anticipated repayment date; and

         o will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment scheduled to be due on that date, together with, in the case of the last due date, any remaining defeased principal balance, with any excess to be returned to the related borrower.]

         [For purposes of determining the defeasance collateral for each of these mortgage loans that has an anticipated repayment date, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.]


         [If fewer than all of the real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on any one or more of: (a) the allocated loan amount for the property to be released and the portion of the monthly debt service payments attributable to the property to be released, (b) an estimated or otherwise determined sales price of the property to be released or (c) the achievement or maintenance of a specified debt service coverage ratio with respect to the real properties that are not being released. _________ (___) mortgage loans, representing approximately ___% of the initial mortgage pool balance and approximately ___% of the initial loan group ___ balance, permit the partial release of collateral in connection with partial defeasance.]

         [In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the defeasance collateral, together with an opinion of counsel confirming the first priority status of the security interest.]

         [None] of the mortgage loans may be defeased prior to the second anniversary of the date of initial issuance of the certificates.

         See "Risk Factors--Risks Related to the Offered Certificates--Yield Maintenance Charges or Defeasance Provisions May Not Fully Protect Against Prepayment Risk" in this prospectus supplement.

         Collateral Substitution and Partial Releases Other Than In Connection With Defeasance.

         Collateral Substitution. [DISCUSS MORTGAGE LOANS THAT PERMIT REAL PROPERTY COLLATERAL SUBSTITUTION.]

         Releases Other Than in Connection With Defeasance. [DISCUSS MORTGAGE LOANS THAT PERMIT MATERIAL RELEASES OF REAL PROPERTY COLLATERAL OTHER THAN IN CONNECTION WITH DEFEASANCE.]

         [Some of the mortgage loans that we intend to include in the trust fund may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property, which appraised value is shown on Annex A-1 to this prospectus supplement.]

Mortgage Pool Characteristics


         General. A detailed presentation of various characteristics of the mortgage loans, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annexes [A-1, A-2 and B] to this prospectus supplement. Some of the terms that appear in those exhibits, as well as elsewhere in this prospectus supplement, are defined or otherwise discussed in the glossary to this prospectus supplement. The statistics in the tables and schedules on Annexes [A-1, A-2 and B] to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.


Significant Mortgage Loans

         The following table shows certain characteristics of the [ten] largest mortgage loans or groups of cross-collateralized mortgage loans in the trust, by cut-off date principal balance.

         [INCLUDE SIGNIFICANT MORTGAGE LOAN TABLE.]


         See Annex [B] to this prospectus supplement for descriptions of the [ten] largest mortgage loans or groups of cross-collateralized mortgage loans.


The Loan Combinations

         General. [The mortgage pool will include ______ (___) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular Loan Combination is evidenced by a separate promissory note. The aggregate debt represented by the entire Loan Combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans that are part of a particular Loan Combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a Loan Combination, whether on a senior/subordinated or a pari passu basis or some combination thereof, is effected either through one or more co-lender agreements or other intercreditor arrangements to which the respective holders of the subject promissory notes are parties or may be reflected by virtue of relevant provisions contained in the subject promissory notes and a common loan agreement. Such co-lender agreements or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan Combination.]

         The table below identifies each underlying mortgage loan that is part of a Loan Combination.

         [INCLUDE TABLE IDENTIFYING LOAN COMBINATIONS.]

         [DISCUSS LOAN COMBINATIONS THAT INCLUDE MATERIAL MORTGAGE LOANS. SET FORTH BELOW IS SAMPLE DISCLOSURE.]

         The ________________ Loan Combination. The ________________ Mortgage
Loan, which has a cut-off date principal balance of $ ________________, representing approximately ___% of the initial mortgage pool balance and approximately ___% of the initial loan group 1 balance, is part of the Loan Combination that we refer to as the ________________ Loan Combination, which consists of that mortgage loan and multiple Non-Trust Loans, namely the ________________ Pari Passu Non-Trust Loan and the ________________
Subordinate Non-Trust Loans. The ________________ Non-Trust Loans will not be included in the trust. Each of those mortgage loans is secured by the same mortgage instrument encumbering the ________________ Mortgaged Property and will be serviced under the pooling and servicing agreement. The relative rights of the holders of the loans comprising the ________________ Loan Combination are governed by the ________________ Intercreditor Agreement.

         Priority of Payments. Pursuant to the ________________ Intercreditor Agreement, prior to the occurrence and continuance of a ________________ Triggering Event, collections on the ________________ Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents and excluding any principal prepayments and related yield maintenance payments in respect of a ________________ Subordinate Non-Trust Loan following a defeasance of the
________________ Mortgage Loan) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and interest thereon, incurred under the pooling and servicing agreement) generally in the following manner, to the extent of available funds:

         o first, to the ________________ Mortgage Loan and the ________________ Pari Passu Non-Trust Loan (on a pro rata and pari passu basis) in an amount equal to all accrued and unpaid interest on their respective principal balances (net of related master servicing fees);

         o second, to the ________________ Mortgage Loan and the ________________ Pari Passu Non-Trust Loan (on a pari passu basis) in amounts equal to scheduled principal payments due in respect of those loans and their respective pro rata portions (based on their respective principal balances immediately prior to the date of payment) of other principal payments attributable to the ________________ Loan Combination in accordance with the related loan documents;

         o third, to the ________________ Subordinate Non-Trust Loans, in descending order of seniority, in amounts equal to (a) the aggregate amount of all payments made by the holders thereof in connection with the exercise of their cure rights, (b) all accrued and unpaid interest on their respective principal balances (net of related master servicing fees) and (c) scheduled principal payments due in respect of those loans and their respective pro rata portions (based on their respective principal balances immediately prior to the date of payment) of all other principal payments attributable to the ________________ Loan Combination in accordance with the related loan documents;

         o fourth, to the ________________ Mortgage Loan and the ________________ Pari Passu Non-Trust Loan (on a pari passu basis), any yield maintenance premium due in respect of those loans under the related loan documents;

         o fifth, to the ________________ Subordinate Non-Trust Loans, in descending order of seniority, in amounts equal to the yield maintenance premiums due in respect of those loans under the loan documents;

         o sixth, to the ________________ Mortgage Loan and the ________________ Non-Trust Loans, in each case on a pro rata basis (based on their respective principal balances immediately prior to the date of payment), default interest, to the extent actually paid by the ________________ Borrower, to the extent not payable to any party under the pooling and servicing agreement;

         o seventh, to the ________________ Mortgage Loan and the ________________ Non-Trust Loans, in each case on a pro rata basis (based on their respective principal balances immediately prior to the date of payment), late payment charges actually paid by the ________________ Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement; and

         o eighth, to the ________________ Mortgage Loan and the ________________ Non-Trust Loans, on a pro rata basis (based on their respective initial principal balances), any excess amounts paid by, but not required to be returned to, the ________________ Borrower.

         Pursuant to the ________________ Intercreditor Agreement, subsequent to the occurrence and during the continuation of a ________________ Triggering Event, collections on the ________________ Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents and excluding any principal prepayments and related yield maintenance payments in respect of a ________________ Subordinate Non-Trust Loan following a defeasance of the ________________ Mortgage Loan) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and/or interest thereon, incurred under the pooling and servicing agreement) generally in the following manner, to the extent of available funds:

         o first, to the ________________ Mortgage Loan and the ________________ Pari Passu Non-Trust Loan (on a pari passu basis) in an amount equal to accrued and unpaid interest on their respective principal balances (net of related master servicing fees);

         o second, to the ________________ Mortgage Loan and the ________________ Pari Passu Non-Trust Loan (on a pari passu basis), principal payments, until their respective principal balances have been reduced to zero;

         o third, to the ________________ Subordinate Non-Trust Loans, in descending order of seniority, amounts equal to (a) the aggregate amount of all payments made by the holders thereof in connection with the exercise of their cure rights, (b) accrued and unpaid interest on their respective principal balances (net of related master servicing fees) and (c) principal payments until their respective principal balances have been reduced to zero;

         o fourth, to the ________________ Mortgage Loan and the ________________ Pari Passu Non-Trust Loan (on a pari passu basis), any yield maintenance premium due in respect of those loans under the related loan documents;

         o fifth, to the ________________ Subordinate Non-Trust Loans, in descending order of seniority, in amounts equal to any yield maintenance premiums due in respect of those loans under the related loan documents;

         o sixth, to the ________________ Mortgage Loan and the ________________ Non-Trust Loans, in each case on a pro rata basis (based on their respective principal balances immediately prior to the date of payment), default interest, to the extent actually paid by the ________________ Borrower, to the extent not payable to any party under the pooling and servicing agreement;

         o seventh, to the ________________ Mortgage Loan and the ________________ Non-Trust Loans, in each case on a pro rata basis (based on their respective principal balances immediately prior to the date of payment), late payment charges actually paid by the ________________ Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement; and

         o eighth, to the ________________ Mortgage Loan and the ________________ Non-Trust Loans, on a pro rata basis (based on their respective initial principal balances), any excess amounts paid by, but not required to be returned to, the ________________ Borrower.

         Consent Rights. Under the ________________ Intercreditor Agreement, the ________________ Controlling Party will be entitled to consult with the special servicer and the special servicer may not take any of the following actions without the consent of the ________________ Controlling Party:

         o any modification of, or waiver with respect to (a) the material payment terms of the ________________ Loan Combination, (b) any provision of the related loan documents that restricts the ________________ Borrower or its equity owners from incurring additional indebtedness or (c) any other material non-monetary term of the ________________ Loan Combination;

         o any acceptance of an assumption agreement releasing the ________________ Borrower from liability under the
                  ________________ Loan Combination;

         o any determination to cause the ________________ Mortgaged Property to comply with environmental laws;

         o any acceptance of substitute or additional collateral for the ________________ Loan Combination (other than in accordance with the terms thereof);

         o any waiver of a due-on-sale, due-on-encumbrance or insurance provision;

         o any proposed sale of the ________________ Mortgaged Property after it becomes REO Property;

         o any renewal or replacement of the then existing insurance policies to the extent that such renewal or replacement policy does not comply with the terms of the related mortgage loan documents or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents, in each case if approval is required by the related loan documents;

         o any approval of a material capital expenditure if approval is required under the related loan documents;

         o any replacement of the property manager, if approval is required by the related loan documents;

         o any approval of the incurrence of additional indebtedness secured by the ________________ Mortgaged Property, if approval is required under the related loan documents; and

         o any adoption or approval of a plan in bankruptcy by the ________________ Borrower.

         Consultation Rights. Under the ________________ Intercreditor Agreement, each holder of a ________________ Non-Trust Loan that is not the ________________ Controlling Party will have the right to be consulted on a non-binding basis with respect to the servicing of the ________________ Loan Combination.

         Purchase Option. The ________________ Intercreditor Agreement provides that if (a) any scheduled payment of principal and interest with respect to the ________________ Loan Combination becomes delinquent, (b) any non-scheduled payment with respect to the ________________ Loan Combination becomes delinquent, (c) another event of default exists with respect to the ________________ Loan Combination, then (if a holder of a ________________
Subordinate Non-Trust Loan is not then currently curing the subject default and at the time of such purchase the subject event of default shall be continuing) the holders of the ________________ Pari Passu Non-Trust Loan and ________________ Subordinate Non-Trust Loans have the option to purchase the
________________ Mortgage Loan from the trust (together with the
________________ Pari Passu Non-Trust Loan) at a price, generally equal to the aggregate unpaid principal balance of the ________________ Mortgage Loan and the ________________ Pari Passu Non-Trust Loan, together with all accrued and unpaid interest on those loans, to but not including the date of such purchase, plus any related servicing compensation, advances and interest on advances payable or reimbursable to any party to the pooling and servicing agreement.

         Cure Rights. In the event that the ________________ Borrower fails to make any scheduled payment due under the related loan documents, the ________________ Subordinate Noteholders will have five (5) business days from the date of receipt of notice of the subject default to cure the default. Also, in the event of any default in the payment of any unscheduled amounts by the ________________ Borrower, the ________________ Subordinate Noteholders will have 10 business days from the date of receipt of notice of the subject default to cure the default. Further, in the event of a non-monetary default by the ________________ Borrower, the ________________ Subordinate Noteholders will have 30 days from the date of receipt of notice of the subject default to cure the default; provided that if the subject non-monetary default cannot be cured within 30 days, but a ________________ Subordinate Noteholder has commenced and is diligently prosecuting the cure of the subject default, the cure period will be extended for an additional period not to exceed 90 days.

         Without the prior written consent of the holders of the ________________ Trust Mortgage Loan and the ________________ Pari Passu Non-Trust Loan, the ________________ Subordinate Noteholders will not have the right to cure more than four (4) consecutive scheduled payment defaults within any 12-month period or more than five (5) scheduled payment defaults in the aggregate within any 12- month period.

Additional Loan and Property Information

         Delinquencies. [[Each sponsor and other mortgage loan seller] will represent in its mortgage loan purchase agreement that, with respect to the mortgage loans that we will purchase from that party, no scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the due date for such mortgage loan in ________________ 200_, without giving effect to any applicable grace period, nor was any scheduled payment 30 days or more delinquent in the 12-month period immediately preceding or, if shorter, from the date of origination up to, the due date for such mortgage loan in ________________ 200_, without giving effect to any applicable grace period.]

         Tenant Matters. Described and listed below are certain aspects of the some of the tenants at the mortgaged real properties for the mortgage loans--

         o ______ (___) of the mortgaged real properties, securing ___% of the initial mortgage pool balance and approximately ___% of the initial loan group 1 balance, are, in each case, a retail property, an office property or an industrial/warehouse property that is leased to one or more major tenants that each occupies at least ___% of the net rentable area of the particular property. A number of companies are major tenants at more than one of the mortgaged real properties.

         o ______ (___) of the mortgaged real properties, securing ___% of the initial mortgage pool balance and approximately ___% of the initial loan group 1 balance, are entirely or substantially leased to a single tenant.

         o There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

         o Certain tenant leases at the mortgaged real properties, including mortgaged real properties leased to a single tenant, have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter.

         o ______ (___) of the mortgaged real properties (loan number ___), representing security for approximately ___% of the initial mortgage pool balance and ___% of the initial loan group 2 balance, is a multifamily rental property that receives material rent subsidies from the United States Department of Housing and Urban Development under its
                  Section 8 housing program.

         o ______ (___) of the mortgaged real properties (securing loan numbers ___, ___, ___ and ___), which are identified on Annex A-1 to this prospectus supplement as _________________, _________________, _________________ and
                  _________________, respectively, representing approximately
                  ___% of the initial mortgage pool balance and approximately
                  ___% of the initial loan group 2 balance, are multifamily rental properties that have a material tenant concentration of students. Those mortgaged real properties may experience more fluctuations in occupancy rate than other types of properties.

         o With respect to certain of the mortgage loans, one or more of the tenants may be local, state or federal governmental entities. These entities may have the right to terminate their leases at any time, subject to various conditions, including notice to the landlord or a loss of available funding.

         o With respect to certain of the mortgage loans, one or more of the tenants at the related mortgaged real property have yet to take possession of their leased premises or may have taken possession of their leased premises but have yet to open their respective businesses to the general public and, in some cases, may not have commenced paying rent under their leases. There can be no assurances that a prolonged delay in the opening of business to the general public will not negatively impact the related tenant's ability to fulfill its obligations under its respective lease.

         Ground Leases. In the case of ___ mortgaged real properties securing ___ mortgage loans, representing security for approximately ___% of the initial mortgage pool balance ( ______ (___) mortgage loans in loan group 1, representing approximately ___% of the initial loan group 1 balance and ______ (___) mortgage loan in loan group 2, representing approximately ___% of the initial loan group 2 balance), the related mortgage constitutes a lien on the related borrower's leasehold or sub-leasehold interest in the mortgaged real property or a material portion thereof, but not on the corresponding fee interest. [In each case (except as specified below), the related ground lease or sub-ground lease, after giving effect to all extension options exercisable at the option of the relevant lender, expires more than 20 years after the stated maturity of the related mortgage loan and the ground lessor has agreed to give the holder of that mortgage loan notice of and the right to cure, any default or breach by the lessee. In the case of ______ (___) mortgage loan (loan number ___), which is secured by the mortgaged real property identified on Annex A-1 as _________________, representing ___% of the initial mortgage pool balance and ___% of the initial loan group 1 balance, the related ground lease term extends approximately 10 years after the final maturity date of the mortgage loan.]

         See "Risk Factors--Lending Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property" and "Legal Aspects Of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

         Additional and Other Financing.

         Additional Secured Debt. [IDENTIFY MORTGAGED REAL PROPERTIES THAT ARE KNOWN TO HAVE ADDITIONAL SECURED DEBT.]

         Mezzanine Debt.  [IDENTIFY KNOWN MEZZANINE DEBT.]

         While a mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control in the mezzanine borrower as a result of the realization on the pledged ownership interests by the mezzanine lender. See "Risk Factors--Risks Relating to the Mortgage Loans--A Borrower's Other Loans May Reduce the Cash Flow Available to the Mortgaged Real Property Which May Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a Principal's Equity in, and Therefore Its Incentive to Support, a Mortgaged Real Property" in this prospectus supplement.

         Additional Unsecured Debt. The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including but not limited to trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the mortgaged real property. Therefore, under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Also, certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers. See "Risk Factors--Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" and "Legal Aspects Of Mortgage Loans--Subordinate Financing" in the accompanying prospectus.


         In addition to the foregoing kinds of additional unsecured debt a borrower may have incurred, we are aware that in the case of ______ (___) mortgage loans (loan numbers ___ and ___), representing approximately___% of the initial mortgage pool balance and approximately___% of the initial loan group _____ balance, the related borrowers have incurred, or are permitted to incur, subordinate unsecured indebtedness.


         Except as disclosed under this "--Additional and Other Financing" subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans, have any other debt outstanding. We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

         Zoning and Building Code Compliance. [In connection with the origination of each mortgage loan, the related originator examined whether the use and operation of the mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In some cases, a certificate of occupancy was not available. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

         o the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form; and

         o whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

                  1.       to satisfy the entire mortgage loan; or

                  2. taking into account the cost of repair, to pay down the mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

         Notwithstanding the foregoing, we cannot assure you, however, that any such analysis, or that the above determinations, were made in each and every case.]

         Lockboxes. ______ (___) mortgage loans, representing approximately ___% of the initial mortgage pool balance (___ mortgage loans in loan group 1, representing approximately ___% of the initial loan group 1 balance and ______ (___) mortgage loan in loan group 2, representing approximately ___% of the initial loan group 2 balance), generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

         o Lockboxes in Effect on the Date of Closing. [Income (or a portion thereof sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, or both the borrower and the lender, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables are deposited directly into a lockbox account. In the case of such lockboxes, funds deposited into the lockbox account are disbursed either--

                  1. in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits; or

                  2. to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

                  In some cases, the lockbox account is currently under the control of both the borrower and the lender, to which the borrower will have access until the occurrence of the triggering event, after which no such access will be permitted. In other cases, the related mortgage loan documents require the borrower to establish the lockbox but each account has not yet been established.

                  For purposes of this prospectus supplement, a lockbox is considered to be a "hard" lockbox when income from the subject property is paid directly into a lockbox account controlled by the lender. A lockbox is considered to be a "soft" lockbox when income from the subject property is paid into a lockbox account controlled by the lender, by the borrower or a property manager that is affiliated with the borrower.]

         o Springing Lockbox. [Income is collected by or otherwise accessible to the borrower until the occurrence of a triggering event, following which a lockbox of the type described above is put in place, from which funds are disbursed to a lender controlled account and used to pay, among other things, debt service payments, taxes and insurance and reserve account deposits. Examples of triggering events may include:

                  1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

                  2. a decline by more than a specified amount, in the net operating income of the related mortgaged real property; or

                  3. a failure to meet a specified debt service coverage ratio; or

                  4.       an event of default under the mortgage.

                  For purposes of this prospectus supplement, a springing lockbox is an account, which may be a hard or soft lockbox, that is required to be established by the borrower upon the occurrence of a trigger event.]

         The ___ mortgage loans referred to above provide for lockbox accounts as follows:


                                                                                    % of Initial     % of Initial
                                                                    % of Initial    Loan Group 1     Loan Group 2
                                                    Number of      Mortgage Pool      Principal        Principal
                 Lockbox Type                    Mortgage Loans       Balance          Balance          Balance
----------------------------------------------  ----------------  ---------------  --------------  -----------------
                                                                                          %             %
                  Lockboxes*                                                %
----------------------------------------------  ----------------  ---------------
                                  Hard                                   %                %             %
                                  Soft                                   %                %             %
Springing (Including "Soft" springing or                                 %                %             %
"Hard" springing lockboxes)
                                  Hard                                   %                %             %
                                  Soft                                   %                %             %

--------------------
*        [Includes lockboxes required to be in effect on the date of closing but not yet established. In certain cases the loan documents require that the related lockbox be established within a specified period following the loan closing date.]


                                                               S-103

         Hazard, Liability and Other Insurance. [Although exceptions exist, the loan documents for each of the mortgage loans generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage--

         o hazard insurance in an amount that generally is, subject to an approved deductible, at least equal to the lesser of--

                  1. the outstanding principal balance of the mortgage loan; and

                  2. the full insurable replacement cost or insurable value of the improvements located on the insured property;

         o if any portion of the improvements on the property was in an area identified in the federal register by the Federal Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

                  1. the outstanding principal balance of the related mortgage loan;

                  2. the full insurable replacement cost or insurable value of the improvements on the insured property; and

                  3. the maximum amount of insurance available under the National Flood Insurance Act of 1968;

         o commercial general liability insurance against claims for personal and bodily injury, death or property damage; and

         o        business interruption or rent loss insurance.]

         [Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure, including with respect to terrorism insurance coverage.]


         In general, the mortgaged real properties for the mortgage loans, including those properties located in California, are not insured against earthquake risks. [In the case of those properties located in California, other than those that are manufactured housing communities or self storage facilities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. Except as indicated in the following sentence, none of the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements. In the case of ______ (___) mortgage loan (loan number ___), which is secured by the mortgaged real property identified on Annex A-1 as _____________, representing approximately ___% of the initial mortgage pool balance and approximately ___% of the initial loan group _____ balance, the probable maximum loss is ___%.]


         [The master servicer will be required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain, or if the borrower does not maintain, the master servicer will itself maintain, to the extent available at commercially reasonable rates and that the trustee has an insurable interest therein, for the related mortgaged real property, all insurance required by the terms of the loan documents and the related mortgage.]

         [Where insurance coverage at the mortgaged real property for any mortgage loan is left to the lender's discretion, the master servicer will be required to exercise such discretion in accordance with the Servicing Standard, and to the extent that any mortgage loan so permits, the related borrower will be required to exercise its efforts to obtain insurance from insurers that have--or whose obligations are guaranteed or backed by a company that has--a minimum claims-paying ability rating of at least "___" by _________ and "___" by _________, and where insurance is obtained by the master servicer, such insurance must be from insurers that meet such requirements.]

         [In some cases, however, insurance may not be available from insurers that are rated by one or both of _________ and _________. In that case, the master servicer or special servicer, as applicable, will be required to use reasonable efforts, consistent with the servicing standard, to cause the borrower to maintain, or will itself maintain, as the case may be, insurance with insurers having the next highest ratings that are offering the required insurance at commercially reasonable rates.]

         Various forms of insurance maintained with respect to any of the mortgaged real properties for the mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust. See "Risk Factors--Risks Related to the Mortgage Loans--The Absence or Inadequacy of Insurance Coverage on the Property May Adversely Affect Payments on Your Certificates" in this prospectus supplement and "Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses" in the accompanying prospectus.

         With limited exception, the mortgage loans generally provide that insurance and condemnation proceeds are to be applied either--

         o        to restore the mortgaged real property; or

         o        towards payment of the mortgage loan.

         [If any mortgaged real property is acquired by the trust through foreclosure, deed in lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same types of insurance policies providing coverage in the same amounts as were previously required under the related mortgage loan. The special servicer will not be required to obtain any insurance for an REO Property that was previously required under the related mortgage if (a) such insurance is not available at any rate; or (b) subject to the rights of and consultation with the controlling class representative, such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales.]

         [The master servicer and the special servicer may each satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy insuring against hazard losses on all of the mortgage loans for which it is responsible. If any blanket insurance policy maintained by the master servicer or special servicer contains a deductible clause, however, the master servicer or the special servicer, as the case may be, will be required, in the event of a casualty covered by that policy, to pay out of its own funds all sums that--

         o        are not paid because of the deductible clause; and

         o would have been paid if an individual hazard insurance policy referred to above had been in place.]

         [The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan. It is expected that each title insurer will enter into co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the certificateholders for claims made against the trustee regarding the priority and validity of the borrower's title to the subject mortgaged real property.]

Assessments of Property Condition

         Property Inspections. Generally, [all] of the mortgaged real properties for the mortgage loans, were inspected in connection with the origination or acquisition of the related mortgage loan to assess their general condition. [No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the offered certificates, except in such cases where adequate reserves have been established.]

         Appraisals. [All] of the mortgaged real properties for the mortgage loans, were appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A-1 to this prospectus supplement.

         Environmental Assessments. A third-party environmental consultant conducted a Phase I environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to [all] of the mortgaged real properties securing the mortgage loans. The resulting environmental reports were prepared:

         o in the case of ___ mortgaged real properties, representing security for ___% of the initial mortgage pool balance (___ mortgaged real properties securing mortgage loans in loan group 1, and representing ___% of the initial loan group 1 balance, and ___ mortgaged real properties securing mortgage loans in loan group 2, and representing ___% of the initial loan group 2 balance), during the ___-month period preceding the cut-off date, and


         o in the case of ______ (___) mortgaged real properties, representing security for ___% of the initial mortgage pool balance and ___% of the initial loan group _____ balance, during the ___- to ___-month period preceding the cut-off date.


         [DISCLOSE KNOWN MATERIAL ADVERSE ENVIRONMENTAL CONDITIONS.]

         The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

         [If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan or at a nearby property with potential to affect a mortgaged real property, then one of the following occurred:

         o an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

         o an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation; or

         o those conditions were remediated or abated prior to the closing date; or

         o a letter was obtained from the applicable regulatory authority stating that no further action was required; or

         o an environmental insurance policy, [which was not a secured creditor policy,] was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation; or

         o in those cases where an offsite property is the location of a leaking underground storage tank or groundwater or soil contamination, a responsible party has been identified under applicable law, and generally either--

                  1. that condition is not known to have affected the mortgaged real property; or

                  2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the borrower; or

                  3. an environmental insurance policy was obtained, [which was not a secured creditor policy].]

         [In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold, and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

         o the establishment of an operation and maintenance plan to address the issue, or

         o in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program or a long-term testing program.]

         [In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.]

         [In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.]

         [In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan required the related borrower generally:

         o to carry out the specific remedial measures prior to closing;

         o carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

         o to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.]

         Some borrowers under the mortgage loans have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

         In some cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

         o the mortgaged real property had not been affected or had been minimally affected,

         o the potential for the problem to affect the mortgaged real property was limited, or

         o        a person responsible for remediation had been identified.

         The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental Assessments" subsection and has not been independently verified by--

         o        us,

         o any of the other parties to the pooling and servicing agreement,

         o        any of the mortgage loan sellers,

         o        any of the underwriters, or

         o        the affiliates of any of these parties.

         There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

         Engineering Assessments. [In connection with the origination of the mortgage loans, a licensed engineer inspected the related mortgaged real properties to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting engineering reports were prepared:

         o in the case of ___ mortgaged real properties, representing security for ___% of the initial mortgage pool balance (___ mortgaged real properties securing mortgage loans in loan group 1, and representing ___% of the initial loan group 1 balance, and ___ mortgaged real properties securing mortgage loans in loan group 2, and representing ___% of the initial loan group 2 balance), during the ___-month period preceding the cut-off date, and

         o in the case of ______ (___) mortgaged real properties, representing security for ___% of the initial mortgage pool balance and ___% of the initial loan group 1 balance, during the ___- to ___-month period preceding the cut-off date.]

         [The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. Generally, with respect to a majority of the mortgaged real properties, where the engineer's recommended repairs, corrections or replacements were deemed material by the related originator, the related borrowers were required to carry out the necessary repairs, corrections or replacements, and in some instances, to establish reserves, generally in an amount ranging from [100% to 125%] of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention.]

Assignment of the Mortgage Loans

         On or before the date of initial issuance of the offered certificates, each [sponsor and other mortgage loan seller] will transfer its mortgage loans to us, and we will then transfer all the mortgage loans to the trust. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

         [In connection with the foregoing transfers, the related mortgage loan seller will be required to deliver the following documents, among others, to the trustee with respect to each of the mortgage loans--

         o        either:

                  1. the original promissory note, endorsed without recourse to the order of the trustee or in blank; or

                  2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

         o the original or a copy of the related mortgage instrument, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

         o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

         o        either:

                  1. a completed assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for completion of the assignee's name if delivered in blank and except for missing recording information; or

                  2. a certified copy of that assignment as sent for recording;

         o        either:

                  1. a completed assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in recordable form except for completion of the assignee's name if delivered in blank and except for missing recording information; or

                  2. a certified copy of that assignment as sent for recording;

         o an original or copy of the lender's policy or certificate of title insurance or, if a title insurance policy has not yet been issued or located, a commitment for title insurance, which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

         o in those cases where applicable, the original or a copy of the related ground lease;

         o originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the related mortgage instrument or promissory note have been consolidated or modified or the subject mortgage loan has been assumed; and

         o a copy of any related letter of credit (the original of which will be required to be delivered to the master servicer);

provided that mortgage loan seller may deliver certain documents, including those identified in the third, fourth and fifth bullets, within the 30-day period following the date of issuance of the offered certificates.]

         [The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans, in trust for the benefit of the certificateholders, although the master servicer or special servicer may obtain possession of loan documents to the extent necessary and appropriate for servicing the related mortgage loan. [DISCUSS CUSTODIAL ARRANGEMENTS.]]

         [Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that those documents have been received. None of the trustee, the fiscal agent, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.]

         [If--

         o any of the above-described documents required to be delivered by the respective mortgage loan sellers to the trustee is not delivered or is otherwise defective in the manner contemplated by the pooling and servicing agreement; and

         o that omission or defect materially and adversely affects the value of, or the interests of the certificateholders in, the subject loan,

then the omission or defect will constitute a material document defect as to which the certificateholders will have the rights against us described below under "--Repurchases and Substitutions", provided that no document defect--other than with respect to a mortgage note, mortgage, title insurance policy, ground lease or any letter of credit--will be considered to materially and adversely affect the interests of the certificateholders or the value of the related mortgage loan unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender's rights or remedies under the related mortgage loan, defending any claim asserted by any borrower or third party with respect to the mortgage loan, establishing the validity or priority of any lien on any collateral securing the mortgage loan or for any immediate servicing obligations.]

         [Within a specified period following the later of--

         o the date on which the offered certificates are initially issued; and

         o the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or one or more independent third-party contractors retained at the expense of the mortgage loan sellers must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.]

Representations and Warranties

         In each mortgage loan purchase agreement, the applicable mortgage loan seller has represented and warranted with respect to each mortgage loan, subject to certain exceptions specified in each mortgage loan purchase agreement, as of the issuance date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

         [SUMMARIZE REPRESENTATIONS AND WARRANTIES].

Repurchases and Substitutions


         [In the case of (i) a breach of any of the loan-specific representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of a mortgage loan or the interests of the certificateholders in that mortgage loan or (ii) a material document defect as described above under "--Assignment of the Mortgage Loans", the applicable mortgage loan seller, if it does not cure such breach or defect in all material respects within a period of _____ days following its receipt of notice thereof, is obligated pursuant to the applicable mortgage loan purchase agreement--the relevant rights under which have been assigned by us to the trustee--to either substitute a qualified substitute mortgage loan--so long as that substitution is effected prior to the second anniversary of the Closing Date--and pay any substitution shortfall amount or to repurchase the affected mortgage loan within such _____-day period at the purchase price described below; provided that, unless the breach or defect would cause the mortgage loan not to be a qualified mortgage within the meaning of section 860G(a)(3) of the Code, the applicable mortgage loan seller generally has an additional 90-day period to cure such breach or defect if it is diligently proceeding with such cure. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility. The purchase price at which a mortgage loan seller will be required to repurchase a mortgage loan as to which there remains an uncured material breach or material document defect, as described above, will be generally equal to the sum, without duplication, of--


         o the unpaid principal balance of that mortgage loan at the time of purchase, plus

         o all unpaid interest due and accrued with respect to that mortgage loan at its mortgage interest rate to, but not including, the due date in the collection period of purchase, exclusive of any portion of that interest that constitutes Additional Interest, plus

         o all unpaid interest accrued on Advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

         o all unreimbursed servicing advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

         o any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the master servicer, the special servicer, the trustee or the trust fund in connection with any such purchase by a mortgage loan seller, to the extent not included in the preceding bullet, plus

         o other Additional Trust Fund Expenses related to that mortgage loan, including special servicing fees.]

         [If (i) any mortgage loan is required to be repurchased or substituted for in the manner described above, (ii) such mortgage loan is then a Crossed Loan, and (iii) the applicable document defect (including any omission) or breach of a representation and warranty does not constitute a defect or breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable defect or breach, as the case may be, will be deemed to constitute a defect or breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group unless (A) the weighted average debt service coverage ratio for all the remaining related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (1) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution and (2) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, as of the cut-off date; and (B) the weighted average loan-to-value ratio of the remaining related Crossed Loans determined at the time of repurchase or substitution, based upon an appraisal obtained by the special servicer, is not greater than the lesser of
(1) the weighted average loan-to-value ratio for all such Crossed Loans, including the affected Crossed Loan, at the time of repurchase or substitution and (2) the weighted average loan-to-value ratio for all such Crossed Loans, including the affected Crossed Loan, as of the cut-off date. In the event that one or more of such other Crossed Loans satisfy the aforementioned criteria, the mortgage loan seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related breach or defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.]

         [To the extent that the related mortgage loan seller repurchases or substitutes only for an affected Crossed Loan as described in the immediately preceding paragraph while the trustee continues to hold any related Crossed Loans, we and the related mortgage loan seller will agree in the related mortgage loan purchase agreement to forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related mortgage loan purchase agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified to remove the threat of material impairment as a result of the exercise of remedies.]

         [Notwithstanding the foregoing discussion, if any mortgage loan is otherwise required to be repurchased or substituted for in the manner described above, as a result of a document defect or breach with respect to one or more mortgaged real properties that secure a mortgage loan that is secured by multiple properties, the related mortgage loan seller will not be required to effect a repurchase or substitution of the subject mortgage loan if--

         o the affected mortgaged real property(ies) may be released pursuant to the terms of any partial release provisions in the related loan documents and such mortgaged real property(ies) are, in fact, released,

         o the remaining mortgaged real property(ies) satisfy the requirements, if any, set forth in the loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on prohibited transactions or contributions after the startup day of either REMIC I or REMIC II under the Code, and

         o the related mortgage loan seller obtains written confirmation from each applicable rating agency that the release will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.]

         [Except with respect to breaches of certain representations regarding the borrower's obligation to pay certain costs (in respect of which the remedy is the payment of costs), the foregoing substitution or repurchase obligation constitutes the sole remedy available to the certificateholders and the trustee for any uncured material breach of any mortgage loan seller's representations and warranties or material document defects regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold to us by such mortgage loan seller, and neither we nor any of our affiliates will be obligated to substitute or repurchase any such affected mortgage loan in connection with a material breach of a mortgage loan seller's representations and warranties or material document defects if such mortgage loan seller defaults on its obligation to do so.]

Changes in Mortgage Pool Characteristics


         The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued; however, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as _____% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.


         A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.


                           TRANSACTION PARTICIPANTS


The Issuing Entity

         In connection with the issuance of the series 200_-C_, the issuing entity with respect to the series 200_-C_ certificates will be [Merrill Lynch Mortgage Trust 200_-C_], a common law trust created under the laws of the

State of New York pursuant to the pooling and servicing agreement. [Merrill Lynch Mortgage Trust 200_-C_] is sometimes referred to in this prospectus supplement and the accompanying prospectus as the "trust" or the "trust fund." We will transfer the mortgage loans to the trust in exchange for the issuance of the certificates to us or at our direction. [The trust assets will initially consist of the mortgage loans, any collections of interest or principal thereon that are allocable to the period after the cut-off date but were received on or prior to the date of initial issuance of the certificates, any related reserve or escrow funds being held pending application as of the date of initial issuance of the certificates and the swap agreement, which the trustee is to enter into on behalf of the trust with the swap counterparty on the date of initial issuance of the certificates.]

         The trust's activities will be limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the trust will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the trust will not be permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Because the trust will be created pursuant to the pooling and servicing agreement, the trust and its permissible activities can only be amended or modified by amending the pooling and servicing agreement. See "Description of the Governing Documents--Amendment" in the accompanying prospectus. The fiscal year end of the trust will be December 31.

         The trust will not have any directors, officers or employees. The trustee, the master servicer and the special servicer will be responsible for administration of the trust assets, in each case to the extent of its duties expressly set forth in the pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

         Because the trust fund will be a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust."


         [The aggregate expenses incurred in connection with the selection and acquisition of the mortgage loans that are payable from offering proceeds are approximately $______________.] Those expenses include [SPECIFY TYPES OF EXPENSES]. The type and amount of those expenses paid to a sponsor, any servicer contemplated by Item 1108(a)(ii) of Regulation AB, the depositor, the issuing entity, any originator contemplated by Item 1110 of Regulation AB, an underwriter or an affiliate of any of the foregoing parties is set forth below:


        Recipient             Type of Expense          Amount of Expense
-----------------------  -------------------------  ------------------------




The Depositor

         We are Merrill Lynch Mortgage Investors, Inc., the depositor for the series 200_-C_ securitization transaction. We will acquire the mortgage loans from [the sponsors and the other mortgage loan sellers] and will transfer the mortgage loans to the trust. [At this time, we are only engaged in the securitization of commercial and multifamily mortgage loans.] The accompanying prospectus contains a more detailed description of us under the heading "The Depositor". After the issuance of the offered certificates, our continuing duties with respect to the offered certificates and the trust assets will consist of those identified under "The Depositor" in the accompanying prospectus, together with the following:

         [SPECIFY ON-GOING ACTIVITIES.]

[The Sponsors]


         [Merrill Lynch Mortgage Lending. Inc. Merrill Lynch Mortgage Lending, Inc. ("MLML"), our affiliate and an affiliate of [Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters], will transfer to us, for inclusion in the series 200_-C_ securitization transaction, ______ mortgage loans, representing ___% of the initial mortgage pool balance. MLML has been originating and/or acquiring multifamily and commercial mortgage loans for securitization since 1994. MLML securitized approximately: (a) $__________ of multifamily and commercial mortgage loans during 200___; (b) $_________ of multifamily and commercial mortgage loans during 200___; and (c) $__________ of multifamily and commercial mortgage loans during 200___. For additional information regarding MLML, see "The Sponsor" in the accompanying prospectus.]

         [IDENTIFY OTHER SPONSORS AND INCLUDE INFORMATION CONTEMPLATED BY ITEM 1104 OF REGULATION AB.]

Other Mortgage Loan Sellers

         [INCLUDE DISCLOSURE RELATING TO OTHER MORTGAGE LOAN SELLERS.]

Originators

         [INSERT ORIGINATOR DISCLOSURE, IF APPLICABLE (ITEM 1110 OF REGULATION
AB).]

The Master Servicer

         [IDENTIFY THE MASTER SERVICER AND INCLUDE INFORMATION CONTEMPLATED BY PARAGRAPHS (b), (c) AND (d) OF ITEM 1108 OF REGULATION AB, TO THE EXTENT MATERIAL AND NOT OTHERWISE DISCLOSED IN THIS PROSPECTUS SUPPLEMENT OR THE BASE PROSPECTUS.]

The Special Servicer

         [IDENTIFY THE SPECIAL SERVICER AND INCLUDE INFORMATION CONTEMPLATED BY PARAGRAPHS (b), (c) AND (d) OF ITEM 1108 OF REGULATION AB, TO THE EXTENT MATERIAL AND NOT OTHERWISE DISCLOSED IN THIS PROSPECTUS SUPPLEMENT OR THE BASE PROSPECTUS.]

Sub-Servicers

         [IDENTIFY ANY SUB-SERVICER THAT IS AFFILIATED WITH US OR A SPONSOR AND INCLUDE INFORMATION CONTEMPLATED BY PARAGRAPHS (b), (c) AND (d) OF ITEM 1108 OF REGULATION AB, TO THE EXTENT MATERIAL AND NOT OTHERWISE DISCLOSED IN THIS PROSPECTUS SUPPLEMENT OR THE BASE PROSPECTUS.]

         [IDENTIFY ANY SUB-SERVICER WITH RESPECT TO 10% OR MORE OF THE MORTGAGE POOL AND, IF REQUIRED BY PARAGRAPH (a)(3) OF ITEM 1108 OF REGULATION AB, INCLUDE THE INFORMATION CONTEMPLATED BY PARAGRAPHS (b), (c) AND (d) OF
ITEM 1108 OF REGULATION AB, TO THE EXTENT MATERIAL AND NOT OTHERWISE DISCLOSED IN THIS PROSPECTUS SUPPLEMENT OR THE BASE PROSPECTUS.]

The Trustee [and the Fiscal Agent]

         [The Trustee.] ____________, a _______________, will act as trustee on behalf of the certificateholders. As of the date of initial issuance of the offered certificates, the office of the trustee primarily responsible for administration of the trust assets, its corporate trust office, is located at _______________, Attention: _______________.

         [INSERT TRUSTEE DISCLOSURE CONTEMPLATED BY ITEM 1109 OF REGULATION AB, TO THE EXTENT MATERIAL AND NOT OTHERWISE DISCLOSED IN THIS PROSPECTUS SUPPLEMENT OR THE BASE PROSPECTUS.]

         [The Fiscal Agent. ________________, a _________ organized under the laws of _________, will act as fiscal agent pursuant to the pooling and servicing agreement. The fiscal agent's office is located at _______________,
Attention: _______________. [INCLUDE INFORMATION REGARDING FISCAL AGENT.]]

         [IDENTIFY PAYING AGENTS AND/OR CERTIFICATE ADMINISTRATORS AND INCLUDE INFORMATION CONTEMPLATED BY PARAGRAPH (b) OF ITEM 1108 OF REGULATION AB. OTHER INFORMATION REQUIRED BY ITEM 1108 OF REGULATION AB WITH RESPECT TO ANY SUCH PARTY TO BE INCLUDED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT.]

[Significant Obligors]

         [INSERT SIGNIFICANT OBLIGOR DISCLOSURE (ITEM 1112 OF REGULATION AB)]

        AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We, the depositor, are affiliated with the following parties in the following manner: [SPECIFY DEPOSITOR AFFILIATIONS].

         [Merrill Lynch Mortgage Lending, Inc.], a sponsor, is affiliated with the following parties in the following manner: [SPECIFY SPONSOR AFFILIATIONS].

         [INSERT ADDITIONAL AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS AS CONTEMPLATED BY ITEM 1119 OF REGULATION AB.]

                      THE POOLING AND SERVICING AGREEMENT


General Servicing Matters

         The servicing of the mortgage loans in the trust will be governed by the pooling and servicing agreement. This section contains summary descriptions of some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the mortgage loans and any real estate owned by the trust. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

         The pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans and any real estate owned by the trust for which it is responsible, directly or through sub-servicers, in accordance with--

         o        any and all applicable laws; and

         o the express terms of the pooling and servicing agreement and the respective mortgage loans.

         Furthermore, to the extent consistent with the preceding paragraph, the master servicer and the special servicer must each service and administer the mortgage loans and any real estate owned by the trust for which it is responsible in accordance with the Servicing Standard.

         In general, the master servicer will be responsible for the servicing and administration of--

         o all mortgage loans as to which no Servicing Transfer Event has occurred; and

         o all worked out mortgage loans as to which no new Servicing Transfer Event has occurred.

         The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan as to which a Servicing Transfer Event has occurred and which has not yet been worked out with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each mortgaged real property that has been acquired by the trust with respect to a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

         Despite the foregoing, the pooling and servicing agreement will require the master servicer to continue to receive payments and prepare certain reports to the trustee required to be prepared with respect to any specially serviced mortgage loans being serviced under the pooling and servicing agreement and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans and REO Properties being serviced and administered under the pooling and servicing agreement. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement.

         The master servicer will transfer servicing of a mortgage loan serviced by it to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist as described in the definition of "Servicing Transfer Event' in the glossary to this prospectus supplement, in which event that mortgage loan would be considered to be a worked out mortgage loan.

         The Non-Trust Loans will be serviced by the master servicer and the special servicer in accordance with the pooling and servicing agreement and the related Loan Combination Intercreditor Agreement.

Servicing and Other Compensation and Payment of Expenses

         The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

         [The master servicing fee:

         o will be earned with respect to each and every mortgage loan in the trust, including--

                  1.       each specially serviced mortgage loan, if any; and

                  2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become REO Property; and

         o        in the case of each mortgage loan, will--

                  1. [be calculated on the same interest accrual basis as that mortgage loan, which will be either a 30/360 Basis or an Actual/360 Basis (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a 360-day year)];

                  2.       accrue at the related master servicing fee rate;

                  3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

                  4. be payable (a) monthly from amounts received with respect to interest on that mortgage loan and/or
                           (b) if the subject mortgage loan and any related REO Property has been liquidated, out of general collections on the mortgage pool.]

         [For purposes of this prospectus supplement, master servicing fees include primary servicing fees. The master servicer will be the primary servicer for certain of the mortgage loans.]

         [Subject to certain conditions, ________________ is entitled, under the pooling and servicing agreement, to receive, or to assign or pledge to any qualified institutional buyer or institutional accredited investor (other than a Plan), the excess servicing strip, which is a portion of the master servicing fee. If ____________ resigns or is terminated as master servicer, it or its assignee will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip, except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming the duties of ____________ as master servicer under the pooling and servicing agreement. We make no representation or warranty regarding whether, following any resignation or termination of ____________ as master servicer, (a) any holder of the excess servicing strip would dispute the trustee's determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.]

         The master servicing fee rate with respect to the mortgage loans will vary on a loan-by-loan basis and ranges from ______% per annum to ______% per annum. The weighted average master servicing fee rate for the mortgage pool was ______% per annum as of the cut-off date. That master servicing fee rate includes any sub-servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer.

         Prepayment Interest Shortfalls. [The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred by reason of voluntary principal prepayments being made by borrowers with respect to any mortgage loans during any collection period (other than principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds), the master servicer must make a nonreimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

         o        the total amount of those Prepayment Interest Shortfalls;
                  and

         o the sum of the following components of the master servicer's total servicing compensation for that same collection period--

                  1. that portion of the master servicing fees that represents an accrual at a rate of ___% per annum; and

                  2. the total amount of Prepayment Interest Excesses that were collected during the subject collection period;

provided, however, that if a Prepayment Interest Shortfall occurs as a result of the master servicer's allowing the related borrower to deviate from the terms of the related loan documents regarding principal prepayments (other than (a) subsequent to a material default under the related loan documents,
(b) pursuant to applicable law or a court order, or (c) at the request or with the consent of the special servicer or the controlling class representative), then, for purposes of determining the payment that the master servicer is required to make to cover that Prepayment Interest Shortfall, the reference to "master servicing fee" in clause (1) of the second bullet of this paragraph will be construed to include the entire master servicing fee payable to the master servicer for that same collection period, inclusive of any portion payable to a third-party primary servicer, and the amount of any investment income earned by the master servicer on the related principal prepayment while on deposit in the master servicer's collection account.]

         [No other master servicing compensation will be available to cover Prepayment Interest Shortfalls, and the master servicer's obligation to make payments to cover Prepayment Interest Shortfalls in respect of a particular collection period will not carry over to any following collection period. In addition, the master servicer will be required to apply any Prepayment Interest Excesses with respect to a particular collection period, that are not otherwise used to cover Prepayment Interest Shortfalls as described above, to cover any shortfalls in interest caused as a result of the prepayment of a mortgage loan by the application of a condemnation award or casualty insurance proceeds, in each case that are actually received, in reduction of the subject mortgage loan's principal balance.]

         [Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the certificates on that distribution date as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the certificates (other than the class [XC], class [XP] and class [A-MFL] certificates) and the class [A-MFL] REMIC II regular interest, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement.]

         Principal Special Servicing Compensation. [The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

         o        the special servicing fee;

         o        the workout fee; and

         o        the principal recovery fee.]

         The Special Servicing Fee.  [The special servicing fee:

         o        will be earned with respect to--

                  1.       each specially serviced mortgage loan, if any; and

                  2 each mortgage loan, if any, as to which the corresponding mortgaged real property has become REO Property; and

         o with respect to each mortgage loan referred to in the prior paragraph, will--

                  1. [be calculated on the same interest accrual basis as that mortgage loan, which will be either a 30/360 Basis or an Actual/360 Basis (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a 360-day year);]

                  2. accrue at a special servicing fee rate of ___% per annum;

                  3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan; and

                  4. will be payable monthly from general collections on all the mortgage loans and any REO Properties, that are on deposit in the master servicer's collection account from time to time.]

         The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan that has been worked out by it. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of ___% to, each collection of interest and principal received on the subject mortgage loan for so long as it remains a worked out mortgage loan. The workout fee with respect to any worked out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to the mortgage loan. However, a new workout fee would become payable if the mortgage loan again became a worked out mortgage loan with respect to that new Servicing Transfer Event. If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to those mortgage loans that became worked out mortgage loans during the period that it acted as special servicer and remained (and with respect to those mortgage loans that, subject to the conditions set forth in the pooling and servicing agreement, were about to become) worked out mortgage loans at the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees. Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the certificateholders.

         The Principal Recovery Fee. [Except as described in the following paragraph, the special servicer will be entitled to receive a principal recovery fee with respect to: (a) each specially serviced mortgage loan--or any replacement mortgage loan substituted for it--as to which the special servicer obtains a full or discounted payoff from the related borrower; and
(b) any specially serviced mortgage loan or REO Property as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds. The principal recovery fee will be payable from any full or discounted payoff, liquidation proceeds, insurance proceeds or condemnation proceeds. As to each specially serviced mortgage loan and REO Property, the principal recovery fee will be payable from, and will be calculated by application of a principal recovery fee rate of ___% to, the related payment or proceeds.]

         Notwithstanding anything to the contrary described in the prior paragraph, no principal recovery fee will be payable based on, or out of, payments or proceeds received in connection with: [SPECIFY EXCEPTIONS, IF ANY].

         Although principal recovery fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any principal recovery fee will reduce amounts payable to the certificateholders.

         Additional Servicing Compensation. [As additional master servicing compensation, the master servicer will be entitled to receive any Prepayment Interest Excesses collected with respect to the entire mortgage pool.]

         [In addition, the following items collected on any mortgage loan in the mortgage pool will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

         o any late payment charges and Penalty Interest actually collected on any particular mortgage loan in the mortgage pool, which late payment charges and Penalty Interest are not otherwise applied--

                  1. to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on Advances made by that party with respect to that mortgage loan or the related mortgaged real property,

                  2. to reimburse the trust fund for any interest on Advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, from a source of funds other than late payment charges and Penalty Interest collected on that mortgage loan,

                  3. to pay, or to reimburse the trust fund for, any expenses incurred by the special servicer in connection with inspecting the related mortgaged real property following a Servicing Transfer Event with respect to that mortgage loan or after that property has become an REO Property, or

                  4. to pay, or to reimburse the trust fund for, any other expenses incurred with respect to that mortgage loan or the related mortgaged real property that are or, if paid from a source other than Penalty Interest and/or late payment charges collected on that mortgage loan, would result in an Additional Trust Fund Expense; and

         o any modification fees, assumption fees, assumption application fees, earnout fees, release fees, consent/waiver fees, extension fees, defeasance fees and other comparable transaction fees and charges.]

         The master servicer will be authorized, but not required, to invest or direct the investment of funds held in its collection account, or in any and all accounts maintained by it that are escrow and/or reserve accounts, only in Permitted Investments. See "--Collection Account" below. The master servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required--subject to certain exceptions set forth in the pooling and servicing agreement--to cover any losses of principal from its own funds.

         The special servicer will be authorized, but not required, to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Properties" below. The special servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required--subject to certain exceptions set forth in the pooling and servicing agreement--to cover any losses of principal from its own funds without any right to reimbursement.

         Payment of Expenses; Servicing Advances. [Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for expenses except as expressly provided in the pooling and servicing agreement.]

         [Any and all customary, reasonable and necessary out of pocket costs and expenses incurred by the master servicer, the trustee, the fiscal agent or, in some cases, the special servicer, in connection with the servicing of a mortgage loan, if a default is imminent thereunder or after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.]

         [The special servicer will be required to notify the master servicer as to when the master servicer must make servicing advances with respect to a specially serviced mortgage loan or REO Property. Generally, the special servicer must make the request at least five business days prior to the date the Advance must be made. The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. The special servicer will have the option, but not the obligation, to make such Advances.]

         [If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

         o if it has actual knowledge of the failure, to give the master servicer notice of its failure; and

         o if the failure continues for five more business days, to make the servicing advance.

         The fiscal agent will be required to make any advance the trustee was required, but failed, to make. The trustee will not be in default under the pooling and servicing agreement if the fiscal agent makes a back-up advance on its behalf.]

         [Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that, it determines in accordance with the Servicing Standard (in the case of the master servicer or special servicer) or its good faith business judgment (in the case of the trustee or the fiscal agent), would not be ultimately recoverable, together with interest accrued on that advance, from expected collections on the related mortgage loan or REO Property. The trustee and the fiscal agent will be entitled to rely on any determination of non-recoverability made by the master servicer. In addition, the special servicer may also determine that any servicing advance made or proposed to be made by the master servicer, the trustee or the fiscal agent is not recoverable, together with interest accrued on that servicing advance, from proceeds of the mortgage loan to which that Advance relates, and the master servicer, the trustee and the fiscal agent will be required to act in accordance with that determination.]

         [If the master servicer, the special servicer, the trustee or any fiscal agent makes any servicing advance that it--or, in the case of the master servicer, the trustee or any fiscal agent, the special servicer--subsequently determines, in its judgment, is not recoverable, together with interest accrued on that Advance, from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that Advance, together with interest on that Advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement. The master servicer, the special servicer, the trustee or the fiscal agent may also obtain reimbursement for any servicing advance that constitutes a Workout-Delayed Reimbursement Amount out of general principal collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement.]

         [The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of the master servicer's collection account and at times without regard to the relationship between the expense and the funds from which it is being paid (subject to the limitations for reimbursement of Advances from general collections), which may include servicing expenses relating to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties.]

         [The master servicer, the special servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period in which that Advance is reimbursed--

         o first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

         o second, if and to the extent that the Penalty Interest and late charges referred to in clause first above are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement.

         The special servicer may, but is not obligated to, make any servicing advance on a specially serviced mortgage loan or REO Property for which it is responsible (as required on an emergency or urgent basis) and then request from the master servicer reimbursement of the servicing advance, together with interest thereon as set forth in the pooling and servicing agreement. Upon the master servicer's reimbursing the special servicer for any such servicing advance, the master servicer will be considered to have made that servicing advance as of the date that the special servicer actually made it.]

         Subject to certain conditions, the master servicer may--and must, if directed by the special servicer in connection with a specially serviced mortgage loan or an REO Property for which it is responsible--pay directly out of the collection account any servicing advance that it considers to be nonrecoverable in accordance with the Servicing Standard, provided that the master servicer or the special servicer has determined, in accordance with the Servicing Standard, that this payment is in the best interests of the certificateholders.

         For additional information regarding reimbursement of servicing advances, see "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement.

Trustee Compensation

         The trustee will be entitled to a monthly fee for its services, [which fee will--

         o        accrue at ___% per annum,

         o accrue on the Stated Principal Balance of each mortgage loan outstanding from time to time, and

         o be calculated on the same interest accrual basis as is applicable to the subject mortgage loan].

         The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

         [In addition, the trustee will be authorized to invest or direct the investment of funds held in its collection account and interest reserve account in Permitted Investments. See "Description of the Offered
Certificates--Distribution Account" and "--Interest Reserve Account" in this prospectus supplement. It will be--

         o entitled to retain any interest or other income earned on those funds, and

         o required to cover any losses of principal of those investments from its own funds.

         The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the distribution account or the interest reserve account.]

Sub-Servicers

         [Subject to such limitations as may be provided for in the pooling and servicing agreement, the master servicer and the special servicer may each delegate any of its servicing obligations under the pooling and servicing agreement to any one or more third-party primary servicers. Any delegation of servicing obligations by the special servicer will be subject to the consent of the controlling class representative. The master servicer or the special servicer, as the case may be, will remain obligated under the pooling and servicing agreement for any duties delegated to a sub-servicer. Each sub-servicing agreement between the master servicer or special servicer, as the case may be, and a sub-servicer must provide that, if for any reason the master servicer or special servicer, as the case may be, is no longer acting in that capacity, the trustee or any designee of the master servicer or special servicer, as applicable, may:

         o assume the party's rights and obligations under the sub-servicing agreement; or

         o if there is an event of default thereunder, terminate the sub-servicing agreement.]

         [Each sub-servicing agreement between the master servicer or special servicer, as the case may be, and a sub-servicer (i) provides that the trustee, for the benefit of the certificateholders and, in the case of a sub-servicing agreement relating to a Loan Combination, the related Non-Trust Loan Noteholder(s), will each be a third-party beneficiary under such agreement; (ii) permits any purchaser of a mortgage loan to terminate such agreement with respect to such purchased mortgage loan at its option and without penalty; (iii) does not permit the sub-servicer to enter into or consent to certain modifications, extensions, waivers or amendments or otherwise take certain actions on behalf of the master servicer or the special servicer without the consent of the master servicer or special servicer, as the case may be; and (iv) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the pooling and servicing agreement, each sub-servicing agreement entered into by the master servicer must provide that such agreement will, with respect to any mortgage loan, terminate at the time such mortgage loan becomes a specially serviced mortgage loan or, alternatively, be subject to the special servicer's rights to service such mortgage loan for so long as such mortgage loan continues to be a specially serviced mortgage loan; and each sub-servicing agreement entered into by the special servicer may relate only to specially serviced mortgage loans and must terminate with respect to any such mortgage loan which ceases to be a specially serviced mortgage loan.]

         [The master servicer and special servicer will each be required to monitor the performance of sub-servicers retained by it. The master servicer and special servicer will each be solely liable for all fees owed by it to any sub-servicer retained by it, irrespective of whether its compensation under the pooling and servicing agreement is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement out of collections on the related mortgage loans it is sub-servicing for various expenditures it makes, generally to the same or similar extent as the master servicer or special servicer, as the case may be, would be reimbursed under the pooling and servicing agreement.]

The Controlling Class Representative and the _____________________ Controlling Party

         Controlling Class. [As of any date of determination, the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class [XC, XP, Z, R-I and R-II] certificates, that has a total principal balance that is greater than [25]% of that class's original total principal balance. However, if no class of certificates, other than the class [XC, XP, Z, R-I and R-II] certificates, has a total principal balance that satisfies this requirement, then the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class [XC, XP, Z, R-I and R-II] certificates. The class [A-1, A-2, A-3, A-4, A-SB, A-5 and A-1A] certificates will be treated as a single class, and the class [A-MFL and AM] certificates will be treated as a single class, for purposes of determining, and exercising the rights of, the controlling class. Appraisal Reduction Amounts will not be considered in determining the principal balance outstanding on the applicable class of certificates for the purpose of determining the controlling class.]

         Selection of the Controlling Class Representative. [The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates will be entitled to--

         o select a representative having the rights and powers described under "--Rights and Powers of the Controlling Class Representative and the _____________________ Controlling Party" below; or

         o        replace an existing controlling class representative.]

         [The trustee will be required to promptly notify all the certificateholders of the controlling class that they may select a controlling class representative upon:

         o the receipt by the trustee of written requests for the selection of a controlling class representative from the holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates;

         o the resignation or removal of the person acting as controlling class representative; or

         o a determination by the trustee that the controlling class of certificateholders has changed.]

         [The notice will explain the process for selecting a controlling class representative. The appointment of any person as the controlling class representative will generally not be effective until that person provides the trustee, the master servicer and the special servicer with--

         o        written confirmation of its acceptance of its appointment;

         o an address and facsimile number for the delivery of notices and other correspondence; and

         o a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and facsimile numbers.]

         [We anticipate that [an affiliate of the initial special servicer] will purchase certain non-offered classes of certificates, including the class [Q] certificates (which will be the initial controlling class of certificates), and will be the initial controlling class representative.]

         Resignation and Removal of the Controlling Class Representative. [The controlling class representative may at any time resign by giving written notice to the trustee and each certificateholder of the controlling class. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates, will be entitled to remove any existing controlling class representative by giving written notice to the trustee and to the existing controlling class representative.]

         Rights and Powers of the Controlling Class Representative and the _____________________ Controlling Party. [The special servicer will be required to prepare an asset status report for each mortgage loan that becomes a specially serviced mortgage loan, not later than 60 days after the servicing of the mortgage loan is transferred to the special servicer. Each asset status report is to include, among other things, a summary of the status of the subject specially serviced mortgage loan and negotiations with the related borrower and a summary of the special servicer's recommended action with respect to the subject specially serviced mortgage loan. Each asset status report is required to be delivered to the controlling class representative and, in the case of the _____________________ Loan Combination, the holders of the _____________________ Subordinate Non-Trust Loans, among others, by the special servicer.]

         [If, within ten business days of receiving an asset status report that relates to a recommended action to which the controlling class representative is entitled to object, as described below, the controlling class representative does not disapprove the asset status report in writing, then the special servicer will be required to take the recommended action as outlined in the asset status report; provided, however, that the special servicer may not take any action that is contrary to applicable law, the Servicing Standard or the terms of the applicable loan documents. If the controlling class representative disapproves an initial asset status report, the special servicer will be required to revise the asset status report and deliver to the controlling class representative, among others, a new asset status report as soon as practicable, but in no event later than 30 days after such disapproval.]

         [The special servicer will be required to continue to revise an asset status report as described above until the controlling class representative does not disapprove a revised asset status report in writing within 10 business days of receiving the revised asset status report or until the special servicer makes one of the determinations described below. The special servicer may, from time to time, modify any asset status report it has previously delivered and implement such modified report; provided that the modified report shall have been prepared, reviewed and not rejected as described above. Notwithstanding the foregoing, the special servicer may, following the occurrence of an extraordinary event with respect to the related mortgaged real property, take any action set forth in an asset status report--that is consistent with the terms of the pooling and servicing agreement--before the expiration of a 10-business day period if the special servicer has reasonably determined that failure to take the action would materially and adversely affect the interests of the certificateholders, and the special servicer has made a reasonable effort to contact the controlling class representative. The foregoing discussion notwithstanding, the special servicer will be required to determine whether any affirmative disapproval is not in the best interest of all the certificateholders pursuant to the Servicing Standard.]

         [In the event the controlling class representative and the special servicer have been unable to agree upon an asset status report with respect to a specially serviced mortgage loan within 90 days of the controlling class representative's receipt of the initial asset status report, the special servicer must implement the actions directed by the controlling class representative unless doing so would result in any of the consequences contemplated in clauses (a) through (d) in the following paragraph, in which event the special servicer must implement the actions described in the most recent asset status report submitted to the controlling class representative by the special servicer. Notwithstanding the fact that an asset status report has been prepared and/or approved, the controlling class representative will remain entitled to advise and object regarding the actions described below and any related asset status report will not be a substitute for the exercise of those rights.]

         [Notwithstanding the foregoing, the __________________ Controlling Party will approve or reject asset status reports with respect to the ________________ Loan Combination in the manner contemplated above by the controlling class representative with respect to other mortgage loans held by the trust.]

         [No direction of the controlling class representative or the ________________ Controlling Party in connection with any asset status report may (a) require or cause the special servicer to violate the terms of the subject mortgage loan, applicable law or any provision of the pooling and servicing agreement, including the special servicer's obligation to act in the best interests of all the certificateholders in accordance with the Servicing Standard and to maintain the REMIC status of REMIC I and REMIC II, (b) result in the imposition of any tax on "prohibited transactions" or contributions after the startup date of either REMIC I or REMIC II under the Code, (c) expose any party to the pooling and servicing agreement, any mortgage loan seller or the trust fund to any claim, suit or liability or (d) expand the scope of the master servicer's, trustee's or special servicer's responsibilities under the pooling and servicing agreement.]

         [In addition, the controlling class representative will be entitled to advise the special servicer with respect to the following actions and the special servicer will not be permitted to take, or consent to the master servicer taking, any of the following actions with respect to the mortgage loans--exclusive of the _____________________ Trust Mortgage Loan--as to which the controlling class representative has objected in writing within 10 business days of having been notified in writing of the particular proposed action (provided that, with respect to non-specially serviced mortgage loans, this 10-business day notice period may not exceed by more than five business days the 10 business days during which the special servicer can object to the master servicer waiving Additional Interest or taking actions described under "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" and "--Modifications, Waivers, Amendments and Consents" below):

         o any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing a specially serviced mortgage loan as comes into and continues in default;

         o any modification or consent to a modification of a material term of a mortgage loan, including the timing of payments or an extension of the maturity date of a mortgage loan;

         o any proposed sale of any defaulted mortgage loan or any REO Property, other than in connection with the termination of the trust as described under "Description of the Offered Certificates--Termination" in this prospectus supplement or, in the case of a defaulted mortgage loan, other than in connection with the purchase option described under "--Realization Upon Defaulted Mortgage Loans--Fair Value Call" in this prospectus supplement, for less than the outstanding principal balance of the related mortgage loan, plus accrued interest (exclusive of Penalty Interest and Additional Interest), expenses and fees;

         o any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

         o any release of material real property collateral for any mortgage loan, other than (a) where the release is not conditioned upon obtaining the consent of the lender or does not require the lender's verification that certain specified conditions have been satisfied, (b) upon satisfaction of that mortgage loan, (c) in connection with a pending or threatened condemnation action or (d) in connection with a full or partial defeasance of that mortgage loan;

         o any acceptance of substitute or additional real property collateral for any mortgage loan (except where the acceptance of the substitute or additional collateral is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

         o any waiver of a due-on-sale or due-on-encumbrance clause in any mortgage loan;

         o any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan (other than where the release is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

         o any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged real property or any termination or change, or consent to the termination or change, of the franchise for any mortgaged real property operated as a hospitality property (other than where the action is not conditioned upon obtaining the consent of the lender, in which case only prior notice will be required to be delivered to the controlling class representative);

         o any determination that an insurance-related default is an Acceptable Insurance Default or that earthquake or terrorism insurance is not available at commercially reasonable rates; and

         o any waiver of insurance required under the related loan documents (except as contemplated in the preceding bullet).]

         [In the case of the _____________________ Trust Mortgage Loan, the _____________________ Controlling Party (which will either be the controlling class representative, as the designee of the trustee, or a _____________________ Subordinate Noteholder) will be entitled to advise the special servicer with respect to the actions described under "Description of the Mortgage Pool--Loan Combinations--The _____________________ Loan Combination--Consent Rights" and the special servicer will not be permitted to take, or consent to the master servicer taking, any of those specified actions with respect to the _____________________ Loan Combination as to which the _____________________ Controlling Party has objected in writing.]

         [Furthermore, the controlling class representative may direct the special servicer to take, or to refrain from taking, any such actions with respect to the mortgage loans and REO Properties in the trust fund as the controlling class representative may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.]

         [Notwithstanding the foregoing, no advice, direction or objection given or made by the controlling class representative or, in the case of the _________________________ Loan Combination, by the _____________________
Controlling Party, as contemplated by any of the three preceding paragraphs of this "--Rights and Powers of the Controlling Class Representative and the _____________________ Controlling Party" subsection, may--

         o require or cause the master servicer or the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including the master servicer's or the special servicer's obligation to act in accordance with the Servicing Standard and the loan documents;

         o        result in an adverse tax consequence for the trust;

         o expose the trust, us, the master servicer, the special servicer, the trustee, the fiscal agent or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability;

         o materially expand the scope of the master servicer's or the special servicer's responsibilities under the pooling and servicing agreement; or

         o cause the master servicer or the special servicer to act, or fail to act, in a manner which violates the Servicing Standard.]

[The master servicer and the special servicer are each required to disregard any advice, direction or objection on the part of the controlling class representative--or, in the case of the _____________________ Trust Mortgage Loan, the _____________________ Controlling Party--that would have any of the effects described in the immediately preceding five bullets.]

         [Furthermore, the special servicer will not be obligated to seek approval from the controlling class representative--or, in the case of the _____________________ Trust Mortgage Loan, if applicable, the __________
Subordinate Noteholder that is the __________ Controlling Party--for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if (i) the special servicer has notified the controlling class representative--or, in the case of the _____________________ Trust Mortgage Loan, if applicable, the __________ Subordinate Noteholder that is the __________ Controlling Party--in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan and (ii) for 60 days following the first such notice, the controlling class representative--or, in the case of the _____________________ Trust Mortgage Loan, if applicable, the __________
Subordinate Noteholder that is the __________ Controlling Party--has objected to all of the proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.]

         When reviewing the rest of this "The Pooling and Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the controlling class representative (and, in the case of the Trust Mortgage Loans that are part of Loan Combinations, the related Non-Trust Noteholders) could have on the actions of the special servicer and, in some cases, the master servicer.

         Certain Liability and Expense Matters. In general, any and all expenses of the controlling class representative are to be borne by the holders of the controlling class in proportion to their respective percentage interests in that class, and not by the trust and all expenses borne by any _____________________ Subordinate Noteholder acting as the
_____________________ Controlling Party are to be borne by that holder. However, if a claim is made against the controlling class representative by a borrower under a mortgage loan, the controlling class representative is required to immediately notify the trustee, the master servicer and the special servicer. The special servicer on behalf of the trust will, subject to the discussion under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, assume the defense of the claim against the controlling class representative, but only if--

         o the special servicer or the trust are also named parties to the same action; and

         o        in the sole reasonable judgment of the special servicer:

                  1. the controlling class representative acted in good faith, without gross negligence or willful misfeasance, with regard to the particular matter at issue; and

                  2. there is no potential for the special servicer or the trust to be an adverse party in the action as regards the controlling class representative.

         The controlling class representative and the _____________________ Subordinate Noteholders may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the controlling class representative does not have any duties or liabilities to the holders of any class of certificates other than the controlling class, and the _____________________ Subordinate Noteholders do not have any duties or liabilities to the holders of any class of certificates. The controlling class representative may act solely in the interests of the certificateholders of the controlling class and with respect to the _____________________ Trust Mortgage Loan, the _____________________ Subordinate Noteholders may act solely in their own interests, and none of such parties will have any liability to any certificateholders for having done so. No certificateholder may take any action against the controlling class representative for its having acted solely in the interests of the certificateholders of the controlling class. Similarly, no certificateholder may take any action against the _____________________ Subordinate Noteholders for having acted solely in their own interests.

Replacement of the Special Servicer

         [Certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may terminate an existing special servicer and appoint a successor to any special servicer that has resigned or has been terminated. In addition, if the special servicer is terminated in connection with an event of default, certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may appoint a successor. See "--Events of Default" and "--Rights Upon Event of Default" below. In either case, any appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

         o written confirmation from each rating agency rating the certificates that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the certificates; and

         o the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.]

         [Subject to the foregoing, any certificateholder or any affiliate of a certificateholder may be appointed as special servicer.]

         [If the controlling class of certificateholders terminates an existing special servicer without cause, then the reasonable out-of-pocket costs and expenses of any related transfer of servicing duties are to be paid by the certificateholders that voted to remove the terminated special servicer. Otherwise those costs and expenses will be payable out of the trust fund if not paid by the terminated special servicer. Any terminated special servicer will be entitled to reclaim all amounts accrued or owing to it under the pooling and servicing agreement.]

Beneficial Owners of the Controlling Class

         [If the controlling class of certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

         o to receive all notices described under "--The Controlling Class Representative and the ___________ Controlling Party" and "--Replacement of the Special Servicer" above; and

         o to exercise directly all rights described under "--The Controlling Class Representative and the ___________ Controlling Party" and "--Replacement of the Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the controlling class.]

         [Beneficial owners of controlling class certificates held in book-entry form will likewise be subject to the same limitations on rights and the same obligations as they otherwise would if they were registered holders of certificates of the controlling class.]

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions

         [Subject to the foregoing discussion and the discussions under "--The Controlling Class Representative and the ______________ Controlling Party" above and "--Modifications, Waivers, Amendments and Consents" below, the master servicer, with respect to non-specially serviced mortgage loans, and the special servicer, with respect to all other mortgage loans, will be required to enforce, on behalf of the trust fund, any right the lender under any mortgage loan may have under either a due-on-sale or due-on-encumbrance clause, unless the master servicer or the special servicer, as applicable, has determined that waiver of the lender's rights under such clauses would be in accordance with the Servicing Standard. However, subject to the related loan documents and applicable law, neither the master servicer nor the special servicer may waive its rights or grant its consent under any related due-on-sale or due-on-encumbrance clause--

         o        in respect of any mortgage loan that--

                  1. has a principal balance of $20,000,000 or more at the time of determination or has, whether (a) individually, (b) as part of a group of cross-collateralized mortgage loans or (c) as part of a group of mortgage loans made to affiliated borrowers, a principal balance that is equal to or greater than 5% or more of the aggregate outstanding principal balance of the mortgage pool at the time of determination; or

                  2. is one of the ten largest mortgage loans, which for this purpose includes groups of cross-collateralized mortgage loans and groups of mortgage loans made to affiliated borrowers, by outstanding principal balance at the time of determination; or

         o where, in the case of a due-on-encumbrance clause only, the subject mortgage loan, taking into account existing debt on the related mortgaged real property and the proposed additional debt as if such total debt were a single mortgage loan, would have a loan-to-value ratio equal to or greater than 85% or a debt service coverage ratio equal to or less than 1.20:1;

         unless, with some exceptions, it receives prior written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the certificates or the placing the certificates on negative credit watch status in contemplation of such rating action. Also, the master servicer may not waive its rights or grant its consent under any due-on-sale or due-on-encumbrance clause described in this paragraph until it has received consent of the special servicer. Further, neither the master servicer nor the special servicer may consent to the transfer of any mortgaged real property that secures a group of cross-collateralized mortgage loans, unless all of the mortgaged real properties securing such group of mortgage loans are transferred at the same time, or the controlling class representative consents to the transfer.]

Modifications, Waivers, Amendments and Consents

         [The special servicer, with respect to any specially serviced mortgage loan may, consistent with the Servicing Standard agree to:

         o modify, waive or amend any term of the subject mortgage loan;

         o        extend the maturity of the subject mortgage loan;

         o defer or forgive the payment of interest on and principal of the subject mortgage loan;

         o defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on the subject mortgage loan;

         o permit the release, addition or substitution of collateral securing the subject mortgage loan;

         o permit the release, addition or substitution of the mortgagor or any guarantor with respect to the subject mortgage loan; or

         o provide consents with respect to any leasing activity at the mortgaged real property securing the subject mortgage loan;

provided that the ability of the special servicer to agree to any of the foregoing, however, is subject to the discussion under "--The Controlling Class Representative and the ____________ Controlling Party" and
"--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above in this prospectus supplement and further, to the limitations, conditions and restrictions discussed below.]

         [The special servicer may agree to or consent to (or permit the master servicer to agree to or consent to) the modification, waiver or amendment of any term of any mortgage loan that would--

         o affect the amount or timing of any related payment of principal, interest or other amount, including prepayment premiums or yield maintenance charges, but excluding Penalty Interest and amounts payable as additional servicing compensation, payable under the mortgage loan, including, subject to the discussion in the second following paragraph, extend the date on which any related balloon payment is due; or

         o affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during any period in which the related mortgage note prohibits principal prepayments; or

         o in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan;

provided that a material default on the mortgage loan has occurred or, in the special servicer's judgment, a material default on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the certificateholders, as a collective whole, on a present value basis, than would liquidation.]

         [Neither the master servicer nor the special servicer may release any mortgaged real property securing a mortgage loan which it is responsible for servicing, except as otherwise allowed by the pooling and servicing agreement.]

         [Neither the master servicer nor the special servicer may extend the maturity date of any mortgage loan which it is responsible for servicing to a date beyond the earliest of--

         1.       two years prior to the rated final distribution date; and

         2. if the mortgage loan is secured by a mortgage on the related borrower's leasehold interest--and not the corresponding fee interest--in the related mortgaged real property, 20 years--or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the related ground lease and with the consent of the controlling class representative, 10 years-- prior to the end of the then-current term of the related ground lease, plus any unilateral options to extend such term.]

         [Neither the master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan that would--

         o cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code;

         o result in the imposition of any tax on prohibited transactions or contributions after the startup date of either of REMIC I or REMIC II under the Code; or

         o adversely affect the status of any portion of the trust that is intended to be a grantor trust under the Code.]

         [Generally, the master servicer may not agree to modify, waive or amend the term of any mortgage loan without the consent of the special servicer. Subject to the foregoing discussion, however, the master servicer, without the approval of the special servicer, the controlling class representative or any of the rating agencies, may modify, waive or amend certain terms of non-specially serviced mortgage loans as specified in the pooling and servicing agreement, including, without limitation--

         o        approving certain waivers of non-material covenant defaults;

         o        approving certain leasing activity;

         o waiving certain late payment charges and Penalty Interest subject to the limitations in the pooling and servicing agreement;

         o approving certain consents with respect to rights-of-way, easements or similar agreements and consents to subordination of the related mortgage loan to such easements, rights-of-way or similar agreements, that do not materially affect the use or value of the mortgaged real property or materially interfere with the mortgagor's ability to make related payments;

         o approving releases of unimproved parcels of a mortgaged real property;

         o approving annual budgets to operate mortgaged real properties;

         o approving certain temporary waivers of requirements in loan documents with respect to insurance deductible amounts or claims-paying ability ratings of insurance providers; and

         o consenting to changing the property manager with respect to a mortgage loan with an unpaid principal balance of less than $2,000,000.]

         [The foregoing limitations, conditions and restrictions will not apply to any of the acts or circumstances referenced in this "--Modifications, Waivers, Amendments and Consents" section that is provided for under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or that is solely within the control of the related borrower. Also, neither the master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.]

         [Notwithstanding the foregoing, in the case of an ARD Loan, the master servicer will be permitted, in its discretion, after the related anticipated repayment date, to waive any or all of the Additional Interest accrued on that mortgage loan, if the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the master servicer's determination to waive the trust's right to receive that Additional Interest--

         o        must be in accordance with the Servicing Standard; and

         o will be subject to approval by the special servicer and the controlling class representative.]

         [The pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Additional Interest.]

         [Neither the master servicer nor the special servicer will have any liability to the trust, the certificateholders or any other person for any determination made by it in connection with a modification, waiver or amendment of a mortgage loan that is made on a reasonable basis and in accordance with the Servicing Standard.]

         [All modifications, waivers and amendments entered into by the master servicer and/or the special servicer with respect to the mortgage loans are to be in writing. Each of the master servicer and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.]

Required Appraisals

         [Within 60 days of the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans, the special servicer must obtain and deliver to the trustee, master servicer and the controlling class representative, a copy of an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer has no actual knowledge of a material adverse change in the condition of the related mortgaged real property in which case such appraisal may be a letter update of the prior appraisal.]

         [Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan, net of related unreimbursed advances of principal, is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of an appraisal.]

         [As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement.]

         [If an Appraisal Trigger Event occurs with respect to any mortgage loan, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, once every 12 months after the occurrence of that Appraisal Trigger Event (or sooner if the special servicer has actual knowledge of a material adverse change in the condition of the related mortgaged real property), an update of the prior required appraisal or other valuation. The special servicer is to deliver to the trustee, the master servicer and the controlling class representative, the new appraisal or valuation within ten business days of obtaining or performing such appraisal or valuation (or update thereof). This ongoing obligation will cease if and when--

         o if the Appraisal Trigger Event was the failure by the borrower to make any monthly debt service payment for 60 days or more, or involved the special servicer modifying the amount or timing of any monthly debt service payment, other than a balloon payment, the related borrower has made three consecutive full and timely monthly debt service payments under the terms of the mortgage loan (as such terms may have been modified); or

         o with respect to the other Appraisal Trigger Events (other than the related mortgaged real property becoming REO Property), such circumstances cease to exist in the reasonable judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings, no later than the entry of an order or decree dismissing such proceeding, and with respect to the extension of any date on which a balloon payment is due, no later than the date that the special servicer agrees to an extension;

provided that no other Appraisal Trigger Event then exists with respect to the subject mortgage loan.]

         [The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer and will be reimbursable to the master servicer as a servicing advance.]

Collection Account

         General. [The master servicer will be required to establish and maintain one or more segregated accounts or sub-accounts as a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

         The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.]

         Deposits. [Under the pooling and servicing agreement, the master servicer must deposit or cause to be deposited in its collection account within [one] business day following receipt of available funds, in the case of payments and other collections on the mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

         o all payments on account of principal on the mortgage loans, including principal prepayments;

         o all payments on account of interest on the mortgage loans, including Additional Interest and Penalty Interest;

         o all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the mortgage loans;

         o all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

         o all amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure or as otherwise contemplated under "--Realization Upon Defaulted Mortgage Loans" below;

         o any amounts paid by the mortgage loan sellers in connection with the repurchase or replacement of a mortgage loan as described under "Description of the Mortgage
                  Pool--Repurchases and Substitutions" in this prospectus supplement;

         o any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

         o all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "Description of the Mortgage Pool--Additional Loan and Property Information--Hazard, Liability and Other Insurance" in this prospectus supplement;

         o any amounts required to be transferred from the special servicer's REO account;

         o any amounts representing compensating interest payments in respect of prepayment interest shortfalls as described under "--Servicing and Other Compensation and Payment of Expenses--Prepayment Interest Shortfalls" above; and

         o any amount paid by a borrower to cover items for which a servicing advance has been previously made and for which the master servicer, the trustee or the fiscal agent, as applicable, has been previously reimbursed out of the collection account.]

         [Upon receipt of any of the amounts described in the first five bullets and the last bullet of the preceding paragraph with respect to any specially serviced mortgage loan, the special servicer is required to promptly remit these amounts to the master servicer for deposit in the master servicer's collection account.]

         [Notwithstanding the foregoing, amounts received on any A-Note Trust Mortgage Loan or the _____________________ Trust Mortgage Loan will be deposited into a separate account or sub-account of the collection account maintained by the master servicer before being transferred to the master servicer's collection account.]

         Withdrawals. [The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

         o to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, an aggregate amount of immediately available funds equal to that portion of the Available Distribution Amount (calculated without regard to clauses
                  (a)(ii), (a)(v), (b)(ii)(B) and (b)(v) of the definition of that term in this prospectus supplement, and exclusive of other amounts received after the end of the related collection period) for the related distribution date then on deposit in the collection account, together with any prepayment premiums, yield maintenance charges and/or Additional Interest received on the mortgage loans during the related collection period and, in the case of the final distribution date, any additional amounts which the relevant party is required to pay in connection with the purchase of all the mortgage loans and REO Properties, plus any amounts required to be remitted in respect of P&I advances;

         o to reimburse the fiscal agent the trustee and itself, in that order, for any unreimbursed P&I advances made by that party under the pooling and servicing agreement, which reimbursement is to be made out of late collections of interest (net of related master servicing fees) and principal (net of any related workout fee or principal recovery fee) received in respect of the particular mortgage loan or REO Property as to which the Advance was made; provided that, if such P&I advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such P&I advance will be reimbursed out of general collections of principal as described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement;

         o to pay itself earned and unpaid master servicing fees with respect to each mortgage loan, which payment is to be made out of collections on that mortgage loan that are allocable as interest or, if that mortgage loan and any related REO Property have been previously liquidated, out of general collections on the other mortgage loans and REO Properties;

         o to pay the special servicer, out of general collections on the mortgage loans and any REO Properties, earned and unpaid special servicing fees with respect to each mortgage loan that is either--

                  1.       a specially serviced mortgage loan; or

                  2. a mortgage loan as to which the related mortgaged real property has become an REO Property;

         o to pay the special servicer earned and unpaid workout fees and principal recovery fees to which it is entitled, which payment is to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

         o to reimburse the fiscal agent the trustee or the special servicer/ itself, in that order (with reimbursements to the special servicer and master servicer to be made concurrently on a pro rata basis), for any unreimbursed servicing advances, first, out of payments made by the borrower that are allocable to such servicing advance, and then, out of liquidation proceeds, insurance proceeds, condemnation proceeds and, if applicable, revenues from REO Properties relating to the mortgage loan in respect of which the servicing advance was made, and then out of general collections; provided that, if such Advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such Advance will be reimbursed out of general collections of principal as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement;

         o to reimburse the fiscal agent the trustee or the special servicer/itself, in that order (with reimbursements to the special servicer and master servicer to be made concurrently on a pro rata basis), first out of REO Property revenues, liquidation proceeds and insurance and condemnation proceeds received in respect of the mortgage loan relating to the Advance, and then out of general collections on the mortgage loans and any REO Properties, for any unreimbursed Advance made by that party under the pooling and servicing agreement that has been determined not to be ultimately recoverable, together with interest thereon, subject to the limitations set forth in the pooling and servicing agreement and the limitations described under, as applicable, "--Servicing and Other Compensation and Payment of Expenses" above and/or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement;

         o to pay the fiscal agent the trustee or the special servicer/itself, in that order (with payments to the special servicer and master servicer to be made concurrently on a pro rata basis), unpaid interest on any Advance made by that party under the pooling and servicing agreement, which payment is to be made out of Penalty Interest and late payment charges collected on the related mortgage loan during the collection period during which that Advance is reimbursed;

         o in connection with the reimbursement of Advances as described in the second bullet, the sixth bullet or the seventh bullet under this "--Withdrawals" subsection and subject to the limitations described in each of those three bullets, to pay itself, the special servicer, the trustee or the fiscal agent, as the case may be, out of general collections on the mortgage loans and any REO Properties, any interest accrued and payable on that Advance and not otherwise payable under the preceding bullet;

         o to pay for costs and expenses incurred by the trust fund in connection with property inspections;

         o to pay the special servicer or itself any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

         o to pay for the cost of an independent appraiser or other expert in real estate matters, to the extent such cost is not required to be advanced under the pooling and servicing agreement;

         o to pay itself, the special servicer, any of the mortgage loan sellers, any holder (or, if applicable, beneficial owner) of certificates of the controlling class, or any other person, as the case may be, with respect to each mortgage loan, if any, previously purchased by such person pursuant to the pooling and servicing agreement, all amounts received in respect of any such purchased mortgage loan subsequent to the date of purchase;

         o to pay, out of general collections on the mortgage loans and any REO Properties, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan;

         o to pay itself, the special servicer, us, or any of their or our respective members, managers, shareholders, directors, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus;

         o to pay, out of general collections on the mortgage loans and any REO Properties, for the costs of various opinions of counsel, the cost of recording the pooling and servicing agreement and expenses properly incurred by the tax administrator in connection with providing advice to the special servicer;

         o to pay any other items described in this prospectus supplement as being payable from the collection account;

         o to withdraw amounts deposited in the collection account in error; and

         o to clear and terminate the collection account upon the termination of the pooling and servicing agreement.]

Realization Upon Defaulted Mortgage Loans

         Fair Value Call. The pooling and servicing agreement grants to the special servicer and the holder--or, if applicable, the beneficial owner--of the certificates with the largest percentage of voting rights allocated to the controlling class of certificates (such holder--or, if applicable, beneficial owner--referred to as the "plurality controlling class certificateholder") a right to purchase from the trust defaulted mortgage loans under the circumstances described below in this "--Fair Value Call" subsection. The defaulted mortgage loans in respect of which this right may be exercised are mortgage loans that [SPECIFY DEFAULT CRITERIA].

         At the time a mortgage loan becomes a defaulted mortgage loan satisfying the criteria described in the preceding paragraph, each of the special servicer and the plurality controlling class certificateholder will have a purchase option, which option will be assignable when the opportunity to exercise it arises, to purchase the defaulted mortgage loan, from the trust fund at an option price generally equal to (i) if the special servicer has not yet determined the fair value of the defaulted mortgage loan, the sum of the unpaid principal balance of that mortgage loan at the time of purchase, together with unpaid and accrued interest on that mortgage loan at its mortgage interest rate, unpaid interest accrued on related Advances, related unreimbursed servicing advances and other related Additional Trust Fund Expenses, including special servicing fees, or (ii) the fair value of the defaulted mortgage loan as determined by the special servicer, if the special servicer has made such fair value determination.

         [The special servicer will be permitted to change from time to time, its determination of the fair value of a defaulted mortgage loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the special servicer will update its determination of the fair value of a defaulted mortgage loan at least once every 90 days; and, provided, further, that absent the special servicer having actual knowledge of a material change in circumstances affecting the value of the related mortgaged real property, the special servicer will not be obligated to update such determination. The purchase option in respect of a defaulted mortgage loan will first belong to the plurality controlling class certificateholder. If the purchase option is not exercised by the plurality controlling class certificateholder or any assignee thereof within 60 days of a mortgage loan becoming a defaulted mortgage loan, then the purchase option will belong to the special servicer for 15 days. If the purchase option is not exercised by the special servicer or its assignee within such 15-day period, then the purchase option will revert to the plurality controlling class certificateholder.]

         [Notwithstanding the foregoing, the holder of a B-Note Non-Trust Loan will have the right to purchase the related A-Note Trust Mortgage Loan from the trust in certain default situations, as described above under "Description of the Mortgage Pool--Loan Combinations." Similarly, any one of the holders of the _____________________ Non-Trust Loans will have the right to purchase the _____________________ Trust Mortgage Loan from the trust in certain default situations, as described above under "Description of the Mortgage Pool--Loan Combinations--_____________________ Loan Combination". In addition, notwithstanding the discussion in the preceding paragraph, the holders of a mezzanine loan may have the right to purchase the related mortgage loan from the trust if certain defaults on the related mortgage loan occur.]

         [Unless and until the purchase option with respect to a defaulted mortgage loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including workout and foreclosure consistent with the Servicing Standard, but the special servicer will not be permitted to sell the defaulted mortgage loan other than pursuant to the exercise of the purchase option.]

         [If not exercised sooner, the purchase option with respect to any defaulted mortgage loan will automatically terminate upon (i) the related mortgagor's cure of all related defaults on the defaulted mortgage loan, (ii) the acquisition on behalf of the trust fund of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off--full or discounted--of the defaulted mortgage loan in connection with a workout. In addition, the purchase option with respect to a defaulted mortgage loan held by any person will terminate upon the exercise of the purchase option and consummation of the purchase by any other holder of a purchase option.]

         [If (a) a purchase option is exercised with respect to a defaulted mortgage loan and the person expected to acquire the defaulted mortgage loan pursuant to such exercise is the plurality controlling class certificateholder, the special servicer or any affiliate of any of them, which means that the purchase option has not been assigned to another unaffiliated person, and (b) the option price is based on the special servicer's determination of the fair value of the defaulted mortgage loan, then the master servicer or, if the master servicer and the special servicer are the same person, the trustee--or a third-party appraiser designated by the master servicer or the trustee, as applicable, at its option, upon whose determination the master servicer or the trustee, as the case may be, may, absent manifest error, conclusively rely--will be required to confirm that the option price (as determined by the special servicer) represents a fair value for the defaulted mortgage loan. The master servicer or the trustee, as applicable, will be entitled to a fee of $_________ for the initial confirmation, but not for any subsequent confirmations, of fair value with respect to that mortgage loan. The costs of all appraisals, inspection reports and opinions of value incurred by the master servicer, the trustee or any third-party appraiser in connection with such determination of fair value will be reimbursable to the master servicer or the trustee, as applicable, as servicing advances.]

         Foreclosure and Similar Proceedings. If a default on a mortgage loan has occurred and is continuing and no satisfactory arrangements can be made for collection of delinquent payments, then, subject to the discussion under "--The Controlling Class Representative and the __________ Controlling Party" above, the special servicer may, on behalf of the trust, take any of the following actions:

         o        institute foreclosure proceedings;

         o exercise any power of sale contained in the related mortgage;

         o        obtain a deed in lieu of foreclosure; or

         o otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

         Neither the master servicer nor the special servicer may acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the certificateholders, to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of federal environmental laws, [unless--

         o the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust; and

         o        either:

                  1.       the report indicates that--

                           o the particular mortgaged real property is in compliance with applicable environmental laws and regulations; and

                           o there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

                  2. the special servicer (who may rely conclusively on the report) determines that taking the actions necessary to bring the particular mortgaged real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, is reasonably likely to maximize the recovery to certificateholders, taking into account the time value of money.]

         [If the environmental testing contemplated above establishes that any of the conditions described in clauses 1. and 2. have not been satisfied with respect to any mortgaged real property and there is no breach of a representation or warranty requiring repurchase under the applicable mortgage loan purchase agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard other than proceeding against the related mortgaged real property. At such time as it deems appropriate, the special servicer may, on behalf of the trust, release all or a portion of the subject mortgaged real property from the lien of the related mortgage instrument; provided that, if the related mortgage loan has a then outstanding principal balance of greater than $1 million, then prior to the release of all or a portion of the related mortgaged real property, (i) the special servicer shall have notified the rating agencies, the trustee, the controlling class representative and the master servicer in writing of its intention to so release all or a portion of such mortgaged real property and the bases for such intention, and (ii) the trustee shall have notified the certificateholders in writing of the special servicer's intention to so release all or a portion of such mortgaged real property.]

         If the trust acquires title to any mortgaged real property, the special servicer, on behalf of the trust, has to sell the particular real property prior to the close of the third calendar year following the calendar year in which that acquisition occurred, subject to limited exceptions as described under "--REO Properties" below.

         If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer, the master servicer, the trustee and/or the fiscal agent will be entitled to payment or reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of the liquidation proceeds to the certificateholders, for--

         o any and all amounts that represent unpaid servicing fees and additional servicing compensation with respect to the mortgage loan;

         o unreimbursed (from the related mortgage loan) servicing expenses and Advances incurred with respect to the mortgage loan;

         o any P&I advances made with respect to the mortgage loan that are unreimbursed from that mortgage loan; and

         o any interest payable (or paid from general collections) to the master servicer and/or special servicer on any expenses and Advances and not reimbursed from that mortgage loan.

REO Properties

         [If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

         o        the IRS grants an extension of time to sell the property; or

         o the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code.]

         [Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.]

         [The special servicer may be required to retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property.]

         [In general, the special servicer, or an independent contractor employed by the special servicer at the expense of the trust, will be obligated to operate and manage any REO Property in a manner that:

         o maintains its status as foreclosure property under the REMIC provisions of the Code; and

         o        is in accordance with the Servicing Standard.]

         [The special servicer must review the operation of each REO Property and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of section 857(b)(4)(B) of the Code.]

         This determination is most likely to occur in the case of an REO Property that is a hotel. To the extent that income the trust receives from an REO Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%.

         The determination as to whether income from an REO Property would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax at the highest marginal corporate tax rate and could also be subject to certain state or local taxes. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

         [The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property. The funds held in this REO account may be held as cash or invested in

Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.]

         [The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Shortly after the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account the total of all amounts received with respect to each REO Property during that collection period, net of--

         o any withdrawals made out of those amounts as described in the preceding sentence; and

         o any portion of those amounts that may be retained as reserves as described in the next paragraph.]

         [The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.]

         [The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.]

Inspections; Collection of Operating Information

         [The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the corresponding mortgaged real property as soon as practicable after any mortgage loan becomes a specially serviced mortgage loan and annually so long as such mortgage loan is a specially serviced mortgage loan. Beginning in 200_, the master servicer, for each mortgage loan that is not a specially serviced mortgage loan and does not relate to an REO Property, will be required, at its own expense, to inspect or cause an inspection of the mortgaged real property at least once every calendar year, unless such mortgaged real property has been inspected in such calendar year by the special servicer. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

         o any sale, transfer or abandonment of the property of which the master servicer or the special servicer, as applicable, is aware; or

         o any change in the property's condition or value of which the master servicer or the special servicer, as applicable, is aware and considers to be material; or

         o any visible waste committed on the property of which the master servicer or special servicer, as applicable, is aware and considers to be material.]

         [The special servicer, in the case of each specially serviced mortgage loan, and the master servicer, in the case of each other mortgage loan, will each be required to use reasonable efforts to collect from the related borrower, the quarterly (if any) and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, nor is the master servicer or the special servicer likely to have any practical means of compelling delivery.]

         [The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO Property.]

         [The master servicer, with respect to each mortgage loan, will be required to prepare and maintain an operating statement analysis for each mortgaged real property and each REO Property, as applicable, and copies of such operating statement analyses are to be made available by the master servicer to the trustee, the special servicer and/or the controlling class representative upon request or as otherwise provided in the pooling and servicing agreement, but not more frequently than quarterly.

Evidence as to Compliance


         On or before _____ of each year, beginning in ____, each of the master servicer and the special servicer must deliver or cause to be delivered to the trustee and us, among others, the following items:

         o a report on an assessment of compliance by it with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB, signed by an authorized officer of the master servicer or the special servicer, as the case may be, which report will contain (a) a statement by the master servicer or the special servicer, as the case may be, of its responsibility for assessing compliance with the servicing criteria applicable to it, (b) a statement that the master servicer or the special servicer, as the case may be, used the servicing criteria set forth in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria, (c) the master servicer's or the special servicer's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending [December 31st of the preceding calendar year], which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by the master servicer or the special servicer, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on the master servicer's or the special servicer's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending [December 31st of the preceding calendar year];

         o as to each report delivered by the master servicer or the special servicer as described in the immediately preceding bullet, a report from a registered public accounting firm (made in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board) that attests to, and reports on, the assessment made by the asserting party in the report delivered as described in the immediately preceding bullet; and

         o a statement signed by an authorized officer of the master servicer or the special servicer, as the case may be, to the effect that: (a) a review of the activities of the master servicer or the special servicer, as the case may be, during the preceding calendar year (or, if applicable, the portion of such year during which the offered certificates were outstanding) and of its performance under the pooling and servicing agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, the master servicer or special servicer, as the case may be, has fulfilled its material obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or portion of that year during which the certificates were outstanding or, if there has been a material default, specifying each material default known to such officer and the nature and status of that default].

         The pooling and servicing agreement will require that: (1) any party to the pooling and servicing agreement (in addition to the master servicer and special servicer) that is "participating in the servicing function" (within the meaning of Item 1122 of Regulation AB) with respect to the mortgage pool, must deliver a separate assessment report and attestation report similar to those described in the first two bullets of the prior paragraph; (2) any party to the pooling and servicing agreement that has retained a sub-servicer, subcontractor or agent that is

"participating in the servicing function" (within the meaning of Item 1122 of Regulation AB) with respect to the mortgage pool, must cause that sub-servicer, subcontractor or agent to deliver a separate assessment report and attestation report similar to those described in the first two bullets of the prior paragraph; and (3) any party to the pooling and servicing agreement that has retained a sub-servicer that meets the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB, must cause that sub-servicer to deliver a separate servicer compliance statement similar to that described in the third bullet of the prior paragraph.


Events of Default

         [Each of the following events, circumstances and conditions will be considered events of default on the part of the master servicer or special servicer, as applicable, under the pooling and servicing agreement:

         o any failure by the master servicer to deposit into the collection account any amount required to be so deposited by it under the pooling and servicing agreement, which failure continues unremedied for two business days following the date on which the deposit was required to be made; or

         o any failure by the master servicer to remit to the trustee for deposit into the distribution account any amount required to be so remitted by it under the pooling and servicing agreement, which failure continues unremedied until 11:00 a.m., New York City time, on the business day following the date on which the remittance was required to be made; or

         o any failure by the special servicer to deposit into the REO account or to deposit into, or to remit to the master servicer for deposit into, the collection account, any amount required to be so deposited or remitted under the pooling and servicing agreement, provided, however, that the failure to deposit or remit such amount will not be an event of default if such failure is remedied within one business day and in any event on or prior to the related P&I advance date; or

         o the master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for five business days following the date on which notice has been given to the master servicer by the trustee; or

         o the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that with respect to any such failure that is not curable within such 30-day period, the master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the master servicer or the special servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

         o it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of certificateholders, and that breach continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that with respect to any such breach which is not curable within such 30-day period, the master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the master servicer or the special servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

         o a decree or order of a court having jurisdiction in an involuntary case under federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the master servicer or the special servicer and the decree or order remains in force for a period of 60 days, provided, however, that the master servicer or the special servicer, as appropriate, will have an additional period of 30 days to effect a discharge, dismissal or stay of the decree or order if it commenced the appropriate proceedings to effect such discharge, dismissal or stay within the initial 60-day period; or

         o the master servicer or special servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to it or of or relating to all or substantially all of its property; or

         o the master servicer or special servicer admits in writing its inability to pay its debts or takes other actions specified in the pooling and servicing agreement indicating its insolvency or inability to pay its obligations; or

         o the master servicer or the special servicer obtains actual knowledge that _______ has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of certificates, or (b) placed any class of certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with the master servicer or special servicer as the sole or a material factor in such rating action; or

         o the master servicer or the special servicer is removed from ______ Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated within 60 days after its removal therefrom.]

         [The trustee must notify the certificateholders and the rating agencies, within _____ days of becoming aware thereof, of any event that with notice or the passage of time may become an event of default.]

Rights Upon Event of Default

         [If an event of default described under "--Events of Default" above occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of either the controlling class representative or the certificateholders entitled to not less than 25% of the voting rights for all the classes of certificates, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a certificateholder; provided that the terminated defaulting party will continue to be entitled to receive all amounts due and owing to it in accordance with the terms of the pooling and servicing agreement and will continue to be entitled to the benefit of any provisions for reimbursement or indemnity as and to the extent provided in the pooling and servicing agreement. Upon any termination, the trustee must either:

         o succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

         o appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, provided such successor is reasonably acceptable to the controlling class representative.]

         [Either the controlling class representative or the holders of certificates entitled to a majority of the voting rights for the certificates may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor, provided such successor is reasonably acceptable to the controlling class representative. The appointment of a successor special servicer by the trustee is subject to the rights of the controlling class of certificateholders to designate a successor special servicer as described under "--Replacement of the Special Servicer" above.]

         [In general, the certificateholders entitled to at least 66?% of the voting rights allocated to each class of certificates affected by any event of default may waive the event of default. However, the events of default described in the first, second, third, tenth or eleventh bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of the certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.]

Additional Matters Relating to the Trustee [and the Fiscal Agent]

         The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

         o        be authorized under those laws to exercise trust powers;

         o with limited exception, have a combined capital and surplus of at least $100,000,000; and

         o be subject to supervision or examination by a federal or state banking authority.

         If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

         We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the master servicer and the trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

         [The fiscal agent will be deemed to have been removed in the event of the resignation or removal of the trustee.

         The duties and obligations of the fiscal agent will consist only of making advances as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates-- Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement. The fiscal agent will not be liable except for the performance of those duties and obligations. The fiscal agent will be entitled to reimbursement for each advance made by it, with interest, in the same manner and to the same extent as the trustee and the master servicer.

         The fiscal agent will be entitled to various rights, protections, immunities and indemnities substantially similar to those afforded to the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent.


                    DESCRIPTION OF THE OFFERED CERTIFICATES


General

         The certificates will be issued, on or about ________, 200__, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

         o        a segregated pool of mortgage loans;

         o any and all payments under and proceeds of those mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

         o        the loan documents for those mortgage loans;

         o our rights under the mortgage loan purchase agreements between us and the respective mortgage loan sellers;

         o any REO Properties acquired by the trust with respect to any of those mortgage loans that come into and continue in default;

         o those funds or assets as from time to time are deposited in the master servicer's collection account, the special servicer's REO account, the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below; and

         o the swap agreement relating to the class [A-MFL] certificates.

         Whenever we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust fund, unless the context clearly indicates otherwise.

         The certificates will include the following classes:

         o        the [XP, A-1, A-2, A-3, A-4, A-SB, A-5, A-1A, A-MFL, AM, AJ,
                  B, C and D] classes, which are the classes of certificates that are offered by this prospectus supplement; and

         o the [XC, E, F, G, H, J, K, L, M, N, P, Q, Z, R-I and R-II] classes, which are the classes of certificates that--

                  1.       will be retained or privately placed by us; and

                  2.       are not offered by this prospectus supplement.

         The class [A-MFL] certificates will represent undivided interests in a grantor trust, the assets of which will include, among other things, an uncertificated REMIC regular interest, designated as the class [A-MFL] REMIC II regular interest, and the rights and obligations under a swap agreement. For so long as it is in effect, that swap agreement will provide, among other things, that amounts payable as interest by the trust with respect to the class [A-MFL] REMIC II regular interest will be exchanged for amounts payable as interest by the swap counterparty under the swap agreement, with payments to be made between the trust and the swap counterparty on a net basis. The swap agreement will provide for the calculation of interest at a LIBOR-based rate and the accrual of interest on a notional amount equal to the total principal balance of the class [A-MFL] certificates outstanding from time to time. The total principal balance of the class [A-MFL] certificates at any time will equal the total principal balance of the class [A-MFL] REMIC II regular interest. See "Description of the Swap Agreement" in this prospectus supplement.

         The class [A-1, A-2, A-3, A-4, A-SB, A-5, A-1A, A-MFL, AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q] certificates are the only certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each certificate having a principal balance will be permanently reduced by any payments of principal actually made with respect to that certificate on that distribution date. See "--Payments" below.

         On any particular distribution date, the principal balance of each class of principal balance certificates may also be reduced, without any corresponding payment, in connection with losses on the mortgage loans and default-related and otherwise unanticipated expenses of the trust. However, in limited circumstances, the total principal balance of a class of principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated, up to the amount of that prior reduction, with past due interest. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of Nonrecoverable Advances or interest thereon that were reimbursed and/or paid in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal Distribution Amount for that distribution date. See "--Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

         Notwithstanding the foregoing, in the case of the class [A-MFL] certificates, any applicable distributions of principal on any given distribution date will first be allocated in reduction of the total principal balance of the class [A-MFL] REMIC II regular interest before actually being distributed to the class [A-MFL] certificateholders. In addition, any reduction in the total principal balance of the class [A-MFL] certificates on any given distribution date, without any corresponding payment, in connection with losses on the mortgage loans and default-related and otherwise unanticipated expenses of the trust will be made in response to a corresponding reduction made in the total principal balance of the class [A-MFL] REMIC II regular interest in connection with those losses and expenses. However, the total principal balance of the class [A-MFL] REMIC II regular interest-- and, accordingly, the total principal balance of the class [A-MFL] certificates--that was previously so reduced without a corresponding payment of principal, may be reinstated, up to the amount of the prior reduction allocated to the class [A-MFL] REMIC II regular interest, on any distribution date as a result of any recoveries of Nonrecoverable Advances or interest thereon that were reimbursed and/or paid from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal Distribution Amount for that distribution date.

         The class [XC and XP] certificates will not have principal balances, and the holders of the class [XC and XP] certificates will not be entitled to receive payments of principal. However, each class [XC and XP] certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate.

         The total notional amount of the class [XC] certificates will equal the total principal balance of all the class [A-1, A-2, A-3, A-4, A-SB, A-5, A-1A, A-MFL, AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q] certificates outstanding from time to time. The total initial notional amount of the class [XC] certificates will be approximately $____________ although it may be as much as 5% larger or smaller, depending on the actual size of the initial mortgage pool balance.

         The total notional amount of the class [XP] certificates will equal:

         o [during the period from the date of initial issuance of the certificates through and including the distribution date in _____________, the sum of (a) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time, (b) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time, and (c) the total principal balance of the class ___, ___, ___, ___, ___, ___, ___, ___, ___, ___ and ___ certificates outstanding from time to time;

         o during the period following the distribution date in _____________through and including the distribution date in
                  _____________, the sum of (a) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time(b) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time, (c) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time, and (b) the total principal balance of the class ___, ___, ___, ___, ___, ___, ___, ___, ___, ___ and ___ certificates outstanding from time to time;

         o during the period following the distribution date in _____________through and including the distribution date in
                  _____________, the sum of (a) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time, (b) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time, and (c) the total principal balance of the class ___, ___, ___, ___, ___, ___, ___, ___, ___, ___ and ___ certificates outstanding from time to time;

         o during the period following the distribution date in _____________ through and including the distribution date in
                  _____________, the sum of (a) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time, (b) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time, and (c) the total principal balance of the class ___, ___, ___, ___, ___, ___, ___, ___, ___, ___ and ___ certificates outstanding from time to time;

         o during the period following the distribution date in _____________ through and including the distribution date in
                  _____________, the sum of (a) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time, (b) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time, (c) the total principal balance of the class ___, ___, ___, ___, ___, ___, ___, ___, ___, ___ and ___ certificates outstanding from time to time and (d) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time;

         o during the period following the distribution date in _____________through and including the distribution date in
                  _____________, the sum of (a) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time, (b) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time, (c) the total principal balance of the class ___, ___, ___, ___, ___, ___, ___, ___, ___,

                  ___ and ___ certificates outstanding from time to time and
                  (d) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time;

         o during the period following the distribution date in _____________ through and including the distribution date in
                  _____________, the sum of (a) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time, (b) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time, (c) the total principal balance of the class ___, ___, ___, ___, ___, ___, ___, ___, ___, ___ and ___ certificates outstanding from time to time and (d) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time;

         o during the period following the distribution date in _____________ through and including the distribution date in
                  _____________, the sum of (a) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time, (b) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time, (c) the total principal balance of the class ___, ___, ___, ___, ___, ___, ___, ___, ___, ___ and ___ certificates outstanding from time to time and (d) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time;

         o during the period following the distribution date in _____________ through and including the distribution date in
                  _____________, the sum of (a) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time, (b) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time, (c) the total principal balance of the class ___, ___, ___, ___, ___, ___, ___, ___, ___, ___ and ___ certificates outstanding from time to time and (d) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time;

         o during the period following the distribution date in _____________ through and including the distribution date in
                  _____________, the sum of (a) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time, (b) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time, (c) the total principal balance of the class ___, ___, ___, ___, ___, ___, ___, ___, ___, ___ and ___ certificates outstanding from time to time and (d) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time;

         o during the period following the distribution date in _____________through and including the distribution date in
                  _____________, the sum of (a) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time, (b) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time, (c) the total principal balance of the class ___, ___, ___, ___, ___, ___, ___, ___, ___, ___ and ___ certificates outstanding from time to time and (d) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time;

         o during the period following the distribution date in _____________through and including the distribution date in
                  _____________, the sum of (a) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time, (b) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time, (c) the total principal balance of the class ___, ___, ___, ___, ___, ___, ___, ___, ___, ___ and ___ certificates outstanding from time to time and (d) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time;

         o during the period following the distribution date in _____________ through and including the distribution date in
                  _____________, the sum of (a) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time, (b) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time, (c) the total principal balance of the class ___, ___, ___, ___, ___, ___, ___, ___, ___, ___ and ___ certificates outstanding from time to time and (d) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time;

         o during the period following the distribution date in _____________ through and including the distribution date in
                  _____________, the sum of (a) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time, (b) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time, (c) the total principal balance of the class ___, ___, ___, ___, ___, ___, ___, ___, ___, ___ and ___ certificates outstanding from time to time and (d) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time;

         o during the period following the distribution date in _____________ through and including the distribution date in
                  _____________, the sum of (a) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time, (b) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time, (c) the total principal balance of the class ___, ___, ___, ___, ___, ___, ___, ___, ___, ___ and ___ certificates outstanding from time to time and (d) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time;

         o during the period following the distribution date in _____________ through and including the distribution date in
                  _____________, the sum of (a) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time, (b) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time, (c) the total principal balance of the class ___, ___, ___, ___, ___, ___, ___, ___, ___, ___ and ___ certificates outstanding from time to time and (d) the lesser of $___________ and the total principal balance of the class ___ certificates outstanding from time to time;

         o        following the distribution date in _____________, $0.

         The total initial notional amount of the class [XP] certificates will be approximately $_______________, although it may be as much as 10% larger or smaller, depending on the actual total initial principal balance of the class ___, ___, ___, ___, ___, ___, ___, ___, ___, ___ and ___ certificates.

         In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee's report.

Registration and Denominations

         General. The offered certificates will be issued in book-entry form in original denominations of--

         o in the case of the class [XP] certificates, $__________ initial notional amount and in any whole dollar denominations in excess of $__________; and

         o in the case of the other offered certificates, $__________ initial principal balance and in any whole dollar denomination in excess of $__________.

         Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under "Description of The Certificates--Book-Entry Registration". For so long as any class of offered certificates is held in book-entry form--

         o all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations; and

         o all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

         The trustee will initially serve as certificate registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

         DTC, Euroclear and Clearstream. You will hold your certificates through DTC, in the United States, or Clearstream Banking Luxembourg or Euroclear Bank S.A./N.V., as operator of the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream" in the accompanying prospectus.


         Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex [F] hereto.

Distribution Account

         General. [The trustee must establish and maintain an account in which it will hold funds pending their payment on the certificates--exclusive of the class [A-MFL] certificates--and the class [A-MFL] REMIC II regular interest and from which it will make those payments. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee subject to the limitations set forth in the pooling and servicing agreement.]

         [Although the trustee may establish and maintain collections of Additional Interest in an account separate from, but comparable to, its distribution account, it is anticipated that, and the discussion in this prospectus supplement assumes that, any collections of Additional Interest will be held as part of a sub-account of the trustee's distribution account.]

         Deposits. [On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

         o all payments and other collections on the mortgage loans and any REO Properties that are then on deposit in the master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

                  1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

                  2. payments and other collections received after the end of the related collection period;

                  3. amounts that are payable or reimbursable from the master servicer's collection account to any person other than the certificateholders, including--

                           (a) amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, special servicing fees, workout fees, principal recovery fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on Advances and/or certain other actual or potential Additional Trust Fund Expenses, Penalty Interest and late payment charges,

                           (b)      amounts payable in reimbursement of
                                    outstanding Advances, together with
                                    interest on those Advances, and

                           (c) amounts payable with respect to other expenses of the trust, and

                  4. amounts deposited in the master servicer's collection account in error;

         o any compensating interest payment deposited in the master servicer's collection account to cover Prepayment Interest Shortfalls incurred with respect to the mortgage loans during the related collection period;

         o any P&I advances made with respect to that distribution date; and

         o any amounts paid by the master servicer, the special servicer or the plurality controlling class certificateholder to purchase all the mortgage loans and any REO Properties (minus certain required deductions) in connection with the termination of the trust as contemplated under "Description of the Offered Certificates--Termination" in this prospectus supplement.]

         See "--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" below and "The Pooling and Servicing
Agreement--Collection Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

         [With respect to each distribution date that occurs during March, commencing in March 2006, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis.]

         Withdrawals. [The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

         o to pay itself a monthly fee which is described under "--The Trustee" below and any interest or other income earned on funds in the distribution account;

         o to indemnify itself and various related persons, as described under "Description of the Governing
                  Documents--Matters Regarding the Trustee" in the accompanying prospectus, and to indemnify the fiscal agent and various related persons to the same extent;

         o to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and certain other opinions of counsel provided for in the pooling and servicing agreement;

         o to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "The Pooling and Servicing Agreement--REO Properties" in this prospectus supplement;

         o to pay any separate tax administrator any amounts reimbursable to it;

         o to transfer from its distribution account to its interest reserve account interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis, as and when described under "--Interest Reserve Account" below;

         o to pay to the master servicer any amounts deposited by the master servicer in the distribution account not required to be deposited therein; and

         o to clear and terminate the distribution account at the termination of the pooling and servicing agreement.]

         [On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the certificates--exclusive of the class [A-MFL] certificates--and the class [A-MFL] REMIC II regular interest. For any distribution date, those funds will consist of three separate components--

         o the portion of those funds that represent prepayment consideration collected on the mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of certain classes of certificates and/or the swap counterparty as described under "--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" below;

         o the portion of those funds that represent Additional Interest collected on the ARD Loans during the related collection period, which will be paid to the holders of the class Z certificates as described under "--Payments--Payments of Additional Interest" below; and

         o        the remaining portion of those funds, which--

                  1.       we refer to as the Available Distribution Amount;
                           and

                  2.       will be paid to the holders of all the
                           certificates--other than the class [A-MFL] and [Z] certificates--and with respect to the class [A-MFL] REMIC II regular interest, as described under "--Payments--Priority of Payments" below.]

Floating Rate Account

         [The trustee, on behalf of the holders of the class [A-MFL] certificates, will be required to establish and maintain an account in which it will hold funds pending their distribution on the class [A-MFL] certificates or to the swap counterparty and from which it will make those distributions. That floating rate account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Any funds held in the trustee's floating rate account may be held in cash or, at the trustee's risk, invested in Permitted Investments.]

         Deposits. [The trustee will deposit into the floating rate account:

         o all payments received from the swap counterparty under the swap agreement, as described under "Description of the Swap Agreement" in this prospectus supplement; and

         o all amounts allocable to the class [A-MFL] REMIC II regular interest, as described under this "Description of the Offered Certificates" section.]

         Withdrawals. [The trustee may from time to time make withdrawals from the floating rate account for any of the following purposes:

         o to make payments to the swap counterparty in respect of regularly scheduled payments payable under the swap agreement, as described under "Description of the Swap Agreement" in this prospectus supplement;

         o to make distributions to the class [A-MFL] certificateholders on each distribution date, as described under "--Payments--Payments on the Class [A-MFL] Certificates" below;

         o to pay itself interest and other investment income earned on funds held in the floating rate account; and

         o to pay to the person entitled thereto any amounts deposited in the floating rate account in error.]

Interest Reserve Account

         [The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. The interest reserve account may be a sub-account of the distribution account, but for purposes of the discussion in this prospectus supplement it is presented as if it were a separate account. Funds held in the trustee's interest reserve account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the trustee's interest reserve account will be paid to the trustee subject to the limitations set forth in the pooling and servicing agreement.]

         [During January, except in a leap year, and February of each calendar year, beginning in 200_, the trustee will, on or before the distribution date in that month, withdraw from the distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will generally equal one day's interest--exclusive of Penalty Interest and Additional Interest and net of any master servicing fees and trustee fees payable therefrom--accrued on the Stated Principal Balance of the subject mortgage loan as of the end of the related collection period.]

         [During March of each calendar year, beginning in 200_, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available Distribution Amount for the distribution date during the month of transfer.]

Fees and Expenses

         The following fees and expenses will be payable out of the cash flows from the mortgage loans and other trust assets. In each case, except for any specified limitation relating to the timing or source of payment of any of the following fees or expenses, the indicated recipient will have a prior right to payment relative to distributions on the certificates.


                                       Amount/Source
 Fee or Expense       Recipient           of Funds          Timing of Payment
----------------  ---------------   -------------------  ----------------------




               [TABLE TO BE INCLUDED WITH EXPLANATORY FOOTNOTES]

Calculation of Pass-Through Rates

         The pass-through rates for the class ___, ___ and ___ certificates will, in the case of each of these classes, be fixed at the rate per annum identified as the initial pass-through rate for the subject class in the table under "Summary of Prospectus Supplement--Overview of the Series 200_-C__ Certificates" in this prospectus supplement.

         The pass-through rates for the class ___, ___, ___, ___, ___, ___, ___, ___, ___, ___, ___, ___, ___, ___, ___ and ___ certificates will, in the case of each of these classes, with respect to any interest accrued period, equal the lesser of (a) the Weighted Average Net Mortgage Rate for the related distribution date and (b) the rate per annum identified as the initial pass through rate for the subject class in the table under "Summary of Prospectus Supplement--Overview of the Series 200_-C__ Certificates" in this prospectus supplement.

         The pass-through rate for the class ___, ___ and ___ certificates will, in the case of each of these classes, with respect to any interest accrual period, equal the Weighted Average Net Mortgage Rate for the related distribution date minus, in the case of the class ___, ___ and ___ certificates, a class margin. That class margin will be ___% in the case of the class ___ certificates, ___% in the case of the class ___ certificates and ___% in the case of the class ___ certificates.

         The pass-through rate applicable to the class [A-MFL] REMIC II regular interest for each interest accrual period will equal the lesser of--

         o        ____% per annum, and

         o the Weighted Average Net Mortgage Rate for the related distribution date.

         [For so long as the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate applicable to the class [A-MFL] certificates for each interest accrual period will equal LIBOR plus ___% per annum. However, the pass-through rate with respect to the class [A-MFL] certificates may be effectively reduced as a result of shortfalls allocated to the class [A-MFL] REMIC II regular interest. In addition, if there is a continuing Swap Payment Default, or if the swap agreement is terminated and a replacement swap agreement is not obtained, then the pass-through rate applicable to the class [A-MFL] certificates will convert to a per annum rate equal to the pass-through rate on the class [A-MFL] REMIC II regular interest, and accordingly the interest accrual period and interest accrual basis for the class [A-MFL] certificates will convert to those of the class [A-MFL] REMIC II regular interest. See "--Payments on the Class [A-MFL] Certificates" below and "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.]

         [The term "LIBOR" means, with respect to the class [A-MFL] certificates and each interest accrual period for those certificates, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If that rate does not appear on Dow Jones Market Service Page 3750, LIBOR for that interest accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any five major reference banks in the London interbank market selected by the calculation agent under the swap agreement to provide that bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of the subject interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The calculation agent under the swap agreement will request the principal London office of any five major reference banks in the London interbank market selected by the calculation agent to provide a quotation of those rates, as offered by each such bank. If at least two such quotations are provided, LIBOR for that interest accrual period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR for that interest accrual period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the calculation agent under the swap agreement, at approximately 11:00 a.m., New York City time, on the related LIBOR Determination Date with respect to the subject interest accrual period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The calculation agent under the swap agreement will determine LIBOR for each interest accrual period and the determination of LIBOR by the calculation agent will be binding absent manifest error.]

         [The "LIBOR Determination Date" for the class [A-MFL] certificates is
(i) with respect to the initial interest accrual period, __________, 200_, and
(ii) with respect to each applicable interest accrual period thereafter, the date that is two LIBOR Business Days prior to the commencement of the subject interest accrual period. A "LIBOR Business Day" is any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England and/or New York, New York.]

         [The pass-through rate for the class [XP] certificates, for each interest accrual period through and including the __________ interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class [XP] strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class [XP] certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of principal balance certificates. If all or a designated portion of the total principal balance of any class of principal balance certificates is identified under "--General" above as being part of the total notional amount of the class [XP] certificates immediately prior to any distribution date, then that total principal balance--or designated portion thereof--will represent a separate component of the notional amount of the class [XP] certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the __________ interest accrual period, on any particular component of the notional amount of the class [XP] certificates immediately prior to the related distribution date, the applicable class [XP] strip rate will equal the excess, if any, of:


         o the lesser of (a) the reference rate specified on Annex [C] to this prospectus supplement for the subject interest accrual period and (b) the Weighted Average Net Mortgage Rate for the related distribution date, over


         o the pass-through rate in effect during the subject interest accrual period for the class of principal balance certificates whose principal balance, or a designated portion thereof, comprises that component.]

         [Following the __________ interest accrual period, the class [XP] certificates will cease to accrue interest. In connection therewith, the class [XP] certificates will have a 0% per annum pass-through rate for the __________ interest accrual period and for each interest accrual period thereafter.]

         [The pass-through rate for the class [XC] certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class [XC] strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class [XC] certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of the respective classes of the principal balance certificates. In general, the total principal balance of each class of principal balance certificates will constitute a separate component of the total notional amount of the class [XC] certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of principal balance certificates is identified under "--General" above as being part of the total notional amount of the class [XP] certificates immediately prior to any distribution date, then that identified portion of such total principal balance will also represent a separate component of the total notional amount of the class [XC] certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class [XC] certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the __________ interest accrual period, on any particular component of the total notional amount of the class [XC] certificates immediately prior to the related distribution date, the applicable class [XC] strip rate will be calculated as follows:


         (1) if such particular component consists of the entire total principal balance of any class of principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class [XP] certificates immediately prior to the related distribution date, then the applicable class [XC] strip rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the related distribution date, over (b) the greater of (i) the reference rate specified on Annex [C] to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of principal balance certificates;

         (2) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of principal balance certificates, and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class [XP] certificates immediately prior to the related distribution date, then the applicable class [XC] strip rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the related distribution date, over
                  (b) the greater of (i) the reference rate specified on Annex [C] to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of principal balance certificates;


         (3) if such particular component consists of the entire total principal balance of any class of principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class [XP] certificates immediately prior to the related distribution date, then the applicable class [XC] strip rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the related distribution date, over (b) the pass-through rate in effect during such interest accrual period for such class of principal balance certificates; and

         (4) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class [XP] certificates immediately prior to the related distribution date, then the applicable class [XC] strip rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the related distribution date, over
                  (b) the pass-through rate in effect during such interest accrual period for such class of principal balance certificates.]

         [Notwithstanding the foregoing, for purposes of accruing interest on the class [XC] certificates during each interest accrual period subsequent to the __________ interest accrual period, the total principal balance of each class of principal balance certificates will constitute a single separate component of the total notional amount of the class [XC] certificates, and the applicable class [XC] strip rate with respect to each such component for each such interest period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of principal balance certificates whose principal balance makes up such component.]

         [The class Z, R-I and R-II certificates will not be interest-bearing and, therefore, will not have pass-through rates.]

Payments

         General. [On each distribution date, the trustee will, to the extent of available funds, make all payments required to be made on the certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the offices of the certificate registrar or such other location to be specified in a notice of the pendency of that final payment.]

         In order for a certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than [five business days prior to] the last business day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

         Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

         [All payments with respect to the class [A-MFL] REMIC II regular interest will be made to the trustee's floating rate account.]

         Payments of Interest. All of the classes of the certificates--except for the class Z, R-I and R-II certificates--and the class [A-MFL] REMIC II regular interest will bear interest.

         With respect to each interest-bearing class of the certificates and with respect to the class [A-MFL] REMIC II regular interest, that interest will accrue during each interest accrual period based upon--

         o the pass-through rate with respect to that particular class of certificates or the class [A-MFL] REMIC II regular interest, as the case may be, for that interest accrual period;

         o the total principal balance or notional amount, as the case may be, of that particular class of certificates or the class [A-MFL] REMIC II regular interest, as the case may be, outstanding immediately prior to the related distribution date; and

         o either (a) the assumption that each year consists of twelve 30-day months or (b) solely in the case of the class [A-MFL] certificates, for so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days.

         In addition, if the pass-through rate of the class [A-MFL] REMIC II regular interest for any interest accrual period is limited by the Weighted Average Net Mortgage Rate, then the amount by which the interest distributable with respect to the class [A-MFL] REMIC II regular interest is reduced as a result of that limitation will result in a corresponding reduction to the amount of interest payable by the swap counterparty with respect to the related distribution date and therefore a corresponding reduction to the amount of interest distributable with respect to the class [A-MFL] certificates on that distribution date.

         [On each distribution date, subject to available funds and the priorities of payment described under "--Payments--Priority of Payments" below, the total amount of interest payable to the holders of each interest-bearing class of the certificates--exclusive of the class [A-MFL] certificates--and the class [A-MFL] REMIC II regular interest will include the total amount of interest accrued during the related interest accrual period with respect to that class of certificates or the class [A-MFL] REMIC II regular interest, reduced--except in the case of the class [XC and XP] certificates--by the product of:

         o the amount of any Net Aggregate Prepayment Interest Shortfall for that distribution date; multiplied by

         o a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject class of certificates or the class [A-MFL] REMIC II regular interest, as the case may be, and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the certificates, exclusive of the class [XC and XP] certificates, and the class [A-MFL] REMIC II regular interest.]

         Although Net Aggregate Prepayment Interest Shortfalls will not be allocated directly to the class [A-MFL] certificates, any such shortfalls allocated to the class [A-MFL] REMIC II regular interest will result in a dollar-for-dollar reduction in the interest distributable on the class [A-MFL] certificates.

         Any distributions of interest allocated to the class [A-MFL] REMIC II regular interest will be deposited in the trustee's floating rate account and will thereafter be distributed to the holders of the class [A-MFL] certificates and/or the swap counterparty, as applicable.

         If the holders of any interest-bearing class of the certificates--other than the class [A-MFL] certificates-- or the class [A-MFL] REMIC II regular interest do not receive all of the interest to which they are entitled on any distribution date, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the available funds for those future distribution dates and the priorities of payment described under "--Payments--Priority of Payments" below. However, no interest will accrue on any of that unpaid interest, and a portion of any past due interest payable with respect to the class [A-MFL] REMIC II regular interest may be payable to the swap counterparty.

         Payments of Principal. In general, subject to available funds and the priority of payments described under "--Payments--Priority of Payments" below, the total distributions of principal to be made with respect to the principal balance certificates--other than the class [A-MFL] certificates--and the class [A-MFL] REMIC II regular interest, on any given distribution date will equal the Principal Distribution Amount for that distribution date, and the total distributions of principal to be made with respect to any particular class of principal balance certificates on any given distribution date will equal the portion of the Principal Distribution Amount for that distribution date that is allocable to that particular class of principal balance certificates. [So long as both the class [A-5 and A-1A] certificates remain outstanding, however, except as otherwise set forth below, the Principal Distribution Amount for each distribution date will be calculated on a loan group-by-loan group basis. On each distribution date after the total principal balance of either the [A-5 or A-1A] class has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups.]

         [As indicated in the definition of "Principal Distribution Amount" in the glossary to this prospectus supplement, the Principal Distribution Amount for any distribution date will generally be:

         o reduced by any Nonrecoverable Advance, with interest thereon, or any Workout-Delayed Reimbursement Amount with respect to any mortgage loan that is reimbursed out of general collections of principal on the mortgage pool received during the related collection period; and

         o increased by any items recovered during the related collection period that previously constituted a Nonrecoverable Advance or interest thereon or a Workout-Delayed Reimbursement Amount that was reimbursed out of general collections of principal on the mortgage pool during a prior collection period.]

         [If any Nonrecoverable Advance, with interest thereon, or Workout-Delayed Reimbursement Amount with respect to a mortgage loan is reimbursed out of general collections of principal on the mortgage pool, then any corresponding reduction in the Principal Distribution Amount for the relevant distribution date, as contemplated by the first bullet of the prior paragraph, will generally result first in a reduction in the portion of such Principal Distribution Amount attributable to the loan group that includes the subject mortgage loan, until such portion is reduced to zero, and then in the portion of such Principal Distribution Amount that is attributable to the other loan group. Increases in the Principal Distribution Amount for any distribution date, as contemplated by the second bullet of the prior paragraph, will generally be made to offset prior reductions in reverse order to that described in the prior sentence.] See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement and "--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" below.

         [The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.]

         [In general, the portion of the Principal Distribution Amount consisting of the Loan Group 1 Principal Distribution Amount will be allocated to the class [A-1, A-2, A-3, A-4, A-SB and A-5] certificates on each distribution date as follows:

         o first, to the class [A-SB] certificates, up to the lesser of--

                  1. the entire Loan Group 1 Principal Distribution Amount for that distribution date, and

                  2. the excess, if any, of (a) the total principal balance of the class [A-SB] certificates outstanding immediately prior to that distribution date, over (b) the Class [A-SB] Planned Principal Balance for that distribution date;

         o        second, to the class A-1 certificates, up to the lesser of--

                  1. the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount allocable to the class [A-SB] certificates as described in the preceding bullet, and

                  2. the total principal balance of the class [A-1] certificates outstanding immediately prior to that distribution date;

         o        third, to the class A-2 certificates, up to the lesser of--

                  1. the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount allocable to the class [A-SB and/or A-1] certificates as described in the preceding two bullets, and

                  2. the total principal balance of the class [A-2] certificates outstanding immediately prior to that distribution date;

         o        fourth, to the class A-3 certificates, up to the lesser of--

                  1. the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount allocable to the class [A-SB, A-1 and/or A-2] certificates as described in the preceding three bullets, and

                  2. the total principal balance of the class [A-3] certificates outstanding immediately prior to that distribution date;

         o        fifth, to the class A-4 certificates, up to the lesser of--

                  1. the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount allocable to the class [A-SB, A-1, A-2 and/or A-3] certificates as described in the preceding four bullets, and

                  2. the total principal balance of the class [A-4] certificates outstanding immediately prior to that distribution date;

         o sixth, to the class [A-SB] certificates, up to the lesser of--

                  1. the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount allocable to the class [A-SB, A-1, A-2, A-3 and/or A-4] certificates as described in the preceding five bullets, and

                  2. the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date--as reduced by any portion of the Loan Group 1 Principal Distribution Amount for that distribution date allocable to the class A-SB certificates as described in the fifth preceding bullet; and

         o seventh, to the class [A-5] certificates, up to the lesser of--

                  1. the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount allocable to the class [A-SB, A-1, A-2, A-3 and/or A-4] certificates as described in the preceding six bullets, and

                  2. the total principal balance of the class [A-5] certificates outstanding immediately prior to that distribution date.]

         [In general, the portion of the Principal Distribution Amount consisting of the Loan Group 2 Principal Distribution Amount will be allocated to the class [A-1A] certificates on each distribution date up to the lesser of--

         o the entire Loan Group 2 Principal Distribution Amount for that distribution date; and

         o the total principal balance of the class [A-1A] certificates outstanding immediately prior to that distribution date.]

         [If the Loan Group 1 Principal Distribution Amount for any distribution date exceeds the total principal balance of the class [A-1, A-2, A-3, A-4, A-SB and A-5] certificates outstanding immediately prior to that distribution date, then--following retirement of the class [A-1, A-2, A-3, A-4, A-SB and A-5] certificates--the remaining portion thereof would be allocated to the class [A-1A] certificates, up to the extent necessary to retire such class of certificates. Similarly, if the Loan Group 2 Principal Distribution Amount for any distribution date exceeds the total principal balance of the class [A-1A] certificates outstanding immediately prior to that distribution date, then--following retirement of the class [A-1A] certificates--the remaining portion thereof would be allocated (after taking account of the allocations of the Loan Group 1 Principal Distribution Amount for that distribution date described in the second preceding paragraph): first, to the class [A-SB] certificates, up to the extent necessary to pay down the then total principal balance thereof to the Class [A-SB] Planned Principal Balance for that distribution date; and, then, to the class [A-1, A-2, A-3, A-4, A-SB and A-5] certificates, in that order, up to the extent necessary to retire each such class of certificates.]

         [Notwithstanding the foregoing, if any of two or more of the [A-1, A-2, A-3, A-4, A-SB, A-5 and A-1A] classes are outstanding at a time when the total principal balance of the class [A-MFL, AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q] certificates has been reduced to zero as described under "--Reductions to Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below, then the Principal Distribution Amount for each distribution date thereafter will be allocable among the [A-1, A-2, A-3, A-4, A-SB, A-5 and A-1A] classes that remain outstanding on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance.]

         [Following the retirement of the class [A-1, A-2, A-3, A-4, A-SB, A-5 and A-1A] certificates, the Principal Distribution Amount for each distribution date (net of any portion of that amount applied in retirement of the class [A-1, A-2, A-3, A-4, A-SB, A-5 and/or A-1A] certificates), will be allocated between the class [A-MFL] REMIC II regular interest and the class [AM] certificates, on a pro rata basis in accordance with the respective total principal balances thereof, to the extent necessary to reduce those respective total principal balances to zero. Any distributions of principal allocated to the class [A-MFL] REMIC II regular interest will be deposited in the trustee's floating rate account and thereafter distributed to the holders of the class [A-MFL] certificates.]

         [Following the retirement of the class [A-1, A-2, A-3, A-4, A-SB, A-5, A-1A and AM] certificates and the class [A-MFL] REMIC II regular interest, the Principal Distribution Amount for each distribution date will be allocated to the respective classes of certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

         o the portion of that Principal Distribution Amount that remains unallocated; and

         o the total principal balance of the particular class immediately prior to that distribution date.]


             Order of Allocation                 Class
        -----------------------------   -----------------------
                      1                           [AJ
                      2                            B
                      3                            C
                      4                            D
                      5                            E
                      6                            F
                      7                            G
                      8                            H
                      9                            J
                     10                            K
                     11                            L
                     12                            M
                     13                            N
                     14                            P
                     15                           Q]

         [In no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of the class [A-1, A-2, A-3, A-4, A-SB, A-5, A-1A, AM and A-MFL] certificates is reduced to zero. Furthermore, in no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of all other classes of certificates, if any, listed above it in the foregoing table is reduced to zero.]

         [Any distributions of principal allocated to the class [A-MFL] REMIC II regular interest will be deposited in the trustee's floating rate account and will thereafter distributed to the holders of the class [A-MFL] certificates.]

         Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of principal balance certificates--exclusive of the class [A-MFL] certificates--or of the class [A-MFL] REMIC II regular interest may be reduced without a corresponding payment of principal. If that occurs with respect to any class of principal balance certificates--exclusive of the class [A-MFL] certificates--or with respect to the class [A-MFL] REMIC II regular interest, then, subject to available funds from time to time and the priority of payments described under "--Payments--Priority of Payments" below, the holders of that class may receive reimbursement of the amount of any such reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments" below mean, in the case of any class of principal balance certificates--exclusive of the class [A-MFL] certificates--and in the case of the class [A-MFL] REMIC II regular interest for that distribution date, the total amount of all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

         In limited circumstances, the total principal balance of a class of principal balance certificates that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of principal balance certificates. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of Nonrecoverable Advances (or interest thereon) that was reimbursed in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal Distribution Amount for such Distribution Date.

         Priority of Payments. [On each distribution date, the trustee will apply the Available Distribution Amount for that date applicable to the related loan group or both loan groups, to make the following payments in the following order of priority, in each case to the extent of the remaining applicable portion of the Available Distribution Amount:


     Order of            Recipient Class
     Payment               or Classes                                    Type and Amount of Payment
------------------   -----------------------   -------------------------------------------------------------------------------
        1                  XC and XP*          From the entire Available Distribution Amount, interest up to the total interest payable on those classes, pro rata, based on entitlement, without regard to loan groups

                      A-1, A-2, A-3, A-4,      From the portion of the Available Distribution Amount attributable to the
                         A-SB and A-5*         mortgage loans in loan group 1, interest up to the total interest payable on those classes, pro rata, based on entitlement



                                                              S-166

     Order of            Recipient Class
     Payment               or Classes                                    Type and Amount of Payment
------------------   -----------------------   --------------------------------------------------------------------------------
                             A-1A *            From the portion of the Available Distribution Amount attributable to the mortgage loans in loan group 2, interest up to the total interest payable on such class

        2           A-1, A-2, A-3, A-4, A-SB   Principal up to the Loan Group 1 Principal Distribution Amount (and, if the
                           and A-5 **          class A-1A certificates are retired,  any remaining portion of the Loan Group 2
                                               Principal Distribution Amount), first to the class A-SB certificates, until the total principal balance thereof is reduced to the applicable Class A-SB Planned
                                               Principal Balance, and then to the class A-1, A-2, A-3, A-4, A-SB and A-5 certificates, in that order, in the case of each such class until retired

                             A-1A **           Principal up to the Loan Group 2 Principal Distribution Amount (and, if the class
                                               A-5 certificates are retired, any remaining portion of the Loan Group 1 Principal
                                               Distribution Amount), until the class A-1A certificates are retired

        3              A-1, A-2, A-3, A-4,     Reimbursement up to the loss reimbursement amounts for those classes, pro
                       A-SB, A-5 and A-1A      rata, based on entitlement, without regard to loan groups
--------------------------------------------------------------------------------------------------------------------------------

        4               A-MFL *** and AM       Interest up to the total interest payable to that REMIC II regular interest and that class, pro rata and pari passu, based on entitlement

        5               A-MFL *** and AM       Principal up to the portion of the Principal Distribution Amount allocable to that REMIC II regular interest and that class, pro rata and pari passu, based on entitlement

        6               A-MFL *** and AM       Reimbursement up to the loss reimbursement amounts for that REMIC II regular interest and that class, pro rata and pari passu, based on entitlement
--------------------------------------------------------------------------------------------------------------------------------

        7                      AJ              Interest up to the total interest payable on that class

        8                      AJ              Principal up to the portion of the Principal Distribution Amount allocable to that class

        9                      AJ              Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------------

        10                      B              Interest up to the total interest payable on that class

        11                      B              Principal up to the portion of the Principal Distribution Amount allocable to that class

        12                      B              Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------------



                                                              S-167

     Order of            Recipient Class
     Payment               or Classes                                    Type and Amount of Payment
------------------   -----------------------   --------------------------------------------------------------------------------
        13                      C              Interest up to the total interest payable on that class

        14                      C              Principal up to the portion of the Principal Distribution Amount allocable to that class

        15                      C              Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------------

        16                      D              Interest up to the total interest payable on that class

        17                      D              Principal up to the portion of the Principal Distribution Amount allocable to that class

        18                      D              Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------------

        19                      E              Interest up to the total interest payable on that class

        20                      E              Principal up to the portion of the Principal Distribution Amount allocable to that class

        21                      E              Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------------

        22                      F              Interest up to the total interest payable on that class

        23                      F              Principal up to the portion of the Principal Distribution Amount allocable to that class

        24                      F              Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------------

        25                      G              Interest up to the total interest payable on that class

        26                      G              Principal up to the portion of the Principal Distribution Amount allocable to that class

        27                      G              Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------------

        28                      H              Interest up to the total interest payable on that class

        29                      H              Principal up to the portion of the Principal Distribution Amount allocable to that class

        30                      H              Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------------

        31                      J              Interest up to the total interest payable on that class

        32                      J              Principal up to the portion of the Principal Distribution Amount allocable to that class

        33                      J              Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------------



                                                              S-168

     Order of            Recipient Class
     Payment               or Classes                                    Type and Amount of Payment
------------------   -----------------------   --------------------------------------------------------------------------------
        34                      K              Interest up to the total interest payable on that class

        35                      K              Principal up to the portion of the Principal Distribution Amount allocable to that class

        36                      K              Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------------

        37                      L              Interest up to the total interest payable on that class

        38                      L              Principal up to the portion of the Principal Distribution Amount allocable to that class

        39                      L              Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------------

        40                      M              Interest up to the total interest payable on that class

        41                      M              Principal up to the portion of the Principal Distribution Amount allocable to that class

        42                      M              Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------------

        43                      N              Interest up to the total interest payable on that class

        44                      N              Principal up to the portion of the Principal Distribution Amount allocable to that class

        45                      N              Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------------

        46                      P              Interest up to the total interest payable on that class

        47                      P              Principal up to the portion of the Principal Distribution Amount allocable to that class

        48                      P              Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------------

        49                      Q              Interest up to the total interest payable on that class

        50                      Q              Principal up to the portion of the Principal Distribution Amount allocable to that class

        51                      Q              Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------------

        52                R-I and R-II         Any remaining portion of the Available Distribution Amount]

---------------------
*        [If the portion of the Available Distribution Amount allocable to pay interest on any one or more of the A-1, A-2, A-3,
         A-4, A-SB, A-5, A-1A, XC and XP classes, as set forth in the table above, is insufficient for that purpose, then the
         Available Distribution Amount will be applied to pay interest on all those classes, pro rata based on entitlement.]



                                                              S-169

** [In general, no payments of principal will be made in respect of the class A-1, A-2, A-3, A-4 and/or A-5 certificates on any given distribution date until the total principal balance of the class A-SB certificates is paid down to the then applicable Class A-SB, Planned Principal Balance. In addition, no payments of principal will be made in respect of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero, no payments of principal will be made in respect of the class A-3 certificates until the total principal balance of the class A-2 certificates is reduced to zero, no payments of principal will be made in respect of the class A-4 certificates until the total principal balance of the class A-3 certificates is reduced to zero, no payments of principal will be made in respect of the class A-SB certificates--other than as described in the prior sentence--until the total principal balance of the class A-4 certificates is reduced to zero and no payments of principal will be made in respect of the class A-5 certificates until the total principal balance of the class A-SB certificates is reduced to zero. Furthermore, for purposes of receiving distributions of principal from the Loan Group 1 Principal Distribution Amount, the holders of the class A-1, A-2, A-3, A-4, A-SB and A-5 certificates will have a prior right, relative to the holders of the class A-1A certificates, to any available funds attributable to loan group 1; and, for purposes of receiving distributions of principal from the Loan Group 2 Principal Distribution Amount, the holders of the class A-1A certificates will have a prior right, relative to the holders of the class A-1, A-2, A-3, A-4, A-SB and A-5 certificates, to any available funds attributable to loan group 2. However, if any two or more of the A-1, A-2, A-3, A-4 A-SB and A-5 classes are outstanding at a time when the total principal balance of the class A-MFL, AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates has been reduced to zero as described under "--Reductions to Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below, payments of principal on the outstanding class A-1, A-2, A-3, A-4 A-SB, A-5 and A-1A certificates will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, without regard to loan groups.]

*** [Refers to class [A-MFL] REMIC II regular interest. Interest, principal and loss reimbursement amounts in respect of the class [A-MFL] REMIC II regular interest will be paid to the trustee's floating rate account for distribution to the holders of the class [A-MFL] certificates and/or the swap counterparty on the subject distribution date.]

         Payments of Prepayment Premiums and Yield Maintenance Charges. [If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to each of the holders of class [A-1, A-2, A-3, A-4, A-SB, A-5, A-1A, AM, AJ, B, C, D, E, F, G and H] certificates and with respect to the class [A-MFL] REMIC II regular interest, to the extent any such class or that REMIC II regular interest, as the case may be, is then entitled to payments of principal on that distribution date (or, for so long as the class [A-5 and A-1A] certificates are outstanding, payments of principal on that distribution date from collections on the loan group that includes the prepaid mortgage loan), up to an amount equal to the product of--

         o the full amount of that prepayment consideration, net of workout fees and principal recovery fees payable from it, multiplied by

         o a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

         o a fraction, the numerator of which is equal to the amount of principal payable to that class of certificates on that distribution date (or, for so long as the class [A-5 and A-1A] certificates are outstanding, payments of principal on that distribution date from collections on the loan group that includes the prepaid mortgage loan), and the denominator of which is the Principal Distribution Amount (or, so long as the class [A-5 and A-1A] certificates are outstanding, the Loan Group 1 Principal Distribution Amount or the Loan Group 2 Principal Distribution Amount, as applicable, based on which loan group includes the prepaid mortgage loan) for that distribution date.]

         [The discount rate applicable to any class of certificates with respect to any prepaid mortgage loan will be equal to the discount rate stated in the relevant loan documents, or if none is stated, will equal the yield, when compounded monthly, on the U.S. Treasury issue, primary issue, with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan. In the event that there are two or more U.S. Treasury issues--

         o with the same coupon, the issue with the lowest yield will be selected; or

         o with maturity dates equally close to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan, the issue with the earliest maturity date will be selected.]

         [The calculation of the discount rate with respect to certain mortgage loans may vary from the above description.]

         [Following any payment of prepayment consideration as described above, the trustee will pay any remaining portion of the prepayment consideration, net of workout fees and principal recovery fees payable from it, to the holders of the class [XP and/or XC] certificates as follows:

         o on each distribution date up to and including the distribution date in _________--

                  1. to the holders of the class [XP] certificates, an amount equal to ___% of that remaining portion of the prepayment consideration, and

                  2. to the holders of the class [XC] certificates, an amount equal to ___% of that remaining portion of the prepayment consideration; and

         o on each distribution date that occurs subsequent to _________, to the holders of the class [XC] certificates, an amount equal to 100% of that remaining portion of the prepayment consideration.]

         [For so long as the swap agreement relating to the class [A-MFL] certificates remains in effect and there is no continuing payment default thereunder on the part of the swap counterparty, prepayment consideration allocated to the class [A-MFL] REMIC II regular interest will be payable to the swap counterparty.]

         Neither we nor the underwriters make any representation as to--

         o the enforceability of the provision of any promissory note evidencing one of the mortgage loans or any other loan document requiring the payment of a prepayment premium or yield maintenance charge; or

         o the collectability of any prepayment premium or yield maintenance charge.

         See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage Loans--Voluntary Prepayment Provisions" and "--Other Prepayment Provisions" in this prospectus supplement.

         Payments on the Class [A-MFL] Certificates. On each distribution date, for so long as the total principal balance of the class [A-MFL] certificates has not been reduced to zero, the trustee is required to apply amounts on deposit in the floating rate account (exclusive of any portion thereof that constitutes prepayment consideration, amounts deposited in error, amounts payable to the swap counterparty and/or interest and other investment earnings payable to the trustee), in the following order of priority:

         o first, to make distributions of interest to the holders of the class [A-MFL] certificates, up to an amount equal to the Class [A-MFL] Interest Distribution Amount for the subject distribution date;

         o second, to make distributions of principal to the holders of the class [A-MFL] certificates, up to the Class [A-MFL] Principal Distribution Amount for the subject distribution date, until the total principal balance of that class is reduced to zero; and

         o third, to reimburse the holders of the class [A-MFL] certificates for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

         For so long as the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the "Class [A-MFL] Interest Distribution Amount" with respect to any distribution date will generally be equal to: (a) all interest accrued during the related interest accrual period at the applicable pass-through rate for the class [A-MFL] certificates on the total principal balance of such class, reduced (to not less than zero) by (b) the excess, if any, of (i) 1/12th of the product of (A) ___ % and (B) the total principal balance of the class [A-MFL] certificates immediately prior to the subject distribution date, over
(ii) the lesser of (A) 1/12th of the product of (1) the Weighted Average Net Mortgage Rate for the subject distribution date, multiplied by (2) the total principal balance of the class [A-MFL] REMIC II regular interest immediately prior to the subject distribution date and (B) the amount of interest distributions with respect to the class [A-MFL] REMIC II regular interest pursuant to the priority of distributions on that distribution date; and increased by (c) to the extent not otherwise payable to the swap counterparty, the amount, if any, by which (i) interest distributions with respect to the class [A-MFL] REMIC II regular interest pursuant to the priority of distributions on that distribution date exceeds (ii) 1/12th of the product of
(A) ___%, multiplied by (B) the notional amount of the swap agreement for that distribution date. All or a portion of the amount described in clause (c) of the prior sentence with respect to any distribution date may be payable to the swap counterparty if, with respect to any prior distribution date, the amount of the reduction described in clause (b) of the prior sentence exceeded the maximum amount payable by the swap counterparty with respect to that prior distribution date without regard to any such reduction. Notwithstanding the foregoing, if there is a continuing Swap Payment Default, or if the swap agreement is terminated and a replacement swap agreement is not obtained, then the "Class [A-MFL] Interest Distribution Amount" with respect to any distribution date will be the amount of interest distributions with respect to the class [A-MFL] REMIC II regular interest on such distribution date pursuant to the priority of distributions.

         With respect to any distribution date, the "Class [A-MFL] Principal Distribution Amount" will be an amount equal to the amount of principal allocated to the class [A-MFL] REMIC II regular interest pursuant to the priority of distributions on such distribution date.

         For so long as the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, all prepayment consideration allocable to the class [A-MFL] REMIC II regular interest will be payable to the swap counterparty. However, if there is a continuing Swap Payment Default, or if the swap agreement is terminated and a replacement swap agreement is not obtained, then all prepayment consideration allocable to the class [A-MFL] REMIC II regular interest will be payable to the holders of the class [A-MFL] certificates.

         See "--Payments--Priority of Payments" and "Description of the Swap Agreement" in this prospectus supplement.

         Notwithstanding the foregoing, all prepayment premiums and yield maintenance charges payable as described above, will be reduced, with respect to specially serviced mortgage loans, by an amount equal to Additional Trust Fund Expenses and Realized Losses previously allocated to any class of certificates.

         Payments of Additional Interest. On each distribution date, any Additional Interest collected on the ARD Loans during the related collection period will be distributed to the holders of the class Z certificates.

         Treatment of REO Properties. Notwithstanding that any mortgaged real property may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

         o payments on the certificates (other than the Class [A-MFL] Certificate) and/or the class [A-MFL] REMIC II regular interest;

         o allocations of Realized Losses and Additional Trust Fund Expenses to the certificates (other than the Class [A-MFL] Certificate) and/or the class [A-MFL] REMIC II regular interest; and

         o the amount of all fees payable to the master servicer, the special servicer, the trustee and the fiscal agent under the pooling and servicing agreement.

         In connection with the foregoing, that mortgage loan deemed to remain outstanding will be taken into account when determining the Weighted Average Net Mortgage Rate and the Principal Distribution Amount for each distribution date.

         Operating revenues and other proceeds derived from an REO Property administered under the pooling and servicing agreement will be applied--

         o first, to pay or reimburse the master servicer, the special servicer, the trustee and/or the fiscal agent for the payment of some of the costs and expenses incurred in connection with the operation and disposition of the REO Property; and

         o second, as collections of principal, interest and other amounts due on the related mortgage loan.

         To the extent described under "--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" below, the master servicer, the trustee and the fiscal agent will be required to advance delinquent monthly debt service payments with respect to each mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses

         As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may decline below the total principal balance of the principal balance certificates--exclusive of the class [A-MFL] certificates--and the class [A-MFL] REMIC II regular interest.

         On each distribution date, following the payments to be made to the certificateholders--exclusive of the class [A-MFL] certificates--and with respect to the class [A-MFL] REMIC II regular interest on that distribution date, the trustee will be required to allocate to the respective classes of the principal balance certificates--exclusive of the class [A-MFL] certificates--and the class [A-MFL] REMIC II regular interest, sequentially in the order described in the following table and, in each case, up to the total principal balance of the subject class, the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the cut-off date through the end of the related collection period and were not previously allocated on any prior distribution date, but only to the extent that the total principal balance of the principal balance certificates following all payments made to certificateholders--exclusive of the class [A-MFL] certificates--and the class

[A-MFL] REMIC II regular interest on that distribution date exceeds the total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool that will be outstanding immediately following that distribution date.

          Order of Allocation                       Class
     -------------------------------   -------------------------------
                   1                                 [Q
                   2                                  P
                   3                                  N
                   4                                  M
                   5                                  L
                   6                                  K
                   7                                  J
                   8                                  H
                   9                                  G
                   10                                 F
                   11                                 E
                   12                                 D
                   13                                 C
                   14                                 B
                   15                                AJ
                   16                           A-MFL and AM*
                   17                   A-1, A-2, A-3, A-4, A-SB, A-5
                                                  and A-1A]

         --------------------
         * Pro rata and pari passu based on the respective total principal balances thereof.

         The reference in the foregoing table to "[A-MFL]" means the class [A-MFL] REMIC II regular interest. However, any reduction in the total principal balance of the class [A-MFL] REMIC II regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class [A-MFL] certificates.

         [In no event will the total principal balance of the class [A-MFL] REMIC II regular interest or any class of principal balance certificates identified in the foregoing table be reduced until the total principal balance of all other classes of principal balance certificates listed above it in the table have been reduced to zero. In no event will the total principal balance of any of the [A-1, A-2, A-3, A-4, A-SB, A-5 or A-1A] classes be reduced until the total principal balance of each of the class A-M certificates and the class [A-MFL] REMIC II regular interest have been reduced to zero.]

         The reductions in the total principal balances of the respective classes of principal balance certificates identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the mortgage loans and those classes of certificates. A reduction of this type in the total principal balance of any of the foregoing classes of the principal balance certificates may result in a corresponding reduction in the total notional amount of the class [XC and/or XP] certificates.

         All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a class of principal balance certificates--exclusive of the class [A-MFL] certificates--and the class [A-MFL] REMIC II regular interest will be made by reducing the total principal balance of such class by the amount so allocated.

         [A Realized Loss can result from the liquidation of a defaulted mortgage loan or any related REO Property for less than the full amount due thereunder. In addition, if any portion of the debt due under any of the mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Penalty Interest and Additional Interest, also will be treated as a Realized Loss. Furthermore, any Nonrecoverable Advance reimbursed from principal collections will constitute a Realized Loss.]

         [Some examples of Additional Trust Fund Expenses are:

         o any special servicing fees, workout fees and principal recovery fees paid to the special servicer; which fees are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

         o any interest paid to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to unreimbursed Advances, which interest payment is not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

         o any amounts payable to the special servicer in connection with inspections of mortgaged real properties, which amounts are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

         o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans and the administration of the other trust assets;

         o any unanticipated, non-mortgage loan specific expenses of the trust, including--

                  1. any reimbursements and indemnifications to the trustee and/or various related persons described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and any similar reimbursements and indemnifications to the fiscal agent and/or various related persons;

                  2. any reimbursements and indemnification to the master servicer, the special servicer, us and/or various related persons described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus; and

                  3. any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus; and

         o any amount (other than normal monthly payments) specifically payable or reimbursable to the holder of a Non-Trust Loan by the trust, in its capacity as holder of the related mortgage loan in the trust that is part of the related loan combination, pursuant to the related Loan Combination Intercreditor Agreement; and

         o any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "The Pooling and Servicing Agreement--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.]

         [From time to time, the Principal Distribution Amount may include items that represent a recovery of Nonrecoverable Advances (or interest thereon) that were previously reimbursed out of the principal portion of general collections on the mortgage pool. In such circumstances, it is possible that the total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may exceed the total principal balance of the principal balance certificates. If and to the extent that any such excess exists as a result of the inclusion of such items in the Principal Distribution Amount (and, accordingly, the distribution of such items as principal with respect to the principal balance certificates), the total principal balances of one or more classes that had previously been reduced as described above in this "--Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" section may be increased (in each case, up to the amount of any such prior reduction). Any such increase would be made among the respective classes of principal balance certificates in reverse order that such reductions had been made (i.e., such increases would be made in descending order of seniority); provided that such increases may not result in the total principal balance of the principal balance certificates being in excess of the total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest that would otherwise have accrued if the reinstated principal amounts had never been written off.]

Advances of Delinquent Monthly Debt Service Payments and Reimbursement of
Advances

         [The master servicer will be required to make, for each distribution date, a total amount of P&I advances generally equal to all monthly debt service payments (other than balloon payments), and assumed monthly debt service payments (including with respect to balloon mortgage loans and mortgage loans as to which the related mortgaged real properties have become REO Properties), in each case net of related master servicing fees, that:

         o were due or deemed due, as the case may be, with respect to the mortgage loans during the related collection period; and

         o were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the related determination date.]

         [The master servicer will not make P&I advances prior to the related P&I advance date, which is the business day immediately preceding each distribution date. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan, then the master servicer will reduce the interest portion, but not the principal portion, of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

         o the amount of the interest portion of the P&I advance for that mortgage loan for the related distribution date without regard to this or the prior sentence; and

         o a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related distribution date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related distribution date.]

         [In the case of the _____________________ Trust Mortgage Loan, any reduction in the interest portion of P&I advances to be made with respect to that mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any Appraisal Reduction Amount with respect to the _____________________ Loan Combination that is allocable to the
_____________________ Trust Mortgage Loan. The _____________________ Loan
Combination will be treated as single mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to the _____________________ Loan Combination will be allocated first to the _____________________ Subordinate Non-Trust Loans, in each case, up to the outstanding principal balance thereof, and then to the _____________________ Trust Mortgage Loan and the _____________________ Pari Passu Non-Trust Loan on a pro rata and pari passu basis.

         [With respect to any distribution date, the master servicer will be required to make P&I advances either out of its own funds or, subject to the replacement as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer's collection account that are not required to be paid on the certificates (exclusive of the class [A-MFL] certificates) or with respect to the class [A-MFL] REMIC II regular interest on that distribution date (or a combination of both methods).]

         [The trustee or the fiscal agent will be required to make any P&I advance that the master servicer fails to make with respect to a mortgage loan. See "--The Trustee" below.]

         [The master servicer, the trustee and the fiscal agent will each be entitled to recover any P&I advance made by it, out of its own funds, from collections on the mortgage loan as to which the Advance was made out of late collections, liquidation proceeds or insurance and condemnation proceeds. None of the master servicer, the trustee or the fiscal agent will be obligated to make any P&I advance that, in its judgment or in the judgment of the special servicer, would not ultimately be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan. In addition, the special servicer may also determine that any P&I advance made or proposed to be made by the master servicer, the trustee or any fiscal agent is not recoverable, together with interest accrued on that Advance, from proceeds of the related mortgage loan, and the master servicer, the trustee and the fiscal agent will be required to act in accordance with such determination. If the master servicer, the trustee or the fiscal agent makes any P&I advance that it or the special servicer subsequently determines, in its judgment, will not be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, it may obtain reimbursement for that Advance together with interest accrued on the Advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time subject to the limitations and requirements described below. See also "Description of the Governing Documents--Advances" in the accompanying prospectus and "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement.]

         [The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on P&I advances made thereby out of its own funds; provided, however, that no interest will accrue on any P&I advance made with respect to a mortgage loan if the related monthly debt service payment is received on its due date or prior to the expiration of any applicable grace period. That interest will accrue on the amount of each P&I advance, for so long as that Advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any P&I advance will be payable in the collection period in which that Advance is reimbursed--

         o first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

         o second, if and to the extent that the Penalty Interest and late charges referred to in clause first are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account subject to the limitations for reimbursement of the P&I advances described below.]

         [A monthly debt service payment will be assumed to be due with respect to:

         o each balloon mortgage loan that is delinquent in respect of its balloon payment on its stated maturity date, provided that such mortgage loan has not been paid in full and no other liquidation event has occurred in respect thereof before such maturity date; and

         o each mortgage loan as to which the corresponding mortgaged real property has become an REO Property.]

         [The assumed monthly debt service payment deemed due on any mortgage loan described in the first bullet of the prior paragraph that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second bullet of the prior paragraph sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment that would have been due or deemed due on that mortgage loan had it remained outstanding. Assumed monthly debt service payments for ARD Loans do not include Additional Interest.]

         [Upon a determination that a previously made Advance, whether it be a servicing advance or P&I advance, is not recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, will have the right to be reimbursed for such Advance and interest accrued on such Advance from amounts on deposit in the collection account that constitute principal collections received on all of the mortgage loans in the mortgage pool during the related collection period; provided, however, that if amounts of principal on deposit in the collection account are not sufficient to fully reimburse such party, the party entitled to the reimbursement may elect at its sole option to be reimbursed at that time from general collections in the collection account or to defer the portion of the reimbursement of that Advance equal to the amount in excess of the principal on deposit in the collection account, in which case interest will continue to accrue on the portion of the Advance that remains outstanding. In either case, the reimbursement will be made first from principal received on the mortgage pool during the collection period in which the reimbursement is made, prior to reimbursement from other collections received during that collection period. In that regard, in the case of reimbursements from principal, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any Workout-Delayed Reimbursement Amount (which includes interest on the subject Advance) will be reimbursable (together with advance interest thereon) to the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, in full, only from amounts on deposit in the collection account that constitute principal received on all of the mortgage loans in the mortgage pool during the related collection period (net of amounts necessary to reimburse for Nonrecoverable Advances and pay interest thereon) and, to the extent that the principal collections during that collection period are not sufficient to reimburse such Workout-Delayed Reimbursement Amount, will be reimbursable (with interest continuing to accrue thereon) from collections of principal on the mortgage loans during subsequent collection periods. In that regard, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any reimbursement for Nonrecoverable Advances and interest on Nonrecoverable Advances should result in a Realized Loss which will be allocated in accordance with the loss allocation rules described under "--Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" above. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some classes of certificateholders to the detriment of other classes will not, with respect to the master servicer, constitute a violation of the Servicing Standard or any contractual duty under the pooling and servicing agreement and/or, with respect to the trustee or the fiscal agent, constitute a violation of any fiduciary duty to certificateholders or contractual duty under the pooling and servicing agreement.]

Reports to Certificateholders; Available Information


         Trustee Reports. [Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to prepare and make available electronically via its website at ________________ or, upon written request, provide by first class mail, on each distribution date to each registered holder of a certificate, a trustee report substantially in the form of, and containing the information set forth in, Annex [D] to this prospectus supplement. The trustee report for each distribution date will detail the distributions on the certificates on that distribution date and the performance, both in total and individually to the extent available, of the mortgage loans and the related mortgaged real properties, including the following items of information:

         o the applicable record date, interest accrual period and determination date;

         o the amount of the distribution on such distribution date to the holders of each class of principal balance certificates in reduction of the total principal balance thereof;

         o the amount of the distribution on such distribution date to the holders of each class of interest-bearing certificates allocable to interest;

         o the amount of the distribution on such distribution date to the holders of each class of interest-bearing certificates allocable to prepayment premiums and/or yield maintenance charges;

         o the amount of the distribution on such distribution date to the holders of each class of principal balance certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

         o the Available Distribution Amount for such distribution date, and related information regarding cash flows received and the sources thereof for distributions, fees and expenses;

         o payments made to and by the swap counterparty with respect to the class [A-MFL] certificates;

         o (a) the aggregate amount of P&I advances made with respect to the entire mortgage pool for such distribution date pursuant to the pooling and servicing agreement and the aggregate amount of unreimbursed P&I advances with respect to the entire mortgage pool that had been outstanding at the close of business on the related determination date and the aggregate amount of interest accrued and payable to the master servicer, the trustee [or the fiscal agent] in respect of such unreimbursed P&I advances as of the close of business on the related Determination Date, (b) the aggregate amount of servicing advances with respect to the entire mortgage pool as of the close of business on the related determination date and (c) the aggregate amount of all advances with respect to the entire mortgage pool as of the close of business on the related determination date that are nonrecoverable on a loan specific basis;

         o the aggregate unpaid principal balance of the mortgage pool outstanding as of the close of business on the related determination date;

         o the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after such distribution date;

         o the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage interest rate of the mortgage loans as of the close of business on the related determination date;

         o the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated Principal Balance (immediately after such distribution date) of the mortgage loans (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent more than 89 days, (d) as to which foreclosure proceedings have been commenced, and (e) to the actual knowledge of the master servicer or special servicer, in bankruptcy proceedings;

         o as to each mortgage loan referred to in the preceding bullet above, (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such distribution date, and (c) a brief description of any executed loan modification;

         o with respect to any mortgage loan that was liquidated during the related collection period (other than by reason of a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (c) the amount of any Realized Loss in connection with such liquidation ;

         o with respect to any REO Property included in the trust fund that was liquidated during the related collection period,
                  (a) the loan number of the related mortgage loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (c) the amount of any Realized Loss in respect of the related mortgage loan in connection with such liquidation;

         o the amount of interest accrued and the amount of interest payable in respect of each class of interest-bearing certificates for such distribution date;

         o any unpaid interest in respect of each class of interest-bearing certificates after giving effect to the distributions made on such distribution date;

         o the pass-through rate for each class of interest-bearing certificates for such distribution date;

         o the Principal Distribution Amount, separately identifying the respective components thereof (and, in the case of any voluntary principal prepayment or other unscheduled collection of principal received during the related collection period, the loan number for the related mortgage loan and the amount of such prepayment or other collection of principal);

         o the aggregate of all Realized Losses incurred during the related collection period and all Additional Trust Fund Expenses incurred during the related collection period;

         o the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated on such distribution date;

         o the total principal balance or notional amount, as applicable, of each class of interest-bearing certificates outstanding immediately before and immediately after such distribution date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such distribution date;

         o the certificate factor for each class of interest-bearing certificates immediately following such distribution date;

         o the aggregate amount of interest on P&I advances in respect of the mortgage pool paid to the master servicer, the trustee [and the fiscal agent] during the related collection period in accordance with the pooling and servicing agreement;

         o the aggregate amount of interest on servicing advances in respect of the mortgage pool paid to the master servicer, the special servicer, the trustee [and the fiscal agent] during the related collection period in accordance with the pooling and servicing agreement;

         o the aggregate amount of servicing compensation paid to the master servicer and the special servicer during the related collection period;

         o information regarding any Appraisal Reduction Amount existing with respect to any mortgage loan as of the related determination date;

         o the original and then current credit support levels for each class of interest-bearing certificates;

         o the original and then current ratings known to the trustee for each class of interest-bearing certificates;

         o the aggregate amount of prepayment premiums and yield maintenance charges collected during the related collection period;

         o the value of any REO Property included in the trust fund as of the end of the related determination date for such distribution date, based on the most recent appraisal or valuation;

         o the amounts, if any, actually distributed with respect to the class Z certificates, the class R-I certificates and the class R-II certificates, respectively, on such distribution date; and

         o any material information known to the trustee regarding any material breaches of representations and warranties of the respective mortgage loan sellers with respect to the mortgage loans and any events of default under the pooling and servicing agreement.]

         [Recipients will be deemed to have agreed to keep the information contained in any trustee report confidential to the extent such information is not publicly available.]


         [The special servicer is required to deliver to the master servicer monthly, beginning in _________ 200_, a CMSA special servicer loan file that contains the information called for in, or that will enable the master servicer to produce, the CMSA reports required to be delivered by the master servicer to the trustee as described below, in each case with respect to all specially serviced mortgage loans and the REO Properties.]

         [The master servicer is required to deliver to the trustee monthly, beginning in __________ 200_, the CMSA loan periodic update file with respect to the subject distribution date.]

         [Monthly, beginning in _______ 200_, the master servicer must deliver to the trustee a copy of each of the following reports relating to the mortgage loans and, if applicable, any REO Properties:

         o        a CMSA comparative financial status report;

         o        a CMSA delinquent loan status report;

         o a CMSA historical loan modification and corrected mortgage loan report;

         o        a CMSA historical liquidation report;

         o        a CMSA REO status report;

         o        a CMSA loan level reserve/LOC report;

         o        a CMSA advance recovery report;

         o        a CMSA servicer watchlist;

         o        a CMSA property file;

         o        a CMSA loan set-up file; and

         o        a CMSA financial file.]

[These reports will provide required information as of the related determination date and will be in an electronic format reasonably acceptable to both the trustee and the master servicer.]

         [In addition, the master servicer will be required to deliver to the controlling class representative and upon request, the trustee, the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

         o with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

         o with respect to any mortgaged real property or REO Property, a CMSA NOI adjustment worksheet.

         Absent manifest error of which it has actual knowledge, neither the master servicer nor the special servicer will be responsible for the accuracy or completeness of any information supplied to it by a borrower or a third party that is included in reports or other information provided by or on behalf of the master servicer or the special servicer, as the case may be. None of the trustee, the master servicer and the special servicer will make any representations or warranties as to the accuracy or completeness of, and the trustee, the master servicer and the special servicer will disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source.]

         [The reports identified in the preceding paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities Association investor reporting package or otherwise approved by the Commercial Mortgage Securities Association. Current forms of these reports are available at the Commercial Mortgage Securities Association's internet website, located at www.cmbs.org.]

         Information Available From Trustee. [The trustee will--and the master servicer may, but is not required to--make available each month via its internet website to any interested party (i) the trustee report, (ii) the pooling and servicing agreement and (iii) this prospectus supplement and the accompanying prospectus, on their respective internet websites. In addition, the trustee will make available each month, on each distribution date, the Unrestricted Servicer Reports, the CMSA loan periodic update file, the CMSA loan setup file, the CMSA bond level file, and the CMSA collateral summary file to any interested party on its internet website. The trustee will also make available each month, to the extent received, on each distribution date,
(i) the Restricted Servicer Reports and (ii) the CMSA property file, to any holder of a certificate, any certificate owner or any prospective transferee of a certificate or interest therein that provides the trustee with certain required certifications, via the trustee's internet website initially located at ______________ with the use of a password (or other comparable restricted access mechanism) provided by the trustee. Assistance with the trustee's website can be obtained by calling its CMBS customer service number:
______________.]

         The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee for which it is not the original source.

         The trustee and the master servicer may require registration and the acceptance of a disclaimer in connection with providing access to its internet website. The trustee and the master servicer will not be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

         Availability of Exchange Act Reports. _______________________ will be required to make available on its internet website (www._______________.com) a copy of each distribution report on Form 10-D, current report on Form 8-K and annual report on Form 10-K, and any amendments to those reports, regarding the trust filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended. ____________________ will be required to post such reports and amendments thereto as soon as reasonably practicable after the later of its receipt of the subject item and the filing of the subject item with the SEC. Investors may obtain copies of the foregoing reports and amendments thereto, free of charge, upon request, by contacting __________________________ at ____________________________, telephone no.: ____________________.

         Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the fiscal agent and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.

         Other Information. [The pooling and servicing agreement will obligate the master servicer (with respect to the items listed in clauses __, __, __, __, __, __, __, __ and __ below, to the extent those items are in its possession), the special servicer (with respect to the items in clauses __, __, __, __, __ and ___ below, to the extent those items are in its possession) and the trustee (with respect to the items in clauses ___ through ___ below, to the extent those items are in its possession) to make available at their respective offices, during normal business hours, upon _____ days' advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

         1. the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

         2. all trustee reports and monthly reports of the master servicer delivered, or otherwise electronically made available, to certificateholders since the date of initial issuance of the offered certificates;

         3. all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

         4. all accountants' reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

         5. the most recent inspection report with respect to each mortgaged real property for a mortgage loan prepared by or on behalf of the master servicer and delivered to the trustee as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement and any environmental assessment prepared as described under "Realization Upon Defaulted Mortgage Loans--Foreclosure and Similar Proceedings" in this prospectus supplement;

         6. the most recent annual operating statement and rent roll for each mortgaged real property for a mortgage loan and financial statements of the related borrower collected by or on behalf of the master servicer as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

         7. all modifications, waivers and amendments of the mortgage loans that are to be added to the mortgage files from time to time and any asset status report prepared by the special servicer;

         8.       the servicing file relating to each mortgage loan;

         9. any and all officer's certificates and other evidence delivered by the master servicer or the special servicer, as the case may be, to support its determination that any advance was, or if made, would be, a nonrecoverable advance; and

         10. all reports filed with the SEC with respect to the trust pursuant to 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.]

         [Copies of the foregoing items will be available from the trustee, the master servicer or the special servicer, as applicable, upon request. However, [except in the case of the items described in item 10 above,] the trustee, the master servicer and the special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.]

         [In connection with providing access to or copies of the items described above, the trustee, the master servicer or the special servicer, as applicable, may require:

         o in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and

         o in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

         The certifications referred to in the prior paragraph may include an indemnity from the certifying party for a breach. Registered holders of the offered certificates will be deemed to have agreed to keep the information described above confidential by the acceptance of their certificates.]

Voting Rights

         [At all times during the term of the pooling and servicing agreement, 100% of the voting rights for the certificates will be allocated among the respective classes of certificates as follows:

         o __% in the aggregate in the case of the class [XC and XP] certificates, allocated between the [XC and XP] classes, pro rata, based on their respective total notional amounts, and

         o in the case of any class of principal balance certificates, a percentage equal to the product of __% and a fraction, the numerator of which is equal to the then total principal balance of such class of principal balance certificates and the denominator of which is equal to the then total principal balance of all the principal balance certificates.]

         The holders of the class [R-I, R-II or Z] certificates will not be entitled to any voting rights. Voting rights allocated to a class of certificates will be allocated among the related certificateholders in proportion to the percentage interests in such class evidenced by their respective certificates. See "Description of the Certificates--Voting Rights" in the accompanying prospectus.

Termination

         [The obligations created by the pooling and servicing agreement will terminate following the earliest of--

         o the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust; and


         o the purchase of all of the mortgage loans and REO Properties remaining in the trust by the holder--or, if applicable, the beneficial owner--of certificates with the largest percentage of voting rights allocated to the controlling class (such holder--or, if applicable, beneficial owner--referred to as the plurality controlling class certificateholder), the master servicer or the special servicer, in that order of preference, after the Stated Principal Balance of the mortgage pool has been reduced to less than 1.0% of the initial mortgage pool balance.]


         [Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final payment with respect to each certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate registrar or at any other location specified in the notice of termination.]

         [Any purchase by the master servicer, the special servicer or the plurality controlling class certificateholder of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

         o        the sum of--

                  1. the then total principal balance of all the mortgage loans then included in the trust (excluding any mortgage loans as to which the related mortgaged real properties have become REO Properties), together with interest thereon plus any accrued and unpaid interest on P&I advances made with respect to such mortgage loans, unreimbursed servicing advances for those mortgage loans plus any accrued and unpaid interest on such servicing advances, any reasonable costs and expenses incurred in connection with any such purchase and any other Additional Trust Fund Expenses (including any Additional Trust Fund Expenses previously reimbursed or paid by the trust fund but not so reimbursed by the related borrower or from insurance proceeds or condemnation proceeds); and

                  2. the appraised value of all REO Properties then included in the trust, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee, minus

         o solely in the case of a purchase by the master servicer, the total of all amounts payable or reimbursable to the master servicer under the pooling and servicing agreement.]

         [The purchase will result in early retirement of the outstanding certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the certificateholders, will constitute part of the Available Distribution Amount for the final distribution date.]

         [In addition, if, following the date on which the total principal balances of the class [A-1, A-2, A-3, A-4, A-SB, A-5, A-1A, A-MFL, AM, AJ, B, C and D] certificates are reduced to zero, all of the remaining certificates, including the class [XP] certificates (but excluding the class [Z, R-I and R-II] certificates), are held by the same certificateholder, the trust fund may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates (other than the class [Z, R-I and R-II] certificates) for all the mortgage loans and REO Properties remaining in the trust fund at the time of exchange.]


                       YIELD AND MATURITY CONSIDERATIONS


Yield Considerations

         General. The yield on any offered certificate will depend on:

         o the price at which the certificate is purchased by an investor; and

         o        the rate, timing and amount of payments on the certificate.

         The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things:

         o        the pass-through rate for the certificate;

         o the rate and timing of principal payments, including principal prepayments, and other principal collections on the mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount of the certificate;

         o the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount of the certificate; and

         o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

         o in the case of the class [A-MFL] certificates only, whether the pass-through rate on the class [A-MFL] REMIC II regular interest is limited by the Weighted Average Net Mortgage Rate.

         Pass-Through Rates. The pass-through rates for the class ___, ___ and ___ certificates are, in the case of each of these classes, equal to, based on or limited by the Weighted Average Net Mortgage Rate. In addition, the pass-through rates for the class [XP] certificates will, under certain circumstances, be calculated based upon the Weighted Average Net Mortgage Rate. As a result, the respective pass-through rates--and, accordingly, the respective yields to maturity--on the class ___, ___ and ___ certificates could be adversely affected if mortgage loans with relatively high Net Mortgage Rates experienced a faster rate of principal payments than mortgage loans with relatively low Net Mortgage Rates. This means that the respective yields to maturity on the class ___, ___ and ___ certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of mortgage loans following default. The pass-through rate on the class [A-MFL] REMIC II regular interest will be sensitive to changes in the relative composition of the mortgage pool.

         For so long as the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate on the class [A-MFL] certificates is based on LIBOR, and therefore the yield on the class [A-MFL] certificates will be highly sensitive to changes in the level of LIBOR. The yield to investors in the class [A-MFL] certificates will be highly sensitive to changes in the level of LIBOR. If you purchase a class [A-MFL] certificate, you should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than you anticipate.

         Because interest payments on the class [A-MFL] certificates may be reduced or the pass-through rate may convert to a fixed rate, subject to a maximum pass-through rate equal to the Weighted Average Net Mortgage Rate, in connection with certain events discussed in this prospectus supplement, the yield to investors in the class [A-MFL] certificates under such circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

         In addition, through and including the ________________ interest accrual period, depending on timing and other circumstances, the pass-through rate for the class [XP] certificates may vary with changes in the relative sizes of the total principal balances of the class ___, ___, ___, ___, ___, ___, ___ and ___ certificates.

         See "Description of the Offered Certificates--Payments--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

         Rate and Timing of Principal Payments. The yield to maturity on the class [XP] certificates will be very sensitive to, and any other offered certificates purchased at a discount or a premium will be affected by, the frequency and timing of principal payments made in reduction of the total principal balances or notional amounts of the certificates. In turn, the frequency and timing of principal payments that are paid or otherwise result in reduction of the total principal balance or notional amount, as the case may be, of any offered certificate will be directly related to the frequency and timing of principal payments on or with respect to the mortgage loans or, in some cases, a particular group of mortgage loans. Finally, the rate and timing of principal payments on or with respect to the mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of mortgage loans from the trust.

         Prepayments and other early liquidations of the mortgage loans will result in payments on the certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of some or all of the offered certificates with principal balances. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans and, accordingly, on the certificates, while workouts are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of some or all of the offered certificates with principal balances. See "The Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan will be paid in full on its anticipated repayment date. Failure of a borrower under an ARD Loan to repay that mortgage loan by or shortly after the related anticipated repayment date, for whatever reason, will tend to lengthen the weighted average lives of the offered certificates with principal balances.

         The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans--and, in particular, with respect to the class [A-1, A-2, A-3, A-4, A-SB and A-5] certificates, the mortgage loans in loan group 1, and with respect to the class [A-1A] certificates, the mortgage loans in loan group 2--are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount from their total principal balance, your actual yield could be lower than your anticipated yield if the principal payments on the mortgage loans--and, in particular, with respect to the class [A-1, A-2, A-3, A-4, A-SB and A-5] certificates, the mortgage loans in loan group 1, and with respect to the class [A-1A] certificates, the mortgage loans in loan group 2--are slower than you anticipated. If you purchase any offered certificates at a premium relative to their total principal balance or if you purchase class [XP] certificates, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans--and, in particular, with respect to the class [A-1, A-2, A-3, A-4, A-SB and A-5] certificates, the mortgage loans in loan group 1, and with respect to the class [A-1A] certificates, the mortgage loans in loan group 2--could result in an actual yield to you that is lower than your anticipated yield.

         Because the rate of principal payments on or with respect to the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

         Even if they are available and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the mortgage loans. Prepayment consideration payable on specially serviced mortgage loans will be applied to reimburse Realized Losses and Additional Trust Fund Expenses previously allocated to any class of certificates.

         Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the mortgage loans--and, in particular, with respect to the class [A-1, A-2, A-3, A-4, A-SB and A-5] certificates, on the mortgage loans in loan group 1, and with respect to the class [A-1A] certificates, the mortgage loans in loan group 2--may affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates.

         Delinquencies on the mortgage loans, unless covered by P&I advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month. Although any shortfalls in payments of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in payments of interest would adversely affect the yield to maturity of your offered certificates.

         If--

         o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the mortgage loans that is lower than the default rate and amount of losses actually experienced; and

         o the additional losses result in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

         [Reimbursement of Advances from general collections of principal on the mortgage pool may reduce distributions of the principal in respect of the offered certificates with principal balances.]

         The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

         Even if losses on the mortgage loans do not result in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

         Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans:

         o        prevailing interest rates;

         o the terms of the mortgage loans, including provisions that require the payment of prepayment premiums and yield maintenance charges, provisions that impose prepayment lock-out periods and amortization terms that require balloon payments;

         o the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

         o the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which the mortgaged real properties are located;

         o        the quality of management of the mortgaged real properties;

         o        the servicing of the mortgage loans;

         o        possible changes in tax laws; and

         o        other opportunities for investment.

         See "Risk Factors--Risks Related to the Mortgage Loans", "Description of the Mortgage Pool" and "The Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

         The rate of prepayment on the mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

         A number of the borrowers are limited or general partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

         We make no representation or warranty regarding:

         o the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans (or any particular group of mortgage loans);

         o        the relative importance of those factors;

         o the percentage of the total principal balance of the mortgage loans (or any particular group of mortgage loans) that will be prepaid or as to which a default will have occurred as of any particular date; or

         o the overall rate of prepayment or default on the mortgage loans (or any particular group of mortgage loans).

         Unpaid Interest. If the portion of the Available Distribution Amount payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to available funds on those subsequent distribution dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

         Delay in Payments. Because monthly payments will not be made on the certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

CPR Model

         Prepayments on loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the constant prepayment rate, or "CPR", model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans for the life of those loans. The CPR model does not purport to be either a historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage pool. We do not make any representations about the appropriateness of the CPR model.

Yield Sensitivity of the Class [XP] Certificates

         The yield to maturity on the class [XP] certificates will be extremely sensitive to the rate and timing of principal payments on the mortgage loans, including by reason of prepayments, defaults, liquidations and repurchases, to the extent applied to reduce the notional amount of such class. Accordingly, investors in the class [XP] certificates should fully consider the associated risks, including the risk that a rapid rate of prepayment of the mortgage loans could result in the failure of such investors to fully recoup their initial investments.

         The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the class [XP] certificates at various prices and constant prepayment rates. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the class [XP] certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices plus accrued interest of such class of certificates and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the class [XP] certificates and consequently do not purport to reflect the return on any investment in such class of certificates when such reinvestment rates are considered.

         The table below has been prepared based on the assumption that distributions are made in accordance with "Description of the Offered Certificates--Payments" in this prospectus supplement and on the Modeling Assumptions and with the assumed respective purchase prices of the class [XP] certificates, expressed as a percentage of the initial total notional amount of those certificates, set forth in the table, plus accrued interest thereon from ___________, 200_ to the Closing Date.

   Sensitivity to Principal Prepayments of the Pre-Tax Yields to Maturity of the Class [XP] Certificates
   ----------------------------------------------------------------------------------------------------

                                                      0% CPR During Lockout, Defeasance and
                                               Yield Maintenance Charges Otherwise at Indicated CPR
                                               ----------------------------------------------------

       Assumed Purchase Price            0% CPR       25% CPR       50% CPR        75% CPR       100% CPR
-----------------------------------  -------------  -----------  -------------  ------------  --------------
                 %                         %             %             %              %              %
                 %                         %             %             %              %              %
                 %                         %             %             %              %              %
                 %                         %             %             %              %              %
                 %                         %             %             %              %              %
                 %                         %             %             %              %              %
                 %                         %             %             %              %              %
                 %                         %             %             %              %              %
                 %                         %             %             %              %              %

Weighted average life (in years)           %             %             %              %              %

         There can be no assurance that the mortgage loans will prepay in accordance with the Modeling Assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the class [XP] certificates will correspond to the cash flows assumed for purposes of the above table or that the aggregate purchase price of the class [XP] certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the Modeling Assumptions at any of the specified percentages of CPR until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the class [XP] certificates.

Weighted Average Lives

         The tables set forth below indicate the respective weighted average lives of the respective classes of the offered certificates, other than the class [XP] certificates, and set forth the percentages of the respective initial total principal balances of those classes that would be outstanding after the distribution dates in each of the calendar months shown, subject, however, to the following discussion and the assumptions specified below.

         For purposes of this prospectus supplement, "weighted average life" of any offered certificate with a principal balance refers to the average amount of time that will elapse from the assumed date of settlement of that certificate, which is _______________, 200_, until each dollar of principal of the certificate will be repaid to the investor, based on the Modeling Assumptions. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate with a principal balance is determined by:

         o multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

         o        summing the results; and

         o dividing the sum by the total amount of the reductions in the principal balance of the certificate.

         The weighted average life of any offered certificate with a principal balance will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments, liquidation proceeds, condemnation proceeds or insurance proceeds. The weighted average life of any offered certificate with a principal balance may also be affected to the extent that additional payments in reduction of the principal balance of that certificate occur as a result of the purchase or other removal of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the holders of the privately offered certificates as if the mortgage loan had prepaid in full, except that no prepayment consideration is collectable with respect thereto.

         The tables set forth below have been prepared on the basis of the Modeling Assumptions. The actual characteristics and performance of the mortgage loans will differ from the assumptions used in calculating the tables set forth below. The tables set forth below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under each assumed prepayment scenario. In particular, the tables were prepared on the basis of the assumption that there are no losses or defaults on the mortgage loans. Any difference between those assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of the respective initial total principal balances of the various classes of subject offered certificates, exclusive of the class [XP] certificates, outstanding over time and their respective weighted average lives.


                           Percentages of the Closing Date Principal Balance of the Class [A-1] Certificates
                           ---------------------------------------------------------------------------------


Distribution Date                                   0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
------------------------------------------------ -------------  --------------  -------------   -------------  --------------
Initial Percentage........................              %               %               %               %              %





Weighted Average Life (in Years)..........


                           Percentages of the Closing Date Principal Balance of the Class [A-2] Certificates
                           ---------------------------------------------------------------------------------

Distribution Date                                   0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
------------------------------------------------ -------------  --------------  -------------   -------------  --------------
Initial Percentage........................              %               %               %               %              %





Weighted Average Life (in Years)..........


                                                            S-193

                           Percentages of the Closing Date Principal Balance of the Class [A-3] Certificates
                           ---------------------------------------------------------------------------------


Distribution Date                                   0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
------------------------------------------------ -------------  --------------  -------------   -------------  --------------
Initial Percentage........................              %               %               %               %              %







Weighted Average Life (in Years)..........




                           Percentages of the Closing Date Principal Balance of the Class [A-4] Certificates
                           ---------------------------------------------------------------------------------


Distribution Date                                   0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
------------------------------------------------ -------------  --------------  -------------   -------------  --------------
Initial Percentage........................              %               %               %               %              %







Weighted Average Life (in Years)..........


                          Percentages of the Closing Date Principal Balance of the Class [A-SB] Certificates
                          ----------------------------------------------------------------------------------


Distribution Date                                   0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
------------------------------------------------ -------------  --------------  -------------   -------------  --------------
Initial Percentage........................              %               %               %               %              %










Weighted Average Life (in Years)..........




                                                            S-194

                          Percentages of the Closing Date Principal Balance of the Class [A-5], Certificates
                          ----------------------------------------------------------------------------------


Distribution Date                                   0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
------------------------------------------------ -------------  --------------  -------------   -------------  --------------
Initial Percentage........................              %               %               %               %              %










Weighted Average Life (in Years)..........


                          Percentages of the Closing Date Principal Balance of the Class [A-MFL] Certificates
                          -----------------------------------------------------------------------------------


Distribution Date                                   0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
------------------------------------------------ -------------  --------------  -------------   -------------  --------------
Initial Percentage........................              %               %               %               %              %










Weighted Average Life (in Years)..........


                           Percentages of the Closing Date Principal Balance of the Class [AM] Certificates
                           --------------------------------------------------------------------------------

Distribution Date                                   0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
------------------------------------------------ -------------  --------------  -------------   -------------  --------------
Initial Percentage........................              %               %               %               %              %










Weighted Average Life (in Years)..........



                                                            S-195

                           Percentages of the Closing Date Principal Balance of the Class [AJ] Certificates
                           --------------------------------------------------------------------------------


Distribution Date                                   0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
------------------------------------------------ -------------  --------------  -------------   -------------  --------------
Initial Percentage........................              %               %               %               %              %










Weighted Average Life (in Years)..........


                            Percentages of the Closing Date Principal Balance of the Class [B] Certificates
                            -------------------------------------------------------------------------------


Distribution Date                                   0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
------------------------------------------------ -------------  --------------  -------------   -------------  --------------
Initial Percentage........................              %               %               %               %              %










Weighted Average Life (in Years)..........


                            Percentages of the Closing Date Principal Balance of the Class [C] Certificates
                            -------------------------------------------------------------------------------


Distribution Date                                   0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
------------------------------------------------ -------------  --------------  -------------   -------------  --------------
Initial Percentage........................              %               %               %               %              %











Weighted Average Life (in Years)..........

                                                            S-196

                            Percentages of the Closing Date Principal Balance of the Class [D] Certificates
                            -------------------------------------------------------------------------------


Distribution Date                                   0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
------------------------------------------------ -------------  --------------  -------------   -------------  --------------
Initial Percentage........................              %               %               %               %              %











Weighted Average Life (in Years)..........

         The foregoing tables were prepared assuming a 0% CPR during lockout, defeasance and yield maintenance periods and otherwise assuming that prepayments occur at indicated CPR. The indicated CPRs are applied to the mortgage loans in the trust fund and do not take into account the Non-Trust Loans.


                       DESCRIPTION OF THE SWAP AGREEMENT


General

         On the closing date, the trustee, on behalf of the trust, will enter into an interest rate swap agreement related to the class [A-MFL] certificates with the swap counterparty. The initial notional amount of the swap agreement will be equal to the total initial principal balance of the class [A-MFL] certificates and, correspondingly, the class [A-MFL] REMIC II regular interest. The notional amount of the swap agreement will decrease to the extent of any decrease in the total principal balance of the class [A-MFL] certificates, and, correspondingly, the class [A-MFL] REMIC II regular interest. The maturity date of the swap agreement will be the earlier of the rated final distribution date for the class [A-MFL] certificates and the date on which the notional amount of the swap agreement is zero, including as a result of the termination of the trust fund.

         The "significance estimate" for the swap agreement has been determined to represent [less than 10%] [at least 10%, but less than 20%,] [20% or more] of the initial total principal balance of the class [A-MFL] certificates, based on ___________'s reasonable good faith estimate of maximum probable exposure, made in substantially the same manner as that used in ___________'s internal risk management process in respect of similar instruments.

The Swap Agreement

         The swap agreement will provide that, with respect to each distribution date, commencing in ___________ 200_, (a) the trust will generally be obligated to pay to the swap counterparty, on that distribution date, (i) any prepayment consideration distributable in respect of the class [A-MFL] REMIC II regular interest for that distribution date and (ii) an amount equal to 1/12th of the product of (x) the notional amount of the swap agreement for that distribution date and (y) ___% per annum, and (b) the swap counterparty will pay to the trust, for the benefit of the class [A-MFL] certificateholders, on the _____ business day prior to that distribution date, an amount equal to the product of (i) the notional amount of the swap agreement for that distribution date, (ii) LIBOR plus ___% per annum and (iii) a fraction, the numerator of which is the actual number of days elapsed during the related interest accrual period, and the denominator of which is 360. For so long as the applicable swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate for the class [A-MFL] certificates for any interest accrual period will equal LIBOR plus ____%.

         If the pass-through rate on the class [A-MFL] REMIC II regular interest is reduced below ____% per annum or if there is an interest shortfall with respect to the class [A-MFL] REMIC II regular interest, then the amount payable by the trust to the swap counterparty with respect to the subject distribution date will be reduced by an amount equal to the excess, if any, of
(a) 1/12th of the product of (i) ____%, multiplied by (ii) the notional amount of the swap agreement for that distribution date over (b) the lesser of (i) 1/12th of the product of (x) the Weighted Average Net Mortgage Rate, multiplied by (y) the notional amount of the swap agreement for that distribution date and (ii) the amount of interest distributions with respect to the class [A-MFL] REMIC II regular interest pursuant to the priority of distributions on that distribution date. If the amount described in clause (a) of the preceding sentence exceeds the amount described in clause (b) of the preceding sentence, then the amount payable by the swap counterparty to the trust will be reduced on a dollar-for-dollar basis (to not less than zero) by the amount of that excess.

         If the reduction in the amount payable by the trust to the swap counterparty with respect to any distribution date, which reduction is determined as described in the first sentence of the prior paragraph, exceeds the total amount payable by the swap counterparty to the trust without regard to that reduction, then the swap counterparty will in the future be entitled to be reimbursed by the trust to the extent that such reduction more than offset the payment from the swap counterparty; provided that any such reimbursement payment from the trust will, with respect to any future distribution date, generally be limited to the excess, if any, of (a) the amount of interest distributions with respect to the class [A-MFL] REMIC II regular interest with respect to that future distribution date over (b) 1/12th of the product of (i) ____% per annum and (ii) the notional amount of the swap agreement for that distribution date.

         Payments by the trust to the swap counterparty and by the swap counterparty to the trust will, in general, be made on a net basis, and any such amounts paid to the trust will be available to make payments of interest to the class [A-MFL] certificateholders.

         If at any time a Collateralization Event is in effect, the swap counterparty will be required to: (a) post collateral securing its obligations under the swap agreement, but only to the extent necessary to cover any termination fee payable by it in the event of a termination of the swap agreement; (b) find a replacement swap counterparty whose ratings would not cause a Collateralization Event; or (c) find a party to guarantee the swap counterparty's obligations under the swap agreement, the ratings of which guarantor would have allowed it to be an acceptable replacement swap counterparty under the immediately preceding clause (b). If at any time a Rating Agency Trigger Event is in effect, the swap counterparty will be required to find a replacement swap counterparty or a guarantor whose ratings would not cause a Collateralization Event. If the swap counterparty fails to post acceptable collateral, find a suitable replacement swap counterparty or find a suitable guarantor of its obligations under the swap agreement while a Collateralization Event is in effect, fails to find a suitable replacement swap counterparty or find a suitable guarantor while a Rating Agency Trigger Event is in effect, or fails to make a payment to the trust required under the swap agreement which failure continues unremedied for [one] business day following notice, or if an early termination date is designated under the swap agreement in accordance with its terms (each of the foregoing events, a "Swap Default"), then following the expiration of any applicable grace period, unless otherwise directed in writing by the holders or beneficial owners, as the case may be, of 25% of the total principal balance of the class [A-MFL] certificates, the trustee will be required to take such actions to enforce the rights of the trust under the swap agreement as may be permitted by the terms of the swap agreement, including the termination thereof, and use any termination payments received from the swap counterparty (as described under "--Termination Fees" below) to enter into a replacement interest rate swap agreement on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap agreement would exceed the net proceeds of the liquidation of the swap agreement, a replacement interest rate swap agreement will not be entered into and any such proceeds will instead be distributed to the holders of the class [A-MFL] certificates. Notwithstanding the foregoing, the trustee will not be obligated to take any enforcement action with respect to the swap agreement unless it has received from the class [A-MFL] certificateholders an indemnity satisfactory to it with respect to the costs, expenses and liabilities associated with enforcing the rights of the trust under the swap agreement. No such costs, expenses and/or liabilities will be payable out of the trust fund.

         A "Collateralization Event" will be in effect if: (a) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated below "__" by ___________ or are rated "__" by ____________ and that rating is on watch for possible downgrade, but only for so long as it is on watch for possible downgrade or
(ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated below "__" by ________ or are rated "__" by ________ and that rating is on watch for possible downgrade, but only for so long as it is on watch for possible downgrade; (b) no short-term rating is available from _______ and the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated below "___" by ________ or are rated "___" by ________ and that rating is on watch for possible downgrade, but only for so long as it is on watch for possible downgrade; or (c) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated below "___" by ___________ or (ii) if the swap counterparty does not have a short-term rating from ____________, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated below "__" by ___; or (d) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated below "__" by _______ or are rated "__" by ________ and that rating is on watch for possible downgrade, but only for so long as it is on watch for possible downgrade, or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated below "___" by ______.

         A "Rating Agency Trigger Event" will be in effect if at any time after the date hereof the swap counterparty and any guarantor of its obligations under the swap agreement shall both fail to satisfy the Swap Counterparty Ratings Threshold. "Swap Counterparty Ratings Threshold" shall mean: (a) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated at least "___" by ______________ and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated at least "___" by ________ or (ii) if the swap counterparty does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated at least "___" by __________; and (b) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated at least "___" by _________, and that rating is not on watch for possible downgrade, and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated at least "___" by _________, and that rating is not on watch for possible downgrade, or (ii) no short-term rating is available from ___________ and the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated at least "__" by ___________ ; provided that, if a guarantor of the swap counterparty's obligations under the swap agreement is in place, then the ratings requirements set forth in clauses (a) and (b) of this sentence will instead apply to that guarantor, and the Swap Counterparty Ratings Threshold will be satisfied if the ratings of that guarantor satisfy the ratings requirements set forth in clauses (a) and (b) of this sentence.

         Any conversion of the pass-through rate, interest accrual period and interest accrual basis of the class [A-MFL] certificates to the pass-through rate, interest accrual period and interest accrual basis, respectively, of the class [A-MFL] REMIC II regular interest following a payment default under the swap agreement on the part of the swap counterparty (a "Swap Payment Default") will become permanent following the determination by either the trustee or the holders or beneficial owners, as the case may be, of 25% of the total principal balance of the class [A-MFL] certificates not to enter into a replacement interest rate swap agreement and distribution of any termination payments to the holders of the class [A-MFL] certificates. Any such Swap Payment Default and the consequent conversion of the pass-through rate, interest accrual period and interest accrual basis of the class [A-MFL] certificates to the pass-through rate, interest accrual period and interest accrual basis, respectively, of the class [A-MFL] REMIC II regular interest will not constitute a default under the pooling and servicing agreement. Any such conversion might result in a temporary delay of payment of the distributions to the holders of the class

[A-MFL] certificates if notice of the resulting change in payment terms of the class [A-MFL] certificates is not given to DTC within the time frame in advance of the distribution date that DTC requires to modify the payment.

         The trustee will have no obligation on behalf of the trust to pay or cause to be paid to the swap counterparty any portion of the amounts due to the swap counterparty under the swap agreement for any distribution date unless and until the related payment of interest and/or prepayment consideration on the class [A-MFL] REMIC II regular interest for such distribution date is actually received by the trustee.

Termination Fees

         In the event of the termination of the swap agreement and the failure of the swap counterparty to replace the swap agreement, the swap counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap agreement with another swap counterparty. If that termination fee is not used to pay for such a replacement swap agreement, then such termination fee will be distributed to the class [A-MFL] certificateholders. To the extent that a replacement swap agreement is obtained and any upfront payment is received from the replacement swap counterparty, then that upfront payment will be applied to pay any termination fee owing to the terminated swap counterparty, with any balance thereof to be paid to us. No upfront payment from a replacement swap counterparty will be available for payments on the class [A-MFL] certificates.

The Swap Counterparty


         ___________________________ is the swap counterparty under the swap agreement.

         [__________________ is a ______________ organized under the laws of
_____________ with its principal place of business located at
___________________________, ________________, _____________ _____. It is a
wholly owned subsidiary of _____________________. _____ primarily acts as a counterparty for certain derivative financial products, including interest rate, currency, and commodity swaps, caps and floors, currency options, and credit derivatives. _____ maintains positions in interest-bearing securities, financial futures, and forward contracts primarily to hedge its exposure. In the normal course of its business, _____ enters into repurchase and resale agreements with certain affiliated companies.]

         _____________________'s senior unsecured debt obligations currently are rated ___ by _____ and ____ by ___________.

         [IF THE AGGREGATE SIGNIFICANCE PERCENTAGE RELATED TO THE SWAP COUNTERPARTY IS 10% OR MORE, BUT LESS THAN 20%, INCLUDE THE FINANCIAL INFORMATION CONTEMPLATED BY ITEM 1115(b)(1) OF REGULATION AB. IF THE AGGREGATE SIGNIFICANCE PERCENTAGE RELATED TO THE SWAP COUNTERPARTY IS 20% OR MORE INCLUDE THE FINANCIAL INFORMATION CONTEMPLATED BY ITEM 1115(b)(2) OF REGULATION AB. SUCH FINANCIAL INFORMATION WILL BE SET FORTH OR, TO THE EXTENT CONSISTENT WITH APPLICABLE SECURITIES LAWS, INCORPORATED BY REFERENCE IN THE MAIN TEXT OF THE PROSPECTUS SUPPLEMENT OR WILL BE SET FORTH ON AN ANNEX TO, AND CROSS-REFERENCED IN, THE MAIN TEXT OF THE PROSPECTUS SUPPLEMENT.]

         Except for the foregoing ___ paragraphs, ____________________ has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement or the accompanying prospectus.

         The swap counterparty may assign its rights and obligations under the swap agreement provided that, among other conditions, the ratings of the replacement swap counterparty would not result in a Collateralization Event.

        [DESCRIPTION OF THE [SPECIFY APPLICABLE DERIVATIVE INSTRUMENT]]

         [IF AN INTEREST RATE FLOOR AGREEMENT, AN INTEREST RATE CAP AGREEMENT, A CURRENCY SWAP AGREEMENT OR A GUARANTEED INVESTMENT CONTRACT IS INCLUDED IN THE TRUST FUND FOR THE BENEFIT OF THE HOLDERS OF ANY ONE OR MORE CLASSES OF THE RELATED OFFERED CERTIFICATES, THEN THE RELATED PROSPECTUS SUPPLEMENT WILL INCLUDE THE DESCRIPTIVE INFORMATION REQUIRED BY ITEMS 1115(a)(1) THROUGH (4) OF REGULATION AB AND, IF AND TO THE EXTENT APPLICABLE, THE FINANCIAL INFORMATION REQUIRED BY ITEM 1115(b) OF REGULATION AB. SUCH FINANCIAL INFORMATION WILL BE SET FORTH OR, TO THE EXTENT CONSISTENT WITH APPLICABLE SECURITIES LAWS, INCORPORATED BY REFERENCE IN THE MAIN TEXT OF THE PROSPECTUS SUPPLEMENT OR WILL BE SET FORTH ON AN ANNEX TO, AND CROSS-REFERENCED IN, THE MAIN TEXT OF THE PROSPECTUS SUPPLEMENT.]

             [DESCRIPTION OF THE [SPECIFY APPLICABLE INSTRUMENT OF
                     CREDIT ENHANCEMENT OR OTHER SUPPORT]]

         [IF ANY INSTRUMENT OF CREDIT ENHANCEMENT OR OTHER SUPPORT, SUCH AS A SURETY BOND, AN INSURANCE POLICY, A LETTER OF CREDIT OR A GUARANTEE (EACH AS DESCRIBED IN THE BASE PROSPECTUS UNDER "DESCRIPTION OF CREDIT SUPPORT") OR A GUARANTEED INVESTMENT CONTRACT IS INCLUDED IN THE TRUST FUND FOR THE BENEFIT OF THE HOLDERS OF ANY ONE OR MORE CLASSES OF THE RELATED OFFERED CERTIFICATES, THEN THE RELATED PROSPECTUS SUPPLEMENT WILL INCLUDE THE DESCRIPTIVE INFORMATION REQUIRED BY ITEM 1114(a) AND ITEM 1114(b)(1) OF REGULATION AB AND, IF AND TO THE EXTENT APPLICABLE, THE FINANCIAL INFORMATION REQUIRED BY ITEM 1114(b)(2) OF REGULATION AB. SUCH FINANCIAL INFORMATION WILL BE SET FORTH OR, TO THE EXTENT CONSISTENT WITH APPLICABLE SECURITIES LAWS, INCORPORATED BY REFERENCE IN THE MAIN TEXT OF THE PROSPECTUS SUPPLEMENT OR WILL BE SET FORTH ON AN ANNEX TO, AND CROSS-REFERENCED IN, THE MAIN TEXT OF THE PROSPECTUS SUPPLEMENT.]

                                USE OF PROCEEDS

         Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust and to pay those expenses incurred in connection with the issuance of the certificates.

                        FEDERAL INCOME TAX CONSEQUENCES


General

         This is a general summary of the material federal income tax consequences of owning the offered certificates. This summary is directed to initial investors that hold the offered certificates as "capital assets" within the meaning of section 1221 of the Code. It does not discuss all United States federal income tax consequences that may be relevant to owners of the offered certificates, particularly as to investors subject to special treatment under the Code, including banks and insurance companies. Prospective investors are encouraged to consult with their tax advisors regarding the federal, state, local, and, if relevant, foreign tax consequences to them of owning offered certificates.

         Further, this summary and any legal opinions referred to in this summary are based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department, rulings and decisions now in effect or--with respect to the regulations--proposed, all of which are subject to change either prospectively or retroactively.

         [Upon the issuance of the offered certificates, ______________________________________, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, [REMIC I and REMIC II], respectively, will each qualify as a REMIC under the Code, the arrangement under which the class [A-MFL] REMIC II regular interest, the trustee's floating rate account and the swap agreement relating to the class [A-MFL] certificates is held will be classified as a grantor trust for U.S. federal income tax purposes and the arrangement under which the right to Additional Interest is held will be classified as a grantor trust for U.S. federal income tax purposes.]

         [The assets of REMIC I will generally include--

         o        the mortgage loans;

         o any REO Properties acquired on behalf of the certificateholders;

         o        the master servicer's collection account;

         o        the special servicer's REO account; and

         o the trustee's distribution account and interest reserve account,

but will exclude any collections of Additional Interest on the ARD Loans.]

         [For federal income tax purposes,

         o the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II;

         o the class R-I certificates will evidence the sole class of residual interests in REMIC I;

         o the class [A-1, A-2, A-3, A-4, A-SB, A-5, A-1A, XC, XP, AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q] certificates and the class [A-MFL] REMIC II regular interest will evidence or constitute, as applicable, the regular interests in, and will generally be treated as debt obligations of, REMIC II; and

         o the class R-II certificates will evidence the sole class of residual interests in REMIC II; and

         o the class [A-MFL] certificates will evidence interests in a grantor trust consisting of the class [A-MFL] REMIC II regular interest, the swap agreement and the trustee's floating rate account.]

         [The portion of the trust consisting of Additional Interest on the ARD Loans will be treated as a grantor trust for federal income tax purposes, and the class [Z] certificates will represent undivided interests in these assets. See "Federal Income Tax Consequences--REMICs" and "--Grantor Trusts" in the accompanying prospectus.]

Discount and Premium; Prepayment Consideration

         Holders of the offered certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

         [The class __ certificates will, and the other classes of the offered certificates--excluding the class [A-MFL] certificates but including the class [A-MFL] REMIC II regular interest--may, be issued with more than a de minimis amount of original issue discount. When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes the prepayment assumption used will be that subsequent to the date of any determination:

         o the ARD Loans will be paid in full on their respective anticipated repayment dates;

         o no mortgage loan will otherwise be prepaid prior to maturity; and

         o there will be no extension of maturity for any mortgage loan.]

         However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

         The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and section 1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

         If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to that period would be zero. This is a possibility of particular relevance to a holder of a class [XP] certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her certificates. Although the matter is not free from doubt, a holder of a class [XP] certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the mortgage loans. Any loss might be treated as a capital loss.

         Whether a holder of any of these offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

         Prepayment premiums and yield maintenance charges actually collected on the mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. The correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Constructive Sales of Class [XP] Certificates

         The Taxpayer Relief Act of 1997 added a provision to the Code that requires the recognition of gain on the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that:

         o        entitle the holder to a specified principal amount;

         o        pay interest at a fixed or variable rate; and

         o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class [XP] certificates, which do not have a principal balance, could be subject to this provision and only if a holder of those certificates engages in a constructive sale transaction.

Characterization of Investments in Offered Certificates

         [The offered certificates will be treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT". Most of the mortgage loans are not secured by real estate used for residential or certain other purposes prescribed in section 7701(a)(19)(C) of the Code. Consequently, the offered certificates will not be treated as assets qualifying under that section. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Code. In addition, the offered certificates will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code in the hands of another REMIC if transferred to such REMIC on its startup date in exchange for regular or residual interests in such REMIC.]

         [Finally, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Code if received by a REIT if 95% or more of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. To the extent that less than 95% of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, a REIT holding offered certificates will be treated as receiving directly its proportionate share of the income of the REMIC.]

         [To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

         o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Code;

         o a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Code; and

         o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.]

         [In addition, most of the mortgage loans contain defeasance provisions under which the lender may release its lien on the collateral securing the subject mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

         1. the borrower pledges substitute collateral that consist solely of certain government securities,

         2.       the related loan documents allow that substitution,

         3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

         4. the release is not within two years of the startup day of the REMIC.]

         [Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Code, respectively.]

         See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

         For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

The Class [A-MFL] Certificates

         Each holder of a class [A-MFL] certificate will be treated for federal income tax purposes as having bought its proportionate share of the class [A-MFL] REMIC II regular interest and having entered into its proportionate share of the swap agreement. Holders of the class [A-MFL] certificates must allocate the price they pay for their certificates between their interests in the class [A-MFL] REMIC II regular interest and the swap agreement based on their relative market values. Such allocation will be used for, among other things, purposes of computing any original issue discount, market discount or premium on the class [A-MFL] REMIC II regular interest. Any amount allocated to the swap agreement will be treated as a swap premium (the "Swap Premium") either paid or received by the holders of the class [A-MFL] certificates, as the case may be. If a Swap Premium is deemed paid by a holder, it will reduce the purchase price allocable to the class [A-MFL] REMIC II regular interest. If the Swap Premium is deemed received by a holder, it will be deemed to have increased the purchase price for the class [A-MFL] REMIC II regular interest.

         Based on the anticipated purchase prices of the class [A-MFL] certificates and issue price of the class [A-MFL] REMIC II regular interest, it is anticipated that the class [A-MFL] REMIC II regular interest will be issued at a premium and that a Swap Premium will be deemed to be paid to the initial holders of the class [A-MFL] certificates. The initial holders of a class [A-MFL] certificate will be required to amortize the amount of the Swap Premium into income over the term of the swap agreement. Such holders may do so under a method based on the Swap Premium representing the present value of a series of equal payments made over the term of the swap agreement that would fully amortize a loan with an interest rate equal to the discount rate used to determine the Swap Premium (or at some other reasonable rate). The amount amortized into income in each period would be the principal amount of the hypothetical level payment in such period. Moreover, while Regulations promulgated by the U.S. Treasury Department ("Treasury") treat a non-periodic payment made under a swap contract as a loan for all federal income tax purposes if the payment is "significant", it is anticipated that the Swap Premium would not be treated as "significant" under those Treasury regulations. Prospective purchasers of class [A-MFL] certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium.

         Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code, such as REMIC regular interests. Therefore, holders of the class [A-MFL] certificate will be unable to use the integration method provided for under such regulations with respect to such certificates. Consequently, the rate at which holders of the class [A-MFL] certificates amortize the Swap Premium they are deemed to receive in income each period may differ from the rate at which such holders amortize--and offset against interest income on the class [A-MFL] REMIC II regular interest--in each such period the initially corresponding amount of bond premium at which they are deemed to have purchased the class [A-MFL] REMIC II regular interest.

         Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the swap agreement must be netted against payments made under the swap agreement and deemed made or received as a result of the Swap Premium over the recipient's taxable year and accounted for as a net payment, rather than accounted for on a gross basis. The resulting net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. Such deduction, including the amortization of the upfront payment, is treated as a miscellaneous itemized deduction, which, for individuals, is subject to limitations on deductibility, including that the deduction may not be used at all if the individual is subject to the alternative minimum tax. Prospective investors who are individuals should consult their tax advisors prior to investing in the class [A-MFL] certificates, which may not be an appropriate investment for investors who are subject to limitations on the deductibility of miscellaneous itemized deductions.

         Any amount of proceeds from the sale, redemption or retirement of a class [A-MFL] certificate that is considered to be allocated to the holder's rights under the swap agreement or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that class [A-MFL] certificate under Treasury regulations. A holder of a class [A-MFL] certificate will have gain or loss from such a termination equal to
(A)(i) any termination payment it received or is deemed to have received minus
(ii) the unamortized portion of any Swap Premium paid--or deemed paid--by the holder upon entering into or acquiring its interest in the swap agreement or
(B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any Swap Premium received upon entering into or acquiring its interest in the swap agreement. Gain or loss realized upon the termination of the swap agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

         The class [A-MFL] certificates, representing a beneficial ownership in the class [A-MFL] REMIC II regular interest and in the swap agreement, may constitute positions in a straddle, in which case the straddle rules of
Section 1092 of the Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the swap agreement would be short term. If the holder of a class [A-MFL] certificate incurred or continued to incur indebtedness to acquire or hold such class [A-MFL] certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the swap agreement.

                             ERISA CONSIDERATIONS


         The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Code consequences, each potential investor that is a Plan or is investing on behalf of, or with plan assets of a Plan, is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

         ERISA and section 4975 of the Code impose various requirements on--

         o        Plans, and

         o        persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include qualified pension, profit sharing and Code section 401(k) plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including, as applicable, insurance company general accounts, in which other Plans are invested.

         A fiduciary of any Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be or give rise to a transaction that is prohibited or is not otherwise permitted under ERISA or section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Some fiduciary and prohibited transaction issues arise only if the assets of the trust are "plan assets" for purposes of Part 4 of Title I of ERISA and section 4975 of the Code. Whether the assets of the trust will be plan assets at any time will depend on a number of factors, including the portion of any class of certificates that is held by benefit plan investors within the meaning of U.S. Department of Labor Regulation Section 2510.3-101.

         The U.S. Department of Labor has issued an individual prohibited transaction exemption to each of [Merrill Lynch, Pierce, Fenner & Smith Incorporated] and _______________________, identified as Prohibited Transaction Exemptions [90-29] and ______, respectively, as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41, and as subsequently amended from time to time. Subject to the satisfaction of conditions set forth in the Exemption, the Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Code, specified transactions relating to, among other things, the servicing and operation of pools of real estate loans, such as the mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

         The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the Exemption. The conditions are as follows:

         o first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         o second, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Fitch, Moody's or S&P;

         o third, the trustee cannot be an affiliate of any other member of the Restricted Group, other than any of the Exemption Favored Parties;

         o        fourth, the following must be true--

                  1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates;

                  2. the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations; and

                  3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

         o fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

         It is a condition of their issuance that each class of offered certificates receive an investment grade rating from each of [RATING AGENCY NO. 1] and [RATING AGENCY NO. 2]. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

         The Exemption also requires that the trust meet the following requirements:

         o the trust assets must consist solely of assets of the type that have been included in other investment pools;

         o certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic rating categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an offered certificate; and

         o certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

         We believe that these requirements have been satisfied as of the date of this prospectus supplement.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with--

         o the direct or indirect sale, exchange or transfer of an offered certificate to a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the fiscal agent, the master servicer, the special servicer or any sub-servicer, any provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan;

         o the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan; and

         o        the continued holding of an offered certificate by a Plan.

         However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

         Moreover, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c)(1)(E) of the Code in connection with:

         o the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the mortgage loans;

         o the direct or indirect acquisition or disposition in the secondary market of such offered certificates by a Plan; and

         o the continued holding of such offered certificates by a Plan.

         Further, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust assets.

         Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a) and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions or taxes are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of--

         o        providing services to the Plan, or

         o        having a specified relationship to this person,


solely as a result of the Plan's ownership of offered certificates.

         [The Exemption contains specific requirements applicable to the swap agreement and the swap counterparty. Among other requirements, the swap agreement must relate to an interest rate swap that is denominated in U.S. dollars and that is not leveraged. If the swap counterparty fails to maintain certain rating levels described in the swap agreement, the swap counterparty will be required to post collateral, arrange for a guarantee or assign its rights and obligations under the swap agreement to a replacement swap counterparty, and, if the swap counterparty does not, within the time period specified therein, take such action, the trustee will be permitted to terminate the swap agreement. In addition, the class [A-MFL] certificates may be sold to a person investing assets of a Plan only if such person is a "Qualified Plan Investor". A "Qualified Plan Investor" is a plan investor or group of plan investors on whose behalf the decision to purchase such class [A-MFL] certificates is made by an independent fiduciary that is (i) qualified to analyze and understand the terms and conditions of the swap agreement and the effect of the swap agreement on the credit ratings of the class [A-MFL] certificates, and (ii) a "qualified professional asset manager", as defined in Part V(a) of PTCE 84-14, an "in-house asset manager" as defined in Part IV(a) of PTCE 96-23, or a plan fiduciary with total Plan and non-Plan assets under management of at least $100 million at the time of the acquisition of such class [A-MFL] certificates.]

         Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of the purchase.

         In addition to determining the availability of the exemptive relief provided in the Exemption, a fiduciary of a Plan considering an investment in the offered certificates should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the accompanying prospectus. There can be no assurance that any exemption described in the accompanying prospectus will apply with respect to any particular investment by a Plan in the offered certificates or, even if it were deemed to apply, that it would apply to all prohibited transactions that may occur in connection with the investment. A purchaser of offered certificates should be aware, however, that even if the conditions specified in one or more class exemptions are satisfied, the scope of relief provided by a class exemption may not cover all acts which might be construed as prohibited transactions.

         Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Title I of ERISA or section 4975 of the Code. However, governmental and church plans may be subject to a federal, state or local law which is, to a material extent, similar to the above-mentioned provisions of ERISA and the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

         Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Such fiduciary must also determine on its own whether an offered certificate is an appropriate investment for a Plan under ERISA and the Code with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule.

         The sale of offered certificates to a Plan is in no way a representation or warranty by us or the underwriters that the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that the investment is appropriate for Plans generally or for any particular Plan.


                               LEGAL INVESTMENT


         [The offered certificates will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and therefore the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.]

         Neither we nor the underwriters make any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

         o        are legal investments for them; or

         o        are subject to investment, capital or other restrictions.

         See "Legal Investment" in the accompanying prospectus.


                            METHOD OF DISTRIBUTION


         Subject to the terms and conditions set forth in the underwriting agreement between us as seller, and [Merrill Lynch, Pierce, Fenner & Smith Incorporated], _______________________, ____________________ and
__________________, as underwriters, we have agreed to sell to each of the underwriters and each of the underwriters has agreed to purchase from us, severally but not jointly, the respective principal balances, or notional amounts, as applicable, of each class of the offered certificates as set forth below subject in each case to a variance of 5%:


                           [Merrill Lynch, Pierce,
                                Fenner & Smith        ---------------------  --------------------  ----------------------
          Class                 Incorporated]               _________             __________             ___________
-------------------------  ------------------------   ---------------------  --------------------  ----------------------
[Class A-1                  $                         $                      $                     $
Class A-2                   $                         $                      $                     $
Class A-3                   $                         $                      $                     $
Class A-4                   $                         $                      $                     $
Class A-SB                  $                         $                      $                     $
Class A-5                   $                         $                      $                     $
Class  A-1A                 $                         $                      $                     $
Class A-MFL                 $                         $                      $                     $
Class AM                    $                         $                      $                     $
Class AJ                    $                         $                      $                     $
Class B                     $                         $                      $                     $
Class C                     $                         $                      $                     $
Class D                     $                         $                      $                     $
Class XP]                   $                         $                      $                     $


         [Merrill Lynch, Pierce, Fenner & Smith Incorporated] and _______________________ are acting as co-lead managers and co-bookrunning managers for this offering. _______________________ and __________________
will act as co-managers for this offering. [Merrill Lynch, Pierce, Fenner & Smith Incorporated] and _______________________ are acting as joint-bookrunning managers in the following manner: _______________________ is acting as sole bookrunning manager with respect to ___% of the class ___ certificates, and [Merrill Lynch, Pierce, Fenner & Smith Incorporated] is acting as sole bookrunning manager with respect to the remainder of the class ___ certificates and all other classes of offered certificates.

         Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately $____________, before adjusting for accrued interest.

         Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Sales of the offered certificates may also occur on and after the date of initial issuance of the offered certificates, as agreed upon in negotiated transactions with various purchasers. The underwriters may effect such transactions by selling the offered certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts.

         Purchasers of the offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and resales by them of offered certificates. Any profit on the resale of the offered certificates purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

         We also have been advised by the underwriters that one or more of them, through one or more of their respective affiliates, currently intends to make a market in the offered certificates; however, none of the underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the offered certificates will develop. See "Risk Factors--Risks Related to the Offered Certificates--The Offered Certificates Will Have Limited Liquidity and May Experience Fluctuations in Market Value Unrelated to the Performance of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates" in the accompanying prospectus.

         We have agreed to indemnify the underwriters and each person, if any, who controls any underwriter within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, against, or to make contributions to the underwriters and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

         [Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters, is our affiliate and an affiliate of Merrill Lynch Mortgage Lending, Inc., which is one of the sponsors.] [DISCUSS AFFILIATIONS BETWEEN UNDERWRITERS AND VARIOUS OTHER TRANSACTION PARTICIPANTS.]


                                 LEGAL MATTERS

         Particular legal matters relating to the certificates will be passed upon for us by _________________________________ and for the underwriters by
_________________________________.

                                    RATINGS


         It is a condition to their issuance that the respective classes of offered certificates be rated no lower than as follows:

                           [RATING AGENCY    [RATING AGENCY
                Class           NO. 1]            NO. 2]
            -------------  --------------    ----------------
            [Class A-1
            Class A-2
            Class A-3
            Class A-4
            Class A-SB
            Class A-5
            Class A-1A
            Class A-MFL
            Class AM
            Class AJ
            Class B
            Class C
            Class D
            Class XP]

         Subject to the discussion below regarding the class [A-MFL] certificates, the ratings on the offered certificates address the likelihood of the timely receipt by their holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and/or principal required under the offered certificates.

         The ratings on the respective classes of offered certificates do not represent any assessment of--

         o the tax attributes of the offered certificates or of the trust;

         o whether or to what extent prepayments of principal may be received on the mortgage loans;

         o the likelihood or frequency of prepayments of principal on the mortgage loans;

         o the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated;

         o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls; and

         o whether and to what extent prepayment premiums, yield maintenance charges, Penalty Interest or Additional Interest will be received.

         Also, a security rating does not represent any assessment of the yield to maturity that investors may experience.

         A rating on the class [A-MFL] certificates does not represent any assessment of whether the floating interest rate on such certificates will convert to the pass-through rate on the class [A-MFL] REMIC II regular interest. The ratings on the class [A-MFL] certificates do not constitute a rating with respect to the likelihood of the receipt of payments to be made by the swap counterparty or any interest rate reductions or increases contemplated herein. With respect to the class [A-MFL] certificates, the rating agencies are only rating the receipt of interest up to the pass-through rate applicable to the class [A-MFL] REMIC II regular interest, and are not rating the receipt of interest accrued at LIBOR plus ______%. In addition, the ratings do not address any shortfalls or delays in payment that investors in the class [A-MFL] certificates may experience as a result of the conversion of the pass-through rate on the class [A-MFL] certificates from a rate based on LIBOR to a fixed rate.

         Further, in the case of the class [XP] certificates, a security rating does not represent any assessment of the possibility that the holders of those certificates might not fully recover their investment in the event of rapid prepayments and/or other early liquidations of the mortgage loans.

         In general, ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class [XP] certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the holders of the class [XP] certificates receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the ratings received on the class [XP] certificates. The ratings of the class [XP] certificates do not address the timing or magnitude of reduction of the notional amounts of those certificates, but only the obligation to pay interest timely on those notional amounts as so reduced from time to time.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by [RATING AGENCY NO. 1] or [RATING AGENCY NO. 2].

         The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                   GLOSSARY


         The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement.

         "30/360 Basis" means the accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

         "A-Note Trust Mortgage Loan" means any of:

         o the mortgage loan (loan number ___),secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as _______________, which A-Note Trust Mortgage Loan has a cut-off date principal balance of $__________ and a corresponding B-Note Non-Trust Loan that has an unpaid principal balance as the cut-off date of $__________; and

         o the mortgage loan (loan number ___) secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as _______________, which A-Note Trust Mortgage Loan has a cut-off date principal balance of $__________ and a corresponding B-Note Non-Trust Loan that has an unpaid principal balance as the cut-off date of $__________.

         "A/B Loan Combination" means an A-Note Trust Mortgage Loan and the corresponding B-Note Non-Trust Loan.

         "A/B Intercreditor Agreement" means, with respect to an A/B Loan Combination, the related intercreditor agreement among noteholders, as it may be amended from time to time, by and between the holder of the related A-Note Trust Mortgage Loan and the holder of the related B-Note Non-Trust Loan. Following the inclusion of an A-Note Trust Mortgage Loan in the trust fund, the trust, acting through the trustee, will be holder of that A-Note Trust Mortgage Loan and a party to the related A/B Intercreditor Agreement.

         "A/B Material Default" means, with respect to an A/B Loan Combination, one of the following events: (a) either of the related A-Note Trust Mortgage Loan or B-Note Non-Trust Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy action has been filed by or against the related borrower.

         "Acceptable Insurance Default" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any default under the related loan documents resulting from (i) the exclusion of acts of terrorism from coverage under the related "all risk" casualty insurance policy maintained on the related mortgaged real property and (ii) the related mortgagor's failure to obtain insurance that specifically covers acts of terrorism, but only if the special servicer has determined, in its reasonable judgment, exercised in accordance with the Servicing Standard, that (a) such insurance is not available at commercially reasonable rates and the relevant hazards are not commonly insured against by prudent owners of similar real properties in similar locales, but only by reference to such insurance that has been obtained by such owners at current market rates, or (b) such insurance is not available at any rate. In making such determination, the special servicer will be entitled to rely on the opinion of an insurance consultant at the expense of the trust.

         "Actual/360 Basis" means the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month--or other applicable accrual period--in a year assumed to consist of 360 days.

         "Additional Interest" means, with respect to any ARD Loan in the trust fund, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

         "Additional Trust Fund Expense" means any of certain specified expenses of the trust that, in each case, generally:

         o arises out of a default on a mortgage loan or in respect of a mortgage loan as to which a default is imminent or arises out of an otherwise unanticipated event; and

         o is not covered by a servicing advance or a corresponding collection from the related borrower.

Examples of some Additional Trust Fund Expenses are set forth under "Description of the Offered Certificates--Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

         "Advance" means a P&I advance or a servicing advance made, or that may be made, under the pooling and servicing agreement.

         "Appraisal Reduction Amount" means, for any mortgage loan as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

         1. "x" is an amount, as calculated by the special servicer, in consultation with the controlling class representative or, with respect to the _____________________ Trust Mortgage Loan, the _____________________ if it is the
                  _____________________ Controlling Party, as of the determination date immediately succeeding the date on which the special servicer obtains knowledge of the occurrence of the relevant Appraisal Trigger Event, if no new appraisal--or letter update or internal valuation--is required, or otherwise the date on which the appraisal--or letter update or internal valuation, if applicable--is obtained, and each anniversary of such determination date thereafter so long as appraisals are required to be obtained in connection with the subject mortgage loan, equal to the sum, without duplication, of:

                  (a) the Stated Principal Balance of the subject mortgage loan;

                  (b) to the extent not previously advanced by or on behalf of the master servicer, the special servicer, the trustee or the fiscal agent, all unpaid interest accrued on the subject mortgage loan through the most recent due date prior to the date of determination at the related Net Mortgage Rate exclusive of any portion of that unpaid interest that constitutes Additional Interest;

                  (c) all accrued but unpaid--from related collections--master servicing fees and special servicing fees with respect to the subject mortgage loan and, without duplication, all accrued or otherwise incurred but unpaid--from related collections--Additional Trust Fund Expenses with respect to the subject mortgage loan;

                  (d) all related unreimbursed Advances made by or on behalf of the master servicer, the trustee or the fiscal agent with respect to the subject mortgage loan, together with (i) interest on those Advances and (ii) any related Unliquidated Advances; and

                  (e) all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property; and

         2. "y" is equal to the sum of (x) 90% of an amount equal to (i) the resulting appraised or estimated value of the related mortgaged real property or REO Property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information (without implying any duty to do so), reduced, to not less than zero, by (ii) the amount of any obligations secured by liens on the property that are prior to the lien of the subject mortgage loan and estimated liquidation expenses, and (y) all escrows, reserves and letters of credit held as additional collateral with respect to the subject mortgage loan.

         If, however, any required appraisal, letter update or internal valuation is not obtained or performed within 60 days of the relevant Appraisal Trigger Event, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan.

         The foregoing notwithstanding, in the case of the _____________________ Trust Mortgage Loan, any Appraisal Reduction Amount will be calculated with respect to the _____________________ Loan Combination as if it were a single loan, and then will be allocated to the _____________________ Subordinate Non-Trust Loans, in each case up to the outstanding principal balance of the subject loan, and then will be allocated between the _____________________ Trust Mortgage Loan and _____________________ Pari Passu
Non-Trust Loan on a pro rata and pari passu basis.

         "Appraisal Trigger Event" means, with respect to any mortgage loan in the trust, any of the following events:

         o the mortgage loan has been modified by the special servicer in a manner that affects the amount or timing of any monthly debt service payment--other than a balloon payment--due on it, except for bringing monthly debt service payments current and extending the maturity date for less than six months;

         o the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues for _____ days;

o _____ days following the receipt by the special servicer of notice that a receiver has been appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan;

         o _____ days following the receipt by the special servicer of notice that the related borrower has become the subject of a bankruptcy proceeding;

         o the mortgaged real property securing the mortgage loan becomes an REO Property; or

         o any balloon payment on such mortgage loan has not been paid by its scheduled maturity date.

         For purposes of the foregoing, the _____________________ Loan Combination will be treated as a single mortgage loan.

         "ARD Loan" means any mortgage loan in, or to be included in, the trust fund, that has the characteristics described in the first paragraph under "Description of the Mortgage Pool--Terms and Conditions of the Mortgage Loans--ARD Loans" in this prospectus supplement.

         "Available Distribution Amount" means, with respect to any distribution date:

         (a) an amount equal to the sum, without duplication, of the following amounts:

                  (i) the aggregate of all amounts on deposit in the master servicer's collection account and the trustee's distribution account as of the close of business on the related determination date and the amounts collected by or on behalf of the master servicer as of the close of business on such determination date and required to be deposited in the collection account;

                  (ii) the aggregate amount of all P&I advances made by the master servicer, the trustee or the fiscal agent for distribution on the certificates on that distribution date;

                  (iii) the aggregate amount transferred from the special servicer's REO account to the master servicer's collection account during the month of that distribution date, on or prior to the date on which P&I advances are required to be made in that month;

                  (iv) the aggregate amount deposited by the master servicer in its collection account for that distribution date in connection with Prepayment Interest Shortfalls and any shortfalls in interest caused by the application of a condemnation award or casualty insurance proceeds to prepay a mortgage loan; and

                  (v) if the subject distribution date occurs during March, the aggregate of all interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 Basis deposited in the trustee's distribution account;

         exclusive of

         (b) any portion of the amounts described in clause (a) above that represents one or more of the following:

                  (i) any monthly debt service payments collected but due on a due date after the end of the related collection period;

                  (ii) all amounts in the master servicer's collection account or the trustee's distribution account that are payable or reimbursable to any person other than the certificateholders from:

                           (A) the master servicer's collection account, including, but not limited to, servicing compensation, as described under "The Pooling and Servicing
                                    Agreement--Collection
                                    Account--Withdrawals" in this prospectus supplement; and

                           (B)      the trustee's distribution account,
                                    including, but not limited to, trustee
                                    fees, as described under "Description of the Offered Certificates--Distribution
                                    Account--Withdrawals" in this prospectus supplement;

                  (iii) any prepayment premiums and yield maintenance charges;

                  (iv) any Additional Interest on the ARD Loans, which is separately distributed to the holders of the class Z certificates;

                  (v) if the subject distribution date occurs during February of any year or during January of any year that is not a leap year, the interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 Basis to be deposited in the trustee's interest reserve account and held for future distribution; and

                  (vi) any amounts deposited in the master servicer's collection account or the trustee's distribution account in error.

         In no event will the Available Distribution Amount include amounts payable to the holders of the Non-Trust Loans.

         "B-Note Non-Trust Loan" means, with respect to any A-Note Trust Mortgage Loan, the other mortgage loan that is part of the related A/B Loan Combination and--

         o        is not included in the trust fund,

         o is subordinate in right of payment to that A-Note Trust Mortgage Loan to the extent set forth in the related Loan Combination Intercreditor Agreement, and

         o is secured by the same mortgage or deed of trust on the same mortgaged real property as that A-Note Trust Mortgage Loan.


         "Class [A-SB] Planned Principal Balance" means, with respect to the class [A-SB] certificates for any distribution date, the principal balance specified for that distribution date on Annex [E] to this prospectus supplement. The principal balances set forth on Annex [E] to this prospectus supplement were calculated using, among other things, the Modeling Assumptions and a 0% CPR. Based on the Modeling Assumptions and a 0% CPR, the total principal balance of the class [A-SB] certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex [E] to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the total principal balance of the class [A-SB] certificates on any distribution date will be equal to--or, following retirement of the class [A-1, A-2, A-3 and A-4] certificates, that the total principal balance of the class [A-SB] certificates will not be less than--the principal balance that is specified for that distribution date on Annex [E] to this prospectus supplement.


         "Clearstream" means Clearstream Banking Luxembourg.

         "Closing Date" means the date of the initial issuance of the offered certificates, which will be on or about _________, 200_.

         "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateralization Event" has the meaning given to that term under "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

         "Crossed Loan" means a mortgage loan in the trust fund that is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund.

         "Crossed Group" means a group of related Crossed Loans.

         "DTC" means The Depository Trust Company.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

         "Exemption" means, collectively, Prohibited Transaction Exemptions [90-29] and _________, each as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41, and as may be amended from time to time, or any successor thereto, all as issued by the U.S. Department of Labor.

         "Exemption-Favored Party" means any of--

         o        [Merrill Lynch, Pierce, Fenner & Smith Incorporated];

         o        _______________________;

         o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with any entity referred to in the prior two bullets; and

         o any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to those mortgage pass-through certificates.

         "Fitch" means Fitch, Inc.

         "_____________________ Borrower" means the entity which is the borrower under the _____________________ Mortgage Loan.

         "_____________________ Controlling Party" means, with respect to the _____________________ Loan Combination, either--

         o the holder of the most junior _____________________ Subordinate Non-Trust Loan, if any, that has, but only if and for so long as it has, an unpaid principal balance, net of the portion of any Appraisal Reduction Amounts allocable to that _____________________ Subordinate Non-Trust Loan, equal to or greater than 25% of its then-current principal balance, without taking into account any Appraisal Reduction Amount; or

         o the controlling class representative (as the designee of the trust as holder of the _____________________ Trust Mortgage
                  Loan), but only if and for so long as the unpaid principal balance of each _____________________ Subordinate Non-Trust Loan, net of the sum of the portion of any Appraisal Reduction Amounts allocable to each _____________________ Subordinate Non-Trust Loan, is less than 25% of its then-current principal balance, without taking into account any Appraisal Reduction Amount.

         "_____________________ Intercreditor Agreement" means the agreement executed between the holders of the _____________________ Mortgage Loan and the _____________________ Pari Passu Non-Trust Loan and also the agreement executed between the holders of the _____________________ Mortgage Loan and the _____________________ Pari Passu Non-Trust Loan, together, as the lead lenders under that agreement and the _____________________ Subordinate Non-Trust Loans.

         "_____________________ Loan Combination" means, collectively, the _____________________ Mortgage Loan, the _____________________ Pari Passu
Non-Trust Loan and the _____________________ Subordinate Non-Trust Loans.

         "_____________________ Mortgage Loan" means the mortgage loan in the trust fund that has a cut-off date principal balance of $[___________], and is secured by a mortgage encumbering the _____________________ Mortgaged Property.

         "_____________________ Mortgaged Property" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as [_____________________].

         "_____________________ Non-Trust Loans" means the
_____________________ Pari Passu Non-Trust Loan and the _____________________
Subordinate Non-Trust Loans.

         "_____________________ Pari Passu Non-Trust Loan" means the loan that--

         o        is not a part of the trust fund;

         o has an unpaid principal balance of $[___________] as of the cut-off date;

         o is secured by the same mortgage encumbering the _____________________ Mortgaged Property as is the
                  _____________________ Mortgage Loan; and

         o is not referred to as a "mortgage loan" in this prospectus supplement unless the context clearly indicates otherwise.

         "_____________________ Subordinate Non-Trust Loans" means each of those loans that--

         o        are not a part of the trust fund;

         o is either "Note B" with an unpaid principal balance of $[_________] as of the cut-off date or is "Note C" with an unpaid principal balance of $[___________] as of the cut-off date;

         o are secured by the same mortgage encumbering the _____________________ Mortgaged Property as is the
                  _____________________ Mortgage Loan; and

are not referred to as a "mortgage loan" in this prospectus supplement unless the context clearly indicates otherwise.

         "_____________________ Subordinate Noteholder" means the holder of a _____________________ Subordinate Non-Trust Loan.

         "_____________________ Triggering Event" means, with respect to the _____________________ Loan Combination--

         o any uncured event of default with respect to an obligation of the _____________________ Borrower to make a scheduled or unscheduled payment due under the loan documents for the _____________________ Loan Combination,

         o any loan comprising the _____________________ Loan Combination is accelerated,

         o any loan comprising the _____________________ Loan Combination becomes a specially serviced loan,

         o the occurrence of the maturity date with respect to any loan in the _____________________ Loan Combination, or

         o        a foreclosure on the _____________________ Mortgaged
                  Property.

         "IRS" means the Internal Revenue Service.

         "LIBOR" has the meaning given to that term under "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

         "LIBOR Business Day" has the meaning given to that term under "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

         "LIBOR Determination Date" has the meaning given to that term under "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

         "Loan Combination" means any of the A/B Loan Combinations or the _____________________ Loan Combination.

         "Loan Combination Intercreditor Agreement" means any of the A/B Loan Intercreditor Agreements or the _____________________ Intercreditor Agreement.

          "Loan Group 1 Principal Distribution Amount" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 1.

         "Loan Group 2 Principal Distribution Amount" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 2.

         "Modeling Assumptions" means, collectively, the following assumptions regarding the certificates and the mortgage loans in, or to be included in, the trust fund:

         o the mortgage loans have the characteristics set forth on Annex A-1, and the initial mortgage pool balance is approximately $____________; and the mortgage loans are allocated to loan group 1 and loan group 2 as described in this prospectus supplement;

         o the initial total principal balance or notional amount, as the case may be, of each class of certificates is as described in this prospectus supplement;

         o the pass-through rate for each class of certificates is as described in this prospectus supplement;

         o there are no delinquencies or losses with respect to the mortgage loans;

         o there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

         o there are no Appraisal Reduction Amounts with respect to the mortgage loans;

         o there are no casualties or condemnations affecting the corresponding mortgaged real properties;

         o each of the mortgage loans provides monthly debt service payments to be due on the first day of each month, and accrues interest on the basis described in this prospectus supplement, which is either an Actual/360 Basis or a 30/360 Basis;

         o all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

         o there are no breaches of our representations and warranties regarding the mortgage loans;

         o no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's lockout period, yield maintenance period or defeasance period, in each case if any;

         o each ARD Loan is paid in full on its anticipated repayment date;

         o except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

         o no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered
                  Certificates--Termination";

         o no mortgage loan is required to be repurchased by any mortgage loan seller;

         o loans that allow a choice between yield maintenance and defeasance have been assumed to have yield maintenance.

         o no prepayment premiums or yield maintenance charges are collected;

         o        there are no Additional Trust Fund Expenses;

         o payments on the offered certificates are made on the ______ day of each month, commencing in _______________; and

         o        the offered certificates are settled on _________, 200_.

         "Moody's" means Moody's Investors Service, Inc.

         "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of--

         o the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

         o the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

         "Net Mortgage Rate" means with respect to any mortgage loan, in general, a per annum rate equal to the related mortgage interest rate in effect from time to time, minus the sum of the applicable master servicing fee rate under the pooling and servicing agreement (which includes the rate at which any primary servicing fees accrue) and the per annum rate at which the monthly trustee fee is calculated; provided, however, that, for purposes of calculating the Weighted Average Net Mortgage Rate and, accordingly, the pass-through rate for each of the ___, ___, ___, ___, ___, ___, ___, ___, ___,
___ and ___ classes [and the class [A-MFL] REMIC II regular interest], from time to time--

         o the Net Mortgage Rate for the subject mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan, or any other change in the related mortgage interest rate, subsequent to the date of issuance of the certificates, and

         o if any mortgage loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then the Net Mortgage Rate of such mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce, in general, the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related mortgage interest rate, net of the aggregate per annum rate at which the related master servicing fee and the trustee fee are calculated under the pooling and servicing agreement, except that, with respect to any such mortgage loan, the Net Mortgage Rate for the one month period (a) prior to the respective due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be determined so as to produce an aggregate amount of interest that excludes any related interest reserve amount transferred to the trustee's interest reserve account in respect of that one-month period and (b) prior to the due date in March will be determined so as to produce an aggregate amount of interest that includes the related interest reserve amount(s) retained in the trustee's interest reserve account for the respective one-month periods prior to the due dates in January and February in any year which is not a leap year or the one-month period prior to the due date in February in any year which is a leap year.

         As of the cut-off date, without regard to the adjustment described in the proviso to the prior sentence, the Net Mortgage Rates for the mortgage loans ranged from ______% per annum to ______%, with a weighted average of those Net Mortgage Rates of _____% per annum. See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

         "Nonrecoverable Advance" means any Advance previously made or proposed to be made, or any Workout-Delayed Reimbursement Amount previously made, with respect to any mortgage loan or REO Property that is determined, in accordance with the pooling and servicing agreement, not to be ultimately recoverable, together with interest accrued on that Advance, from payments or other collections on or with respect to that mortgage loan or REO Property.

         "Non-Trust Loan" means any of the B-Note Non-Trust Loans or the _____________________ Non-Trust Loans.

         "Non-Trust Noteholders" means the holders of any of the B-Note Non-Trust Loans, the _____________________ Pari Passu Non-Trust Loan or the _____________________ Subordinate Non-Trust Loans.

         "P&I" means principal and/or interest payments, excluding balloon payments, required to be paid in respect of a mortgage loan in accordance with the schedule for repayment provided for by that mortgage loan.

         "Party in Interest" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of section 4975(e)(2) of the Code.

         "Penalty Interest" means any interest, other than late payment charges, Additional Interest, prepayment premiums or yield maintenance charges, that--

         o accrues on a defaulted mortgage loan solely by reason of the subject default; and

         o is in excess of all interest at the related mortgage interest rate.

         "Permitted Encumbrances" means, with respect to any mortgaged real property securing a mortgage loan, any and all of the following in, or to be included in, the trust fund:

         o the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties;

         o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment binding upon the title insurer;

         o exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment binding upon the title insurer;

         o        other matters to which like properties are commonly subject;

         o the rights of tenants, as tenants only, under leases and subleases, pertaining to the related mortgaged real property;

         o if the related mortgage loan is cross-collateralized with any other mortgage loan within the mortgage pool, the lien of the mortgage for the other mortgage loan(s) contained in the same group of cross-collateralized loans; and

         o if the related mortgaged real property consists of one or more units in a condominium, the related condominium declaration.


         "Permitted Investments" means U.S. government securities and other investment grade obligations, including:

         o direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

         o repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are investment grade rated;

         o federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are investment grade rated;

         o commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper is investment grade rated;

         o money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized statistical rating organization; and

         o any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the related trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.


         "Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA or section 4975 of the Code.

         "Prepayment Interest Excess" means, with respect to any full or partial prepayment of a mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, without regard to any prepayment premium or yield maintenance charge actually collected, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Penalty Interest and/or Additional Interest included in that interest collection.

         "Prepayment Interest Shortfall" means, with respect to any full or partial prepayment of a mortgage loan voluntarily made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest, exclusive of Penalty Interest and/or Additional Interest, if applicable, that would have accrued on that prepayment to, but not including, that due date at a rate per annum equal to the sum of the related Net Mortgage Rate for such mortgage loan and the trustee fee rate.

         "Primary Collateral" means the mortgaged real property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of that Crossed Loan with other related Crossed Loans.

         "Principal Distribution Amount" means, with respect to each distribution date, the aggregate, without duplication, of the following:

         (a) the aggregate of the principal portions of all monthly debt service payments--other than balloon payments--due or deemed due on or in respect of the mortgage loans, including mortgage loans as to which the related mortgaged real properties have become REO Properties, for their respective due dates occurring during the related collection period, to the extent paid by the related borrower during or prior to, or otherwise received during, the related collection period or advanced by the master servicer, the trustee or the fiscal agent, as applicable, for such distribution date;

         (b) the aggregate of all principal prepayments received on the mortgage loans during the related collection period;

         (c) with respect to any mortgage loan as to which the related stated maturity date occurred during or prior to the related collection period, any balloon payment or other payment of principal--other than a principal prepayment--made by or on behalf of the related borrower during the related collection period, net of any portion of such payment that represents a recovery of the principal portion of any monthly debt service payment--other than a balloon payment--due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause (a)above;

         (d) the aggregate of the principal portion of all liquidation proceeds, sale proceeds, insurance proceeds, condemnation proceeds and, to the extent not otherwise included in clause
                  (a), (b) or (c) above, payments and revenues that were received on or in respect of the mortgage loans and REO Properties during the related collection period and that were identified and applied by the master servicer and/or the special servicer as recoveries of principal of the mortgage loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any monthly debt service payment--other than a balloon payment--due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause (a) above; and

        (e) if such distribution date is subsequent to the initial distribution date, the excess, if any, of the Principal Distribution Amount for the immediately preceding distribution date, over the aggregate distributions of principal made on the principal balance certificates on such immediately preceding distribution date;

provided that the Principal Distribution Amount for any distribution date will generally be reduced, to not less than zero, by any Workout-Delayed Reimbursement Amounts in respect of any particular mortgage loan that are reimbursed from principal collections on the mortgage pool during the related collection period, although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs; and provided, further, that the Principal Distribution Amount for any distribution date will generally be reduced, to not less than zero, by any Nonrecoverable Advances in respect of any particular mortgage loan, together with advance interest thereon, that are reimbursed from principal collections on the mortgage pool during the related collection period, although any of those amounts that were reimbursed from principal collections and are subsequently collected--notwithstanding the nonrecoverability determination--on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs.

         If the reimbursement of any Workout-Delayed Reimbursement Amount or Nonrecoverable Advance, together with accompanying interest, results in a reduction in the Principal Distribution Amount for any distribution date, as contemplated by the provisos to the prior sentence, then that reduction will, to the fullest extent permitted, be applied to the portion of the Principal Distribution Amount attributable to the loan group that includes the related mortgage loan before affecting the portion of the Principal Distribution Amount attributable to the other loan group. Any additions to the Principal Distribution Amount for any distribution date, as contemplated by the provisos to the first sentence of this definition, will be allocated between the respective portions of the Principal Distribution Amount allocable to the two loan groups to offset the earlier corresponding reductions, generally in the reverse order in which the reductions were made.

         The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

         "Rating Agency Trigger Event" has the meaning given to that term under "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.

         "Realized Losses" mean losses arising from the inability to collect all amounts due and owing under any defaulted mortgage loan, including by reason of the fraud or bankruptcy of the borrower, modifications, bankruptcy or a casualty of any nature at the related mortgaged real property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated mortgage loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such mortgage loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the due date in the collection period in which the liquidation occurred, exclusive of any Penalty Interest, Additional Interest, prepayment premiums or yield maintenance charges in respect of such mortgage loan, and (ii) related servicing expenses and servicing advances, together with interest accrued thereon, and related Unliquidated Advances in respect of servicing advances, in any event not reimbursed from collections on the subject mortgage loan (or related REO Property), and any related due and unpaid servicing compensation, including principal recovery fees, and any other related unpaid Additional Trust Fund Expenses, over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of the related liquidation and other servicing expenses and, in the case of an A-Note Trust Mortgage Loan or the _____________________ Trust Mortgage Loan, net of any portion of such liquidation proceeds payable to the holders of the related Non-Trust Loans. If any portion of the debt due under a mortgage loan--other than Additional Interest and Penalty Interest--is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. Any reimbursement of Advances determined to be nonrecoverable from collections on the related mortgage loan, together with interest on such Advances, that are made from collections of principal that would otherwise be included in the Principal Distribution Amount, will be Realized Losses.

         "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and sections 860A through 860G of the Code.

         "REO Property" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan.

         "Restricted Group" means, collectively--

         1.       the trustee;

         2.       the Exemption-Favored Parties;

         3.       us;

         4.       the master servicer;

         5.       the special servicer;

         6.       any sub-servicers;

         7.       the mortgage loan sellers;

         8.       the swap counterparty;

         9. each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates; and

         10.      any and all affiliates of any of the aforementioned persons.

         "Restricted Servicer Reports" means collectively, to the extent not filed with the Securities and Exchange Commission, the CMSA servicer watchlist, the CMSA operating statement analysis report, the CMSA NOI adjustment worksheet, the CMSA financial file, the CMSA comparative financial status report, the CMSA loan level reserve/LOC report and the CMSA reconciliation of funds report.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Servicing Standard" means, with respect to either the master servicer or the special servicer, the obligation to service and administer the mortgage loans for which that party is responsible under the pooling and servicing agreement:

         o in the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, generally services and administers similar mortgage loans that either are part of other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans for third parties, or are held as part of its own portfolio, whichever standard is higher;

         o with a view to (i) the timely recovery of all scheduled payments of principal and interest under the mortgage loans,
                  (ii) in the case of the special servicer, if a mortgage loan comes into and continues in default, the maximization of the recovery on that mortgage loan to the certificateholders, all taken as a collective whole, on a net present value basis and (iii) the best interests--as determined by the master servicer or special servicer, as applicable, in its reasonable judgment--of the holders of the certificates and the trust fund and, in the case of a Loan Combination, the holder(s) of the related Non-Trust Loan(s), taking into account, to the extent consistent with the related Loan Combination Intercreditor Agreement, the subordinate nature of the related B-Note Non-Trust Loan or the subordinate nature of the _____________________ Subordinate Non-Trust Loans, as applicable; and

         o        without regard to--

                  1. any relationship that the master servicer or the special servicer, as the case may be, or any of its affiliates may have with any of the borrowers (or any affiliate thereof), us, any mortgage loan seller or any other party to the transaction;

                  2. the ownership of any certificate by the master servicer or the special servicer, as the case may be, or by any of its affiliates;

                  3. the obligation of the master servicer or the special servicer, as the case may be, to make Advances;

                  4. the right of the master servicer or the special servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the pooling and servicing agreement;

                  5. the ownership, servicing or management by the master servicer or the special servicer, as the case may be, or any of its affiliates of any other loans or real properties not included in or securing, as the case may be, the mortgage pool;

                  6. any obligation of the master servicer or any of its affiliates to repurchase or substitute a mortgage loan as a mortgage loan seller;

                  7. any obligation of the master servicer or any of its affiliates to cure a breach of representation and warranty with respect to any mortgage loan; and

                  8. any debt the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any of the borrowers or any affiliate thereof.

         "Servicing Transfer Event" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any of the following events:

         1. the related borrower fails to make when due any monthly debt service payment, including a balloon payment, and the failure continues unremedied--

                  (a) except in the case of a balloon payment, for 60 days; or

                  (b) solely in the case of a delinquent balloon payment, for one day;

         2. the master servicer, or the special servicer with the consent of the controlling class representative, determines in its reasonable judgment--exercised in accordance with the Servicing Standard--that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and is likely to remain unremedied for at least 60 days;

         3. the master servicer or, with the consent of the controlling class representative, the special servicer determines in its reasonable judgment--exercised in accordance with the Servicing Standard--that a non-payment default--other than an Acceptable Insurance Default--has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied beyond the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days, provided that a default that gives rise to an acceleration right without any cure period shall be deemed to have a cure period equal to zero;

         4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

         5. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

         A Servicing Transfer Event will cease to exist, if and when:

         o with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

         o        with respect to the circumstances described in clauses 2.
                  and 4. of this definition, those circumstances cease to exist in the reasonable judgment of the special servicer, exercised in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

         o with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

         o with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated;

so long as at that time no other circumstance identified in clauses 1. through
5. of this definition continues to exist.

         If a Servicing Transfer Event exists with respect to the mortgage loan in a Loan Combination that will be included in the trust or any other loan in the related Loan Combination, it will also be considered to exist for each other mortgage loan in the subject Loan Combination; provided that, if the holder of a _____________________ Subordinate Non-Trust Loan prevents the occurrence of a Servicing Transfer Event with respect to the _____________________ Trust Mortgage Loan through the exercise of cure rights as set forth in the _____________________ Intercreditor Agreement, then the existence of such Servicing Transfer Event with respect to the _____________________ Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the _____________________ Trust Mortgage Loan or cause the servicing of the
_____________________ Loan Combination to be transferred to the special servicer, unless a separate Servicing Transfer Event has occurred with respect thereto.

         "Stated Principal Balance" means, for each mortgage loan, an amount that:

         o will initially equal its cut-off date principal balance (or, in the case of a replacement mortgage loan, its substitution date balance); and

         o will be permanently reduced on each distribution date, to not less than zero, by--

                  1. all payments and other collections of principal, if any, with respect to that mortgage loan that are included as part of the Principal Distribution Amount for such distribution date pursuant to clause (a), clause (b), clause (c) and/or clause
                           (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount" in this glossary;

                  2. any amount of reduction in the outstanding principal balance of any mortgage loan resulting from a deficient valuation that occurred during the related collection period; and

                  3. any other related Realized Losses incurred during the related collection period that represents a loss of principal with respect to that mortgage loan.

         With respect to each mortgage loan relating to, and deemed to remain outstanding with respect to, an REO Property, the "Stated Principal Balance" will be an amount equal to the Stated Principal Balance of that mortgage loan as of the date of the acquisition of the related REO Property, permanently reduced on each subsequent distribution date, to not less than zero, by:

         o all amounts, if any, collected with respect to the related REO Property that are allocable as principal of the subject mortgage loan and that are included as part of the Principal Distribution Amount for such distribution date pursuant to clause (a), clause (b), clause (c) and/or clause (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount" in this glossary; and

         o any related Realized Loss incurred during the related collection period that represents a loss of principal with respect to the subject mortgage loan.

         "Swap Default" has the meaning given to that term under "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.

         "Swap Payment Default" has the meaning given to that term under "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.

         "Swap Premium" has the meaning given to that term under "U.S. Federal Income Tax Consequences--The Class [A-MFL] Certificates" in this prospectus supplement.

         "Unliquidated Advance" means, with respect to any mortgage loan, any Advance made by a party to the pooling and servicing agreement that:

         o        is not a Nonrecoverable Advance;

         o has been reimbursed to the party that made the Advance as a Workout-Delayed Reimbursement Amount out of principal collections on other mortgage loans; and

         o was originally made with respect to an item that has not been subsequently recovered out of collections on or proceeds of the subject mortgage loan or any related REO Property.

         "Unrestricted Servicer Reports" means collectively, the CMSA delinquent loan status report, CMSA historical loan modification and corrected mortgage loan report, CMSA historical liquidation report, CMSA REO status report, CMSA advance recovery report and, if and to the extent filed with the Securities and Exchange Commission, such reports and files as would, but for such filing, constitute Restricted Servicer Reports.

         "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

         "Weighted Average Net Mortgage Rate" means, for any distribution date, the weighted average of the applicable Net Mortgage Rates for all the mortgage loans, weighted on the basis of their respective Stated Principal Balances immediately following the preceding distribution date.

         "Workout-Delayed Reimbursement Amount" means, with respect to any mortgage loan that had been subject to special servicing and has subsequently been returned to performing status (including as a result of a modification of its terms), any Advance made with respect to that mortgage loan as of a date coinciding with or, depending on the circumstances, shortly before the date on which that mortgage loan stopped being specially serviced, together with interest on that Advance, to the extent that (a) such Advance is not reimbursed to the party that made it as of the date that the subject mortgage loan stopped being specially serviced and (b) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents.


         The following defined terms and descriptions of underwriting standards are used in Annexes [A-1, A-2 and B]:


                  (i) References to "UW DSCR (x)" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the mortgage loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The UW DSCR (x) for any mortgage loan is the ratio of "UW Net Cash Flow" produced by the related mortgaged real property to the annualized amount of debt service that will be payable under that mortgage loan commencing after the origination date; provided, however, for purposes of calculating the UW DSCR (x), provided in this prospectus supplement with respect to ___mortgage loans, representing approximately ___% of the initial mortgage pool balance, where periodic payments are interest-only for a certain amount of time after origination after which date the mortgage loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the mortgage loan commencing after the amortization period begins. In the case of the

         _____________________ Trust Mortgage Loan, the "UW DSCR" was determined taking into consideration the aggregate annualized amount of debt service that will be payable under the _____________________ Trust Mortgage Loan and the _____________________ Non-Trust Loan, excluding the annualized debt service payable under the _____________________ Subordinate Non-Trust Loans.

                  [In the case of _____ mortgage loans (loan numbers ___ and ___) [__________________], representing ___% and ___%, respectively of the initial mortgage pool balance, the debt service coverage ratio was calculated assuming the application of a holdback amount and/or a letter of credit in reduction of the respective cut-off date principal balances of each of those _____ mortgage loans and in each case assuming a revised debt service payment. See Annex A-1 to this prospectus supplement for more information regarding the debt service coverage ratios and loan-to-value ratios on the mortgage loans discussed in this paragraph and the preceding paragraph.]

                  (ii) The "UW Net Cash Flow" or "UW NCF ($)" for a mortgaged real property is the "net cash flow" of such mortgaged real property as set forth in, or determined by the applicable mortgage loan seller on the basis of, mortgaged real property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home community, industrial, self storage and office properties (each, a "Rental Property"). In general, the mortgage loan sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining UW Net Cash Flow for the mortgaged real properties.

                  In general, "net cash flow" is the revenue derived from the use and operation of a mortgaged real property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures.

                  In determining the "revenue" component of UW Net Cash Flow for each Rental Property, the applicable mortgage loan seller generally relied on the most recent rent roll supplied and, where the actual vacancy shown thereon and the market vacancy was less than ___%, assumed a ___% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective mortgage loan seller's underwriting standards. Where the actual or market vacancy was not less than ___%, the applicable mortgage loan seller determined revenue from rents by generally relying on the most recent rent roll supplied and the greater of (a) actual historical vacancy at the related mortgaged real property, (b) historical vacancy at comparable properties in the same market as the related mortgaged real property, and (c) ___%. In determining rental revenue for multifamily, self storage and manufactured housing properties, the mortgage loan sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling three-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental Properties, the mortgage loan sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms, including expiration dates, of the leases shown thereon.

                  In determining the "expense" component of UW Net Cash Flow for each mortgaged real property, the mortgage loan sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be ___% to ___% of effective gross revenue (except with respect to single tenant properties, where fees as low as ___% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and
         (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, the mortgage loan sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses--thus increasing "net cash flow"--where the mortgage loan sellers determined appropriate.

                  The borrowers' financial information used to determine UW Net Cash Flow was in most cases borrower certified, but unaudited, and neither we nor the mortgage loan sellers verified their accuracy.

                  (iii) References to "Cut-off Date LTV %" are references to the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers. In the case of the _____________________ Trust Mortgage Loan, the Cut off Date LTV % is equal to the ratio, expressed as a percentage, of the cut off date principal balance of the _____________________ Trust Mortgage Loan and the _____________________ Pari Passu Non-Trust Loan (not taking into account the principal balance of the _____________________ Subordinate Non-Trust Loans) to the appraised value of the related mortgaged real property.

                  (iv) References to "Maturity LTV %" are references to the ratio, expressed as a percentage, of the expected balance of a balloon loan on its scheduled maturity date, or an ARD Loan on its anticipated repayment date, as applicable, prior to the payment of any balloon payment or principal prepayments, to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers prior to the cut-off date. In the case of the _____________________ Trust Mortgage Loan, the Maturity LTV % is equal to the ratio, expressed as a percentage, of the expected balance of the _____________________ Trust Mortgage Loan and the
         _____________________ Pari Passu Non-Trust Loan (not taking into account the principal balances of the _____________________ Subordinate Non-Trust Loans), to the appraised value of the related mortgaged real property.

                  (v) References to "Original Balance per Unit ($)" and "Cut-off Date Balance per Unit ($)" are, for each mortgage loan secured by a lien on a multifamily property (including a mobile home community) or hospitality property, are references to the original principal balance and the cut-off date principal balance of such mortgage loan, respectively, divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related mortgaged real property comprises, and, for each mortgage loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the cut-off date principal balance of such mortgage loan, respectively, divided by the net rentable square foot area of the related mortgaged real property. In the case of the _____________________ Trust Mortgage Loan, the "Original Balance per Unit ($)" and "Cut-off Date Balance per Unit ($)" are references to the original principal balance and the cut off date balance of the _____________________ Trust Mortgage Loan and the
         _____________________ Pari Passu Non-Trust Loan (not taking into account the principal balance of the _____________________ Subordinate Non-Trust Loans), divided by the net rentable square footage of the related mortgaged real property.

                  (vi) References to "Year Built" are references to the year that a mortgaged real property was originally constructed or substantially renovated. With respect to any mortgaged real property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

                  (vii) References to "Admin. Fee %" for each mortgage loan represent the sum of (a) the master servicing fee rate, excluding the primary servicing fee rate, for such mortgage loan and (b) a specified percentage that may vary on a loan-by-loan basis, which percentage represents the trustee fee rate, the primary servicer fee rate and, in some cases, a correspondent fee rate. The administrative fee rate for each mortgage loan is set forth on Annex A-1 to this prospectus supplement.

                  (viii) References to "Rem. Term" represent, with respect to each mortgage loan, the number of months and/or payments remaining from the cut-off date to the stated maturity date of such mortgage loan (or the remaining number of months and/or payments to the anticipated repayment date with respect to each ARD Loan).

                  (ix) References to "Rem. Amort." represent, with respect to each mortgage loan, the number of months and/or payments remaining from the later of the cut-off date and the end of any interest-only period, if any, to the month in which such mortgage loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any balloon payment, if any, due on such mortgage loan.

                  (x) References to "LO ()" represent, with respect to each mortgage loan, the period during which prepayments of principal are prohibited and no substitution of defeasance collateral is permitted. The number indicated in the parentheses indicates the number of monthly payment periods within such period (calculated for each mortgage loan from the date of its origination). References to "O ()" represent the period for which (a) no prepayment premium or yield maintenance charge is assessed and (b) defeasance is no longer required. References to "YM ()" represent the period for which the yield maintenance charge is assessed. The periods, if any, between consecutive due dates occurring prior to the maturity date or anticipated repayment date, as applicable, of a mortgage loan during which the related borrower will have the right to prepay such mortgage loan without being required to pay a prepayment premium or a yield maintenance charge (each such period, an "Open Period") with respect to all of the mortgage loans have been calculated as those Open Periods occurring immediately prior to the maturity date or anticipated repayment date, as applicable, of such mortgage loan as set forth in the related loan documents.

                  (xi) References to "Def ()" represent, with respect to each mortgage loan, the period during which the related holder of the mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder defeasance collateral.

                  (xii) References to "Occupancy %" are, with respect to any mortgaged real property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and mobile home communities, the percentage of units rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and (c) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented, depending on borrower reporting.

                  (xiii) References to "Capex Reserve ($)" under the heading "Upfront Escrow" are references to funded reserves escrowed for repairs, replacements and corrections of issues other than those outlined in the engineering reports. In certain cases, the funded reserves may also include reserves for ongoing repairs, replacements and corrections.

                  (xiv) References to "Engineering Reserve ($)" under the heading "Upfront Escrow" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

                  (xv) References to "Capex Reserve ($)" under the heading "Monthly Escrow" are references to funded reserves escrowed for ongoing items such as repairs and replacements. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

                  (xvi) References to "TI/LC Reserve ($)" under the heading "Upfront Escrow" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

                  (xvii) References to "TI/LC Reserve ($)" under the heading "Monthly Escrow" are references to funded reserves, in addition to any escrows funded at loan closing for potential TI/LCs, that require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

                                   ANNEX A-1

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS




Loan #             Originator         Property Name          Street Address
--------------------------------------------------------------------------------









City                  State               Zip Code               County
--------------------------------------------------------------------------------








Property      Original Principal     Cut-off Date          Mortgage Interest
  Type             Balance         Principal Balance             Rate
--------------------------------------------------------------------------------








               First Payment                    Remaining         Remaining
Note Date          Date        Seasoning(1)     Loan Term     Amortization Term
--------------------------------------------------------------------------------







------------------
(1) Age

                                     A-1-1

  Primary                          Cut-off Date            Underwritten Debt
Servicer(2)     Loan Purpose    Loan-to-Value Ratio      Service Coverage Ratio
--------------------------------------------------------------------------------








------------------
(2) Only if the subject primary servicer, if any, is a servicer contemplated by Item 1108(a)(2) of Regulation AB.


Underwritten Net      Underwritten          Underwritten     Underwritten
Operating Income      Net Cash Flow           Revenues         Expenses
--------------------------------------------------------------------------------









               Occupancy     Tenant        Square Feet            Lease
Occupancy %      Date        Name(3)       Occupied(3)        Expiration(3)
--------------------------------------------------------------------------------









------------------
(3) For three largest tenants at office, retail and industrial properties.

                                    A-1-2

                                   ANNEX A-2

         CERTAIN STATISTICAL INFORMATION REGARDING THE MORTGAGE LOANS



This annex will include the following stratification tables (each of which will show number of loans or properties, aggregate cut-off date principal balance and percentage of initial mortgage pool balance for each sub-category in a table):




         1. Mortgage Loan Seller;

         2. Property Type;

         3. Location by State;

         4. Cut-off Date Principal Balances;

         5. Mortgage Interest Rates;

         6. Underwritten Debt Service Coverage Ratios;

         7. Cut-off Date Loan-to-Value Ratios;

         8. Remaining Loan Terms; and

         9. Original Amortization Terms.





                                     A-2-1

                                    ANNEX B

               ADDITIONAL STRUCTURAL AND COLLATERAL INFORMATION



[Includes individual write-up for each of ten largest mortgage loans and/or groups of cross-collateralized mortgage loans. Write-up for any mortgage loan representing 10% or more of the initial mortgage pool balance will include information contemplated by Item 1111(b)(9)(ii) of Regulation AB.]

                                    ANNEX C


                      CLASS [XP] REFERENCE RATE SCHEDULE

                                   ANNEX D


                            FORM OF TRUSTEE REPORT

                                    ANNEX E


                 CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

                                    ANNEX F


         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES


         Except in limited circumstances, the globally offered Merrill Lynch Mortgage Trust 200_-C__, Commercial Mortgage Pass-Through Certificates, Series 200_-C__, [Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-5, Class A-1A, Class A-MFL, Class AM, Class AJ, Class B, Class C, Class D and Class XP], will be available only in book-entry form.

         The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

         Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

         As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

         All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

         Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

         Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         o borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         o borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

         A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

         1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

         2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

         3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

         4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

                  (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

                           (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed;

                           (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S.
                                    Treasury Regulations;

                           (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary; and

                           (iv)     providing any other information,
                                    certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

                  (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

                           (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed;

                           (ii)     certifying that the nonqualified
                                    intermediary is not acting for its own
                                    account;

                           (iii)    certifying that the nonqualified
                                    intermediary has provided, or will
                                    provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners; and

                           (iv)     providing any other information,
                                    certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

                  5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

         All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

         In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

         o provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

         o provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

         o can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

         This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "MLMT 200_-C__.xls". The spreadsheet file "MLMT 200_-C__.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and on Annexes ___ ___ and ___ to this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in their respective entireties prior to accessing the spreadsheet file.

----------------

(1)      Microsoft Excel is a registered trademark of Microsoft Corporation.

Until _______________, 200_, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver this prospectus supplement and the accompanying prospectus. This delivery requirement is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.





                                  $__________
                                 (Approximate)


                      Merrill Lynch Mortgage Trust _____
                                  (Depositor)


           [Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB,
                 Class A-5, Class A-MFL, Class A-AM, Class AJ,
                    Class B, Class C, Class D and Class P]


          Series _____ Commercial Mortgage Pass-Through Certificates


                             PROSPECTUS SUPPLEMENT


                             [MERRILL LYNCH & CO.]

                                  __________

                                  __________

                                  __________

PROSPECTUS


             Merrill Lynch Mortgage Investors, Inc., the Depositor
            Mortgage Pass-Through Certificates, Issuable in Series

      We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "METHOD OF DISTRIBUTION."

------------------------------------------------------------------------------
       The Offered Certificates:                     The Trust Assets:

The offered certificates will be          The assets of each issuing entity
issuable in series. The issuing entity    will include--
for each series of offered
certificates will be a statutory or       o   mortgage loans secured by first
common law trust created at our               and/or junior liens on, or
direction. Each series of offered             security interests in, various
certificates will--                           interests in commercial and
                                              multifamily real properties,
o   have its own series designation,
    and                                   o   mortgage-backed securities that
                                              directly or indirectly evidence
o   consist of one or more classes            interests in, or are directly or
    with various payment                      indirectly secured by, those
    characteristics.                          types of mortgage loans, or

The offered certificates will             o   some combination of those types
represent interests only in the               of mortgage loans and
issuing entity. The offered                   mortgage-backed securities.
certificates will not represent
interests in or obligations of the        Trust assets may also include cash,
depositor, any of the sponsors or any     permitted investments, letters of
of our or their respective affiliates.    credit, surety bonds, insurance
                                          policies, guarantees, reserve funds,
                                          guaranteed investment contracts,
                                          interest rate exchange agreements,
                                          interest rate cap or floor
                                          agreements  or currency exchange
                                          agreements.
------------------------------------------------------------------------------


      In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for the subject offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.


      Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, the subordination of more junior classes of offered and/or non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing. Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.



------------------------------------------------------------------------------
      You should carefully consider the risk factors beginning on page 16 in this prospectus prior to investing.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
------------------------------------------------------------------------------




                The date of this prospectus is _________, 2006.



                                  TABLE OF CONTENTS

                                                                                Page

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS................5
AVAILABLE INFORMATION..............................................................5
SUMMARY OF PROSPECTUS..............................................................6
RISK FACTORS......................................................................19
   Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates
      and May Have an Adverse Effect on the Market Value of Your Offered
      Certificates................................................................19
   The Market Value of Your Offered Certificates May Be Adversely Affected by
      Factors Unrelated to the Performance of Your Offered Certificates and the
      Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the
      Supply and Demand of CMBS Generally.........................................19
   Payments on the Offered Certificates Will Be Made Solely from the Limited
      Assets of the Related Trust, and Those Assets May Be Insufficient to Make
      All Required Payments on Those Certificates.................................20
   Any Credit Support for Your Offered Certificates May Be Insufficient to
      Protect You Against All Potential Losses....................................20
   The Investment Performance of Your Offered Certificates Will Depend Upon
      Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those
      Payments, Defaults and Losses May Be Highly Unpredictable...................21
   Repayment of a Commercial or Multifamily Mortgage Loan Depends on the
      Performance and Value of the Underlying Real Property, Which May Decline
      Over Time, and the Related Borrower's Ability to Refinance the Property,
      of Which There Is No Assurance..............................................24
   Various Types of Income-Producing Properties May Secure Mortgage Loans
      Underlying a Series of Offered Certificates and Each Type of
      Income-Producing Property May Present Special Risks as Collateral for a
      Loan........................................................................30
   Any Analysis of the Value or Income Producing Ability of a Commercial or
      Multifamily Property Is Highly Subjective and Subject to Error..............49
   Borrower Concentration Within a Trust Exposes Investors to Greater Risk of
      Default and Loss............................................................52
   Loan Concentration Within a Trust Exposes Investors to Greater Risk of
      Default and Loss............................................................52
   Geographic Concentration Within a Trust Exposes Investors to Greater Risk of
      Default and Loss............................................................53
   Changes in Pool Composition Will Change the Nature of Your Investment..........53
   Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders
      Than Fixed Rate Mortgage Loans..............................................53
   Additional Secured Debt Increases the Likelihood That a Borrower Will Default
      on a Mortgage Loan Underlying Your Offered Certificates.....................53
   With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged
      Property or Properties that Secure the Subject Mortgage Loan in the Trust
      Also Secure One (1) or More Related Mortgage Loans That Are Not in the
      Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May
      Conflict with Your Interests................................................54
   The Borrower's Form of Entity May Cause Special Risks and/or Hinder Recovery...54
   Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage
      Loan Underlying Your Offered Certificates...................................56
   Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain
      and Adverse Results.........................................................56
   Environmental Liabilities Will Adversely Affect the Value and Operation of
      the Contaminated Property and May Deter a Lender From Foreclosing...........57
   Some Provisions in the Mortgage Loans Underlying Your Offered Certificates
      May Be Challenged As Being Unenforceable....................................58
   Certain Aspects of Subordination Agreements, Including Co-Lender Agreements
      Executed in Connection with Mortgage Loans Underlying Your Offered
      Certificates That Are Part of a Split Loan Structure, May be Unenforceable..60


                                          2


   World Events and Natural Disasters Could Have an Adverse Impact on the Real
      Properties Securing the Mortgage Loans Underlying Your Offered
      Certificates and Consequently Could Reduce the Cash Flow Available to Make
      Payments on the Offered Certificates........................................60
   Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency
      Legislation May Limit the Ability of the Special Servicer to Foreclose on
      a Real Property or to Realize on Obligations Secured by a Real Property.....61
   Lack of Insurance Coverage Exposes a Trust to Risk For Particular Special
      Hazard Losses...............................................................61
   Lending on Condominium Units Creates Risks for Lenders That Are Not Present
      When Lending on Non-Condominiums............................................62
   Lending on Ground Leases Creates Risks for Lenders That Are Not Present When
      Lending on an Actual Ownership Interest in a Real Property..................63
   Changes in Zoning Laws May Adversely Affect the Use or Value of a Real
      Property....................................................................63
   Compliance with the Americans with Disabilities Act of 1990 May Be Expensive...64
   Litigation and Other Legal Proceedings May Adversely Affect a Borrower's
      Ability to Repay Its Mortgage Loan..........................................64
   Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments
      on the Offered Certificates.................................................65
   Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse
      Tax Consequences............................................................65
   Additional Compensation to the Master Servicer and the Special Servicer and
      Interest on Advances Will Affect Your Right to Receive Distributions on
      Your Offered Certificates...................................................66
   Inability to Replace the Master Servicer Could Affect Collections and
      Recoveries on the Mortgage Assets...........................................67
   Problems With Book-Entry Registration..........................................67
   Potential Conflicts of Interest Can Affect a Servicer's Performance............67
   Property Managers and Borrowers May Each Experience Conflicts of Interest in
      Managing Multiple Properties................................................68
   Limited Information Causes Uncertainty.........................................68
   The Risk of Terrorism In the United States and Military Action May Adversely
      Affect the Value of the Offered Certificates and Payments on the Mortgage
      Assets......................................................................68
CAPITALIZED TERMS USED IN THIS PROSPECTUS.........................................69
THE TRUST FUND....................................................................69
   Issuing Entities...............................................................69
   Description of the Trust Assets................................................69
   Mortgage Loans.................................................................70
   Mortgage-Backed Securities.....................................................74
   Substitution, Acquisition and Removal of Mortgage Assets.......................76
   Cash, Accounts and Permitted Investments.......................................78
   Credit Support.................................................................78
   Arrangements Providing Reinvestment, Interest Rate and Currency Related
      Protection..................................................................79
THE SPONSOR.......................................................................80
   General Character of the Sponsor and Its Business..............................80
   The Sponsor's Securitization Program...........................................80
   Underwriting Standards.........................................................81
THE DEPOSITOR.....................................................................86
YIELD AND MATURITY CONSIDERATIONS.................................................87
   General........................................................................87
   Pass-Through Rate..............................................................87
   Payment Delays.................................................................87
   Yield and Prepayment Considerations............................................88
   Weighted Average Life and Maturity.............................................90
   Prepayment Models..............................................................90
   Other Factors Affecting Yield, Weighted Average Life and Maturity..............91


                                          3


DESCRIPTION OF THE GOVERNING DOCUMENTS............................................93
   General........................................................................93
   Assignment of Mortgage Assets..................................................94
   Representations and Warranties with Respect to Mortgage Assets.................94
   Collection and Other Servicing Procedures with Respect to Mortgage Loans.......95
   Primary Servicers and Sub-Servicers............................................98
   Collection of Payments on Mortgage-Backed Securities...........................98
   Advances.......................................................................99
   Matters Regarding the Master Servicer, the Special Servicer, the Manager and
      Us..........................................................................99
   Events of Default.............................................................101
   Amendment.....................................................................102
   List of Certificateholders....................................................103
   The Trustee...................................................................103
   Duties of the Trustee.........................................................104
   Matters Regarding the Trustee.................................................104
   Resignation and Removal of the Trustee........................................105
DESCRIPTION OF THE CERTIFICATES..................................................106
   General.......................................................................106
   Payments on the Certificates..................................................108
   Allocation of Losses and Shortfalls...........................................112
   Incorporation of Certain Documents by Reference; Reports Filed with the SEC...112
   Reports to Certificateholders.................................................114
   Voting Rights.................................................................114
   Termination and Redemption....................................................115
   Book-Entry Registration.......................................................115
DESCRIPTION OF CREDIT SUPPORT....................................................119
   General.......................................................................119
   Subordinate Certificates......................................................120
   Overcollateralization.........................................................120
   Insurance or Guarantees with Respect to Mortgage Loans........................120
   Letters of Credit.............................................................121
   Certificate Insurance and Surety Bonds........................................121
   Reserve Funds.................................................................121
   Credit Support with Respect to Mortgage-Backed Securities.....................121
LEGAL ASPECTS OF MORTGAGE LOANS..................................................122
   General.......................................................................122
   Types of Mortgage Instruments.................................................122
   Installment Contracts.........................................................123
   Leases and Rents..............................................................124
   Personalty....................................................................124
   Foreclosure...................................................................125
   Bankruptcy Laws...............................................................129
   Environmental Considerations..................................................131
   Due-on-Sale and Due-on-Encumbrance Provisions.................................133
   Junior Liens; Rights of Holders of Senior Liens...............................133
   Subordinate Financing.........................................................134
   Default Interest and Limitations on Prepayments...............................134
   Applicability of Usury Laws...................................................134
   Americans with Disabilities Act...............................................134
   Servicemembers Civil Relief Act...............................................135
   Forfeitures in Drug, RICO and Money Laundering Proceedings....................135
FEDERAL INCOME TAX CONSEQUENCES..................................................136
   General.......................................................................136


                                          4


   REMICs........................................................................137
   Grantor Trusts................................................................162
STATE AND OTHER TAX CONSEQUENCES.................................................173
ERISA CONSIDERATIONS.............................................................173
   General.......................................................................173
   Plan Asset Regulations........................................................174
   Prohibited Transaction Exemptions.............................................175
   Underwriter's Exemption.......................................................176
   Insurance Company General Accounts............................................176
   Consultation with Counsel.....................................................177
   Tax Exempt Investors..........................................................177
LEGAL INVESTMENT.................................................................177
USE OF PROCEEDS..................................................................179
METHOD OF DISTRIBUTION...........................................................179
LEGAL MATTERS....................................................................181
FINANCIAL INFORMATION............................................................181
RATING...........................................................................181
GLOSSARY.........................................................................183



      IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

      When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                             AVAILABLE INFORMATION


      We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. The Securities Act registration statement number for that registration statement is 333-130408. This prospectus is part of that registration statement, but the registration statement contains additional information. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.





                                       5
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

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                                      SUMMARY OF PROSPECTUS

      This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.


The Depositor...................... We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to each series of offered certificates. We are a special purpose Delaware corporation. Our principal
                                    offices are located at 4 World Financial Center, 10th Floor,
                                    250 Vesey Street, New York, New York 10080. Our main
                                    telephone number is 212-449-1000. We will acquire the
                                    mortgage assets that are to back each series of offered
                                    certificates and transfer them to the issuing entity. See
                                    "THE DEPOSITOR."

The Sponsor........................ Unless we state otherwise in the related prospectus supplement, Merrill Lynch Mortgage Lending, Inc., which is our affiliate, will be a sponsor with respect to each
                                    securitization transaction involving the issuance of a
                                    series of offered certificates. If and to the extent that
                                    there are other sponsors with respect to any securitization transaction involving the issuance of a series of offered
                                    certificates, we will identify each of those sponsors and
                                    include relevant information with respect thereto in the
                                    related prospectus supplement. With respect to any
                                    securitization transaction involving the issuance of a
                                    series of offered certificates, a sponsor will be a person or entity that organizes and initiates that securitization transaction by selling or transferring assets, either
                                    directly or indirectly, including through an affiliate, to the issuing entity. See "THE SPONSOR."

The Issuing Entities............... The issuing entity with respect to each series of offered certificates will be a statutory or common law trust created at our direction. Each such trust will own and hold the
                                    related mortgage assets and be the entity in whose name the subject offered certificates are issued.

The Originators.................... Some or all of the mortgage loans backing a series of offered certificates may be originated by Merrill Lynch
                                    Mortgage Lending, Inc. or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans backing a series of offered certificates. See
                                    "THE TRUST FUND--Mortgage Loans--Originators." We will
                                    identify in the related prospectus supplement for each
                                    series of offered certificates any originator or group of
                                    affiliated originators --apart from a sponsor and/or its
                                    affiliates-- that originated or is expected to originate
                                    mortgage loans representing 10% or more of the related
                                    mortgage asset pool, by balance.

The Securities Being Offered....... The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage
                                    pass-through certificates. These certificates will be issued in series, and each

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                                    series will, in turn, consist of one or more classes. Each series of offered certificates will evidence interests only in the issuing entity. Each class of offered certificates
                                    must, at the time of issuance, be assigned an investment
                                    grade rating by at least one nationally recognized
                                    statistical rating organization. We will identify in the
                                    related prospectus supplement, with respect to each class of offered certificates, each applicable rating agency and the minimum rating to be assigned. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify
                                    investment grade. See "RATING."


The Offered Certificates
   May Be Issued With Other
   Certificates.................... We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place
                                    some privately with institutional investors, to place some with investors outside the United States or to deliver some to the applicable seller as partial consideration for the
                                    related mortgage assets. In addition, some of those
                                    certificates may not satisfy the rating requirement for
                                    offered certificates described under "--The Securities Being
                                    Offered" above.

The Governing Documents............ In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things--

                                    o    the issuance of each series of offered certificates,


                                    o    the creation of and transfer of assets to the issuing
                                         entity, and

                                    o    the servicing and administration of those assets.

                                    The parties to the governing document(s) for a series of
                                    offered certificates will always include us and a trustee.
                                    We will be responsible for establishing the issuing entity for each series of offered certificates. In addition, we
                                    will transfer or arrange for the transfer of the initial
                                    trust assets to each issuing entity. In general, the trustee for a series of offered certificates will be responsible
                                    for, among other things, making payments and preparing and disseminating various reports to the holders of those
                                    offered certificates.


                                    If the trust assets for a series of offered certificates
                                    include mortgage loans, the parties to the applicable
                                    governing document(s) will also include--

                                    o    one or more master servicers that will generally be
                                         responsible for performing customary servicing duties
                                         with respect to those mortgage loans that are not

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                                               -7-
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                                         defaulted, nonperforming or otherwise problematic in
                                         any material respect, and

                                    o    one or more special servicers that will generally be
                                         responsible for servicing and administering (a) those
                                         mortgage loans that are defaulted, nonperforming or
                                         otherwise problematic in any material respect,
                                         including performing work-outs and foreclosures with
                                         respect to those mortgage loans, and (b) real estate
                                         assets acquired as part of the related trust with
                                         respect to defaulted mortgage loans.

                                    The same person or entity, or affiliated entities, may act as both master servicer and special servicer for one of our trusts.

                                    If the trust assets for a series of offered certificates
                                    include mortgage-backed securities, the parties to the
                                    applicable governing document(s) may also include a manager that will be responsible for performing various
                                    administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties,
                                    however, there will be no manager.

                                    Compensation arrangements for a trustee, master servicer,
                                    special servicer or manager for one of our trusts may vary from securitization transaction to securitization
                                    transaction.

                                    In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe
                                    their respective duties and compensation in further detail.
                                    See "DESCRIPTION OF THE GOVERNING DOCUMENTS."

                                    Any servicer, master servicer or special servicer for one of our trusts may perform any or all of its servicing duties
                                    under the applicable governing document(s) through one or
                                    more primary servicers or sub-servicers. In the related
                                    prospectus supplement, we will identify any such primary
                                    servicer or sub-servicer that, at the time of initial
                                    issuance of the subject offered certificates, is (a)
                                    affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or (b) services
                                    10% or more of the related mortgage assets, by balance.

Characteristics of the Mortgage
   Assets.......................... The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of
                                    one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the fee, leasehold or other
                                    interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

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                                               -8-
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                                    o    rental or cooperatively-owned buildings with multiple
                                         dwelling units;

                                    o    retail properties related to the sale of consumer goods
                                         and other products, or related to providing
                                         entertainment, recreational or personal services, to
                                         the general public;

                                    o    office buildings;

                                    o    hospitality properties;

                                    o    casino properties;

                                    o    health care-related facilities;

                                    o    industrial facilities;

                                    o    warehouse facilities, mini-warehouse facilities and
                                         self-storage facilities;

                                    o    restaurants, taverns and other establishments involved
                                         in the food and beverage industry;

                                    o    manufactured housing communities, mobile home parks and
                                         recreational vehicle parks;

                                    o    recreational and resort properties;

                                    o    arenas and stadiums;

                                    o    churches and other religious facilities;

                                    o    parking lots and garages;

                                    o    mixed use properties;

                                    o    other income-producing properties; and/or

                                    o    unimproved land.

                                    The mortgage loans underlying a series of offered
                                    certificates may have a variety of payment terms. For
                                    example, any of those mortgage loans--

                                    o    may provide for the accrual of interest at a mortgage
                                         interest rate that is fixed over its term, that resets
                                         on one or more specified dates or that otherwise
                                         adjusts from time to time;

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                                               -9-
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                                    o    may provide for the accrual of interest at a mortgage
                                         interest rate that may be converted at the borrower's
                                         election from an adjustable to a fixed interest rate or
                                         from a fixed to an adjustable interest rate;

                                    o    may provide for no accrual of interest;

                                    o    may provide for level payments to stated maturity, for
                                         payments that reset in amount on one or more specified
                                         dates or for payments that otherwise adjust from time
                                         to time to accommodate changes in the mortgage interest
                                         rate or to reflect the occurrence of specified events;

                                    o    may be fully amortizing or, alternatively, may be
                                         partially amortizing or nonamortizing, with a
                                         substantial payment of principal due on its stated
                                         maturity date;

                                    o    may permit the negative amortization or deferral of
                                         accrued interest;

                                    o    may prohibit some or all voluntary prepayments or
                                         require payment of a premium, fee or charge in
                                         connection with those prepayments;

                                    o    may permit defeasance and the release of real property
                                         collateral in connection with that defeasance;

                                    o    may provide for payments of principal, interest or
                                         both, on due dates that occur monthly, bi-monthly,
                                         quarterly, semi-annually, annually or at some other
                                         interval; and/or

                                    o    may have two or more component parts, each having
                                         characteristics that are otherwise described in this
                                         prospectus as being attributable to separate and
                                         distinct mortgage loans.

                                    Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real
                                    properties located in the United States, its territories and possessions. However, some of those mortgage loans may be
                                    secured by liens on real properties located outside the
                                    United States, its territories and possessions, provided
                                    that foreign mortgage loans do not represent more than 10%
                                    of the related mortgage asset pool, by balance.

                                    We, the depositor, do not originate mortgage loans. However, some or all of the mortgage loans included in one of our
                                    trusts may be originated by our affiliates.

                                    Neither we nor any of our affiliates will guarantee or
                                    insure repayment of any of the mortgage loans underlying a series of

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                                              -10-
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                                    offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered
                                    certificates.

                                    The trust assets with respect to any series of offered
                                    certificates may also include mortgage participations,
                                    mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that
                                    evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust
                                    assets with respect to any series of offered certificates
                                    unless--

                                    o    the security has been registered under the Securities
                                         Act of 1933, as amended, or

                                    o    we would be free to publicly resell the security
                                         without registration.


                                    In addition to the asset classes described above in this
                                    "--Characteristics of the Mortgage Assets" subsection, we
                                    may include in the trust with respect to any series of
                                    offered certificates loans secured by equipment or inventory related to the real property collateral securing a mortgage loan held by that trust, provided that such other asset
                                    classes in the aggregate will not exceed 10% by principal
                                    balance of the related asset pool.


                                    We will describe the specific characteristics of the
                                    mortgage assets underlying a series of offered certificates in the related prospectus supplement.


                                    Trust assets underlying a series of offered certificates
                                    will also include: (a) cash, including in the form of
                                    initial deposits and collections on the related mortgage
                                    loans, mortgage-backed securities and instruments of
                                    credit enhancement or other support; (b) bank accounts; (c)
                                    permitted investments; and (d) following foreclosure,
                                    acceptance of a deed in lieu of foreclosure or any other
                                    enforcement action, real property and other collateral for defaulted mortgage loans.


                                    See "THE TRUST FUND--Mortgage Loans" and "--Mortgage-Backed
                                    Securities."

Substitution, Acquisition and
Removal of Mortgage Assets......... We will generally acquire the mortgage assets to be included in one of our trusts from Merrill Lynch Mortgage Lending,
                                    Inc. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then
                                    transfer those mortgage assets to the issuing entity for the related securitization transaction.

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                                    If and to the extent described in the related prospectus
                                    supplement, we, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various
                                    documents, in either case relating to some or all of the
                                    mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s)
                                    out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the
                                    criteria specified in the related prospectus supplement.


                                    In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust
                                    will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related
                                    trustee is less than the initial total outstanding principal balance of any series of certificates, the subject
                                    securitization transaction may include a prefunding feature, in which case we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the
                                    related trustee to cover the shortfall. For a specified
                                    period, as set forth in the related prospectus supplement, following the date of initial issuance of that series of
                                    certificates, which will constitute the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets.
                                    If we fail, however, to deliver or arrange for the delivery of mortgage assets sufficient to make up the entire
                                    shortfall within the prefunding period, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus
                                    supplement.

                                    If the subject securitization transaction involves a
                                    prefunding feature, then we will indicate in the related
                                    prospectus supplement, among other things:

                                    o    the term or duration of the prefunding period;

                                    o    the amount of proceeds to be deposited in the
                                         applicable prefunding account and the percentage of the
                                         mortgage asset pool and any class or series of offered
                                         certificates represented by those proceeds; and

                                    o    any limitation on the ability to add pool assets.


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                                    If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in
                                    that prospectus supplement, to acquire from the related
                                    trust particular mortgage assets underlying a series of
                                    certificates in exchange for:

                                    o    cash that would be applied to pay down the principal
                                         balances of certificates of that series; and/or

                                    o    other mortgage loans or mortgage-backed securities
                                         that--

                                         1.   conform to the description of mortgage assets in
                                              this prospectus, and

                                         2.   satisfy the criteria set forth in the related
                                              prospectus supplement.

                                    For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a
                                    purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on an equity interest in the related borrower and/or
                                    (b) a fair value purchase option under the applicable
                                    governing document(s) for the subject securitization
                                    transaction or another servicing agreement.

                                    In addition, if so specified in the related prospectus
                                    supplement, but subject to the conditions specified in that prospectus supplement, one or more holders of certificates may exchange those certificates for one or more of the
                                    mortgage loans or mortgage-backed securities constituting
                                    part of the mortgage pool underlying those certificates.

                                    Further, if so specified in the related prospectus
                                    supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.



                                    See also "--Optional or Mandatory Redemption or Termination"
                                    below.

Characteristics of the Offered
Certificates....................... An offered certificate may entitle the holder to receive:

                                    o    a stated principal amount, which will be represented by
                                         its principal balance, if any;

                                    o    interest on a principal balance or notional amount, at
                                         a fixed, floating, adjustable or variable pass-through
                                         rate, which pass-through rate may change as of a
                                         specified date or upon the occurrence of specified
                                         events or for

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                                              -13-
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                                         any other reason from one accrual or payment period to
                                         another, as described in the related prospectus
                                         supplement;

                                    o    specified, fixed or variable portions of the interest,
                                         principal or other amounts received on the related
                                         mortgage assets;

                                    o    payments of principal, with disproportionate, nominal
                                         or no payments of interest;

                                    o    payments of interest, with disproportionate, nominal or
                                         no payments of principal;

                                    o    payments of interest on a deferred or partially
                                         deferred basis, which deferred interest may be added to
                                         the principal balance, if any, of the subject class of
                                         offered certificates or which deferred interest may or
                                         may not itself accrue interest, all as set forth in the
                                         related prospectus supplement;

                                    o    payments of interest or principal that commence only as
                                         of a specified date or only after the occurrence of
                                         specified events, such as the payment in full of the
                                         interest and principal outstanding on one or more other
                                         classes of certificates of the same series;

                                    o    payments of interest or principal that are, in whole or
                                         in part, calculated based on or payable specifically
                                         from payments or other collections on particular
                                         related mortgage assets;

                                    o    payments of principal to be made, from time to time or
                                         for designated periods, at a rate that is--

                                         1.   faster and, in some cases, substantially faster,
                                              or

                                         2.   slower and, in some cases, substantially slower,

                                         than the rate at which payments or other collections of
                                         principal are received on the related mortgage assets;

                                    o    payments of principal to be made, subject to available
                                         funds, based on a specified principal payment schedule
                                         or other methodology;

                                    o    payments of principal that may be accelerated or slowed
                                         in response to a change in the rate of principal
                                         payments on the related mortgage assets in order to
                                         protect the subject class of offered certificates or,
                                         alternatively, to

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                                              -14-
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                                         protect one or more other classes of certificates of
                                         the same series from prepayment and/or extension risk;

                                    o    payments of principal out of amounts other than
                                         payments or other collections of principal on the
                                         related mortgage assets, such as excess spread on the
                                         related mortgage assets or amounts otherwise payable as
                                         interest with respect to another class of certificates
                                         of the same series, which other class of certificates
                                         provides for the deferral of interest payments thereon;

                                    o    payments of residual amounts remaining after required
                                         payments have been made with respect to other classes
                                         of certificates of the same series; or

                                    o    payments of all or part of the prepayment or repayment
                                         premiums, fees and charges, equity participations
                                         payments or other similar items received on the related
                                         mortgage assets.

                                    Any class of offered certificates may be senior or
                                    subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                    A class of offered certificates may have two or more
                                    component parts, each having characteristics that are
                                    otherwise described in this prospectus as being attributable to separate and distinct classes.

                                    Payments on a class of offered certificates may occur
                                    monthly, bi-monthly, quarterly, semi-annually or at any
                                    other specified interval, commencing on the distribution
                                    date specified in the related prospectus supplement.

                                    We will describe the specific characteristics of each class of offered certificates in the related prospectus
                                    supplement, including payment characteristics and authorized denominations. Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment
                                    priorities and allocations among the respective classes of offered certificates of any particular series, the
                                    respective classes of non-offered certificates of that
                                    series, and fees and expenses, to the extent necessary to
                                    understand the payment characteristics of those classes of offered certificates, and we will identify any events in the applicable governing document(s) that would alter the
                                    transaction structure or flow of funds. See "DESCRIPTION OF
                                    THE CERTIFICATES."



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Credit Support and Reinvestment,
Interest Rate and Currency-Related
Protection for the Offered
Certificates....................... Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets
                                    through the subordination of one or more other classes of
                                    certificates of the same series or by other types of credit support. The other types of credit support may include
                                    overcollateralization or a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of
                                    offered certificates and, if applicable, we will identify
                                    the provider of that credit support, in the related
                                    prospectus supplement. In addition, we will summarize in the related prospectus supplement how losses not covered by
                                    credit enhancement or support will be allocated to the
                                    subject series of offered certificates.

                                    The trust assets with respect to any series of offered
                                    certificates may also include any of the following
                                    agreements:

                                    o    guaranteed investment contracts in accordance with
                                         which moneys held in the funds and accounts established
                                         with respect to those offered certificates will be
                                         invested at a specified rate;


                                    o    interest rate exchange agreements or interest rate cap
                                         or floor agreements; or

                                    o    currency exchange agreements.


                                    We will describe the types of reinvestment, interest rate
                                    and currency related protection, if any, for each class of offered certificates and, if applicable, we will identify
                                    the provider of that protection, in the related prospectus supplement.

                                    See "RISK FACTORS," "THE TRUST FUND" and
                                    "DESCRIPTION OF CREDIT SUPPORT."

Advances With Respect to the
Mortgage Assets.................... If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master
                                    servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other
                                    specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage
                                    loans to cover--

                                    o    delinquent scheduled payments of principal and/or
                                         interest, other than balloon payments,

                                    o    property protection expenses,

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                                              -16-
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                                    o    other servicing expenses, or

                                    o    any other items specified in the related prospectus
                                         supplement.

                                    Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related
                                    prospectus supplement. That party may also be entitled to
                                    receive interest on its advances for a specified period. See
                                    "DESCRIPTION OF THE GOVERNING DOCUMENTS--Advances."

                                    If the trust assets for a series of offered certificates
                                    include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing
                                    obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

Optional or Mandatory
Redemption or Termination.......... We will describe in the related prospectus supplement any circumstances involving an optional or mandatory redemption of offered certificates or an optional or mandatory
                                    termination of the related trust. In particular, a master
                                    servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                    o    all the mortgage assets in any particular trust,
                                         thereby resulting in a termination of the trust, or

                                    o    that portion of the mortgage assets in any particular
                                         trust as is necessary or sufficient to retire one or
                                         more classes of offered certificates of the related
                                         series.

                                    See "DESCRIPTION OF THE CERTIFICATES--Termination and
                                    Redemption."

Federal Income Tax Consequences.... Any class of offered certificates will constitute or evidence ownership of:

                                    o    regular interests or residual interests in a real
                                         estate mortgage investment conduit under Sections 860A
                                         through 860G of the Internal Revenue Code of 1986; or

                                    o    interests in a grantor trust under Subpart E of Part I
                                         of Subchapter J of the Internal Revenue Code of 1986.

                                    See "FEDERAL INCOME TAX CONSEQUENCES."

ERISA Considerations............... If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement, you are encouraged to review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is

------------------------------------------------------------------------------------------------


                                              -17-


------------------------------------------------------------------------------------------------

                                    prohibited or is not otherwise permissible under applicable law. See "ERISA CONSIDERATIONS."

Legal Investment................... If your investment authority is subject to legal investment laws and regulations, regulatory capital requirements or
                                    review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You are encouraged to consult your legal advisor to determine
                                    whether and to what extent the offered certificates
                                    constitute a legal investment for you. We will specify in
                                    the related prospectus supplement which classes of the
                                    offered certificates, if any, will constitute mortgage
                                    related securities for purposes of the Secondary Mortgage
                                    Market Enhancement Act of 1984, as amended. See "LEGAL
                                    INVESTMENT."



------------------------------------------------------------------------------------------------


                                 RISK FACTORS

      You should consider the following factors, as well as the factors set forth under "RISK FACTORS" in the related prospectus supplement, in deciding whether to purchase offered certificates.

Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

      The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

      We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

      We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

      Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

      If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

      The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

      The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

      The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

      o the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

      o legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

      o investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

      o investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

      If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates

      The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related trust. The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the related trust assets. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

      The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See "DESCRIPTION OF THE CERTIFICATES--Allocation of Losses and Shortfalls" and "DESCRIPTION OF CREDIT SUPPORT." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

      Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

      Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable

      The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

      In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

      o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

      o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

      The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as to the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

      The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

      o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

      o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

      The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

      Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

      The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

      o vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

      o be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

      We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

      Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

      Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

      Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

      If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

      See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

      There Is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

      o the fair market value and condition of the underlying real property;

      o     the level of interest rates;

      o     the borrower's equity in the underlying real property;

      o     the borrower's financial condition;

      o     occupancy levels at or near the time of refinancing;

      o     the operating history of the underlying real property;

      o     changes in zoning and tax laws;

      o     changes in competition in the relevant geographic area;

      o     changes in rental rates in the relevant geographic area;

      o     changes in governmental regulation and fiscal policy;

      o     prevailing general and regional economic conditions;

      o     the state of the fixed income and mortgage markets; and

      o the availability of credit for multifamily rental or commercial properties.

      See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is No Assurance" below.

      Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

      The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance

      Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that real property with the result that the real property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon.

      In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

      o the sufficiency of the net operating income of the applicable real property;

      o the market value of the applicable real property at or prior to maturity; and

      o the ability of the related borrower to refinance or sell the applicable real property.

      In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

      Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

      The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related mortgaged property and the related borrower's ability to refinance the mortgage loan or sell the related mortgaged property.

      Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

      o the location, age, functionality, design and construction quality of the subject property;

      o perceptions regarding the safety, convenience and attractiveness of the property;

      o the characteristics of the neighborhood where the property is located;

      o the degree to which the subject property competes with other properties in the area;

      o     the proximity and attractiveness of competing properties;

      o     the existence and construction of competing properties;

      o     the adequacy of the property's management and maintenance;

      o     tenant mix and concentration;

      o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

      o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

      o     demographic factors;

      o     customer confidence, tastes and preferences;

      o     retroactive changes in building codes and other applicable laws;

      o changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

      o     vulnerability to litigation by tenants and patrons.

      Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

      o an increase in interest rates, real estate taxes and other operating expenses;

      o an increase in the capital expenditures needed to maintain the property or make improvements;

      o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

      o     an increase in vacancy rates;

      o     a decline in rental rates as leases are renewed or replaced;

      o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

      o     environmental contamination.

      The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

      o     the length of tenant leases;

      o     the creditworthiness of tenants;

      o     the rental rates at which leases are renewed or replaced;

      o     the percentage of total property expenses in relation to revenue;

      o the ratio of fixed operating expenses to those that vary with revenues; and

      o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

      Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

      The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

      o to pay for maintenance and other operating expenses associated with the property;

      o to fund repairs, replacements and capital improvements at the property; and

      o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

      Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

      o     a general inability to lease space;

      o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

      o an increase in tenant payment defaults or any other inability to collect rental payments;

      o a decline in rental rates as leases are entered into, renewed or extended at lower rates;

      o an increase in leasing costs and/or the costs of performing landlord obligations under existing leases;

      o an increase in the capital expenditures needed to maintain the property or to make improvements; and

      o a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant.

      With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more--and possibly all--of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

      Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

      Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

      Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

      An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

      Accordingly, factors that will affect the operation and value of a commercial property include:

      o     the business operated by the tenants;

      o     the creditworthiness of the tenants; and

      o     the number of tenants.

      Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

      o the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

      o an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

      The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

      If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

      Property Value May Be Adversely Affected Even When Current Operating Income is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

      o     changes in interest rates;

      o     the availability of refinancing sources;

      o     changes in governmental regulations, licensing or fiscal policy;

      o     changes in zoning or tax laws; and

      o     potential environmental or other legal liabilities.

      Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

      o     responding to changes in the local market;

      o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

      o     operating the property and providing building services;

      o     managing operating expenses; and

      o ensuring that maintenance and capital improvements are carried out in a timely fashion.

      Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

      By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

      o     maintain or improve occupancy rates, business and cash flow,

      o     reduce operating and repair costs, and

      o     preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

      Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

      Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

      o     rental rates;

      o     location;

      o     type of business or services and amenities offered; and

      o     nature and condition of the particular property.

      The profitability and value of an income-producing property may be adversely affected by a comparable property that:

      o     offers lower rents;

      o     has lower operating costs;

      o     offers a more favorable location; or

      o     offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

      The Prospective Performance of the Multifamily and Commercial Mortgage Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our Other Trusts. Notwithstanding that there are many common factors affecting the profitability and value of income-producing properties in general, those factors do not apply equally to all income-producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income-producing property. See, for example, "--Various Types of Income-Producing Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates and Each Type of Income-Producing Property May Present Special Risks as Collateral for a Loan" below. Each income-producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis. Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time. The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

Various Types of Income-Producing Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates and Each Type of Income-Producing Property May Present Special Risks as Collateral for a Loan

      General. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As discussed under "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is No Assurance" above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property, and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

      Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

      o the physical attributes of the property, such as its age, appearance, amenities and construction quality in relation to competing buildings;

      o     the types of services or amenities offered at the property;

      o     the location of the property;

      o     distance from employment centers and shopping areas;

      o     local factory or other large employer closings;

      o the characteristics of the surrounding neighborhood, which may change over time;

      o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

      o the ability of management to provide adequate maintenance and insurance;

      o     the property's reputation;

      o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

      o the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

      o compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

      o     the ability of management to respond to competition;

      o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, or personnel from a local military base;

      o in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

      o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

      o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

      o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

      o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

      o the extent to which increases in operating costs may be passed through to tenants; and

      o     the financial condition of the owner of the property.

      Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

      In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

      Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

      o     require written leases;

      o     require good cause for eviction;

      o     require disclosure of fees;

      o     prohibit unreasonable rules;

      o     prohibit retaliatory evictions;

      o     prohibit restrictions on a resident's choice of unit vendors;

      o     limit the bases on which a landlord may increase rent; or

      o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

      Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

      Some counties and municipalities also impose rent control or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to--

      o     fixed percentages,

      o     percentages of increases in the consumer price index,

      o     increases set or approved by a governmental agency, or

      o     increases determined through mediation or binding arbitration.

      In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

      Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

      Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

      A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

      o     mortgage loan payments,

      o     real property taxes,

      o     maintenance expenses, and

      o     other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

      A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

      o     maintenance payments from the tenant/shareholders, and

      o any rental income from units or commercial space that the cooperative corporation might control.

      A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

      o the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

      o the possibility that, upon foreclosure, if the cooperatively-owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

      In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

      Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

      Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

      o     shopping centers,

      o     factory outlet centers,

      o     malls,

      o     automotive sales and service centers,

      o     consumer oriented businesses,

      o     department stores,

      o     grocery stores,

      o     convenience stores,

      o     specialty shops,

      o     gas stations,

      o     movie theaters,

      o     fitness centers,

      o     bowling alleys,

      o     salons, and

      o     dry cleaners.

      A number of factors may affect the value and operation of a retail property. Some of these factors include:

      o     the strength, stability, number and quality of the tenants;

      o     tenants' sales;

      o     tenant mix;

      o     whether the property is in a desirable location;

      o the physical condition and amenities of the building in relation to competing buildings;

      o whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

      o     the financial condition of the owner of the property.

      Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

      o     lower rents,

      o     grant a potential tenant a free rent or reduced rent period,

      o     improve the condition of the property generally, or

      o make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

      A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

      o     competition from other retail properties;

      o perceptions regarding the safety, convenience and attractiveness of the property;

      o     perceptions regarding the safety of the surrounding area;

      o     demographics of the surrounding area;

      o the strength and stability of the local, regional and national economies;

      o     traffic patterns and access to major thoroughfares;

      o     the visibility of the property;

      o     availability of parking;

      o the particular mixture of the goods and services offered at the property;

      o     customer tastes, preferences and spending patterns; and

      o     the drawing power of other tenants.

      The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

      Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

      With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent.

      The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.

      A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

      In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

      Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

      o     an anchor tenant's failure to renew its lease;

      o     termination of an anchor tenant's lease;

      o the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

      o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

      o     a loss of an anchor tenant's ability to attract shoppers.

      Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

      o     factory outlet centers;

      o     discount shopping centers and clubs;

      o     catalogue retailers;

      o     home shopping networks and programs;

      o     internet web sites and electronic media shopping; and

      o     telemarketing.

      Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

      Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

      Office Properties. Factors affecting the value and operation of an office property include:


      o the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;


      o the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system. parking and the building's compatibility with current business wiring requirements;

      o whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

      o the location of the property with respect to the central business district or population centers;

      o demographic trends within the metropolitan area to move away from or towards the central business district;

      o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

      o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

      o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

      o     the quality and philosophy of building management;

      o     access to mass transportation;

      o     accessibility from surrounding highways/streets;

      o     changes in zoning laws; and

      o     the financial condition of the owner.

      With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent.

      Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

      Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

      o     rental rates;

      o the building's age, condition and design, including floor sizes and layout;

      o     access to public transportation and availability of parking; and

      o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

      The cost of refitting office space for a new tenant is often higher than for other property types.

      The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

      o     the cost and quality of labor;

      o     tax incentives; and

      o quality of life considerations, such as schools and cultural amenities.

      The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

      Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

      o     full service hotels;

      o     resort hotels with many amenities;

      o     limited service hotels;

      o hotels and motels associated with national or regional franchise chains;

      o hotels that are not affiliated with any franchise chain but may have their own brand identity; and

      o     other lodging facilities.

      Factors affecting the value, operation and economic performance of a hospitality property include:

      o the location of the property and its proximity to major population centers or attractions;

      o     the seasonal nature of business at the property;

      o     the level of room rates relative to those charged by competitors;

      o     quality and perception of the franchise affiliation, if any;

      o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

      o     the existence or construction of competing hospitality properties;

      o     nature and quality of the services and facilities;

      o     financial strength and capabilities of the owner and operator;

      o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

      o increases in operating costs, which may not be offset by increased room rates;

      o the property's dependence on business and commercial travelers and tourism;

      o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

      o changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

      Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

      Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

      The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

      o     the continued existence and financial strength of the franchisor;

      o     the public perception of the franchise service mark; and

      o     the duration of the franchise licensing agreement.

      The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

      Casino Properties. Factors affecting the economic performance of a casino property include:

      o location, including proximity to or easy access from major population centers;

      o     appearance;

      o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

      o     the existence or construction of competing casinos;

      o     dependence on tourism; and

      o     local or state governmental regulation.

      Competition among major casinos may involve attracting patrons by--

      o providing alternate forms of entertainment, such as performers and sporting events, and

      o     offering low-priced or free food and lodging.

      Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

      Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.


      The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.


      Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

      The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

      Health Care-Related Properties.  Health care-related properties include:

      o     hospitals;

      o     medical offices;

      o     skilled nursing facilities;

      o     nursing homes;

      o     congregate care facilities; and

      o     in some cases, assisted living centers and housing for seniors.

      Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

      o     statutory and regulatory changes;

      o     retroactive rate adjustments;

      o     administrative rulings;

      o     policy interpretations;

      o     delays by fiscal intermediaries; and

      o     government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

      Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

      o     federal and state licensing requirements;

      o     facility inspections;

      o     rate setting;

      o     reimbursement policies; and

      o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

      Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

      Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

      Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

      The value and operation of an industrial property depends on:

      o location of the property, the desirability of which in a particular instance may depend on--

            1.    availability of labor services,

            2.    proximity to supply sources and customers, and

            3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

      o building design of the property, the desirability of which in a particular instance may depend on--

            1.    ceiling heights,

            2.    column spacing,

            3.    number and depth of loading bays,

            4.    divisibility,

            5.    floor loading capacities,

            6.    truck turning radius,

            7.    overall functionality, and

            8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

      o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

      Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

      Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

      Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

      o     building design,

      o     location and visibility,

      o     tenant privacy,

      o     efficient access to the property,

      o proximity to potential users, including apartment complexes or commercial users,

      o     services provided at the property, such as security,

      o     age and appearance of the improvements, and

      o     quality of management.

      In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to these facilities. Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

      Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

      o competition from facilities having businesses similar to a particular restaurant or tavern;

      o perceptions by prospective customers of safety, convenience, services and attractiveness;

      o     the cost, quality and availability of food and beverage products;

      o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

      o     changes in demographics, consumer habits and traffic patterns;

      o     the ability to provide or contract for capable management; and

      o retroactive changes to building codes, similar ordinances and other legal requirements.

      Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

      The food and beverage service industry is highly competitive. The principal means of competition are--

      o     market segment,

      o     product,

      o     price,

      o     value,

      o     quality,

      o     service,

      o     convenience,

      o     location, and

      o     the nature and condition of the restaurant facility.

      A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

      o     lower operating costs,

      o     more favorable locations,

      o     more effective marketing,

      o     more efficient operations, or

      o     better facilities.

      The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

      Factors affecting the success of a regionally- or nationally-known chain restaurant include:

      o actions and omissions of any franchisor, including management practices that--

            1.    adversely affect the nature of the business, or

            2. require renovation, refurbishment, expansion or other expenditures;

      o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

      o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

      Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

      Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

      Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

      Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

      o   location of the manufactured housing property;

      o the ability of management to provide adequate maintenance and insurance;

      o     the number of comparable competing properties in the local market;


      o     the age, appearance, condition and reputation of the property;


      o     the quality of management; and

      o     the types of facilities and services it provides.

      Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

      o     multifamily rental properties,

      o     cooperatively-owned apartment buildings,

      o     condominium complexes, and

      o     single-family residential developments.

      Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

      Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

      Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

      In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

      o     fixed percentages,

      o     percentages of increases in the consumer price index,

      o     increases set or approved by a governmental agency, or

      o     increases determined through mediation or binding arbitration.

      In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

      Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

      o     the location and appearance of the property;

      o     the appeal of the recreational activities offered;

      o the existence or construction of competing properties, whether are not they offer the same activities;

      o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

      o     geographic location and dependence on tourism;

      o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

      o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

      o     sensitivity to weather and climate changes; and

      o     local, regional and national economic conditions.

      A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

      Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

      Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

      Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

      o     sporting events;

      o     musical events;

      o     theatrical events;

      o     animal shows; and/or

      o     circuses.

      The ability to attract patrons is dependent on, among others, the following factors:

      o     the appeal of the particular event;

      o     the cost of admission;

      o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

      o perceptions by prospective patrons of the safety of the surrounding area; and

      o the alternative forms of entertainment available in the particular locale.

      In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

      Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

      Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

      Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

      o     the number of rentable parking spaces and rates charged;

      o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

      o     the amount of alternative parking spaces in the area;

      o     the availability of mass transit; and

      o the perceptions of the safety, convenience and services of the lot or garage.

      Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

      o     its location,

      o     its size,

      o     the surrounding neighborhood, and

      o     local zoning laws.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

      Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

      o     the successful operation of the property, and

      o its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

      The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--


      o the amount of income derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to


      o the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.

      The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

      o     make the loan payments on the related mortgage loan,

      o     cover operating expenses, and

      o     fund capital improvements at any given time.

      Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

      o     some health care-related facilities,

      o     hotels and motels,

      o     recreational vehicle parks, and

      o     mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

      o     warehouses,

      o     retail stores,

      o     office buildings, and

      o     industrial facilities.

      Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

      Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

      o     increases in energy costs and labor costs;

      o     increases in interest rates and real estate tax rates; and

      o     changes in governmental rules, regulations and fiscal policies.

      Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

      Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

      o the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

      o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

      o the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

      o the lender has greater protection against loss on liquidation following a borrower default.

      However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

      o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

      o the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

      o the income capitalization method, which takes into account the property's projected net cash flow; or

      o     a selection from the values derived from the foregoing methods.

      Each of these appraisal methods presents analytical difficulties. For example--

      o it is often difficult to find truly comparable properties that have recently been sold;

      o the replacement cost of a property may have little to do with its current market value; and

      o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

      If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

      The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

      A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

      o     the operation of all of the related real properties, and

      o the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

      Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

      If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

      o any adverse economic developments that occur in the locale, state or region where the properties are located;

      o changes in the real estate market where the properties are located;

      o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

      o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

Changes in Pool Composition Will Change the Nature of Your Investment

      The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

      If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

      In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans

      Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

Additional Secured Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

      Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

      Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

      The existence of any additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "LEGAL ASPECTS OF MORTGAGE LOANS--Subordinate Financing."

With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests

      Certain mortgage loans included in our trusts are each part of a loan combination or split loan structure that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. See "THE TRUST FUND--Mortgage Loans--Loan Combinations." Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in one of our trusts, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust,
(c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer (without cause) with respect to the mortgage loan in our trust. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any non-trust mortgage loan in a loan combination that includes a mortgage loan in one of our trusts --or, if applicable, any representative, designee or assignee of that holder with respect to the particular right -- will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

      In addition, certain of mortgage loans included in our trusts that are part of a loan combination will be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination. Consequently, the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans and the parties with control over the servicing of those mortgage loans may have interests that conflict with your interests. See "DESCRIPTION OF THE GOVERNING DOCUMENTS--Servicing Mortgage Loans That Are Part of a Loan Combination."

The Borrower's Form of Entity May Cause Special Risks and/or Hinder Recovery

      Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

      Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

      o operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

      o individuals that have personal liabilities unrelated to the property.

      However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

      With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

      Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates. See "--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" below and "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy Laws."

      The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

      The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

      The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates

      Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

      In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

      A bankruptcy court also may:

      o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

      o     reduce monthly payments due under a mortgage loan;

      o     change the rate of interest due on a mortgage loan; or

      o     otherwise alter a mortgage loan's repayment schedule.

      Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

      As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results

      Some mortgage loans underlying a series of offered certificates may be secured by mortgaged real properties that are undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the ability of the related borrower to repay the related mortgage loan.

      In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender From Foreclosing

      There can be no assurance--

      o as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

      o that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

      o that the results of the environmental testing were accurately evaluated in all cases;

      o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

      o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

      Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

      In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

      o tenants at the property, such as gasoline stations or dry cleaners, or

      o conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

      Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

      The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

      o agents or employees of the lender are deemed to have participated in the management of the borrower, or

      o the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

      Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

      Federal law requires owners of residential housing constructed prior to 1978--

      o to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

      o to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

      Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged As Being Unenforceable

      Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

      o     the bankrupt party--

            1.    was insolvent at the time of granting the lien,

            2.    was rendered insolvent by the granting of the lien,

            3.    was left with inadequate capital, or

            4.    was not able to pay its debts as they matured; and

      o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

      Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

      Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

      o     the related real property, or

      o     a majority ownership interest in the related borrower.

      We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

      The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

      o     the default is deemed to be immaterial,

      o     the exercise of those remedies would be inequitable or unjust, or

      o     the circumstances would render the acceleration unconscionable.

      Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy Laws."

      Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of U.S. Treasury obligations or other government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Certain Aspects of Subordination Agreements, Including Co-Lender Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates That Are Part of a Split Loan Structure, May be Unenforceable

      Pursuant to co-lender, intercreditor and similar agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are, in each case, intended to be senior to one or more other mortgage loans--not included in the related trust--that encumber the related mortgaged property, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust--directly or through an applicable servicer--will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates

      The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

      Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender's realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which "one action," "security first" and/or "anti-deficiency" rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust's rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional - and perhaps significant additional - delay and expense in foreclosing on the underlying real properties located in states affected by "one action," "security first" or "anti-deficiency" rules. See "LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure--One Action and Security First Rules" and "--Foreclosure--Anti-Deficiency Legislation."

Lack of Insurance Coverage Exposes a Trust to Risk For Particular Special Hazard Losses

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

      o     war,

      o     riot, strike and civil commotion,

      o     terrorism,

      o     nuclear, biological or chemical materials,

      o     revolution,

      o     governmental actions,

      o     floods and other water-related causes,

      o     earth movement, including earthquakes, landslides and mudflows,

      o     wet or dry rot,

      o     mold,

      o     vermin, and

      o     domestic animals.

      Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

      Not all of the mortgaged real properties that secure mortgage loans included in one of our trusts will be insured against acts of terrorism. Some of those mortgage loans may not require terrorism insurance coverage. In other cases, because of heightened concern over future terrorist activities in the United States, it may be difficult for borrowers to obtain or renew terrorism insurance coverage at commercially reasonable rates.

      There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

      Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

      Some mortgage loans underlying the offered certificates will be secured by--

      o the related borrower's interest in a commercial condominium unit or multiple units in a residential condominium project, and

      o the related voting rights in the owners' association for the subject building, development or project.

      Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

      Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

      There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower's interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property

      In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default under the ground lease on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

      In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

      Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, the sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to
Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

Changes in Zoning Laws May Adversely Affect the Use or Value of a Real
Property

      Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

Compliance with the Americans with Disabilities Act of 1990 May Be Expensive

      Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower's Ability to Repay Its Mortgage Loan


      From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. It is possible that such legal proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.


      The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

      o     breach of contract involving a tenant, a supplier or other party;

      o     negligence resulting in a personal injury, or

      o     responsibility for an environmental problem.

      Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

      From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

      One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

      o any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and

      o any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

      In addition, in connection with the trust's acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

      Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

      You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "FEDERAL INCOME TAX CONSEQUENCES--REMICs."

      Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

      o     generally will not be reduced by losses from other activities,

      o for a tax-exempt holder, will be treated as unrelated business taxable income, and

      o for a foreign holder, will not qualify for any exemption from withholding tax.

      Individuals and Some Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

      o     individuals,

      o     estates,

      o     trusts beneficially owned by any individual or estate, and

      o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

      In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to:

      o     a foreign person under the Internal Revenue Code of 1986, or


      o a U.S. person that is classified as a partnership under the Internal Revenue Code of 1986, unless all of its beneficial owners are U.S. persons, or

      o a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.


      It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this "--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences" section.

      See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC Residual Certificates."

Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

      To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets

      The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

Problems With Book-Entry Registration

      Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

      o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

      o you may have only limited access to information regarding your offered certificates;

      o you may suffer delays in the receipt of payments on your offered certificates; and

      o your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

      See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and Definitive Certificates."

Potential Conflicts of Interest Can Affect a Servicer's Performance

      A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

      In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

      In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates--or, in the case of a sub-servicer, a consistent sub-servicing agreement--and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future. However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

      Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties

      In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

      o the real properties may be managed by property managers that are affiliated with the related borrowers;

      o the property managers also may manage additional properties, including properties that may compete with those real properties; or

      o affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

Limited Information Causes Uncertainty

      Some of the mortgage loans that will be included in our trusts are loans that were made to enable the related borrower to acquire the related real property. Accordingly, for some of these loans limited or no historical operating information is available with respect to the related real property. As a result, you may find it difficult to analyze the historical performance of those properties.

The Risk of Terrorism In the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets

      It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the United States Government and others, including military action, will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

      As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

                   CAPITALIZED TERMS USED IN THIS PROSPECTUS

      From time to time we use capitalized terms in this prospectus. Frequently used capitalized terms will have the respective meanings assigned to them in the glossary attached to this prospectus.


                                THE TRUST FUND

Issuing Entities


      The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related mortgage assets and in whose name those certificates will be issued. Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State or other jurisdiction specified in the related prospectus supplement. As described in the related prospectus supplement, the Governing Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets. Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust. However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus.


Description of the Trust Assets

      The trust assets backing a series of offered certificates will collectively constitute the related trust fund. Each such trust fund will primarily consist of:

      o     various types of multifamily and/or commercial mortgage loans;

      o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

      o a combination of mortgage loans and mortgage-backed securities of the types described above.


      In addition to the asset classes described above in this "--Description of the Trust Assets"--section, we may include in the trust fund with respect to any series of offered certificates loans secured by equipment or inventory related to the real property collateral securing a mortgage loan in that trust fund, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.


      We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

      Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

      Neither we nor any of our affiliates will guarantee payment of any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment of any of those mortgage assets.

Mortgage Loans

      General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

      o rental or cooperatively-owned buildings with multiple dwelling units;

      o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

      o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

      o     office properties;

      o hospitality properties, such as hotels, motels and other lodging facilities;

      o     casino properties;

      o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

      o     industrial properties;

      o warehouse facilities, mini-warehouse facilities and self-storage facilities;

      o restaurants, taverns and other establishments involved in the food and beverage industry;

      o manufactured housing communities, mobile home parks and recreational vehicle parks;

      o recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

      o     arenas and stadiums;

      o     churches and other religious facilities;

      o     parking lots and garages;

      o     mixed use properties;

      o     other income-producing properties; and

      o     unimproved land.

      The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth under "RISK FACTORS--Various Types of Income-Producing Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates and Each

Type of Income-Producing Property May Present Special Risks as Collateral for a Loan" is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

      The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

      o a fee interest or estate, which consists of ownership of the property for an indefinite period,

      o an estate for years, which consists of ownership of the property for a specified period of years,

      o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

      o     shares in a cooperative corporation which owns the property, or

      o     any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

      Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

      Junior Mortgage Loans. If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied--

      o first, to the payment of court costs and fees in connection with the foreclosure,

      o     second, to the payment of real estate taxes, and

      o third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

      Delinquent Mortgage Loans. If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

      o     the period of the delinquency,

      o     any forbearance arrangement then in effect,

      o     the condition of the related real property, and

      o the ability of the related real property to generate income to service the mortgage debt.

      We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure. Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

      Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

      o an original term to maturity of not more than approximately 40 years; and

      o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

      A mortgage loan included in one of our trusts may also include terms that:

      o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

      o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

      o     provide for no accrual of interest;

      o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

      o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

      o     permit the negative amortization or deferral of accrued interest;

      o permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

      o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

      Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender, intercreditor or similar agreement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document. Such co-lender, intercreditor or similar agreement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination. See "RISK FACTORS--With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests."

      Real Property and Other Collateral. Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

      Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

      o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

      o the type or types of property that provide security for repayment of the mortgage loans;

      o     the earliest and latest maturity date for the mortgage loans;

      o the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

      o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

      o the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

      o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

      o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

      o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

      o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

      If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

      o     more general information in the related prospectus supplement, and

      o specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

      In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.


      Originators. Some or all of the mortgage loans included in one of our trusts may be originated by Merrill Lynch Mortgage Lending, Inc. or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans to be included in one of our trusts. Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions. See "THE SPONSOR." We will identify in the related prospectus supplement any originator or group of affiliated originators--apart from any sponsor and/or its affiliates--that will or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.


Mortgage-Backed Securities

      The mortgage-backed securities underlying a series of offered certificates may include:

      o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

      o certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

      In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

      Each mortgage-backed security included in one of our trusts--

      o     will have been registered under the Securities Act, or

      o will be exempt from the registration requirements of the Securities Act, or will have been held for at least the holding period specified in Rule 144(k) under that Act, or

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      o     may otherwise be resold by us publicly without registration under the Securities Act.


      We will register the offering of any mortgage-backed security to be included in one of our trusts with the SEC if --

      o the issuer of the subject mortgage-backed securities has a direct or indirect agreement, arrangement, relationship or understanding with the issuing entity, the depositor, any sponsor or an underwriter, relating to inclusion of those mortgage-backed securities in our trust,

      o the issuer of the subject mortgage-backed securities or any of its affiliates is an affiliate of the issuing entity, the depositor, any sponsor or an underwriter of a series of offered certificates, or

      o the depositor would not be free to publicly resell the subject mortgage-backed securities without registration under the Securitites Act.

      Any registration of underlying securities will be made in compliance with the provisions of Rule 190 under the Securities Act. In connection with any such registration--

      o the prospectus supplement for the related series of offered certificates will describe the plan of distribution for both that series of offered certificates and the underlying mortgage-backed securities; and

      o the separate prospectus relating to the offering of the underlying mortgage-backed securities will be delivered simultaneously with the delivery of the prospectus relating to the series of offered certificates described in the prospectus supplement that relates to that series of offered certificates, which prospectus supplement will either state that the prospectus for the offering of the underlying mortgage-backed securities is being delivered along with the prospectus for the underlying mortgage-backed securities, or will be combined with the prospectus for the offering of the underlying mortgage-backed securities.

      If the offering of the subject series of offered certificates and the underlying mortgage-backed securities is not made on a firm commitment basis, the issuing entity or the underwriters for the offering of the subject series of offered certificates will be required to distribute a preliminary prospectus for both the subject series of offered certificates and the underlying mortgage-backed securities to any person who is expected to receive a confirmation of sale of the subject series of offered certificates at least 48 hours prior to sending such confirmation.


      We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

      o the initial and outstanding principal amount(s) and type of the securities;

      o the original and remaining term(s) to stated maturity of the securities;

      o the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

      o     the payment characteristics of the securities;

      o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

      o     a description of the related credit support, if any;

      o     the type of mortgage loans underlying the securities;

      o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

      o the terms and conditions for substituting mortgage loans backing the securities; and

      o the characteristics of any agreements or instruments providing interest rate protection to the securities.

      With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

Substitution, Acquisition and Removal of Mortgage Assets

      We will generally acquire the mortgage assets to be included in one of our trusts from Merrill Lynch Mortgage Lending, Inc. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

      If and to the extent described in the related prospectus supplement, we, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement.


      In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, the subject securitization transaction may include a prefunding feature, in which case we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For a specified period, as set forth in the related prospectus supplement, following the date of initial issuance of that series of certificates, which will constitute the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver or arrange for the delivery of mortgage assets sufficient to make up the entire shortfall within the prefunding period, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

      If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

      o     the term or duration of the prefunding period;

      o the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool and any class or series of offered certificates represented by those proceeds;

      o triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers;

      o when and how new pool assets may be acquired during the prefunding period, and any limits on the amount, type or speed with which pool assets may be acquired;

      o the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding period, including any differences from the criteria used to select the current asset pool;

      o which party has the authority to add assets to the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets, and whether or not there will be any independent verification of such person's exercise of authority or determinations;

      o any requirements to add minimum amounts of pool assets and any effects of not meeting those requirements;

      o if applicable, the procedures and standards for the temporary investment of funds in a prefunding account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts;

      o the circumstances under which funds in a prefunding account will be returned to investors or otherwise disposed of; and

      o a statement of whether, and if so, how investors will be notified of changes to the asset pool.


      If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

      o cash that would be applied to pay down the principal balances of certificates of that series; and/or

      o     other mortgage loans or mortgage-backed securities that--

            1. conform to the description of mortgage assets in this prospectus, and

            2. satisfy the criteria set forth in the related prospectus supplement.

      For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on an equity interest in the related borrower and/or
(b) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement.

      In addition, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, one or more holders of certificates may exchange those certificates for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.

      Further, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

      See also "DESCRIPTION OF THE CERTIFICATES--Termination and Redemption."

Cash, Accounts and Permitted Investments


      The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage loans, mortgage-backed securities and/or instruments of credit enhancement or other support, as applicable.

      The trust assets underlying a series of offered certificates will also include one or more accounts established and maintained on behalf of the holders. All initial deposits, payments and collections received or advanced on the related mortgage loans, mortgage-backed securities and/or instruments of credit enhancement or other support, as the case may be, and any other cash held by one of our trusts will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

      Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in Permitted Investments. In the related prospectus supplement, we will provide a summary description of those Permitted Investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.


Credit Support

      The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:


      o the subordination of one or more other classes of certificates of the same series;

      o     overcollateralization;


      o     a letter of credit;

      o     a surety bond;

      o     an insurance policy;


      o     a guarantee; and/or


      o     a reserve fund.


      See "Description of Credit Support".


      In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support.

Arrangements Providing Reinvestment, Interest Rate and Currency Related
Protection

      The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

      o     interest rate exchange agreements;

      o     interest rate cap agreements;


      o     interest rate floor agreements; or

      o     currency exchange agreements.

      An interest rate exchange agreement, which is a type of swap agreement, is an arrangement whereby two parties (called counterparties) enter into an agreement to exchange periodic interest payments. The dollar amount the counterparties pay each other is an agreed-upon periodic interest rate multiplied by a predetermined dollar principal amount (which may decline over time according to an agreed-upon schedule), called the notional principal amount. No principal (notional amount) is exchanged between the parties to the transaction; only interest is exchanged. In its most common form, one party agrees to the pay the other a fixed rate of interest in exchange for a floating rate.

       An interest rate cap agreement is an arrangement whereby two parties (also called counterparties) enter into an agreement that places a ceiling (a "cap strike") on a floating rate of interest on a specified notional principal amount for a specific term. The buyer of the interest rate cap agreement uses the interest rate cap agreement to limit its maximum payable interest rate in respect of an obligation it has to make payments at a floating rate. If the buyer's floating rate rises above the cap strike, the interest rate cap agreement provides for payments from the seller to the buyer for the difference between the floating rate and the cap strike. If the floating rate remains below the cap strike, no payments are required. The cap buyer is required to pay an up-front fee for the cap agreement.

       An interest rate floor agreement is an arrangement whereby two parties (also called counterparties) enter into an agreement that places a minimum value (a "floor strike") on a floating rate of interest on a specified notional principal amount for a specific term. The buyer of the interest rate floor agreement uses the interest rate floor agreement to limit its minimum receivable interest rate in respect of an entitlement it has to receive payments at a floating rate. The seller of the interest rate floor agreement accepts a minimum on the interest rate it will pay in return for the receipt of a premium payment. If the floating rate drops below the floor strike, the floor agreement provides for payments from the seller to the buyer for the difference between the floor strike and the floating rate.

      A currency exchange agreement, which is a type of swap agreement, is an arrangement whereby two parties (also called counterparties) enter into an agreement to exchange interest and/or principal payments in different currencies on a periodic or one-time basis.


      In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                                  THE SPONSOR

General Character of the Sponsor and Its Business

      Unless otherwise specified in the related prospectus supplement, Merrill Lynch Mortgage Lending, Inc. ("MLML") will act as the sole sponsor or a co-sponsor for each securitization transaction involving the issuance of a series of offered certificates. Any other entity which acts as a sponsor or as a co-sponsor with MLML will be described in the related prospectus supplement.

      MLML is a Delaware corporation formerly known as ML Health Care Servicing, Inc., and is a wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc., which is an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc. MLML makes, and purchases from lenders, commercial and multifamily mortgage loans for the purpose of securitizing them in commercial mortgage-backed securitization ("CMBS") transactions. MLML and its affiliates also purchase prime, subprime, nonperforming and subperforming residential mortgage loans from originators of these loans and aggregates these loans for sale in asset-backed securitization transactions.

      MLML is licensed as a Title II Nonsupervised Mortgagee approved by the United States Department of Housing and Urban Development to originate and service mortgage loans. MLML acts as servicer of record for a small number of FHA-insured loans that are serviced by a sub-servicer. MLML does not service the commercial and multifamily loans that it originates or acquires for securitization in CMBS transactions.

      MLML also engages in the origination, and/or buying and selling, of mortgages and other interests in mortgage loans for investment purposes. Further, MLML enters into resale and repurchase agreements to finance trading inventory positions.

The Sponsor's Securitization Program

      MLML and its affiliates, directly or through correspondents, originate multifamily and commercial mortgage loans throughout the United States and abroad. MLML and its affiliates have been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1994. The multifamily and commercial mortgage loans originated and securitized by MLML and its affiliates include both fixed-rate loans and floating-rate loans and both conduit balance loans--which are average-sized by industry standards-- and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by MLML and its affiliates have been originated, directly or through correspondents, by MLML or an affiliate.


      In addition, in the normal course of its securitization program, MLML and its affiliates, may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by MLML or any of its affiliates. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.


      MLML and its affiliates may also originate multifamily and commercial mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents would perform the underwriting based on various criteria established or reviewed by MLML, and MLML or an affiliate would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

      In connection with its commercial mortgage securitization transactions, MLML or an affiliate generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

      MLML and its affiliates also work with rating agencies, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction. MLML will generally act as sponsor, originator and mortgage loan seller in its commercial mortgage securitization transactions. With respect to certain of its commercial mortgage securitization transactions, there may be a co-sponsor and/or other mortgage loan sellers and originators. We will identify any co-sponsor in the related prospectus supplement. Neither MLML nor any of its affiliates acts as servicer of the multifamily and commercial mortgage loans in its commercial mortgage securitizations. Instead, MLML and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates.

      In connection with MLML or an affiliate contributing mortgage loans to a commercial mortgage securitization transaction, MLML or that affiliate may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

      o     deliver various specified loan documents;

      o file and/or record various specified loan documents and assignments of those documents; and

      o     make various loan-specific representations and warranties.

      If it is later determined that any mortgage asset contributed by MLML or an affiliate fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related prospectus supplement, then MLML or such affiliate will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

Underwriting Standards

      General. Set forth below is a discussion of certain general underwriting guidelines of MLML with respect to multifamily and commercial mortgage loans originated by MLML. The underwriting guidelines described below may not--and generally will not--apply to multifamily and commercial mortgage loans acquired by MLML from third party originators.

      Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "--Underwriting Standards" section.

      Loan Analysis. MLML performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances, MLML's underwriting staff and/or legal counsel will review leases of significant tenants. MLML may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. MLML generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a MLML staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

      Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by MLML must be approved by one or more --depending on loan size--specified officers of MLML. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

      Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, MLML will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

      The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

      o the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

      o the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

      For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, MLML may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

      o the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

      o the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

      o the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

      o the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

      o assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

      o various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

      There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

      Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by MLML, calculated as described above, will be equal to or greater than 1.20:1 (subject to the discussion under "--Additional Debt" below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, MLML may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20:1 based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MLML's judgment of improved property performance in the future and/or other relevant factors.

      We expect to provide in the related prospectus supplement debt service coverage ratios for each mortgage loan backing a series of offered certificates and a more detailed discussion of the calculation of net cash flow used in determining those debt service coverage ratios.

      Loan-to-Value Ratio. MLML also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

      o the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

      o the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by MLML, calculated as described above, will be equal to or less than 80% (subject to the discussion under "--Additional Debt" below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, MLML may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MLML's judgment of improved property performance in the future and/or other relevant factors.

      We expect to provide in the related prospectus supplement loan-to-value ratios for each mortgage loan backing a series of offered certificates and the property valuation used in determining those loan-to-value ratios.

      Additional Debt. When underwriting a multifamily or commercial mortgage loan, MLML will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that MLML or an affiliate will be the lender on that additional debt.

      The debt service coverage ratios described above under "--Debt Service Coverage Ratio" and the loan-to-value ratios described above under "--Loan-to-Value Ratio" may be below 1.20:1 and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

      Assessments of Property Condition. As part of the underwriting process, MLML will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, MLML may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

      Appraisals. MLML will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition, MLML will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, MLML may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      Environmental Assessment. MLML may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, MLML may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, MLML might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when MLML or the environmental consultant believes that such an analysis is warranted under the circumstances.

      Depending on the findings of the initial environmental assessment, MLML may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

      Engineering Assessment. In connection with the origination process, MLML may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, MLML will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

      Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, MLML may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, MLML may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

      Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, MLML will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

      Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, MLML will analyze whether--

      o any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

      o casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by MLML to be sufficient to pay off the related mortgage loan in full;

      o the real property collateral, if permitted to be repaired or restored in conformity with current law, would in MLML's judgment constitute adequate security for the related mortgage loan; and/or

      o to require the related borrower to obtain law and ordinance insurance.

      Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, MLML may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. MLML conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MLML. Furthermore, MLML may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

      Notwithstanding the foregoing discussion under this "--Underwriting Guidelines" section, we may purchase mortgage loans for inclusion in a trust fund which vary from, or do not comply with, MLML's underwriting guidelines. In addition, in some cases, MLML's and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

                                 THE DEPOSITOR

      We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to each series of certificates offered by this prospectus. We are a corporation organized under the laws of the State of Delaware. We were initially incorporated on June 13, 1986. We are a wholly owned, direct subsidiary of Merrill Lynch Mortgage Capital Inc., which is an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc. Our principal executive offices are located at 4 World Financial Center, 10th Floor 250 Vesey Street, New York, New York 10080. Our telephone number is 212-449-1000. There can be no assurance that at any particular time we will have any significant assets. We do not file with the SEC annual reports on Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section 13(a) or 15(d) of the Exchange Act.

      We were organized, among other things, for the purposes of:

      o issuing and selling one or more series of bonds secured primarily by mortgage collateral and manufactured housing conditional sales contracts and loan agreements, investing in certain mortgage collateral and manufactured housing conditional sales contracts and loan agreements to be purchased with the proceeds of bonds secured thereby and taking certain other actions with respect thereto;

      o selling interests in mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements, evidencing those interests with pass-through certificates, using the proceeds of the sale of the pass-through certificates to acquire the mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements, retaining an interest, including a subordinated interest, in the mortgage loans, mortgage collateral or manufactured housing conditional sales contracts and loan agreements acquired and sold and taking certain other actions with respect thereto;

      o acting as settlor or depositor of trusts formed to issue, sell and deliver series of bonds secured by a pledge or assignment of mortgage obligations, pass-through certificates in mortgage loans or other mortgage collateral and manufactured housing conditional sales contracts and loan agreements and investing in or selling beneficial interests in the same, acquiring, owning, holding and pledging or selling interests in residential mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements and investing cash balances on an interim basis in certain short term investments; and

      o doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

      Since our incorporation in 1986, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans.

      We will generally acquire the mortgage assets that are to back each series of offered certificates from the sponsor(s) for the subject securitization transaction or, if specified in the prospectus supplement, from one or more other mortgage asset sellers, in each case in privately negotiated transactions. We will thereupon transfer those mortgage assets to the related trust.

      After the issuance of a series of offered certificates, we may be required, to the extent specified in the related Governing Document, to perform certain actions on a continual basis, including but not limited to:

      o to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or imposition of a tax upon the trust fund, and thereupon appoint a successor trustee;

      o to appoint a successor trustee in the event that the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related Governing Document;

      o to provide the trustee, the master servicer and the special servicer with any reports, certifications and information--other than with respect to the mortgage loans--that they may reasonably require to comply with the terms of the related Governing Document; and

      o to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related Governing Document.

      Generally, it is expected that the functions and/or duties set out under this "The Depositor" section will be performed by our agents or affiliates.

                       YIELD AND MATURITY CONSIDERATIONS

General

      The yield on your offered certificates will depend on--

      o     the price you paid for your offered certificates,

      o     the pass-through rate on your offered certificates, and

      o     the amount and timing of payments on your offered certificates.

      The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

Pass-Through Rate

      A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

Payment Delays

      There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

Yield and Prepayment Considerations

      The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

      o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

      o     the dates on which any balloon payments are due; and

      o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

      Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

      The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

      o whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

      o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.


      If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.


      If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

      If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

      o be based on the principal balances of some or all of the mortgage assets in the related trust, or

      o equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

      o payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

      o payments are made in reduction of the total principal balance of the class or classes of certificates, or the designated portion of that total principal balance, referred to in the second bullet point of the prior sentence.

      The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

      o     the availability of mortgage credit;

      o the relative economic vitality of the area in which the related real properties are located;

      o     the quality of management of the related real properties;

      o     the servicing of the mortgage loans;

      o     possible changes in tax laws; and

      o     other opportunities for investment.

      In general, those factors that increase--

      o the attractiveness of selling or refinancing a commercial or multifamily property, or

      o the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

      The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

      o     prepayment lock-out periods, and

      o requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

      The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

      o     to convert to a fixed rate loan and thereby lock in that rate, or

      o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

      Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

      o     realize its equity in the property,

      o     meet cash flow needs or

      o     make other investments.

      Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

      We make no representation as to--

      o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

      o     the relative importance of those factors,

      o the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

      o     the overall rate of prepayment on those mortgage loans.

Weighted Average Life and Maturity

      The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

      The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

      o     scheduled amortization, or

      o     prepayments, including--

            1.    voluntary prepayments by borrowers, and

            2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

      In the prospectus supplement for a series of offered certificates, we will specify the projected weighted average life of each class of those offered certificates with principal balances, based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those weighted average lives and assumptions are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

Prepayment Models

      Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

Other Factors Affecting Yield, Weighted Average Life and Maturity

      Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

      o     to refinance the loan, or

      o     to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

      o     the bankruptcy of the borrower, or

      o adverse economic conditions in the market where the related real property is located.

      In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

      Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

      o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

      o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

      o provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

      Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

      The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

      The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

      During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

      Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

      o the number of foreclosures with respect to the underlying mortgage loans; and

      o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

      Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

      Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

      The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

      o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

      o the establishment of a priority of payments among classes of certificates.

      If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

      Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

      o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

      o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

      o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

      o     any other amounts described in the related prospectus supplement.

      The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                    DESCRIPTION OF THE GOVERNING DOCUMENTS

General

      The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

      If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, primary servicer, sub-servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

      Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

      A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "The Depositor."

Assignment of Mortgage Assets

      At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage assets and any other assets to be included in the related trust fund. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

      Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

      o     in the case of a mortgage loan--

            1.    the address of the related real property,

            2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

            3.    the remaining term to maturity,

            4. if the mortgage loan is a balloon loan, the remaining amortization term, and

            5.    the outstanding principal balance; and

      o     in the case of a mortgage-backed security--

            1. the outstanding principal balance, and

            2. the pass-through rate or coupon rate.

Representations and Warranties with Respect to Mortgage Assets

      If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

      o the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

      o the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

      o     in the case of a mortgage loan--

            1. the enforceability of the related mortgage note and mortgage,

            2. the existence of title insurance insuring the lien priority of the related mortgage, and

            3.    the payment status of the mortgage loan.

      We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement. In most cases, the warranting party will be a prior holder of the particular mortgage assets. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

Collection and Other Servicing Procedures with Respect to Mortgage Loans

      The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

      In general, the related master servicer and special servicer, directly or through primary servicers or sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

      As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

      The master servicer and/or the special servicer for one or our trusts, directly or through primary servicers or sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

      o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

      o     ensuring that the related properties are properly insured;

      o     attempting to collect delinquent payments;

      o     supervising foreclosures;

      o     negotiating modifications;

      o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

      o protecting the interests of certificateholders with respect to senior lienholders;

      o conducting inspections of the related real properties on a periodic or other basis;

      o collecting and evaluating financial statements for the related real properties;

      o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

      o maintaining servicing records relating to mortgage loans in the trust.

      We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

      o mortgage loans that are delinquent with respect to a specified number of scheduled payments;

      o mortgage loans as to which there is a material non-monetary default;

      o     mortgage loans as to which the related borrower has--

             1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

             2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

      o real properties acquired as part of the trust with respect to defaulted mortgage loans.

      The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

      A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can--

      o     make the initial determination of appropriate action,

      o     evaluate the success of corrective action,

      o     develop additional initiatives,

      o     institute foreclosure proceedings and actually foreclose, or

      o accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy Laws."

      A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

      o     performing property inspections and collecting, and

      o     evaluating financial statements.

      A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

      o     continuing to receive payments on the mortgage loan,

      o     making calculations with respect to the mortgage loan, and

      o making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

      The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

      If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

Servicing Mortgage Loans That Are Part of a Loan Combination


      Certain of the mortgage loans that are included in our trusts will be part of a loan combination as described under "The Trust Fund--Mortgage Loans--Loan Combinations." With respect to certain of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our trust, in which case the servicers under the Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination. With respect to other mortgage loans in our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans. In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in our trust. See "RISK FACTORS--With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those
Non-Trust Mortgage Loans May Conflict with Your Interests."

Primary Servicers and Sub-Servicers

      A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers, primary servicers and sub-servicers. In addition, an originator or a seller of a mortgage loan may act as primary servicer or sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A primary servicer or sub-servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related primary servicing functions (other than special servicing functions), with related collections and reports being forwarded by that primary servicer or sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

      Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

      We will identify in the related prospectus supplement any primary servicer or sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

Collection of Payments on Mortgage-Backed Securities

      Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

      o that mortgage-backed security will be registered in the name of the related trustee or its designee;

      o the related trustee will receive payments on that mortgage-backed security; and

      o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

Advances

      If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

      o delinquent payments of principal and/or interest, other than balloon payments,

      o     property protection expenses,

      o     other servicing expenses, or

      o     any other items specified in the related prospectus supplement.

      If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

      o subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

      o any other specific sources identified in the related prospectus supplement.

      If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

      o periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

      o at any other times and from any sources as we may describe in the related prospectus supplement.

      If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us

      Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon--

      o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

      o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

      In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. In some cases, the appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given. If the duties of the master servicer or the special servicer are transferred to a successor thereto, the master servicing fee and the special servicing fee and, except as otherwise described in the related prospectus supplement, any workout fee and/or any liquidation fee, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will be payable to such successor. The Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with its resignation and the resulting transfer of servicing.

      With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

      In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other parties to the related Governing Document will be protected, however, against any liability that would otherwise be imposed by reason of--

      o willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

      o     reckless disregard of those obligations and duties.

      Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any such loss, liability or expense:

      o specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

      o incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

      o incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

      Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

      o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

      o     either--

            1. that party is specifically required to bear the expense of the action, or

            2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

      However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

      With limited exception, any person or entity--

      o into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

      o resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

      o succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

      The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

Events of Default

      We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document for each series of offered certificates will provide that if the defaulting party is terminated as a result of any such event of default, and if a non-defaulting party to that Governing Document incurs any costs or expenses in connection with the termination of the defaulting party and the transfer of the defaulting party's duties under that Governing Document, then those costs and expenses of such non-defaulting party must be borne by the defaulting party, and if not paid by the defaulting party within a specified period after its termination, such non-defaulting party will be entitled to indemnification for those costs and expenses from the related trust fund, although the defaulting party will not thereby be relieved of its liability for those costs and expenses.

Amendment

      The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

      1.    to cure any ambiguity;

      2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

      3. to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

      4. to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

      5. to relax or eliminate any requirement under the Governing Document imposed by the Securities Act, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

      6. to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

      7. to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC;

      8. to further clarify or amend any provision of the Governing Document to reflect the new agreement between the parties regarding SEC reporting and filing obligations and related matters; or

      9. to otherwise modify or delete existing provisions of the Governing Document.

      However, no amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, then no such amendment may significantly change the activities of the related trust.

      In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to the certificateholders of that series. However, the Governing Document for a series of offered certificates may not be amended to--

      o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

      o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

      o modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

      o modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

      o if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered and non-offered certificates of that series representing, in total, not less than a majority of the voting rights for that series, without regard to any of those certificates held by us or any of our affiliates or agents.

Notwithstanding the foregoing, the Governing Document for any series of offered certificates may provide that we need not be a party to any amendment to that Governing Document, but rather may provide that any such amendment may not adversely affect our rights and/or interests without our consent.

List of Certificateholders

      Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

The Trustee

      The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

Duties of the Trustee

      The trustee for each series of offered certificates will not--

      o make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

      o be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

      If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

Matters Regarding the Trustee

      As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

      The trustee for each series of offered certificates and each of its directors, officers, employees, affiliates, agents and "control persons" within the meaning of the Securities Act will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee or any of its directors, officers, employees, affiliates, agents and "control persons" will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

      No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

      No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

      No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

      The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

      The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as authenticating agent, certificate registrar, tax administrator and custodian for that trust.

Resignation and Removal of the Trustee

      The trustee for any series of offered certificates may resign at any time by giving written notice thereof to us, the master servicer, the special servicer and all certificateholders. Upon receiving such notice, we will be obligated to appoint a successor to a resigning trustee. If no successor trustee has been appointed and has accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      In general, if--

      o at any time the trustee ceases to be eligible in accordance with the provisions of the Governing Document and fails to resign after we make a written request for the trustee to resign, or

      o if at any time the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

      o if the trustee fails (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations or as a result of other circumstances beyond the trustee's reasonable control) to timely deliver or otherwise make available in accordance with the Governing Document certain reports or statements required under the Governing Document and such failure continues unremedied for a period set forth in the Governing Document after receipt of written notice by the trustee of such failure, or

      o if a tax is imposed or threatened with respect to the trust fund by any state in which the trustee is located or in which it holds any portion of the trust fund,

then we may remove the trustee and appoint a successor trustee acceptable to us and the master servicer by written instrument, in duplicate, which instrument must be delivered to the trustee so removed and to the successor trustee.

      In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing not less than 51%--or any other percentage specified in the related prospectus supplement--of the voting rights for that series may at any time remove the trustee and appoint a successor trustee by written instrument(s), signed by such holders or their attorneys-in-fact, delivered to the master servicer, the trustee so removed and the successor trustee so appointed.

      In the event that the trustee is terminated or removed, all of its rights and obligations under the Governing Document and in and to the trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee--at the expense of the certificateholders that effected the removal if the trustee has been removed without cause, otherwise, if the trustee has been removed with cause or not at the request of certificateholders, or if such expenses are not paid by such certificateholders within a specified period, at the expense of the trust--all documents related to the mortgage assets held by it or its agent and statements held by it under the Governing Document.


                        DESCRIPTION OF THE CERTIFICATES

General

      Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interests in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

      A series of certificates consists of all those certificates that--

      o     have the same series designation;

      o     were issued under the same Governing Document; and

      o     represent beneficial ownership interests in the same trust.

      A class of certificates consists of all those certificates of a particular series that--

      o     have the same class designation; and

      o     have the same payment terms.

      The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

      o a stated principal amount, which will be represented by its principal balance, if any;

      o interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events or for any other reason from one accrual or payment period to another, as described in the related prospectus supplement;

      o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

      o payments of principal, with disproportionate, nominal or no payments of interest;

      o payments of interest, with disproportionate, nominal or no payments of principal;

      o payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not accrue interest, all as set forth in the related prospectus supplement;

      o payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

      o payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

      o payments of principal to be made, from time to time or for designated periods, at a rate that is--

            1.    faster and, in some cases, substantially faster, or

            2. slower and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the related mortgage assets;

      o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

      o payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

      o payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

      o payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

      o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

      Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

      A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage assets.

      Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.



Payments on the Certificates

      General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments and other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify:

      o the frequency of distributions and the periodic distribution date for that series,

      o the relevant collection period for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular distribution date; and

      o the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

      All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

      o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date, or in most cases, a specified number of days, generally no more than five, prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

      o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

      In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

      In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

      o the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

      o any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets, such as a change in distribution priority among classes;

      o any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

      o how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

      o an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

      In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets - such as to reserve accounts, cash collateral accounts or expenses - and the purpose and operation of those requirements.

      Payments of Interest. In the case of a class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class. However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on a particular related mortgage asset.

      The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

      o     a specified fixed rate;

      o a rate based on the interest rate for a particular related mortgage asset;

      o a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;


      o a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or another similar index rate, as determined from time to time as set forth in the related prospectus supplement;




      o a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

      o a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

      o a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

      o a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

      o the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

      o a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence during other accrual or payment periods.

      We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

      Interest may accrue with respect to any offered certificate on the basis of:

      o     a 360-day year consisting of 12 30-day months,

      o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

      o the actual number of days elapsed during each relevant period in a normal calendar year, or

      o     any other method identified in the related prospectus supplement.

      We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

      Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

      If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

      o based on the principal balances of some or all of the related mortgage assets; or

      o equal to the total principal balances of one or more other classes of certificates of the same series.

      Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

      We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

      Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

      The total outstanding principal balance of any class of offered certificates will be reduced by--

      o payments of principal actually made to the holders of that class, and

      o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

      A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

      We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

      We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify in the related prospectus supplement, if applicable the extent, expressed as a percentage, initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the trust

      The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the mortgage assets. Payments of principal on a series of offered certificates may also be made from the following sources:

      o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

      o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

      o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

      o     any other amounts described in the related prospectus supplement.

      We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal, distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar riggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds if the events or triggers described in the preceding sentence occur.

      The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date. However, if the offered certificates of any particular class or series are not paid in full by a specified date, then, as and to the extent described in the related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related mortgage assets to retire that class or series.

Allocation of Losses and Shortfalls

      If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

      o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

      o     by establishing a priority of payments among those classes.

      See "DESCRIPTION OF CREDIT SUPPORT."

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

      All documents filed for the trust relating to a series of offered certificates after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the

Exchange Act, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus--or in the related prospectus supplement--or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

      We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to:

      o Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

      o Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

      o Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

      o Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

      We do not intend, and no other transaction party will be required, to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to any of our trusts following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each of our trusts will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under trust's specific number, which will be a series number assigned to the file number for our registration statement as shown under "AVAILABLE INFORMATION."

      We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. If this is the case, we will identify in the applicable prospectus supplement the address of that website. If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

      We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom a prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in that prospectus but not delivered with that prospectus. We will, in the related prospectus supplement, state the name, address and telephone number to which the request for this information must be made.

Reports to Certificateholders

      On or about each distribution date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

      o the payments made on that distribution date with respect to the applicable class of offered certificates, and

      o     the recent performance of the mortgage assets.

      Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate, upon request, a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

      o     that calendar year, or

      o the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

      If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

      Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that Governing Document.

Voting Rights

      Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

      o with respect to those amendments to the governing documents described under "DESCRIPTION OF THE GOVERNING
            DOCUMENTS--Amendment," or

      o as otherwise specified in this prospectus or in the related prospectus supplement.

      As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

Termination and Redemption

      The trust for each series of offered certificates will terminate and cease to exist following:

      o the final payment or other liquidation of the last mortgage asset in that trust; and

      o the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii) to the trustee, the fiscal agent, the master servicer, the special servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

      Written notice of termination of a trust will be given to each affected certificateholder prior to the date of termination. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

      If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.


      If we so specify in the related prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, if all of the remaining certificates (but excluding any class of certificates evidencing a residual interest in a REMIC) are held by the same certificateholder, that certificateholder will be entitled to exchange all of the remaining certificates for all of the mortgage assets underlying that series, thereby effecting the early termination of the related trust. We will describe in the related prospectus supplement the specific circumstances under which that exchange may occur.


      In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value or at such other price as may be set forth in, or as may be calculated in accordance with the formula set forth in, the related prospectus supplement. If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates of the applicable series may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.


      The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool is still outstanding, will include the word "callable."


Book-Entry Registration

      General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg for so long as they are participants in DTC.

      DTC, Euroclear and Clearstream.  DTC is:

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      o     a limited-purpose trust company organized under the New York
            Banking Law,

      o     a "banking corporation" within the meaning of the New York Banking
            Law,

      o     a member of the Federal Reserve System,

      o a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

      o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act.

      DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

      It is our understanding that Clearstream Banking Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

      It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

      The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

      Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

      Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

      Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

      Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

      Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

      o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

      o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

      Under a book-entry system, beneficial owners may receive payments after the related distribution date.

      The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

      Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

      Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

      o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

      o we notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, in the event applicable law and/or DTC's procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.


      Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.



                         DESCRIPTION OF CREDIT SUPPORT

General

      Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

      o the subordination of one or more other classes of certificates of the same series;

      o overcollateralization, whether in the form of mortgage assets or otherwise;


      o the use of a letter of credit, a surety bond, an insurance policy, a guarantee;


      o     the establishment of one or more reserve funds; or

      o     any combination of the foregoing.

      If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

      If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

      If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

      o     the nature and amount of coverage under that credit support;

      o any conditions to payment not otherwise described in this prospectus;

      o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

      o     the material provisions relating to that credit support.

      Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

Subordinate Certificates

      If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

      If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

Overcollateralization


      If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series. This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series. As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related certificates.


Insurance or Guarantees with Respect to Mortgage Loans

      The mortgage loans included in any trust established by us may be covered for some default and/or loss risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

Letters of Credit

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under it and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

Certificate Insurance and Surety Bonds

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

Reserve Funds


      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.


      Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

Credit Support with Respect to Mortgage-Backed Securities

      If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                        LEGAL ASPECTS OF MORTGAGE LOANS

      Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

      The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "THE TRUST FUND--Mortgage Loans."

      If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

General

      Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

      o     the terms of the mortgage,

      o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

      o     the knowledge of the parties to the mortgage, and

      o in general, the order of recordation of the mortgage in the appropriate public recording office.

      However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

      There are two parties to a mortgage--

      o a mortgagor, who is the owner of the encumbered interest in the real property, and

      o     a mortgagee, who is the lender.

      In general, the mortgagor is also the borrower.

      In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

      o     the trustor, who is the equivalent of a mortgagor,

      o     the trustee to whom the real property is conveyed, and

      o the beneficiary for whose benefit the conveyance is made, who is the lender.

      Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

      A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

      Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

      The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

      o     the express provisions of the related instrument,

      o     the law of the state in which the real property is located,

      o     various federal laws, and

      o in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

      The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

      However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

      A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

      In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

      In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

      o     without a hearing or the lender's consent, or

      o unless the lender's interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

Personalty

      Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

      General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

      Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

      o     judicial foreclosure, involving court proceedings, and

      o nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

      Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

      Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

      o all parties having a subordinate interest of record in the real property, and

      o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

      Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

      Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

      o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

      o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

      o     require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or



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      o     limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

            1. a failure to adequately maintain the mortgaged property, or

            2. an impermissible further encumbrance of the mortgaged property.

      Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

      o     upheld the reasonableness of the notice provisions, or

      o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

      In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

      Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

      o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

      o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

      In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

      o     record a notice of default and notice of sale, and

      o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

      In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

      Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

      o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and



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      o     the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

      As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      Rights of Redemption.  The purposes of a foreclosure action are--

      o     to enable the lender to realize upon its security, and

      o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

      The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

      The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      One Action and Security First Rules. Some states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term "judicial action" broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the



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special servicer may be required to foreclose first on properties located in states where such "one action" and/or "security first" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with "one action" rules might be precluded because of a prior first action, even if such first action occurred in a state without "one action" rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a "one action" or "security first" jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

      Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

      Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

      o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

      o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

      o contains other protective provisions typically required by prudent lenders to be included in a ground lease.



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      Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

      Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

      Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

      In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Bankruptcy Laws

      Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

      Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

      o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

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      o     reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

      o     extend or shorten the term to maturity of the loan;

      o permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

      o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

      Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

      A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

      o     past due rent,

      o     accelerated rent,

      o     damages, or

      o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

      In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

      o assume the lease and either retain it or assign it to a third party, or

      o     reject the lease.

      If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to:

      o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

      o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

Environmental Considerations

      General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

      Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

      CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

      The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Lender Liability Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

      o it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

      o assumes day-to-day management of operational functions of a mortgaged property.

      The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

      CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks, except heating oil tanks. The Environmental Protection Agency has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an "owner" or "operator" so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

      Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

      Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

      o impose liability for releases of or exposure to asbestos-containing materials, and

      o provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

      Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

      In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

      Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

      Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

      Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

      If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

      In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

Due-on-Sale and Due-on-Encumbrance Provisions

      Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that act and the regulations promulgated under that act. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default and thereby may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Junior Liens; Rights of Holders of Senior Liens

      Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

      In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

      o first, to the payment of court costs and fees in connection with the foreclosure;

      o     second, to real estate taxes;

      o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

      o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

Subordinate Financing

      Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

      o the borrower may have difficulty servicing and repaying multiple loans;

      o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

      o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

      o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

      o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

      Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Americans with Disabilities Act

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under that act, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a



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commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

      Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

      Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

Forfeitures in Drug, RICO and Money Laundering Proceedings

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (commonly referred to as the Patriot Act) and the regulations issued pursuant to that Act, as well as the narcotic drug laws. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that--

      o its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

      o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was subject to forfeiture.



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

      However, there is no assurance that such defense will be successful.

                        FEDERAL INCOME TAX CONSEQUENCES

General

      This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

      o     banks,

      o     insurance companies,

      o     foreign investors,

      o     tax exempt investors,

      o     holders whose "functional currency" is not the United States dollar,

      o     United States expatriates, and

      o holders holding the offered certificates as part of a hedge, straddle or conversion transaction.

      Further, this discussion does not address investors who treat items of income, expense, gain or loss with respect to the offered certificates differently for book and tax purposes.

      This discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

      Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

      o given with respect to events that have occurred at the time the advice is rendered, and

      o is directly relevant to the determination of an entry on a tax return.

      Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "STATE AND OTHER TAX CONSEQUENCES."

      The following discussion addresses securities of two general types:

      o REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code; and

      o grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

      We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will make a REMIC election and/or act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

      The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "THE TRUST FUND--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection."

      The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

      General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

      o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

      o     those offered certificates will represent--

            1. regular interests in the REMIC, or

            2. residual interests in the REMIC.

      Any and all offered certificates representing interests in a REMIC will be either--

      o REMIC regular certificates, representing regular interests in the REMIC, or

      o REMIC residual certificates, representing residual interests in the REMIC.

      If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

      Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

      o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

      o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

      However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

      In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC.

      Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

      The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

      The assets of the REMIC will include, in addition to mortgage loans--

      o collections on mortgage loans held pending payment on the related offered certificates, and

      o any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

      It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

      To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

      o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

      o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

      o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

      Tiered REMIC Structures. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

      o whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,

      o whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and

      o whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code.

      Taxation of Owners of REMIC Regular Certificates.

      General. Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

      Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method described below, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

      The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

      The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

      The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

      Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

      o     a single fixed rate,

      o     a "qualified floating rate,"

      o     an "objective rate,"

      o a combination of a single fixed rate and one or more "qualified floating rates,"

      o a combination of a single fixed rate and one "qualified inverse floating rate," or

      o a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

      In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

      Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

      In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

      Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

      o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

      o     a fraction--

            1.    the numerator of which is the amount of the payment, and

            2. the denominator of which is the stated redemption price at maturity of the certificate.

      Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

      o     the total amount of the de minimis original issue discount, and

      o     a fraction--

            1. the numerator of which is the amount of the principal payment, and

            2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

      The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

      If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

      As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

      o     the sum of:

            1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

            2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

      o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

      The adjusted issue price of a REMIC regular certificate is:

      o     the issue price of the certificate, increased by

      o the total amount of original issue discount previously accrued on the certificate, reduced by

      o the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

      o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

      o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

      o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

      The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

      A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

      o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

      o the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

      If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "RISK FACTORS--The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable."

      The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

      The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal Register.

      The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, high-yield REMIC regular interests, and apparent negative-yield instruments. The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Internal Revenue Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

      Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

      o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

      o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

      If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

      The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC Regular Certificates--Premium" below.

      Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

      However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

      Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

      o     on the basis of a constant yield method,

      o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

      o in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

      The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

      To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

      Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue Code to amortize the premium over the life of the certificate as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

      The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

      Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

      o     the purchase price paid for your offered certificate, and

      o the payments remaining to be made on your offered certificate at the time of its acquisition by you.

      If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

      Realized Losses. Under Section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

      o you will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

      o     the loss will be characterized as a short-term capital loss.

      You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

      Taxation of Owners of REMIC Residual Certificates.

      General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

      Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

      A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

      Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

      The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

      Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

      o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

      o     unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

      o     excess inclusions,

      o     residual interests without significant value, and

      o     noneconomic residual interests.

      The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "RISK FACTORS--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

      Taxable Income of the REMIC. The taxable income of a REMIC will equal:

      o     the income from the mortgage loans and other assets of the REMIC;
            plus

      o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

            1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

            2. amortization of any premium on the mortgage loans held by the REMIC,

            3. bad debt losses with respect to the mortgage loans held by the REMIC, and

            4. except as described below in this "--Taxable Income of the REMIC" subsection, servicing, administrative and other expenses.

      For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

      Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

      A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

      A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

      If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

      As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of
Section 67 of the Internal Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

      Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

      o     the amount paid for that REMIC residual certificate,

      o increased by amounts included in the income of the holder of that REMIC residual certificate, and

      o decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

      A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

      Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

      A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

      The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

      o     through distributions,

      o     through the deduction of any net losses of the REMIC, or

      o     upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

      For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

      Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

      o the daily portions of REMIC taxable income allocable to that certificate, over

      o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

      The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

      o     the issue price of the certificate, increased by

      o the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

      o any payments made with respect to the certificate before the beginning of that quarter.

      The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

      For holders of REMIC residual certificates, excess inclusions:

      o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

      o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

      o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

      Furthermore, for purposes of the alternative minimum tax:

      o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

      o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

      This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

      o     regulated investment companies,

      o     common trusts, and

      o     some cooperatives.

The Treasury regulations, however, currently do not address this subject.

      Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

      o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

      o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

      The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

      Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

      o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

      o from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

      o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

      Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (i) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a "foreign branch") of the transferee or another U.S. taxpayer, and (ii) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

      o the present value of any consideration given to the transferee to acquire the interest,

      o the present value of the expected future distributions on the interest, and

      o the present value (computed using a discount rate equal to the applicable Federal short-term rate) of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

      If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

      The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

      Prospective investors are encouraged to consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

      Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

      We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

      See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

      Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

      Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.

      Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

      If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

      o     an individual,

      o     an estate or trust, or

      o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

      then--

      o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

      o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

      In addition, Section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced (such reduction is scheduled to be phased out between 2006 and 2010) by the lesser of:

      o 3% of the excess, if any, of such taxpayer's adjusted gross income, or

      o 80% of the amount of itemized deductions otherwise allowable for such tax year.

      Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

      o     an individual,

      o     an estate or trust, or

      o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

      The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or
Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

      Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

      o     an individual,

      o     an estate or trust, or

      o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

      We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

      Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

      o     the cost of the certificate to that certificateholder, increased by

      o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

      o payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

      The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

      In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

      o     entitle the holder to a specified principal amount,

      o     pay interest at a fixed or variable rate, and

      o     are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

      Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

      o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

      o the amount of ordinary income actually includible in the seller's income prior to that sale.

      In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

      REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

      o     reacquires that same REMIC residual certificate,

      o     acquires any other residual interest in a REMIC, or

      o acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

      Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

      o     the disposition of a non-defaulted mortgage loan,


      o the receipt of income from a source other than a mortgage loan or other Permitted Investments,


      o     the receipt of compensation for services, or

      o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

      It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

      In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.


      REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "Permitted Investment" under Section 860G(a)(5) of the Internal Revenue Code.


      Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

      o     the person has sufficient assets to do so, and

      o the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

      Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

      Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations. If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

      o the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

      o the highest marginal federal income tax rate applicable to corporations.

      The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

      The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

      o     events that have occurred up to the time of the transfer,

      o     the prepayment assumption, and

      o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

      The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

      o the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

      o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

      In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

      o the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

      o the highest marginal federal income tax rate imposed on corporations.

      A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

      o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

      o a statement under penalties of perjury that the record holder is not a Disqualified Organization.

      If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

      In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

      Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

      o the residual interests in the entity are not held by Disqualified Organizations, and

      o the information necessary for the application of the tax described in this prospectus will be made available.

      We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

      Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

      Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

      As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

      o     income,

      o     deductions,

      o     gains,

      o     losses, and

      o     classification as a REMIC.

      Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

      No REMIC will be registered as a tax shelter under section 6111 of the Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

      Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

      o     corporations,

      o     trusts,

      o     securities dealers, and

      o     various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

      o 30 days after the end of the quarter for which the information was requested, or

      o     two weeks after the receipt of the request.

      Reporting with respect to REMIC residual certificates, including--

      o     income,

      o     excess inclusions,

      o     investment expenses, and

      o relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

      As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount."

      Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

      Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

      o fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

      o     otherwise fail to establish an exemption from this tax.

      Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

      Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

      o     a foreign person, and

      o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and any other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

      For these purposes, a foreign person is anyone other than a U.S. Person.

      It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

      o     owns 10% or more of one or more underlying mortgagors, or

      o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

      Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

      Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

      o     foreign persons, or

      o U.S. Persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are U.S. Persons.

Grantor Trusts

      Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

      A grantor trust certificate may be classified as either of the following types of certificate:

      o a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

      o a grantor trust strip certificate representing ownership of all or a portion of the difference between--

         1. interest paid on the mortgage loans constituting the related grantor trust, minus

         2.   the sum of:

              o     normal administration fees, and

              o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

      A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

      Characterization of Investments in Grantor Trust Certificates.

      Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

      o "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

      o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
            Section 860G(a)(3) of the Internal Revenue Code; and

      o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

      In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

      Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

      o consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,

      o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

      o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

      o The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Internal Revenue Code.

      Taxation of Owners of Grantor Trust Fractional Interest Certificates.

      General. Holders of a particular series of grantor trust fractional interest certificates generally:

      o will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

      o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

      Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

      Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

      Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Such reduction is scheduled to be phased out between 2006 and 2010.

      The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

      Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

      The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

      o a class of grantor trust strip certificates is issued as part of the same series, or

      o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

      Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

      o     a master servicer,

      o     a special servicer,

      o     any sub-servicer, or

      o     their respective affiliates.

      With respect to certain categories of debt instruments, Section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

      Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

      We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

      In light of the application of Section 1286 of the Internal Revenue Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

      If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

      o     the treatment of some stripped bonds as market discount bonds, and

      o     de minimis market discount.

      See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates-- Market Discount" below.

      The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

      The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

      See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

      o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust
            Certificates," and

      o the yield of that grantor trust fractional interest certificate to the holder.

      The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

      In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

      In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

      o a prepayment assumption determined when certificates are offered and sold under this prospectus, which we will disclose in the related prospectus supplement, and

      o a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

      o the prepayment assumption will not be challenged by the IRS on audit.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

      o there is no original issue discount or only a de minimis amount of original issue discount, or

      o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

      If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

      o     0.25% of the stated redemption price, and

      o     the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

      If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

      The original issue discount, if any, on mortgage loans will equal the difference between:

      o     the stated redemption price of the mortgage loans, and

      o     their issue price.

      For a definition of "stated redemption price," see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

      The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

      In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

      If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

      A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

      The adjusted issue price of a mortgage loan on any given day equals the sum of:

      o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

      o the daily portions of original issue discount for all days during the accrual period prior to that day.

      The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

      o     the issue price of the mortgage loan, increased by

      o the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

      o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

      In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

      o a prepayment assumption determined when the certificates are offered and sold under this prospectus and disclosed in the related prospectus supplement, and

      o a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

      o the prepayment assumption will not be challenged by the IRS on audit.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

      o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

      o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

      If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

      We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

      To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

      Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

      Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

      Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

      o be allocated among the payments of stated redemption price on the mortgage loan, and

      o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

      It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

      Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

      The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

      Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

      o the price paid for that grantor trust strip certificate by you, and

      o the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

      o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

      Such yield will accrue based generally on the method described in
Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

      If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "RISK FACTORS--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" above.

      The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

      o the prepayment assumption we will disclose in the related prospectus supplement, and

      o a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

      o the prepayment assumption will not be challenged by the IRS on audit.

      We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

      o the amount realized on the sale or exchange of a grantor trust certificate, and

      o     its adjusted basis.

      The adjusted basis of a grantor trust certificate generally will equal:

      o     its cost, increased by

      o any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

      o any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

      As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

      Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

      Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

      o     entitle the holder to a specified principal amount,

      o     pay interest at a fixed or variable rate, and

      o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

      o the amount of servicing compensation received by a master servicer or special servicer, and

      o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

      The reporting party will furnish comparable information to the IRS as and when required by law to do so.

      Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

      On June 20, 2002, the Treasury Department published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury regulation
Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

      o     a custodian of a person's account,

      o     a nominee, and

      o     a broker holding an interest for a customer in street name.

      These regulations are proposed to be effective on January 1, 2004.

      Backup Withholding. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

      Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

      To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                       STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                             ERISA CONSIDERATIONS

General

      The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Internal Revenue Code consequences, each potential investor that is a Plan is advised to consult its own legal advisor with respect to the specific ERISA and Internal Revenue Code consequences of investing in the offered certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

      ERISA imposes various requirements on--

      o     ERISA Plans, and

      o     persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

      Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

      ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

      o     investment prudence and diversification, and

      o     compliance with the investing ERISA Plan's governing documents.

      Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory, regulatory or administrative exemption exists. Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to the assets of an I.R.C. Plan.

      The types of transactions between Plans and Parties in Interest that are prohibited include:

      o     sales, exchanges or leases of property;

      o     loans or other extensions of credit; and

      o     the furnishing of goods and services.

      Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, resulting in adverse tax consequences to the owner of the account.

Plan Asset Regulations

      A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulation provides that when a Plan acquires an equity interest in an entity, the assets of the Plan include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and employee benefit plans not subject to ERISA or Section 4975 of the Internal Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

      1. those with discretionary authority or control over the assets of the entity,

      2. those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

      3. those who are affiliates of the persons described in the preceding clauses 1. and 2.

      In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

      A fiduciary of an investing Plan is any person who--

      o has discretionary authority or control over the management or disposition of the assets of the Plan, or

      o provides investment advice with respect to the assets of the Plan for a fee.

      If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

      o     deemed to be a fiduciary with respect to the investing Plan, and

      o     subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

      The Plan Asset Regulation provides that when a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of the Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulation includes in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae or Fannie Mae. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulation.

      In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

      If you are the fiduciary of a Plan, you are encouraged to consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates on behalf of or with assets of the Plan.

Prohibited Transaction Exemptions

      If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

      o Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

      o Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

      o Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

      o Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

      o Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

      o Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

      We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions with respect to those certificates.

Underwriter's Exemption

      It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 90-29 to Merrill Lynch, Pierce, Fenner & Smith Incorporated. Subject to the satisfaction of the conditions specified in that exemption, PTE 90-29, as most recently amended by PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, various transactions relating to, among other things--

      o the servicing and operation of some mortgage asset pools, such as the types of mortgage asset pools that will be included in our trusts, and

      o the purchase, sale and holding of some certificates such as particular classes of the offered certificates that evidence interests in those pools and are underwritten by Merrill Lynch, Pierce, Fenner & Smith Incorporated or any person affiliated with Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      The related prospectus supplement will state whether PTE 90-29 is or may be available with respect to any offered certificates underwritten by Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Insurance Company General Accounts

      Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

      Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of Plans invested in the separate account. If you are an insurance company and you are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Consultation with Counsel

      If you are a fiduciary of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

      o     consider your general fiduciary obligations under ERISA, and

      o     consult with your legal counsel as to--

         1. the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

         2. the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

      A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

      See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" in this prospectus.

                               LEGAL INVESTMENT

      If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

      Generally, the only classes of offered certificates that will qualify as "mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.


      Mortgage related securities are legal investments for persons, trusts, corporations, partnerships, associations, statutory trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--


      o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

      o     whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

      o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

      o federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. ss. 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

      Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. ss. 1.5, some Type IV securities, which are defined in 12 C.F.R. ss. 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

      The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities (other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2).

      The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk,

Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

      All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

      Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged to consult with your legal advisor in determining whether and to what extent--

      o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

      o if applicable, SMMEA has been overridden in your state.

                                USE OF PROCEEDS

      Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                            METHOD OF DISTRIBUTION

      The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

      We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

      1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

      2.    by placements by us with institutional investors through dealers;
            and

      3.    by direct placements by us with institutional investors.

      In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

      If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

      Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

      o the obligations of the underwriters will be subject to various conditions precedent,

      o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

      o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

      We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

      It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Merrill Lynch, Pierce, Fenner & Smith Incorporated is an affiliate of Merrill Lynch Mortgage Investors, Inc.

                                 LEGAL MATTERS

      Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--


      o     Sidley Austin LLP;


      o     Latham & Watkins LLP; or

      o     Cadwalader, Wickersham & Taft LLP.

                             FINANCIAL INFORMATION

      A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                    RATING

      It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

      o     whether the price paid for those certificates is fair;

      o whether those certificates are a suitable investment for any particular investor;

      o     the tax attributes of those certificates or of the related trust;

      o the yield to maturity or, if they have principal balances, the average life of those certificates;

      o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

      o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

      o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

      o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

      o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                   GLOSSARY

      The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus.

      "ADA" means the Americans with Disabilities Act of 1990, as amended.

      "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

      "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

      "Disqualified Organization" means:

      o     the United States,

      o     any State or political subdivision of the United States,

      o     any foreign government,

      o     any international organization,

      o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

      o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

      o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

      "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

      "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity.

      "Euroclear Terms and Conditions" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

      "Exchange Act" means the Exchange Act of 1934, as amended.

      "Fannie Mae" means the Federal National Mortgage Association.

      "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

      "FASB 140" means the Financial Accounting Standards Board's Statement No. 140, entitled "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," issued in September 2002.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

      "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

      "Ginnie Mae" means the Government National Mortgage Association.

      "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

      "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

      "IRS" means the Internal Revenue Service.

      "Lender Liability Act" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

      "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

      "NCUA" means the National Credit Union Administration.

      "OCC" means the Office of the Comptroller of the Currency.

      "OTS" means the Office of Thrift Supervision.

      "Party In Interest" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of Section 4975(e)(2) of the Internal Revenue Code.

      "Pass-Through Entity" means any:

      o     regulated investment company,

      o     real estate investment trust,

      o     trust,

      o     partnership, or

      o other entities described in Section 860E(e)(6) of the Internal Revenue Code.

      "Permitted Investments" means U.S. government securities and other investment grade obligations, including:

      o direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

      o repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are investment grade rated;

      o federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are investment grade rated;

      o commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper is investment grade rated;

      o money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized statistical rating organization; and

      o any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the related trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.



      "Plan" means an ERISA Plan or an I.R.C. Plan.

      "Plan Asset Regulation" means U.S. Department of Labor Regulation
Section 2510.3-101 promulgated under ERISA.

      "PTE" means a Prohibited Transaction Exemption issued by the U.S. Department of Labor, as it may be amended from time to time, or any successor thereto.

      "RCRA" means the federal Resource Conservation and Recovery Act.

      "REIT" means a real estate investment trust within the meaning of
Section 856(a) of the Internal Revenue Code.

      "Relief Act" means the Servicemembers Civil Relief Act, as amended.

      "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

      "REMIC IO" means a REMIC that is entitled to only a specified portion of the interest in respect of one or more mortgage loans held by the REMIC.

      "REO Property" means any mortgaged property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

      "Safe Harbor Regulations" means the final Treasury regulations issued on July 18, 2002.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

      "SPA" means standard prepayment assumption.

      "Title V" means Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

      "Treasury Department" means the United States Department of the Treasury.

      "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

      "U.S. Person" means:

      o     a citizen or resident of the United States;

      o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

      o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business in the United States; or

      o     a trust as to which--

           1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

           2. one or more United States persons have the authority to control all substantial decisions of the trust.

      In addition, to the extent provided in the Treasury regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ITEM 14 OF FORM S-3)


            The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below.

Filing Fee for Registration Statement           $107.00

Legal Fees and Expenses                         $350,000.00*

Accounting Fees and Expenses                    $150,000.00*

Trustee's Fees and Expenses
(including counsel fees)                        $35,000.00*

Blue Sky Fees and Expenses                      $10,000.00*

Printing and Engraving Fees                     $190,000.00*

Rating Agency Fees                              $2,000,000.00*

Miscellaneous                                   $200,000.00*

Total                                           $2,935,000.00**

* Estimated based on one (1) offering.

**Exclusive of filing fee for Registration Statement.


         INDEMNIFICATION OF DIRECTORS AND OFFICERS (ITEM 15 OF FORM S-3)

            The governing document(s) for each series of the securities being registered will provide that no affiliate (which may include controlling persons), director or officer of the Registrant is liable to the related trust or the related securityholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. Such governing document(s) will further provide that, with the exceptions stated above, an affiliate (which may include a controlling person), a director or an officer of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal actions and claims relating to such document(s) and the related securities.

            Any purchase agreement pursuant to which the Registrant acquires mortgage assets for purposes of backing a series of the securities being registered, may provide under certain circumstances that each director of the Registrant, each officer of the Registrant that signed this Registration Statement or any amendment hereof, and certain controlling persons of the Registrant, are entitled to be indemnified by the seller of those mortgage assets or an affiliate against certain liabilities, including liabilities under the Securities Act of 1933, relating to those mortgage assets, including the discussion thereof in the prospectus and prospectus supplement for the related series of securities being registered.

            Any underwriters who execute an underwriting agreement with respect to any of the securities being registered will agree to indemnify the Registrant's directors, its officers who signed this Registration Statement and its controlling persons against certain liabilities which might arise under the Securities Act of 1933 or the Securities Exchange Act of 1934 or other laws to the extent those liabilities arise in connection with the issuance of securities under this Registration Statement.

            Subsection (a) of Section 145 of the General Corporation Law ("GCL") of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

            Subsection (b) of Section 145 of the GCL of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine, upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

            Section 145 of the GCL of Delaware further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that indemnification and advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against such person or incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

            The By-Laws of the Registrant provide, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the GCL of Delaware, the Registrant (i) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) of Section 145 by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Registrant, against expenses, judgments, fines and amounts paid in settlement, and (ii) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                         EXHIBITS (ITEM 16 OF FORM S-3)


Exhibits--

      1.1   --     Form of Underwriting Agreement.

      4.1   --     Form of Pooling and Servicing Agreement.*

      5.1   --     Opinion of Sidley Austin LLP with respect to legality.*

      5.2   --     Opinion of Latham & Watkins LLP with respect to legality.*

      5.3   --     Opinion of Cadwalader, Wickersham & Taft LLP with respect to legality.*

      8.1   --     Opinion of Sidley Austin LLP with respect to certain tax
                   matters.*

      8.2   --     Opinion of Latham & Watkins LLP with respect to certain tax matters.*

      8.3   --     Opinion of Cadwalader, Wickersham & Taft LLP with respect
                   to certain tax matters (included as part of Exhibit 5.3).*

      23.1  --     Consent of Sidley Austin LLP (included as part of Exhibit 5.1 and Exhibit 8.1).*

      23.2  --     Consent of Latham & Watkins LLP (included as part of Exhibit
                   5.2 and Exhibit 8.2).*

      23.3  --     Consent of Cadwalader, Wickersham & Taft LLP (included as
                   part of Exhibit 5.3).*

      24.1  --     Power of Attorney (included in signature page to this
                   Registration Statement).*

_________________________

* Previously filed as part of this Registration Statement.



                       UNDERTAKINGS (ITEM 17 OF FORM S-3)

A.   Undertakings Pursuant to Rule 415 (Items 512 (a)(1), 512 (a)(2) and 512
(a)(3))

The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (except that, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement), and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i), (1)(ii) and
(1)(iii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement; provided further, however, that clauses (1)(i) and
(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Undertaking in Respect of Determining Liability under the Securities Act of 1933 To Any Purchaser (Item 512 (a)(5))

            The undersigned Registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A) Each prospectus filed by the undersigned Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

            (B) Each prospectus required to be filed pursuant to Rule 424(b)(2),
(b)(5) or (b)(7) as part of this Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in this Registration Statement or a prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or a prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or a prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

C. Undertakings in Respect of Determining Liability of the Registrant under the Securities Act of 1933 to Any Purchaser in the Initial Distribution of the Securities (Item 512 (a)(6))

            The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

D. Undertakings in Respect of Filings Incorporating Subsequent Exchange Act Documents by Reference (Item 512 (b))

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E. Undertakings in Respect of Equity Offerings of Nonreporting Registrants (Item 512 (f))

            The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

F. Undertakings in Respect of Requests for Acceleration of Effective Date Pursuant to Rule 461 (Item 512 (h))

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

G. Undertakings in Respect of Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act Documents by Third Parties (Item 512 (k))

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the Registration Statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

H. Undertakings in Respect of Filings Regarding Asset-Backed Securities That Provide Certain Information Through an Internet Web Site (Item 512 (l))

            The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in this Registration Statement. In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to
Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Pre-Effective Amendment No. 1 to the Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 17th day of February, 2006.

                         MERRILL LYNCH MORTGAGE INVESTORS, INC.


                         By:  *
                              -------------------------------
                              Name:  Matthew Whalen
                              Title: President and Chairman of the Board of
                                     Directors


            Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                                  DATE                     TITLE
---------                                  ----                     -----
*                                    February 17, 2006  President and Chairman
--------------------------------                        of the Board of
Matthew Whalen                                          Directors (principal
                                                        executive officer)

*                                    February 17, 2006  Treasurer
--------------------------------                        (principal financial
Brian T. Sullivan                                       officer and principal
                                                        accounting officer)

*                                    February 17, 2006  Director
--------------------------------
Michael M. McGovern

*                                    February 17, 2006  Director
--------------------------------
Donald J. Puglisi

* David M. Rodgers, by signing his name hereto, does sign this document on behalf of each of the persons identified above for whom he is attorney-in-fact pursuant to a power of attorney duly executed by such person and previously filed with the Securities and Exchange Commission as
      Exhibit 24.1 to the Registration Statement.

      /s/ David M. Rodgers
      ---------------------------------------
      By:    David M. Rodgers
      Title: Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibits--

      1.1   --     Form of Underwriting Agreement.

      4.1   --     Form of Pooling and Servicing Agreement.*

      5.1   --     Opinion of Sidley Austin LLP with respect to legality.*

      5.2   --     Opinion of Latham & Watkins LLP with respect to legality.*

      5.3   --     Opinion of Cadwalader, Wickersham & Taft LLP with respect to legality.*

      8.1   --     Opinion of Sidley Austin LLP with respect to certain tax
                   matters.*

      8.2   --     Opinion of Latham & Watkins LLP with respect to certain tax matters.*

      8.3   --     Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain tax matters (included as part of Exhibit 5.3) .*

      23.1  --     Consent of Sidley Austin LLP (included as part of Exhibit 5.1 and Exhibit 8.1) .*

      23.2  --     Consent of Latham & Watkins LLP (included as part of Exhibit
                   5.2 and Exhibit 8.2) .*

      23.3  --     Consent of Cadwalader, Wickersham & Taft LLP (included as
                   part of Exhibit 5.3).*

      24.1  --     Power of Attorney (included in signature page to this
                   Registration Statement).*

__________________________

* Previously filed as part of this Registration Statement.